                                               Filed Pursuant to Rule 424(b)(3)
                                               Registration File No.: 333-18961

                  SUBJECT TO COMPLETION, DATED MAY 29, 1997

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED MAY 29, 1997)

                              CHASE [LOGO]

                          $477,728,613 (APPROXIMATE)

                  CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

                                  DEPOSITOR

         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1997-1

   The Series 1997-1 Commercial Mortgage Pass-Through Certificates (the "Certificates") will consist of the following thirteen classes (each, a "Class"): the Class A-1 and Class A-2 Certificates (collectively, the "Class
A Certificates"), Class X, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class I, Class R and Class LR Certificates. The Class A Certificates and the Class X Certificates are collectively referred to herein as the "Senior Certificates." The Class B, Class C, Class D, Class E, Class
F, Class G, Class H and Class I Certificates are referred to collectively herein as the "Subordinate Certificates." The Class B, Class C, Class D and Class E Certificates are referred to herein collectively as the "Subordinate Offered Certificates." The Class R and Class LR Certificates are collectively referred to herein as the "Residual Certificates." Only the Class A, Class B, Class C, Class D, Class E and Class X Certificates are being offered hereby (collectively, the "Offered Certificates").
                                                       (continued on page S-3)

               INITIAL CLASS
                CERTIFICATE
                BALANCE OR      PASS-     ASSUMED FINAL     RATED FINAL
                 NOTIONAL      THROUGH    DISTRIBUTION     DISTRIBUTION
                 AMOUNT(1)      RATE         DATE(2)          DATE(3)
             --------------- --------- ----------------- ---------------
Class A-1  ..  $100,600,000            July 19, 2004     June 19, 2029
Class A-2  ..  $283,717,991            February 19, 2007 June 19, 2029
Class X .....  $533,774,986      (4)   April 19, 2015    June 19, 2029
Class B .....  $ 26,688,749            April 19, 2007    June 19, 2029
             INITIAL CLASS
              CERTIFICATE
              BALANCE OR      PASS-     ASSUMED FINAL     RATED FINAL
               NOTIONAL      THROUGH    DISTRIBUTION     DISTRIBUTION
               AMOUNT(1)      RATE         DATE(2)          DATE(3)
---------- --------------- --------- ----------------- ---------------
Class C       $26,688,749            April 19, 2007    June 19, 2029
Class D       $29,357,624            May 19, 2007      June 19, 2029
Class E       $10,675,500            December 19, 2007 June 19, 2029

------------
(Footnotes to table on page S-3)

   PROCEEDS OF THE ASSETS IN THE TRUST FUND ARE THE SOLE SOURCE OF PAYMENTS ON THE OFFERED CERTIFICATES. THE OFFERED CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR OR ANY OF ITS AFFILIATES. NEITHER THE OFFERED CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR BY THE DEPOSITOR OR ANY OF ITS AFFILIATES.

   THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

   PROSPECTIVE INVESTORS SHOULD REVIEW THE INFORMATION APPEARING UNDER THE CAPTION "RISK FACTORS" BEGINNING ON PAGE S-25 HEREIN AND PAGE 17 IN THE PROSPECTUS BEFORE PURCHASING ANY OFFERED CERTIFICATE.

   The Offered Certificates will be purchased from the Depositor by Chase Securities Inc., Bear, Stearns & Co. Inc. and PaineWebber Incorporated (collectively, the "Underwriters") and will be offered by the Underwriters from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of the Offered Certificates, before deducting expenses payable by the
Depositor estimated to be approximately $    , will be approximately    % of
the initial aggregate Certificate Balance of the Offered Certificates, plus accrued interest on the Offered Certificates from the Cut-off Date. The Offered Certificates are offered by the Underwriters subject to prior sale, when, as and if delivered to and accepted by the Underwriters and subject to certain other conditions. It is expected that the Offered Certificates will be delivered in book-entry form through the Same-Day Funds Settlement System of The Depository Trust Company ("DTC") on or about June 30, 1997 (the "Closing Date").

   The Depositor has selected three co-lead managing Underwriters in connection with the offering and sale of the Offered Certificates. Chase Securities Inc. is the book running managing Underwriter with all Offered Certificates being sold solely on a retention basis and each co-lead manager purchasing the respective amount of each Class of Offered Certificates set forth under the heading "Method of Distribution" herein.

CHASE SECURITIES INC.
                         BEAR, STEARNS & CO. INC.
                                                      PAINEWEBBER INCORPORATED

                                 June  , 1997

    INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. OFFERS TO BUY THESE SECURITIES MAY NOT BE ACCEPTED WITHOUT THE DELIVERY OF A FINAL PROSPECTUS SUPPLEMENT AND PROSPECTUS. THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY, NOR SHALL THERE BE ANY SALE OF THESE SECURITIES, IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                   [MAP OF GEOGRAPHIC OVERVIEW OF MORTGAGE POOL]

                     CHASE COMMERCIAL MORTGAGE SECURITIES CORP.
                     ------------------------------------------
              Commercial Mortgage Pass-Through Certificates, Series 1997-1


WASHINGTON
2 loans
$3.7 million
0.68% of total


NEBRASKA
1 loan
$7.1 million
1.33% of total


ILLINOIS
4 loans
$26.7 million
5.01% of total


INDIANA
5 loans
$5.3 million
0.99% of total


MICHIGAN
7 loans
$24.4 million
4.57% of total


OHIO
2 loans
$2.1 million
0.39% of total


PENNSYLVANIA
5 loans
$50.8 million
9.52% of total


NEW YORK
20 loans
$115.5 million
21.64% of total


MASSACHUSETTS
8 loans
$58.5 millions
10.95% of total


NEW JERSEY
6 loans
$35.7 million
6.69% of total


MARYLAND
1 loan
$5.1 million
0.95% of total


VIRGINIA
2 loans
$9.2 million
1.72% of total


SOUTH CAROLINA
2 loans
$6.7 million
1.26% of total


GEORGIA
2 loans
$3.5 million
0.66% of total


FLORIDA
9 loans
$17.2 million
3.21% of total


TENNESSEE
2 loans
$15 million
2.81% of total


KENTUCKY
3 loans
$2.9 million
0.55% of total


MISSISSIPPI
2 loans
$9.0 million
1.68% of total


TEXAS
10 loans
$34.9 million
6.53% of total


NEW MEXICO
1 loan
$3.2 million
0.59% of total


ARIZONA
1 loan
$2.8 million
0.52% of total


CALIFORNIA
9 loans
$64.8 million
12.14% of total


NEVADA
2 loans
$25.2 million
4.72% of total


COLORADO
1 loan
$4.7 million
0.88% of total



                     GEOGRAPHIC OVERVIEW OF MORTGAGE POOL

(Continued from cover page)
------------
(1)    Approximate, subject to a permitted variance of plus or minus 5%.

(2) The Assumed Final Distribution Dates set forth above have been determined on the basis of the assumptions described in "Description of the Certificates--Assumed Final Distribution Date; Rated Final Distribution Date" herein.

(3) The Rated Final Distribution Date is the first Distribution Date after the 24th month following the end of the amortization term of the Mortgage Loan, that, as of the Cut-off Date, has the longest remaining amortization term (other than the Interest Only Loan).

(4) The Pass-Through Rate on the Class X Certificates will be equal to the excess, if any, of (i) the weighted average of the Net Mortgage Rates of the Mortgage Loans, over (ii) the weighted average of the Pass-Through Rates of the other Certificates (other than the Residual Certificates) as described herein.

   The Certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund (the "Trust Fund") to be established by the Depositor, that will consist primarily of a segregated pool (the "Mortgage Pool") of commercial and multifamily fixed-rate, fully amortizing and balloon mortgage loans (the "Mortgage Loans"). The Chase Manhattan Bank, Bear, Stearns Funding Inc. and Paine Webber Real Estate Securities Inc. (or affiliates thereof) originated or acquired the Mortgage Loans. As of June 1, 1997 (the "Cut-off Date"), the Mortgage Loans are expected to have an aggregate principal balance of approximately $533,774,987 (the "Initial Pool Balance"), after application of all payments of principal due on or before such date, whether or not received. Certain anticipated characteristics of the Mortgage Loans are described herein under "Description of the Mortgage Pool." The rights of the holders of the Subordinate Certificates to receive distributions with respect to the Trust Fund will be subordinate to the rights of the holders of the Senior Certificates, and the rights of the holders of certain Classes of Subordinate Certificates to receive distributions with respect to the Trust Fund will be subordinate to the rights of the holders of other Classes of Subordinate Certificates, in each case to the extent described herein and in the Prospectus.

   It is a condition of their issuance that each Class of the Class A Certificates be rated not lower than "AAA," the Class B Certificates be rated not lower than "AA," the Class C Certificates be rated not lower than "A," the Class D Certificates be rated not lower than "BBB" and the Class E Certificates be rated not lower than "BBB-" by Standard & Poor's Ratings Services ("S&P") and by Duff & Phelps Credit Rating Co. ("DCR"). It is a condition of their issuance that the Class X Certificates be rated not lower than "AAA" by DCR. See "Rating" herein.

   There is currently no secondary market for the Offered Certificates. The Underwriters intend to make a secondary market in the Offered Certificates, but are not obligated to do so. There can be no assurance that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue. The Offered Certificates will not be listed on any securities exchange.

   If and to the extent required by applicable law or regulation, this Prospectus Supplement and the Prospectus will be used by Chase Securities Inc. in connection with offers and sales related to market-making transactions in the Offered Certificates with respect to which Chase Securities Inc. is a principal. Chase Securities Inc. may also act as agent in such transactions. Such sales will be made at negotiated prices determined at the time of sale.

   The Offered Certificates will be represented initially by certificates registered in the name of Cede & Co., as nominee of DTC. The interests of the beneficial owners of the Offered Certificates will be represented by book entries on the records of participating members of DTC. Definitive certificates will be available for the Offered Certificates only under the limited circumstances described herein and in the Prospectus. See "Description of the Certificates--Book-Entry Registration and Definitive Certificates" herein and in the Prospectus.

   Elections will be made to treat two segregated pools of assets comprising the Trust (each, a "REMIC Pool") as two separate "real estate mortgage investment conduits" (each, a "REMIC" and, respectively, the "Upper-Tier REMIC" and the "Lower-Tier REMIC") for federal income tax purposes. As described more fully herein and in the Prospectus, the Certificates other than the Residual Certificates will be designated as "regular interests" in the Upper-Tier REMIC, and the Class R and Class LR Certificates will be designated as the "residual interests" in the Upper-Tier REMIC and Lower-Tier REMIC, respectively. See "Certain Federal Income Tax Consequences" herein and in the Prospectus.

   Distributions on the Certificates will be made, to the extent of available funds, on the 19th day of each month or, if any such day is not a business day, then on the next business day, beginning in July 1997 (each, a "Distribution Date"). As described herein, interest distributions on each Class of Offered Certificates will be made on each Distribution Date based on the pass-through rate (the "Pass-Through Rate") applicable to such Class, as set forth on the cover of this Prospectus Supplement, and the stated principal amount (the "Certificate Balance") or notional amount (the "Notional Amount"), as the case may be, of such Class outstanding immediately prior to such Distribution Date. Interest will accrue on the Offered Certificates from the first day of the month preceding the month in which the related Distribution Date occurs through the last day of such month (each such period, an "Interest Accrual Period"). Distributions of interest and distributions of principal, except with respect to the Class X Certificates, on each Class of Offered Certificates will be made in the amounts and in accordance with the priorities described herein. The Class X Certificates will not have Certificate Balances or entitle their holders to distributions of principal. The Class X Certificates will bear interest on the Notional Amount outstanding from time to time. See "Description of the Certificates--Distributions" herein.

   The yield to maturity on each Class of Offered Certificates will depend on, among other things, the rate and timing of principal payments (including by reason of prepayments, defaults and liquidations) on the Mortgage Loans. See "Yield and Maturity Considerations" herein and "Yield and Maturity Considerations" and "Risk Factors--Prepayments; Average Life of Certificates; Yields" in the Prospectus. THE YIELD TO MATURITY ON THE CLASS X CERTIFICATES WILL BE EXTREMELY SENSITIVE TO THE RATE AND TIMING OF PRINCIPAL PAYMENTS (INCLUDING PREPAYMENTS), PRINCIPAL LOSSES AND INTEREST RATE DECREASES DUE TO MODIFICATIONS ON THE MORTGAGE LOANS AND TO OTHER FACTORS SET FORTH HEREIN. INVESTORS SHOULD FULLY CONSIDER THE ASSOCIATED RISKS, INCLUDING THE RISK THAT A RAPID RATE OF PRINCIPAL PAYMENTS AND/OR PRINCIPAL LOSSES ON THE MORTGAGE POOL COULD RESULT IN THE FAILURE BY INVESTORS IN THE CLASS X CERTIFICATES TO FULLY RECOUP THEIR INITIAL INVESTMENTS. SEE "YIELD AND MATURITY CONSIDERATIONS--YIELD SENSITIVITY OF THE CLASS X CERTIFICATES" HEREIN.

   THE CERTIFICATES OFFERED BY THIS PROSPECTUS SUPPLEMENT CONSTITUTE PART OF A SEPARATE SERIES OF THE DEPOSITOR'S COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES REFERRED TO IN THE DEPOSITOR'S PROSPECTUS DATED MAY 29, 1997 WHICH ACCOMPANIES THIS PROSPECTUS SUPPLEMENT. THE PROSPECTUS CONTAINS IMPORTANT INFORMATION REGARDING THIS OFFERING THAT IS NOT CONTAINED HEREIN, AND PROSPECTIVE INVESTORS ARE URGED TO READ THE PROSPECTUS AND THIS PROSPECTUS SUPPLEMENT IN FULL. SALES OF THE OFFERED CERTIFICATES MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS.

                           CREDIT SUPPORT STRUCTURE

  APPROXIMATE                                                      APPROXIMATE
    CREDIT                                                          PERCENT OF
    SUPPORT                                                            TOTAL

                          Class A-1   $100,600,000    (AAA/AAA)        18.8%
      28.0%               Class A-2   $283,717,991    (AAA/AAA)        53.2%
      23.0%      Class X  Class B     $ 26,688,749    (AA/AA)           5.0%
      18.0%      (*/AAA)  Class C     $ 26,688,749    (A/A)             5.0%
      12.5%               Class D     $ 29,357,624    (BBB/BBB)         5.5%
      10.5%               Class E     $ 10,675,500    (BBB-/BBB-)       2.0%
       5.0%               Class F     $ 29,357,624    Not Offered       5.5%
       4.0%               Class G     $  5,337,750    Not Offered       1.0%
       2.5%               Class H     $  8,006,625    Not Offered       1.5%
                          Class I     $ 13,344,374    Not Offered       2.5%

                                 Ratings: S&P/DCR

* The Class X Certificates will not be rated by S&P.

                           SUMMARY OF CERTIFICATES

                       INITIAL AGGREGATE                             INITIAL
           EXPECTED       CERTIFICATE          PASS-THROUGH        PASS-THROUGH     WEIGHTED       PRINCIPAL OR
            RATINGS       BALANCE OR               RATE                RATE      AVERAGE LIFE** NOTIONAL PRINCIPAL
 CLASS      S&P/DCR     NOTIONAL AMOUNT        DESCRIPTION          (APPROX.)      (APPROX.)         WINDOW**
  Senior Classes
  A-1   AAA/AAA          $100,600,000             Fixed                  %            4.66        7/1997 -  7/2004
  A-2   AAA/AAA          $283,717,991             Fixed                  %            9.30        7/2004 -  2/2007
  X     */AAA            $533,774,986    Variable (Interest Only)        %            8.99        7/1997 -  4/2015

  Subordinate Classes

  B     AA/AA            $ 26,688,749             Fixed                  %            9.74        2/2007 -  4/2007
  C     A/A              $ 26,688,749             Fixed                  %            9.80        4/2007 -  4/2007
  D     BBB/BBB          $ 29,357,624             Fixed                  %            9.87        4/2007 -  5/2007
  E     BBB-/BBB-        $ 10,675,500             Fixed                  %           10.02        5/2007 - 12/2007
  F     Not Offered      $ 29,357,624             Fixed                  %           12.66       12/2007 - 10/2011
  G     Not Offered      $  5,337,750             Fixed                  %           14.38       10/2011 - 12/2011
  H     Not Offered      $  8,006,625             Fixed                  %           14.84       12/2011 -  5/2012
  I     Not Offered      $ 13,344,374             Fixed                  %           15.19        5/2012 -  4/2015

*      The Class X Certificates will not be rated by S&P.
** The weighted average life ("Weighted Average Life") and period during which distributions of principal would be received (the "Principal Window") set forth in the foregoing table with respect to each Class of Certificates is based on the assumptions that there are no prepayments or losses on the Mortgage Loans and no extensions of maturity dates and otherwise on the basis of the assumptions set forth under "Yield and Maturity Considerations--Weighted Average Life" herein.

                              TABLE OF CONTENTS

                                                                                           PAGE
                                                                                        --------
SUMMARY OF PROSPECTUS SUPPLEMENT........................................................   S-9
RISK FACTORS............................................................................   S-25
 Exposure of the Mortgage Pool to Adverse Economic or Other Developments Based on
  Geographic Concentration..............................................................   S-25
 Increased Risk of Loss Associated With Concentration of Mortgage Loans and Borrowers ..   S-25
 Other Financing and Affiliate Debt ....................................................   S-26
 Increased Risk of Default Associated with Balloon Payments ............................   S-26
 Extension Risk Associated With Modification of Mortgage Loans with Balloon Payments ...   S-27
 Risks Associated with Commercial and Multifamily Lending Generally.....................   S-27
 Dependence on Tenants..................................................................   S-28
 Borrower Default; Nonrecourse Mortgage Loans...........................................   S-28
 Risks Particular to Multifamily Properties.............................................   S-28
 Risks Particular to Retail Properties..................................................   S-29
 Risks Particular to Office Properties..................................................   S-29
 Risks Particular to Hotel Properties...................................................   S-30
 Risks Particular to Industrial Properties..............................................   S-30
 Management.............................................................................   S-30
 Risks Relating to Section 8 Multifamily Properties.....................................   S-31
 Risks Relating to Lack of Certificateholder Control Over Trust Fund....................   S-31
 Special Servicer Actions at Direction of the Directing Certificateholder ..............   S-32
 Yield Risk Associated With Changes in Concentrations...................................   S-32
 Subordination of Subordinate Offered Certificates......................................   S-32
 Potential Liability to the Trust Fund Relating to a Materially Adverse Environmental
  Condition.............................................................................   S-32
 Tax Considerations Related to Foreclosure..............................................   S-33
 No Earthquake Insurance................................................................   S-33
 Zoning Compliance......................................................................   S-33
 Litigation.............................................................................   S-33
DESCRIPTION OF THE MORTGAGE POOL........................................................   S-33
 General................................................................................   S-33
 Significant Borrower Concentration.....................................................   S-35
  Fineberg Borrower Concentration.......................................................   S-35
 Certain Terms and Conditions of the Mortgage Loans.....................................   S-35
  Prepayment Provisions.................................................................   S-35
  Defeasance............................................................................   S-41
  Due-on-Sale and Due-on-Encumbrance Provisions.........................................   S-41
 Additional Mortgage Loan Information...................................................   S-42
 Section 8 Housing Assistance Payments Programs.........................................   S-47
 Underwritten Net Cash Flow.............................................................   S-48
  Revenue...............................................................................   S-48
  Vacancy...............................................................................   S-48
  Expenses..............................................................................   S-48
  Replacement Reserves..................................................................   S-49
 Assessments of Property Condition......................................................   S-49
  Property Inspection...................................................................   S-49
  Appraisals............................................................................   S-49
  Environmental Reports.................................................................   S-49
  Building Condition Reports............................................................   S-49

                               S-6

                                                                                           PAGE
                                                                                        --------
 The Mortgage Loan Sellers..............................................................   S-49
 Chase's Underwriting Standards.........................................................   S-50
  General...............................................................................   S-50
  Loan Analysis.........................................................................   S-50
  Loan Approval.........................................................................   S-50
  Debt Service Coverage Ratio and LTV Ratio.............................................   S-50
  Escrow Requirements...................................................................   S-51
 Bear Stearns' Underwriting Standards...................................................   S-51
  General...............................................................................   S-51
  Debt Service Coverage Ratio and LTV Ratio.............................................   S-52
  Borrower..............................................................................   S-52
  Escrow Requirements...................................................................   S-52
 PWRES's Underwriting Standards.........................................................   S-53
  General...............................................................................   S-53
  Borrower Analysis.....................................................................   S-53
  Property Analysis.....................................................................   S-53
  Loan-to-Value and Debt Service Coverage Ratio Analysis................................   S-53
  Escrow Requirements...................................................................   S-53
 Representations and Warranties; Repurchases............................................   S-54
 Mortgaged Property Accounts............................................................   S-58
  Lock Box Accounts.....................................................................   S-58
  Cash Collateral Accounts..............................................................   S-58
DESCRIPTION OF THE CERTIFICATES.........................................................   S-59
 General................................................................................   S-59
 Paying Agent, Certificate Registrar and Authenticating Agent...........................   S-60
 Book-Entry Registration and Definitive Certificates....................................   S-60
  General...............................................................................   S-60
  Definitive Certificates...............................................................   S-60
 Distributions..........................................................................   S-61
  Method, Timing and Amount.............................................................   S-61
  Priority..............................................................................   S-62
  Pass-Through Rates....................................................................   S-64
  Interest Distribution Amount..........................................................   S-64
  Principal Distribution Amount.........................................................   S-64
  Certain Calculations with Respect to Individual Mortgage Loans........................   S-65
 Allocation of Prepayment Premiums and Yield Maintenance Charges........................   S-66
 Assumed Final Distribution Date; Rated Final Distribution Date.........................   S-67
 Subordination; Allocation of Collateral Support Deficit................................   S-67
 Advances...............................................................................   S-69
 Appraisal Reductions...................................................................   S-70
 Reports to Certificateholders; Certain Available Information...........................   S-71
 Voting Rights..........................................................................   S-73
 Termination; Retirement of Certificates................................................   S-74
 The Trustee............................................................................   S-74
 The Fiscal Agent.......................................................................   S-75
SERVICING OF THE MORTGAGE LOANS.........................................................   S-76
 General................................................................................   S-76
 The Servicer...........................................................................   S-78
 The Special Servicer...................................................................   S-78
 Replacement of the Special Servicer....................................................   S-78

                               S-7

                                                                                           PAGE
                                                                                        --------
 Servicing and Other Compensation and Payment of Expenses...............................  S-79
 Maintenance of Insurance...............................................................  S-80
 The Extension Adviser..................................................................  S-81
  Election of the Extension Adviser.....................................................  S-81
  Duties of the Extension Adviser.......................................................  S-81
  Limitation on Liability of Extension Adviser..........................................  S-82
 Modifications, Waiver and Amendments...................................................  S-82
 Realization Upon Defaulted Mortgage Loans..............................................  S-83
 Inspections; Collection of Operating Information.......................................  S-85
 Certain Matters Regarding the Servicer, the Special Servicer and the Depositor ........  S-85
 Events of Default......................................................................  S-86
 Rights Upon Event of Default...........................................................  S-87
 Amendment..............................................................................  S-87
YIELD AND MATURITY CONSIDERATIONS.......................................................  S-88
 Yield Considerations...................................................................  S-88
  General...............................................................................  S-88
  Pass-Through Rate.....................................................................  S-88
  Rate and Timing of Principal Payments.................................................  S-88
  Losses and Shortfalls.................................................................  S-89
  Certain Relevant Factors..............................................................  S-89
  Delay in Payment of Distribution......................................................  S-90
  Unpaid Distributable Certificate Interest.............................................  S-90
 Weighted Average Life..................................................................  S-90
 Yield Sensitivity of the Class X Certificates..........................................  S-95
CERTAIN FEDERAL INCOME TAX CONSEQUENCES.................................................  S-95
METHOD OF DISTRIBUTION..................................................................  S-97
LEGAL MATTERS...........................................................................  S-98
RATING..................................................................................  S-98
LEGAL INVESTMENT........................................................................  S-99
ERISA CONSIDERATIONS....................................................................  S-99
INDEX OF PRINCIPAL DEFINITIONS..........................................................  S-102

                       SUMMARY OF PROSPECTUS SUPPLEMENT

   The following Summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and in the accompanying Prospectus. Certain capitalized terms that are used in this Summary may be defined elsewhere in this Prospectus Supplement or in the Prospectus. An Index of Principal Definitions is included at the end of both this Prospectus Supplement and the Prospectus. Terms that are used but not defined in this Prospectus Supplement will have the meanings specified in the Prospectus.

TITLE OF CERTIFICATES .........  Chase Commercial Mortgage Securities Corp.
                                 Commercial Mortgage Pass-Through
                                 Certificates, Series 1997-1.

DEPOSITOR .....................  Chase Commercial Mortgage Securities Corp.
                                 The Depositor, a New York corporation, is a wholly-owned subsidiary of The Chase Manhattan Bank, a New York banking corporation ("Chase"). The Depositor maintains its principal office at 380 Madison Avenue, New York, New York 10017-2951. See "The Depositor" in the Prospectus.

SERVICER ......................  Chase. See "Servicing of the Mortgage
                                 Loans--The Servicer" herein. Chase will also act as the initial Paying Agent, Certificate Registrar and Authenticating Agent. See "Description of the Certificates--Paying Agent, Certificate Registrar and Authenticating Agent" herein.

SPECIAL SERVICER ..............  Midland Loan Services, L.P., a Missouri
                                 limited partnership. See "Servicing of the Mortgage Loans--The Special Servicer" herein.

TRUSTEE .......................  LaSalle National Bank, a national banking association. See "Description of the
                                 Certificates--The Trustee" herein.

FISCAL AGENT ..................  ABN AMRO Bank N.V., a Netherlands banking corporation. See "Description of the
                                 Certificates--The Fiscal Agent" herein.

MORTGAGE LOAN SELLERS .........  Chase, Bear, Stearns Funding Inc., a
                                 Delaware corporation ("Bear Stearns") and
                                 Paine Webber Real Estate Securities Inc., a
                                 Delaware corporation ("PWRES"). Chase, Bear
                                 Stearns and PWRES are each referred to
                                 herein as a "Mortgage Loan Seller." See
                                 "Description of the Mortgage Pool--The
                                 Mortgage Loan Sellers" herein.

CUT-OFF DATE ..................  June 1, 1997.

CLOSING DATE ..................  On or about June 30, 1997.

DISTRIBUTION DATE .............  Distributions on the Certificates will be made monthly on the 19th day of the month, or, if such day is not a business day, the next succeeding business day, commencing in July 1997.

 ASSUMED FINAL DISTRIBUTION DATE

                                                              ASSUMED FINAL
                                   CLASS DESIGNATION        DISTRIBUTION DATE
                                   --------------------- ---------------------
                                   Class A-1 ............July 19, 2004
                                   Class A-2 ............February 19, 2007
                                   Class X ..............April 19, 2015
                                   Class B ..............April 19, 2007
                                   Class C ..............April 19, 2007
                                   Class D ..............May 19, 2007
                                   Class E ..............December 19, 2007


                                 The Assumed Final Distribution Dates set forth above have been determined on the basis of the assumptions described in "Description of the Certificates--Assumed Final Distribution Date; Rated Final Distribution Date" herein.

RATED FINAL DISTRIBUTION DATE .  The Rated Final Distribution Date for each
                                 Class of Offered Certificates is June 19,
                                 2029, which is the first Distribution Date after the 24th month following the end of the amortization term for the Mortgage Loan that, as of the Cut-off Date, has the longest remaining amortization term (other than the Interest Only Loan, as defined below). See "Description of the Certificates--Assumed Final Distribution
                                 Date; Rated Final Distribution Date" herein.

DENOMINATIONS .................  The Offered Certificates will be issued, maintained and transferred on the book-entry records of DTC and its Participants in denominations of $25,000 initial Certificate Balance, or in the case of the Class X Certificates, $1,000,000 initial Notional Amount, and integral multiples of $1,000 in excess thereof.

CERTIFICATE REGISTRATION ......  Each Class of Offered Certificates will be represented by one or more global
                                 Certificates registered in the name of Cede
                                 & Co., as nominee of DTC. No person
                                 acquiring an interest in the Offered
                                 Certificates (any such person, a
                                 "Certificate Owner") will be entitled to receive an Offered Certificate in fully registered, certificated form (a "Definitive Certificate"), except under the limited circumstances described herein and in the Prospectus. See "Description of the Certificates--Book-Entry Registration and
                                 Definitive Certificates" herein and in the Prospectus.

THE MORTGAGE POOL .............  The Mortgage Pool will consist of 59 commercial and 48 multifamily fixed-rate
                                 Mortgage Loans with an Initial Pool Balance of approximately $533,774,987. On or prior to the Closing Date, the Depositor will acquire the Mortgage Loans from the Mortgage Loan Sellers pursuant to three Mortgage Loan Purchase and Sale Agreements, each dated as of June 1, 1997, each between the Depositor and the applicable Mortgage Loan Seller (each, a "Purchase Agreement").

                                 Each Mortgage Loan is secured by a first priority lien on (i) a fee simple estate in one or more commercial or multifamily properties (each, a "Mortgaged Property"), or (ii) with respect to 5 Mortgage Loans representing approximately 5.75% of the Initial Pool Balance, the fee simple estate and a leasehold estate in one or more Mortgaged Properties, or a portion thereof, or (iii) with respect to 1 Mortgage Loan, representing approximately 0.75% of the Initial Pool Balance, a leasehold estate in a Mortgaged Property. Set forth below are the number of Mortgaged Properties and the approximate percentage of the Initial Pool Balance represented by such Mortgaged Properties (based upon allocated loan amount) that are secured by Mortgaged Properties operated for each indicated purpose:

                                                    NUMBER OF    PERCENTAGE OF
                                                    MORTGAGED    INITIAL POOL
                                  PROPERTY TYPE     PROPERTIES    BALANCE(1)
                                  --------------- ------------ ---------------
                                  [S]             [C]          [C]
                                  Multifamily  ...      51           34.06%
                                  Retail .........      36           33.34%
                                  Office .........      13           15.63%
                                  Hotel ..........       8            8.74%
                                  Industrial .....       6            7.76%
                                  Mobile Home
                                    Communities ..       1            0.47%


                                 See "Risk Factors" and "Description of the
                                 Mortgage Pool--Additional Mortgage Loan
                                 Information" herein.

                                 (1)     With respect to 2 of the 4 Mortgage
                                         Loans secured by multiple Mortgaged
                                         Properties, the related loan amount
                                         is allocated based upon the related
                                         Underwritten Net Cash Flow of the
                                         Mortgaged Property as a percentage
                                         of the aggregate Underwritten Net
                                         Cash Flow. With respect to the
                                         remaining 2 Mortgage Loans secured
                                         by multiple Mortgaged Properties,
                                         the related loan amount is allocated
                                         based upon the appraised value of
                                         each Mortgaged Property.

                         Summary of Mortgage Pool
                         ------------------------
          Initial Pool Balance .................................   $533,774,987
          Number of Mortgage Loans .............................       107
          Number of Mortgaged Properties .......................       115
          Average Cut-off Date Balance .........................    $4,988,551
          Weighted Average Mortgage Rate .......................      8.85%
          Weighted Average Original Term to Maturity  ..........   126.5 Months
          Weighted Average Remaining Term to Maturity  .........   121.1 Months
          Weighted Average Original Amortization Term  .........   307.9 Months
          Weighted Average DSCR as of the Cut-off Date  ........      1.46x
          Weighted Average LTV Ratio as of the Cut-off Date  ...      66.05%
          Weighted Average LTV Ratio as of Maturity Date .......      51.58%
          Weighted Average Current Occupancy Rate ..............       94%
          Balloon Loans as a Percentage of the Initial Pool
            Balance..............................................    93.74%

                                 "DSCR", "LTV Ratio" and "Current Occupancy
                                 Rate" are calculated as described under
                                 "Description of the Mortgage
                                 Pool--Additional Mortgage Loan Information" herein.

                                 The following tables set forth certain
                                 anticipated characteristics of the Mortgage
                                 Loans. The sum in any column may not equal the indicated total due to rounding. The descriptions in this Prospectus Supplement of the Mortgage Loans and the Mortgaged Properties are based upon the Mortgage Pool as it is expected to be constituted as of the close of business on the Closing Date, assuming that (i) all scheduled principal and interest payments due on or before the Cut-off Date will be made and (ii) there will be no principal prepayments on or before the Cut-off Date.

                                            GEOGRAPHIC DISTRIBUTION

                                      NUMBER OF    AGGREGATE      PERCENTAGE
                                      MORTGAGE    CUT-OFF DATE  OF INITIAL POOL
                   STATE                LOANS       BALANCE         BALANCE
                   ---------------- ----------- -------------- ---------------
                   New York ........      20      $115,515,010       21.64%
                   California ......       9        64,807,462       12.14
                   Massachusetts  ..       8        58,467,203       10.95
                   Pennsylvania  ...       5        50,796,561        9.52
                   New Jersey ......       6        35,727,119        6.69
                   Texas ...........      10        34,852,910        6.53
                   Illinois ........       4        26,721,849        5.01
                   17 Other States        45       146,886,873       27.52
                                    ----------- -------------- ---------------
                   TOTAL ...........     107      $533,774,987         100%
                                    =========== ============== ===============

                              RANGE OF MORTGAGE RATES AS OF THE CUT-OFF DATE

                                       NUMBER OF    AGGREGATE      PERCENTAGE
                   RANGE OF            MORTGAGE    CUT-OFF DATE  OF INITIAL POOL
                   MORTGAGE RATES        LOANS       BALANCE         BALANCE
                   ----------------- ----------- -------------- ---------------
                   7.570% to 8.249%         5      $ 26,165,213        4.90%
                   8.250% to 8.499% .       7        64,572,932       12.10
                   8.500% to 8.749%        21       101,631,706       19.04
                   8.750% to 8.999%        31       123,218,880       23.08
                   9.000% to 9.249%        25       141,282,356       26.47
                   9.250% to 9.499%        11        47,421,072        8.88
                   9.500% to 9.750%         7        29,482,827        5.52
                                     ----------- -------------- ---------------
                   TOTAL ............     107      $533,774,987         100%
                                     =========== ============== ===============

                                 The weighted average Mortgage Rate as of the Cut-off Date is 8.85%.

                    RANGE OF CUT-OFF DATE BALANCES

                              NUMBER OF    AGGREGATE      PERCENTAGE
RANGE OF                      MORTGAGE    CUT-OFF DATE  OF INITIAL POOL
CUT-OFF DATE BALANCES           LOANS       BALANCE         BALANCE
--------------------------- ----------- -------------- ---------------
$ 596,962 to $2,000,000  ...      26      $ 31,533,355        5.91%
$2,000,001 to $4,000,000  ..      35       101,555,503       19.03
$4,000,001 to $6,000,000  ..      12        57,551,994       10.78
$6,000,001 to $8,000,000  ..      15       107,929,705       20.22
$8,000,001 to $10,000,000  .       7        61,947,641       11.61
$10,000,001 to $15,000,000         7        79,557,932       14.90
$15,000,001 to $26,416,487         5        93,698,856       17.55
                            ----------- -------------- ---------------
TOTAL ......................     107      $533,774,987         100%
                            =========== ============== ===============

The average Cut-off Date Balance is $4,988,551.

                    RANGE OF DSCRS AS OF THE CUT-OFF DATE

                       NUMBER OF    AGGREGATE      PERCENTAGE
                       MORTGAGE    CUT-OFF DATE  OF INITIAL POOL
RANGE OF DSCR            LOANS       BALANCE         BALANCE
-------------------- ----------- -------------- ---------------
0.8677x  to 0.9999x..       1      $  2,060,824        0.39%
1.0000x to 1.1999x  .       3         9,894,871        1.85
1.2000x to 1.2999x  .      26       117,926,576       22.09
1.3000x to 1.3999x  .      30       143,991,964       26.98
1.4000x to 1.4999x  .      20        99,590,220       18.66
1.5000x to 1.5999x  .      14        82,655,391       15.49
1.6000x to 3.9705x  .      13        77,655,142       14.55
                     ----------- -------------- ---------------
TOTAL ...............     107      $533,774,987         100%
                     =========== ============== ===============

The weighted average DSCR as of the Cut-off Date is 1.46x.

             RANGE OF LTV RATIOS AS OF THE CUT-OFF DATE

                      NUMBER OF    AGGREGATE      PERCENTAGE
                      MORTGAGE    CUT-OFF DATE  OF INITIAL POOL
RANGE OF LTV RATIOS     LOANS       BALANCE         BALANCE
------------------- ----------- -------------- ---------------
26.45% to 59.99%  ..      17      $113,239,292       21.21%
60.00% to 64.99%  ..      19        77,267,842       14.48
65.00% to 69.99%  ..      20       117,071,978       21.93
70.00% to 73.32%  ..      16        96,296,980       18.04
73.33% to 76.65%  ..      17        69,194,761       12.96
76.66% to 79.99%  ..       7        44,275,582        8.29
80.00% to 85.00%  ..      11        16,428,550        3.08
                    ----------- -------------- ---------------
TOTAL ..............     107      $533,774,987         100%
                    =========== ============== ===============

The weighted average LTV Ratio as of the Cut-off Date is 66.05%.

                              RANGE OF REMAINING TERMS TO MATURITY AS OF
                                            THE CUT-OFF DATE

                 RANGE OF              NUMBER OF    AGGREGATE      PERCENTAGE
                 REMAINING TERMS        MORTGAGE   CUT-OFF DATE  OF INITIAL POOL
                 (MOS.)                 LOANS       BALANCE         BALANCE
                -------------------- ----------- -------------- ---------------
                 51 to  72 ..........       5      $ 27,403,451        5.13%
                 73 to 108 ..........       7        23,620,193        4.43
                109 to 112 ..........      16        76,082,893       14.25
                113 to 116 ..........      49       219,189,773       41.06
                117 to 120 ..........      19       101,491,443       19.01
                121 to 180 ..........       9        72,133,056       13.51
                181 to 214 ..........       2        13,854,178        2.60
                                     ----------- -------------- ---------------
                TOTAL ...............     107      $533,774,987         100%
                                     =========== ============== ===============

                                 The weighted average remaining term to
                                 maturity as of the Cut-off Date is 121.1 months.

                                 See "Description of the Mortgage
                                 Pool--Additional Mortgage Loan Information" herein.

                                 All of the Mortgage Loans provide for
                                 scheduled payments of principal and/or
                                 interest ("Monthly Payments") to be due on the first day of each month (the "Due Date"), and all of the Mortgage Loans, except for 1 Mortgage Loan, representing approximately 0.52% of the Initial Pool Balance, provide for no more than a 10-day grace period (with such other Mortgage Loan having a 15-day grace period). 1 Mortgage Loan (Loan No. 64 in Annex A), representing approximately 0.56% of the Initial Pool Balance (with a Debt Service Coverage Ratio of 3.85x), provides for monthly payments of interest only over the term of the Mortgage Loan and the payment of the entire principal amount of the Mortgage Loan at maturity (the "Interest Only Loan"). All of the Mortgage Loans bear interest at fixed Mortgage Rates. See "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans" herein.

                                 5 of the Mortgage Loans, representing
                                 approximately 6.26% of the Initial Pool
                                 Balance, provide for monthly payments of principal sufficient to fully amortize each such Mortgage Loan by its stated maturity date. 102 of the Mortgage Loans (including the Interest Only Loan), representing approximately 93.74% of the Initial Pool Balance, provide for monthly payments of principal based on amortization schedules significantly longer than the remaining terms of such Mortgage Loans (or, in the case of the Interest Only Loan, provides for no payment of principal prior to maturity), thereby leaving substantial principal amounts due and payable (each such payment, together with the corresponding interest payment, a "Balloon Payment") on their respective maturity dates, unless prepaid prior thereto.

INFORMATION AVAILABLE TO
 CERTIFICATEHOLDERS ...........  On each Distribution Date, the Paying Agent will prepare and forward by mail to each holder of an Offered Certificate, with a copy to a financial market publisher, which is anticipated to initially be Bloomberg, L.P., a statement as to the distribution made on such date setting forth the amounts distributed to the holders of the Offered Certificates. In addition, subject to the limitations set forth in the Pooling and Servicing Agreement, the Paying Agent will provide to each Certificateholder, the Underwriters, any Certificate Owner or any prospective investor identified as such by a Certificate Owner or an Underwriter, upon request (at the cost of the requesting party) the following items: (i) all monthly statements delivered to holders of Offered Certificates since the Closing Date, (ii) all officer's certificates delivered to the Paying Agent since the Closing Date as described under "Description of the Pooling
                                 Agreements--Evidence as to Compliance" in the Prospectus, (iii) all accountants' reports delivered to the Paying Agent since the Closing Date as described under "Description of the Pooling
                                 Agreements--Evidence as to Compliance" in the Prospectus, (iv) the most recent property inspection report prepared by or on behalf of the Servicer or the Special Servicer and delivered to the Paying Agent in respect of each Mortgaged Property, (v) any modifications, waivers or amendments of the terms of any Mortgage Loan, (vi) any and all statements and reports delivered to, or collected by, the Servicer or the Special Servicer, from the borrowers, including the most recent annual property operating statements, rent rolls and borrower financial statements, to the extent such statements and reports have been delivered to the Paying Agent and the Paying Agent does not reasonably determine that such information is subject to confidentiality requirements or that the provision of such information would subject the Paying Agent, the Servicer, the Special Servicer, the Trustee or the Trust Fund to any liability, and (vii) certain other reports and information regarding the Mortgage Loans in the Paying Agent's possession. See "Description of the Certificates--Reports to Certificateholders; Certain Available
                                 Information" herein.

                                 The Servicer will provide a financial market publisher, which is anticipated to initially be Bloomberg, L.P., quarterly with certain current information with respect to the Mortgaged Properties including current and original net operating income and debt service coverage ratios based upon borrowers' annual operating statements and occupancy rates, to the extent it has received such information from the borrowers pursuant to the related Mortgage Loan documents.

DESCRIPTION OF THE CERTIFICATES  The Certificates will be issued pursuant to a Pooling and Servicing Agreement, to be dated as of the Cut-off Date, among the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent (the "Pooling and Servicing Agreement"), and will represent in the aggregate the entire beneficial ownership interest in the Trust Fund, which will consist of the Mortgage Pool and certain related assets.

                                 The aggregate Certificate Balance of the Certificates as of the Closing Date will equal the Initial Pool Balance. Each Class of Offered Certificates will have the initial Certificate Balance or

                                 Notional Amount, as the case may be, set forth on the cover page, subject to a permitted variance of plus or minus 5%. The Class X Certificates will not have a Certificate Balance or entitle their holders to distributions of principal. The Class X Certificates will, however, represent the right to receive distributions of interest accrued as described herein on a notional amount (the "Notional Amount"). The Notional Amount of the Class X Certificates is equal to the aggregate Stated Principal Balance of the Mortgage Loans as of the preceding Distribution Date (after giving effect to the distribution of principal on such Distribution Date) or, in the case of the first Distribution Date, the Cut-off Date. The Notional Amount of the Class X Certificates is used solely for purposes of describing the amounts of interest payable on the Class X Certificates and does not represent an interest in principal payments on the Mortgage Loans. The Class F, Class G, Class H and Class I Certificates will have an aggregate initial Certificate Balance of approximately $56,046,373. The Class R and Class LR Certificates will not have Certificate Balances. The Class F, Class G, Class H, Class I, Class R and Class LR Certificates are referred to herein collectively as the "Non-Offered Certificates." See "Description of the Certificates--General" herein.

                                 The Pass-Through Rate applicable to each Class of Offered Certificates for each Distribution Date will equal the rate for such Class set forth or described on the cover page. See "Description of the Certificates--Distributions--Pass-Through
                                 Rates" and "--Distributions--Certain
                                 Calculations with Respect to Individual
                                 Mortgage Loans" herein.

DISTRIBUTIONS OF PRINCIPAL
 AND INTEREST .................  Available Distribution Amount. The
                                 "Available Distribution Amount" for any
                                 Distribution Date is, as described herein under "Description of the
                                 Certificates--Distributions," generally, the total of all payments or other collections (or available advances) on or in respect of the Mortgage Loans that are available for distribution on the Certificates on such date.

                                 The Trust Fund will include two separate real estate mortgage investment conduits (each, a "REMIC"). Collections on the Mortgage Loans will be used to make payments of principal and interest on interests (the "Lower-Tier Interests") and the Class LR Certificates in a REMIC (the "Lower-Tier REMIC"). Those payments in turn will be used to make distributions on the Certificates (other than the Class LR Certificates), which represent interests in a second REMIC (the "Upper-Tier REMIC"). For purposes of simplicity, distributions will generally be described herein as if made directly from collections on the Mortgage Loans to the holders of the Certificates.

                                 Interest Distributions. On each Distribution
                                 Date, to the extent of the Available
                                 Distribution Amount and subject to the
                                 distribution priorities described herein, each Class of Offered

                                 Certificates will be entitled to receive distributions of interest in an aggregate amount equal to all Distributable
                                 Certificate Interest with respect to such Class for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates (such amount, for such Class, the "Interest Distribution Amount"). No interest will accrue on such overdue amounts. See "Description of the Certificates --Distributions" herein.

                                 The "Distributable Certificate Interest" in respect of any Class of Certificates (other than the Class R and Class LR Certificates) for any Distribution Date will equal one month's interest at the then-applicable Pass-Through Rate accrued on the Certificate Balance or Notional Amount, as the case may be, of such Class of Certificates immediately prior to such Distribution Date. Interest will accrue with respect to the Certificates on the basis of a 360-day year consisting of twelve 30-day months. See "Description of the
                                 Certificates--Distributions--Method, Timing
                                 and Amount" herein.

                                 Principal Distributions. On each
                                 Distribution Date, to the extent of the
                                 Available Distribution Amount remaining
                                 after the distributions of interest to be made on the Offered Certificates on such date and subject to the distribution priorities described herein, each Class of Offered Certificates (other than the Class X Certificates) will be entitled to distributions of principal (until the Certificate Balance of such Class of Certificates is reduced to zero) in an aggregate amount equal to the Principal Distribution Amount for such Distribution Date. See "Description of the
                                 Certificates--Distributions--Principal
                                 Distribution Amount" herein.

                                 Prepayment Premiums and Yield Maintenance
                                 Charges. On each Distribution Date, any
                                 Prepayment Premiums and Yield Maintenance
                                 Charges collected on the Mortgage Loans
                                 during the related Due Period will be
                                 distributed separately from the Available
                                 Distribution Amount for such Distribution
                                 Date, as follows: (a) all Yield Maintenance
                                 Charges will be distributed to the Class X
                                 Certificates and to the Class A, Class B,
                                 Class C, Class D and Class E Certificates in the manner and priority described herein under "Description of the
                                 Certificates--Allocation of Prepayment
                                 Premiums and Yield Maintenance Charges", and
                                 (b) (i) 75% of all Prepayment Premiums will be distributed to the holders of the Class X Certificates, and (ii) the remaining 25% of all Prepayment Premiums will be distributed to the holders of the Class A, Class B, Class C, Class D, Class E and Class X Certificates in the manner and priority described under "Description of the Certificates--Allocation of Prepayment
                                 Premiums and Yield Maintenance Charges"
                                 herein.

CERTAIN YIELD AND
 PREPAYMENT CONSIDERATIONS ....  In General. The yield on the Offered
                                 Certificates of any Class will depend on, among other things, the Pass-Through Rate for such Certificates. The yield on any Offered Certificate that is purchased at a discount or premium will also be affected by
                                 (i)
                                 the rate and timing of principal payments
                                 (including principal prepayments) and
                                 principal losses on the Mortgage Loans and
                                 (ii) the extent to which such principal
                                 payments are applied on any Distribution
                                 Date in reduction of the Certificate Balance or Notional Amount, as the case may be, of the Class to which such Certificate belongs. See "Description of the
                                 Certificates--Distributions--Priority" and
                                 "--Distributions--Principal Distribution
                                 Amount" herein.

                                 An investor that purchases an Offered
                                 Certificate at a discount should consider the risk that a slower than anticipated rate of principal payments on the Mortgage Loans will result in an actual yield that is lower than such investor's expected yield. An investor that purchases any Offered Certificate at a premium, particularly a Class X Certificate, should consider the risk that a faster than anticipated rate of principal payments on the Mortgage Loans will result in an actual yield that is lower than such investor's expected yield. Insofar as an investor's initial investment in any Offered Certificate is repaid, there can be no assurance that such amounts can be reinvested in a comparable alternative investment with a comparable yield.

                                 The actual rate of prepayment of principal on the Mortgage Loans cannot be predicted. All of the Mortgage Loans contain provisions prohibiting voluntary prepayments for a specified amount of time after origination and/or allow voluntary prepayments only with the payment of a Prepayment Premium or Yield Maintenance Charge for a specified amount of time from origination. See the table entitled "Prepayment Restrictions in Effect as of the Cut-off Date" set forth in "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans" herein. The investment performance of the Offered Certificates may vary materially and adversely from the investment expectations of investors due to prepayments on the Mortgage Loans being higher or lower than anticipated by investors. The actual yield to the holder of an Offered Certificate may not be equal to the yield anticipated at the time of purchase of the Certificate, and even if the actual yield is equal to the yield anticipated at that time, the total return on investment expected by the investor or the expected weighted average life of the Certificate may not be realized.

                                 THE YIELD TO MATURITY ON THE CLASS X
                                 CERTIFICATES WILL BE EXTREMELY SENSITIVE TO
                                 THE RATE AND TIMING OF PRINCIPAL PAYMENTS
                                 (INCLUDING PREPAYMENTS), PRINCIPAL LOSSES
                                 AND INTEREST RATE DECREASES DUE TO
                                 MODIFICATIONS ON THE MORTGAGE LOANS AND TO
                                 OTHER FACTORS SET FORTH HEREIN. INVESTORS
                                 SHOULD FULLY CONSIDER THE ASSOCIATED RISKS,
                                 INCLUDING THE RISK THAT A RAPID RATE OF
                                 PRINCIPAL PAYMENTS AND/OR PRINCIPAL LOSSES
                                 ON THE MORTGAGE POOL COULD RESULT IN THE
                                 FAILURE BY INVESTORS IN THE CLASS X
                                 CERTIFICATES TO FULLY RECOUP THEIR INITIAL
                                 INVESTMENTS. SEE "YIELD AND MATURITY
                                 CONSIDERATIONS--YIELD SENSITIVITY OF THE
                                 CLASS X CERTIFICATES" HEREIN.

                                 For a discussion of certain factors
                                 affecting prepayment of the Mortgage Loans, see "Yield and Maturity Considerations" herein. IN DECIDING WHETHER TO PURCHASE ANY OFFERED CERTIFICATES, AN INVESTOR SHOULD MAKE AN INDEPENDENT DECISION AS TO THE APPROPRIATE PREPAYMENT ASSUMPTIONS TO BE USED.

                                 The structure of the Offered Certificates causes the yield of certain Classes to be particularly sensitive to changes in the rates of prepayment of the Mortgage Loans and other factors. Allocation on each Distribution Date to the outstanding Class or Classes of Certificates having the highest priority with respect to distributions of principal, for so long as such Class remains outstanding, of the entire Principal Distribution Amount for such Distribution Date will generally cause such Certificates to amortize at a faster rate than the actual amortization rate of the Mortgage Loans.

ADVANCES ......................  The Servicer will be required to make advances of delinquent principal and
                                 interest on the Mortgage Loans or, in the case of each Mortgage Loan that is delinquent in respect of its Balloon Payment, an Assumed Scheduled Payment ("P&I Advances"), in any event under the circumstances and subject to the limitations set forth herein. Subject to the limitations set forth herein, the Servicer will also be required to make advances to pay delinquent real estate taxes, assessments and hazard insurance premiums and similar expenses necessary to protect and maintain the Mortgaged Property, to maintain the lien on the Mortgaged Property or enforce the related Mortgage Loan documents ("Servicing Advances," and collectively with P&I Advances, "Advances"). In the event the Servicer fails to make any required Advance, the Trustee or the Fiscal Agent will be required to make such Advance in accordance with the terms of the Pooling and Servicing Agreement.

                                 P&I Advances are intended to maintain a
                                 regular flow of scheduled interest and
                                 principal payments to the Certificateholders and are not intended to guarantee or insure against losses. Advances which cannot be reimbursed out of collections on, or in respect of, the related Mortgage Loans ("Nonrecoverable Advances") will be reimbursable directly from any other collections on the Mortgage Loans as provided herein and this will cause losses to be borne by Certificateholders in the priority specified herein.

                                 The Servicer, the Trustee and the Fiscal
                                 Agent, as the case may be, will be entitled to interest on any Advances made, such interest accruing at the rate and payable under the circumstances described herein. Interest accrued on outstanding Advances may result in reductions in amounts otherwise payable on the Certificates. See "Description of the Certificates--Advances" and "--Subordination; Allocation of Collateral Support Deficit" herein and "Description of the Certificates--

                                 Advances in Respect of Delinquencies" and "Description of the Pooling
                                 Agreements--Certificate Account" in the
                                 Prospectus.

SUBORDINATION; ALLOCATION OF
 COLLATERAL SUPPORT DEFICIT ...  Credit enhancement for the Offered
                                 Certificates will be provided by the Classes of Certificates which are subordinate to such Offered Certificates (including, except in the case of the Class E Certificates, subordination provided by other Classes of Offered Certificates to the extent provided herein) with respect to (i) rights to receive certain distributions of interest and, except with respect to the Class X Certificates, rights to receive certain distributions of principal and (ii) the allocation of Collateral Support Deficit. Such subordination will be accomplished by the application of the Available Distribution Amount on each Distribution Date to distributions on the respective Classes of Certificates in the order described herein under "Description of the Certificates--Distributions--Priority." No other form of credit support will be available for the benefit of the holders of the Offered Certificates.

                                 Allocation on each Distribution Date to the outstanding Class of Certificates (other than the Class X Certificates) having the highest priority (relative to the other outstanding Classes of Certificates) with respect to distributions of principal, for so long as such Class remains outstanding, of the Principal Distribution Amount for such Distribution Date will generally accelerate the amortization of the Certificates of such Class relative to the actual amortization of the Mortgage Loans. To the extent that such Certificates are amortized faster than the Mortgage Loans, the percentage interest evidenced by such Class of Certificates in the Trust Fund will be decreased (with a corresponding increase in the interest in the Trust Fund evidenced by the remaining Classes of Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded such Certificates by such remaining Classes of Certificates.

                                 As a result of losses and other shortfalls experienced with respect to the Mortgage Loans or otherwise with respect to the Trust Fund (which may include, but are not limited to, shortfalls arising from the payment of interest accrued on Advances and Nonrecoverable Advances and from expenses of the Trust Fund not directly related to any Mortgage Loan), the aggregate Stated Principal Balance of the Mortgage Pool expected to be outstanding immediately following any Distribution Date may be less than the aggregate Certificate Balance of the Certificates immediately following the distributions on such Distribution Date. Such deficit (the "Collateral Support Deficit") will be allocated (in reduction of their respective Certificate Balances) first to the Class I Certificates, then to the Class H Certificates, then to the Class G Certificates, then to the Class F Certificates, then to the Class E Certificates, then to the Class D Certificates, then to the Class C Certificates, and then to the Class B

                                 Certificates, in each case until the related
                                 Certificate Balance has been reduced to
                                 zero. Following the reduction of the
                                 Certificate Balances of all such Classes of Certificates to zero, Collateral Support Deficit will be allocated, pro rata, to the Class A-1 and Class A-2 Certificates until the Certificate Balances of such Classes have been reduced to zero. See "Description of the Certificates--Subordination;
                                 Allocation of Collateral Support Deficit" herein.

                                 A Class of Offered Certificates will be
                                 considered outstanding until its Certificate
                                 Balance or Notional Amount, as the case may be, is reduced to zero; provided, however, that reimbursement of any previously allocated Collateral Support Deficit may thereafter be made to such Class.

OPTIONAL TERMINATION ..........  At its option, on any Distribution Date on which the remaining aggregate Stated
                                 Principal Balance of the Mortgage Pool is less than 4% of the Initial Pool Balance, the Special Servicer, the Servicer, the holders of the Controlling Class or the holders of the Class LR Certificates (in that order) may purchase all, but not less than all, of the Mortgage Loans and REO Properties in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates. See "Description of the Certificates--Termination; Retirement of
                                 Certificates" herein and "Description of the Certificates--Termination" in the
                                 Prospectus.

CERTAIN FEDERAL INCOME TAX
 CONSEQUENCES .................  For federal income tax purposes, an election will be made to treat two segregated pools of assets comprising the Trust as two separate real estate mortgage investment conduits. All of the Classes of Offered Certificates and the Class F, Class G, Class H and Class I Certificates will be designated as regular interests in the Upper-Tier REMIC. The Class R and Class LR Certificates will be designated as residual interests in the Upper-Tier REMIC and Lower-Tier REMIC, respectively.

                                 Because they represent regular interests,
                                 each Class of Offered Certificates generally
                                 will be treated as newly originated debt
                                 instruments issued by the REMIC for federal
                                 income tax purposes. Holders of such Classes
                                 of Certificates will be required to include
                                 in income all interest on such Certificates
                                 in accordance with the accrual method of
                                 accounting, regardless of a
                                 Certificateholder's usual method of
                                 accounting. Although not free from doubt, it
                                 is anticipated that the Class X Certificates
                                 will be treated as issued with original
                                 issue discount ("OID") for federal income
                                 tax purposes in an amount equal to the
                                 excess of all distributions of interest
                                 expected to be received thereon over their
                                 issue price (including accrued interest). It
                                 is also anticipated that the Class
                                 Certificates will be issued with OID in an
                                 amount equal to the excess of their initial
                                 Certificate Balance (plus 11 days of
                                 interest at the Pass-Through Rate thereon)
                                 over their issue price (including accrued
                                 interest). In addition, it is
                                 expected that the Class    , Class     and
                                 Class     Certificates will be issued at a
                                 premium and that the Class     and Class
                                 Certificates will be issued with de minimis
                                 OID for federal income tax purposes. The prepayment assumption that will be used in determining the rate of accrual of OID for federal income tax purposes or whether such OID is de minimis, and that may be used to amortize premium, is 0% CPR. NO REPRESENTATION IS MADE THAT THE MORTGAGE LOANS WILL PREPAY AT THAT OR ANY OTHER RATE.

                                 For further information regarding the
                                 federal income tax consequences of investing in the Offered Certificates, see "Certain Federal Income Tax Consequences" herein and in the Prospectus.

RATING ........................  It is a condition of the issuance of the
                                 Offered Certificates that they receive the following credit ratings from Standard & Poor's Ratings Services ("S&P") and Duff & Phelps Credit Rating Co. ("DCR"):

                                                      S&P      DCR
                                                   -------- -------
                                    Class A-1 .....   AAA      AAA
                                    Class A-2 .....   AAA      AAA
                                    Class X .......    *       AAA
                                    Class B .......    AA       AA
                                    Class C .......     A        A
                                    Class D .......   BBB      BBB
                                    Class E .......   BBB-     BBB-

                                 * Not rated by S&P.

                                 A rating addresses the likelihood of the receipt by Certificateholders of distributions due on the Certificates, including in the case of the Class A, Class B, Class C, Class D and Class E Certificates, distribution of all principal thereof by the Rated Final Distribution Date. The rating takes into consideration the characteristics of the Mortgage Loans and the structural and legal aspects associated with the Certificates. Each rating assigned to the Offered Certificates should be evaluated independently of any other rating.

                                 A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. In addition, a rating does not address the likelihood or frequency of voluntary or mandatory prepayments of Mortgage Loans, whether and to what extent payments of Prepayment Premiums or Yield Maintenance Charges will be received or the corresponding effect on yield to investors. DCR's rating on the Class X Certificates does not address the possibility that Certificateholders might suffer a lower than anticipated yield or that if there is a rapid rate of principal payments (including voluntary and involuntary prepayments) or principal losses on the Mortgage Loans, investors in such Class of Certificates could fail to recover their initial investment. See

                                 "Rating" herein and "Risk Factors--Limited
                                 Nature of Ratings" in the Prospectus.

ERISA CONSIDERATIONS ..........  Fiduciaries of employee benefit plans and certain other retirement plans and
                                 arrangements, including individual
                                 retirement accounts, annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts, annuities or arrangements are invested, that are subject to the fiduciary responsibility rules of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or governmental plans, as defined in Section 3(32) of ERISA, subject to any federal, state or local law ("Similar Law") similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan"), should review with their legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permissible either under ERISA, Section 4975 of the Code or Similar Law. See "ERISA Considerations" herein and in the Prospectus.

                                 The U.S. Department of Labor has issued to Chase Securities Inc., Bear, Stearns & Co. Inc., and PaineWebber Incorporated (collectively, the "Underwriters") individual prohibited transaction exemptions, PTE 90-33, 55 Fed. Reg. 23,151 (June 6, 1990), PTE 90-30, 55 Fed. Reg.
                                 21,461 (May 24, 1990) and PTE 90-36, 55 Fed.
                                 Reg. 25,903 (June 25, 1990), respectively
                                 (collectively, the "Exemptions"), which
                                 generally exempt from the application of certain of the prohibited transaction provisions of Section 406 of ERISA and the excise taxes imposed on such prohibited transactions by Sections 4975(a) and (b) of the Code, transactions relating to the purchase, sale and holding of pass-through certificates underwritten by the Underwriters and the servicing and operation of related asset pools, provided that certain conditions are satisfied.

                                 The Depositor expects that the Exemptions will generally apply to the Senior Certificates but they will not apply to the other Classes of Offered Certificates. ACCORDINGLY, THE SUBORDINATE OFFERED CERTIFICATES SHOULD NOT BE ACQUIRED BY, ON BEHALF OF OR WITH ASSETS OF A PLAN, UNLESS THE PURCHASE AND HOLDING OF SUCH CERTIFICATE OR INTEREST THEREIN IS EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF SECTION 406 OF ERISA AND THE RELATED EXCISE TAX PROVISIONS OF SECTION 4975 OF THE CODE UNDER PROHIBITED TRANSACTION CLASS EXEMPTION 95-60, WHICH PROVIDES AN EXEMPTION FROM THE PROHIBITED TRANSACTION RULES FOR CERTAIN TRANSACTIONS INVOLVING AN INSURANCE COMPANY GENERAL ACCOUNT. See "ERISA Considerations" herein and in the Prospectus.

LEGAL INVESTMENT ..............  None of the Offered Certificates will constitute "mortgage related securities" within the meaning of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). As a result, the appropriate characterization of the Offered Certifi-cates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the Offered Certificates, may be subject to significant interpretative uncertainties.

                                 Investors should consult their legal
                                 advisors to determine whether and to what extent the Offered Certificates constitute legal investments for them. See "Legal Investment" herein and in the Prospectus.

RISK FACTORS ..................  See "Risk Factors" immediately following this Summary of Prospectus Supplement for a discussion of certain factors that should be considered in connection with the purchase of the Offered Certificates.

                                 RISK FACTORS

   Prospective purchasers of Offered Certificates should consider, among other things, the following risk factors (as well as the risk factors set forth under "Risk Factors" in the Prospectus) in connection with an investment therein.

EXPOSURE OF THE MORTGAGE POOL TO ADVERSE ECONOMIC OR OTHER DEVELOPMENTS BASED ON GEOGRAPHIC CONCENTRATION

   20 Mortgage Loans, which represent approximately 21.64% of the Initial Pool Balance, are secured by liens on Mortgaged Properties located in the State of New York. 9 Mortgage Loans, which represent approximately 12.14% of the Initial Pool Balance, are secured by liens on Mortgaged Properties located in the State of California. 8 Mortgage Loans, which represent approximately 10.95% of the Initial Pool Balance, are secured by liens on Mortgaged Properties located in the State of Massachusetts. Other jurisdictions also represent significant percentages of the Initial Pool Balance, as set forth in the tables under "Description of the Mortgage Pool--Additional Mortgage Loan Information." In general, such concentration increases the exposure of the Mortgage Pool to any adverse economic or other developments or acts of nature (which may result in uninsured losses) that may occur in New York, California, Massachusetts and such other jurisdictions. For example, in recent periods, several regions of the United States have experienced significant downturns in the market value of real estate. Therefore, to the extent that general economic or other relevant conditions in states or regions in which concentrations of Mortgaged Properties securing significant portions of the aggregate principal balance of the Mortgage Loans are located decline and result in a decrease in commercial property, housing or consumer demand in the region, the income from and market value of the Mortgaged Properties may be adversely affected.

INCREASED RISK OF LOSS ASSOCIATED WITH CONCENTRATION OF MORTGAGE LOANS AND BORROWERS

   Several of the Mortgage Loans have Cut-off Date Balances that are substantially higher than the average Cut-off Date Balance of the Mortgage Loans. The largest Mortgage Loan in the Trust Fund (Loan Number 37 on Annex A hereto) has a Cut-off Date Balance of approximately $26,416,486, representing approximately 4.95% of the Initial Pool Balance. The ten largest Mortgage Loans have Cut-off Date Balances that represent, in the aggregate, approximately 28.50% of the Initial Pool Balance. See the table entitled "Ten Largest Mortgage Loans" under "Description of the Mortgage Pool--Additional Mortgage Loan Information" herein. In general, concentrations of larger-than-average balances in a mortgage pool can result in losses that are more severe, relative to the size of the pool, than would be the case if the aggregate balance of the pool was more evenly distributed. See "Description of the Mortgage Pool--Significant Borrower Concentration" herein.

   4 Mortgage Loans (those whose borrower affiliation is designated "Fineberg" on Annex A hereto) have borrowers related to each other and such Mortgage Loans represent, in the aggregate, approximately 6.18% of the Initial Pool Balance. The property manager for each of the related Mortgaged Properties is Fine Hotels, Inc., a Massachusetts corporation. See "Description of the Mortgage Pool--Significant Borrower Concentration" herein. 7 other groups of Mortgage Loans have borrowers related to each other, each such group of Mortgage Loans representing less than 5.00% of the Initial Pool Balance. For more information with respect to the Mortgage Loans with related borrower concentrations, see Annex A attached hereto. None of the Mortgage Loans are cross-collateralized or cross-defaulted with each other. In addition, 4 Mortgage Loans, representing approximately 2.69% of the Initial Pool Balance are secured by more than one Mortgaged Property.

   Concentration of related borrowers in a mortgage pool can pose increased risks. Mortgaged properties that are owned by a group of related borrowers are likely to have common management. If a mortgage pool has a concentration of mortgage loans secured by properties owned by a group of related borrowers having common property management, financial or other difficulties experienced by the property manager would have a greater impact on the mortgage pool than would be the case if the properties did not have common management. In addition, a financial failure or bankruptcy filing involving an affiliate of a group of affiliated borrowers, such as a common general partner or the owner of a common general partner, would have a greater impact on the Mortgage Pool than a financial failure or bankruptcy filing involving only one borrower. Nonetheless, the filing of a bankruptcy petition should not invalidate the first lien position held by the Trustee on the related Mortgaged Property, and the Servicer is required to make Advances through liquidation unless the Servicer determines that such Advances will not be recoverable. See "Description of the Certificates--Advances" herein. In addition, in the case of related borrowers, the terms of the Mortgage Loans require that the borrowers be single-purpose entities and, in most cases, such borrowers' organizational documents or the terms of the Mortgage Loans limit their activities to the ownership of only the related Mortgaged Property and limit the borrowers' ability to incur additional indebtedness. However, there can be no assurance that such borrowers will comply with such requirements. Further, in many cases such borrowers are not required to observe all covenants and conditions which typically are required in order for such borrowers to be viewed under standard rating agency criteria as "special purpose entities." See "Certain Legal Aspects of Mortgage Loans--Bankruptcy Laws" in the Prospectus.

OTHER FINANCING AND AFFILIATE DEBT

   With respect to 27 Mortgage Loans, representing approximately 13.99% of the Initial Pool Balance, each borrower has secured and/or unsecured debt ("Subordinate Debt") in addition to the debt owed under the Mortgage Loan. With respect to 24 of such Mortgage Loans, representing approximately 9.97% of the Initial Pool Balance, the Subordinate Debt is payable to an affiliate of such borrower ("Affiliate Debt"). With respect to the remaining 3 Mortgage Loans with Subordinate Debt, representing approximately 4.02% of the Initial Pool Balance, such Subordinate Debt is owed to both affiliated and unaffiliated parties. In certain cases a borrower has Subordinate Debt payable to both affiliated and non-affiliated creditors. Each holder of Subordinate Debt has executed a subordination agreement pursuant to which such holder of Subordinate Debt has agreed to subordinate such Subordinate Debt to the applicable Mortgage Loan and has agreed that such Subordinate Debt will only be payable to the extent of the applicable borrower's excess available cash flow at any time. In addition, with respect to 5 of the Mortgage Loans, representing approximately 5.13% of the Initial Pool Balance, the related borrowers do not currently owe any Subordinate Debt, but the terms of the Mortgage Loans would allow the related borrowers to incur Subordinate Debt under certain circumstances. In addition, the terms of 1 of the Mortgage Loans sold by Bear Stearns to the Depositor, representing approximately 0.95% of the Initial Pool Balance, do not restrict the related borrower from having unsecured debt whether to an affiliate or otherwise. See "Description of the Mortgage Pool--General" herein and "Certain Legal Aspects of Mortgage Loans--Subordinate Financing" in the Prospectus.

   Except as described above, the Mortgage Loans generally prohibit borrowers from incurring any debt that is secured by the related Mortgaged Properties. The Mortgage Loans do, however, generally permit the related borrowers to incur unsecured indebtedness in limited circumstances for the purchase of certain items used in the ordinary course of business, such as equipment and in the case of certain of the Mortgage Loans, limited amounts of secured (but not by the related Mortgaged Properties) or unsecured debt is permitted for other purposes. The existence of such other indebtedness could adversely affect the financial viability of the related borrowers or the security interest of the lender in the equipment or other assets acquired through such financing or could complicate bankruptcy proceedings and delay foreclosure on the Mortgaged Property. See "Certain Legal Aspects of the Mortgage Loans--Subordinate Financing" in the Prospectus.

INCREASED RISK OF DEFAULT ASSOCIATED WITH BALLOON PAYMENTS

   102 of the Mortgage Loans, representing approximately 93.74% of the Initial Pool Balance, do not fully amortize over their respective term to maturity, including 1 Mortgage Loan, representing approximately 0.56% of the Initial Pool Balance, which provides for payments of interest only over the term of the Mortgage Loan and the payment of the entire principal amount of such Mortgage Loan at maturity. Accordingly, such Mortgage Loans will generally have substantial payments (that is, Balloon Payments) due at their stated maturity unless prepaid prior thereto. Loans with balloon payments involve a greater risk of default than self-amortizing loans because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property. See "Risk Factors--Balloon Payments; Borrower Default" in the Prospectus.

EXTENSION RISK ASSOCIATED WITH MODIFICATION OF MORTGAGE LOANS WITH BALLOON PAYMENTS

   In order to maximize recoveries on defaulted Mortgage Loans, the Pooling and Servicing Agreement enables the Special Servicer to extend and modify Mortgage Loans that are in material default or as to which a payment default (including the failure to make a Balloon Payment) is reasonably foreseeable, subject, however, to the limitations described under "Servicing of the Mortgage Loans--Modifications, Waivers and Amendments" herein. There can be no assurance, however, that any such extension or modification will increase the present value of recoveries in a given case. Any delay in collection of a Balloon Payment that would otherwise be distributable in respect of a Class of Offered Certificates, whether such delay is due to borrower default or to modification of the related Mortgage Loan, will likely extend the weighted average life of such Class of Offered Certificates. See "Yield and Maturity Considerations" herein and in the Prospectus.

RISKS ASSOCIATED WITH COMMERCIAL AND MULTIFAMILY LENDING GENERALLY

   The Mortgage Loans are secured by anchored and unanchored retail properties, multifamily properties, office buildings, hotels, industrial properties and a mobile home community. The repayment of loans secured by commercial or multifamily properties is typically dependent upon the successful operation of the related real estate project, the businesses operated by the tenants and the creditworthiness of such tenants. Even the liquidation value of a commercial or multifamily residential property is determined more by capitalization of the property's cash flow than any absolute value of buildings and improvements thereon. Lenders typically look to the debt service coverage ratio (that is the ratio of net cash flow to debt service) of a loan secured by income-producing property as an important measure of the risk of default on such a loan. Commercial and multifamily lending also typically involves larger loans to a single obligor than one-to-four-family residential lending.

   Commercial and multifamily property values and cash flows are subject to volatility and may be insufficient to cover debt service on the related Mortgage Loans at any given time. The volatility of property values and cash flows depends upon a number of factors, including (i) the volatility of property revenue, and (ii) the property's "operating leverage," which generally refers to (a) the percentage of total property operating expenses in relation to property revenue, (b) the breakdown of property operating expenses between those that are fixed and those that vary with revenue or occupancy and (c) the level of capital expenditures required to maintain the property and retain or replace tenants. The net operating income and value of the Mortgaged Properties may be adversely affected by a number of factors, including but not limited to, national, regional and local economic conditions; local real estate conditions; changes or continued weakness in specific industry segments; perceptions by prospective tenants and, in the case of retail properties, retailers and shoppers, of the safety, convenience, services and attractiveness of the property; the willingness and ability of the property's owner to provide capable management and adequate maintenance; demographic factors; retroactive changes to building or similar codes; increases in operating expenses (such as energy costs); the number of tenants or, if applicable, the diversity of types of business operated by such tenants; and laws regulating the maximum rent permitted to be charged to a residential tenant. Properties with short-term, less creditworthy revenue sources and/or relatively high operating leverage can be expected to have more volatile cash flows than properties with medium to long-term tenant commitments from creditworthy tenants and/or relatively low operating leverage. A decline in the real estate market, in the financial condition of a major tenant or a general decline in the local or national economy will tend to have a more immediate effect on the net operating income of such properties and may lead to higher rates of delinquency or defaults. Historical operating results of the Mortgaged Properties may not be comparable to future operating results.

   If, during the terms of the Mortgage Loans, competing properties of a similar type are built in the areas where the Mortgaged Properties are located or similar properties in the vicinity of the Mortgaged Properties are substantially updated and refurbished, the value and net operating income of such Mortgaged Properties could be reduced. There is no assurance that the value of any Mortgaged Property during the term of the related Mortgage Loan will equal or exceed the appraised value determined in connection with the origination of such Mortgage Loan.

   Additionally, some of the Mortgaged Properties may not readily be converted to alternative uses if such Mortgaged Properties were to become unprofitable due to competition, age of the improvements, decreased demand or other factors. Thus, if the operation of any such Mortgaged Properties becomes unprofitable such that the borrower becomes unable to meet its obligations on the related loan, the liquidation value of any such Mortgaged Property may be substantially less, relative to the amount owing on the related loan, than would be the case if such Mortgaged Property were readily adaptable to other uses.

DEPENDENCE ON TENANTS

   The borrower under a mortgage loan secured by an income-producing property generally relies on periodic lease or rental payments from tenants to pay for maintenance and other operating expenses of the building, to fund capital improvements and to service the mortgage loan and any other debt or obligations it may have outstanding. There can be no guaranty that tenants will renew leases upon expiration or, in the case of a commercial tenant, that it will continue operations throughout the term of its lease. The income of borrowers under the Mortgage Loans would be adversely affected if tenants were unable to pay rent or if space was unable to be rented on favorable terms or at all. In addition, upon reletting or renewing existing leases, the borrower under a Mortgage Loan will likely be required to pay leasing commissions and tenant improvement costs which may adversely affect cash flow from the Mortgaged Property. There can be no assurances whether, or to what extent, economic, legal or social factors will affect future rental or repayment patterns.

BORROWER DEFAULT; NONRECOURSE MORTGAGE LOANS

   The Mortgage Loans are not insured or guaranteed by any governmental entity, by any private mortgage insurer, or by the Depositor, any Mortgage Loan Seller, the Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Underwriters or any of their respective affiliates.

   Each Mortgage Loan is generally a nonrecourse loan as to which, in the event of a default under such Mortgage Loan, recourse generally may be had only against the specific properties and other assets that have been pledged to secure the Mortgage Loan. See "Description of the Mortgage Pool" herein. Consequently, payment on each Mortgage Loan prior to maturity is dependent primarily on the sufficiency of the net cash flow of the related Mortgaged Property, and at maturity (whether at scheduled maturity or, in the event of a default under the related Mortgage Loan, upon the acceleration of such maturity), upon the then market value of the related Mortgaged Property (taking into account any adverse effect of a foreclosure proceeding on the market value of the Mortgaged Property) or the ability of the related borrower to refinance the Mortgaged Property. Approximately 94.34% of the Mortgage Loans by Initial Pool Balance were originated within 12 months prior to the Cut-off Date. Consequently, such Mortgage Loans do not have as long standing a payment history as Mortgage Loans originated on earlier dates.

RISKS PARTICULAR TO MULTIFAMILY PROPERTIES

   51 of the Mortgaged Properties, representing approximately 34.06% of the Initial Pool Balance (by allocated loan amount), are improved by multifamily dwellings. See the table entitled "Property Type Concentrations" under "Description of the Mortgage Pool--Additional Mortgage Loan Information" herein.

   The successful operation of a multifamily property will depend on, among other factors, its reputation, the ability of management to provide adequate maintenance and insurance, and the types of services it provides. In some cases, that operation may be affected by circumstances outside the control of the borrower or lender, such as the deterioration of the surrounding neighborhood, the development of competitive projects, the imposition of rent control or changes in tax laws. All of these conditions and events may increase the possibility that a borrower may be unable to meet its obligation under its Mortgage Loan.

    Certain states regulate the relationship of landlord and its tenants. Commonly, these laws require a written lease, good cause for eviction and disclosure of fees, while prohibiting unreasonable rules and retaliatory evictions. Apartment building owners have been the subject of suits under state "Unfair and Deceptive Practices Acts" and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, there are provisions that limit the basis on which a landlord may terminate a tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the building.

   In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control on apartment buildings. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. In many cases, the rent control laws do not permit vacancy decontrol. Any limitations on a borrower's ability to raise property rents may impair such borrower's ability to repay its Mortgage Loan from its net cash flow or the proceeds of a sale or refinancing of the related Mortgaged Property.

RISKS PARTICULAR TO RETAIL PROPERTIES

   36 of the Mortgaged Properties, representing approximately 33.34% of the Initial Pool Balance (by allocated loan amount), are improved by retail properties. See the table entitled "Property Type Concentrations" under "Description of the Mortgage Pool--Additional Mortgage Loan Information" herein. Significant factors determining the value of retail properties are the quality of the tenants as well as fundamental aspects of real estate such as location and market demographics. The correlation between the success of tenant businesses and property value is more direct with respect to retail properties than other types of commercial property because a component of the total rent paid by retail tenants may be tied to a percentage of gross sales. Whether a retail property is "anchored" or "unanchored" by a large retail tenant is also an important distinction. Retail properties that are anchored have traditionally been perceived to be less risky. While there is no strict definition of an anchor, it is generally understood that a retail anchor tenant is proportionately large in size and is vital in attracting customers to the retail property, whether or not such retail anchor is located on the related Mortgaged Property. 26 of the Mortgaged Properties, representing approximately 25.74% of the Initial Pool Balance (by allocated loan amount), are improved by retail properties which are "anchored" and 8 of the Mortgaged Properties, representing approximately 5.73% of the Initial Pool Balance (by allocated loan amount), are improved by retail properties which are "unanchored." Furthermore, the correlation between the success of tenant businesses and property value is increased when the property is a single tenant property. 2 of the Mortgaged Properties, representing approximately 1.87% of the Initial Pool Balance (by allocated loan amount), are improved by retail properties which are single tenant properties.

   Unlike office or hotel properties, retail properties also face competition from sources outside a given real estate market. Catalogue retailers, home shopping networks, the Internet, telemarketing and outlet centers all compete with more traditional retail properties for consumer dollars. Continued growth of these alternative retail outlets (which are often characterized by lower operating costs) could adversely affect the rents collectible at the retail properties included in the Mortgage Pool.

RISKS PARTICULAR TO OFFICE PROPERTIES

   13 of the Mortgaged Properties, representing approximately 15.63% of the Initial Pool Balance (by allocated loan amount), are improved by office properties. See the table entitled "Property Type Concentrations" under "Description of the Mortgage Pool--Additional Mortgage Loan Information" herein. Significant factors determining the value of office properties are the quality of the tenants in the building, the physical attributes of the building in relation to competing buildings and the strength and stability of the market area as a desirable business location. Office properties may be adversely affected if there is an economic decline in the business operated by the tenants. The risk of such an adverse effect is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

RISKS PARTICULAR TO HOTEL PROPERTIES

   8 of the Mortgaged Properties, representing approximately 8.74% of the Initial Pool Balance (by allocated loan amount), are improved by full service hotels or limited service hotels. See the table entitled "Property Type Concentrations" under "Description of the Mortgage Pool--Additional Mortgage Loan Information" herein.

   Various factors, including location, quality and franchise affiliation affect the economic performance of a hotel. Adverse economic conditions, either local, regional or national, may limit the amount that can be charged for a room and may result in a reduction in occupancy levels. To meet competition in the industry and to maintain economic values, continuing expenditures must be made for modernizing, refurbishing, and maintaining existing facilities prior to the expiration of their anticipated useful lives. Because hotel rooms generally are rented for short periods of time, hotels tend to respond more quickly to adverse economic conditions and competition than do other commercial properties. Furthermore, the financial strength and capabilities of the owner and operator of a hotel may have a substantial impact on such hotel's quality of service and economic performance. Additionally, the hotel and lodging industry is generally seasonal in nature and this seasonality can be expected to cause periodic fluctuations in room and other revenues, occupancy levels, room rates and operating expenses.

   Although all of the hotel properties are franchisees of national hotel chains, the viability of any such hotel property depends in part on the continued existence and financial strength of the franchisor, the public perception of the franchise service mark and the duration of the franchise license agreements. The transferability of franchise license agreements may be restricted and, in the event of a foreclosure on any such hotel property, the mortgagee may not have the right to use the franchise license without the franchisor's consent. Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure. Further, in the event of a foreclosure on a hotel property, it is unlikely that the Trustee (or Servicer or Special Servicer) or purchaser of such hotel property would be entitled to the rights under any liquor license for such hotel property and such party would be required to apply in its own right for such license or licenses. There can be no assurance that a new license could be obtained or that it could be obtained promptly.

RISKS PARTICULAR TO INDUSTRIAL PROPERTIES

   6 of the Mortgaged Properties, representing approximately 7.76% of the Initial Pool Balance, (by allocated loan amount), are improved by industrial properties. See the table entitled "Property Type Concentrations" under "Description of the Mortgage Pool--Additional Mortgage Loan Information" herein. Significant factors determining the value of industrial properties are the quality of tenants, building design and adaptability and the location of the property. Concerns about the quality of tenants, particularly major tenants, are similar in both office properties and industrial properties, although industrial properties are more frequently dependent on a single tenant.

   Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment (for example, a decline in defense spending), and a particular industrial or warehouse property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties.

   Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics which are valuable to an industrial property include high clear heights, wide column spacing, a large number of bays and large bay depths, divisibility, large minimum truck turning radii and overall functionality and accessibility.

   Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

MANAGEMENT

   Each Mortgaged Property is managed by a property manager (which generally is an affiliate of the borrower) or by the borrower itself. Fine Hotels, Inc. is the property manager with respect to approximately 6.18% (based on Initial Pool Balance) of the Mortgage Loans (the "Fineberg Loans"). See "Description of the Mortgage Pool--Significant Borrower Concentration" herein. The successful operation of a real estate project is largely dependent on the performance and viability of the management of such project. The property manager is responsible for responding to changes in the local market, planning and implementing the rental structure, including establishing levels of rent payments and advising the borrowers so that maintenance and capital improvements can be carried out in a timely fashion. There is no assurance regarding the performance of any operators, leasing agents and/or managers or persons who may become operators and/or managers upon the expiration or termination of management agreements or following any default or foreclosure under a Mortgage Loan. In addition, generally the property managers are operating companies and unlike limited purpose entities, may not be restricted from incurring debt and other liabilities in the ordinary course of business or otherwise. There can be no assurance that the property managers will at all times be in a financial condition to continue to fulfill their management responsibilities under the related management agreements throughout the terms thereof.

RISKS RELATING TO SECTION 8 MULTIFAMILY PROPERTIES

   2 of the Mortgage Loans (those identified as Loan Numbers 27 and 86 on Annex A hereto) (the "HAP Loans"), representing approximately 2.12% of the Initial Pool Balance, are secured by Mortgaged Properties which are partially assisted on a project basis in that their owners receive Section 8 (as defined herein) housing assistance payments from HUD under HAP Contracts in respect of at least one unit and up to 100% of the total number of units in each project. A "HAP Contract", as used herein, means any housing assistance payment contract authorizing the payment of Section 8 rental subsidies by HUD to the project owner on behalf of eligible lower income tenants tied to a particular project unit (project-based). The owners of the related Mortgaged Properties rely on (a) lease payments from commercial and residential tenants and (b) Section 8 assistance payments from HUD under HAP Contracts, to pay for maintenance and other operating expenses of the assisted Mortgaged Properties, to fund capital improvements and to service the HAP Loans and any other debt that may be secured by such Mortgaged Property. The HAP Contracts with respect to both assisted Mortgaged Properties are scheduled to expire in 2010, prior to the maturity of the related HAP Loans. Upon the expiration of the HAP Contracts, available cash flow from such Mortgaged Properties may be adversely affected. HUD may, but is not obligated to, provide tenant-based
Section 8 assistance to the residents of such Mortgaged Properties, but such residents may choose to live elsewhere and the continued availability of such assistance is uncertain. Such eventuality may have an adverse effect on the market value for the HAP Loans and the related Mortgaged Properties. In addition, if HUD elects to take enforcement action against owners of such Mortgaged Properties in default of their obligations under the applicable HAP Contracts, HUD may suspend, reduce or terminate the Section 8 rental subsidies during the term of the related HAP Contract as one of its available enforcement remedies. Additionally, HUD may in the future elect or may be required or permitted by Congress to take certain actions which could have the effect of limiting increases in rent levels or decreasing rent levels currently in effect. HUD's actions could therefore affect the ability of the owners of the related Mortgaged Properties to meet their obligations under the HAP Loans and to pay for necessary project expenditures, as well as the ability of such owners to refinance the HAP Loans. As a result, the value of the HAP Loans and the related Mortgaged Properties may decline. See "Description of the Mortgage Pool--Section 8 Housing Assistance Payments Programs" herein.

RISKS RELATING TO LACK OF CERTIFICATEHOLDER CONTROL OVER TRUST FUND

   Certificateholders generally do not have a right to vote, except with respect to required consents to certain amendments to the Pooling and Servicing Agreement and, in certain cases, to replace parties to the Pooling and Servicing Agreement. Furthermore, Certificateholders will generally not have the right to make decisions with respect to the administration of the Trust Fund, except for the right of the Controlling Class to replace the Special Servicer, the right of the Directing Certificateholder to object to any Asset Status Report and for holders of the Class A, Class B, Class C, Class D and Class E Certificates to elect the Extension Adviser. See "Servicing of the Mortgage Loans--General", "--The Extension Adviser" and "--Replacement of the Special Servicer" herein. Such decisions are generally made, subject to the express terms of the Pooling and Servicing Agreement, by the Servicer, the Trustee, the Special Servicer or the Fiscal Agent, as applicable. Any decision made by one of those parties in respect of the Trust Fund, even if made in the best interests of the Certificateholders (as determined by such party in its good faith and reasonable judgment), may be contrary to the decision that would have been made by the holders of any particular Class or Classes of Offered Certificates and may negatively affect the interests of such holders.

SPECIAL SERVICER ACTIONS AT DIRECTION OF THE DIRECTING CERTIFICATEHOLDER

   In connection with the servicing of the Specially Serviced Mortgage Loans, the Special Servicer may, at the direction of Directing Certificateholder, take actions with respect to such Specially Serviced Mortgage Loans that could adversely affect the holders of some or all of the Classes of Offered Certificates. The Directing Certificateholder will be controlled by the Controlling Class Certificate holders, which may have interests in conflict with those of the Certificateholders of the Classes of Offered Certificates. As a result, it is possible that the Directing Certificateholder may direct the Special Servicer to take actions which conflict with the interests of certain Classes of the Offered Certificates. See "Servicing of the Mortgage Loans--General" herein.

YIELD RISK ASSOCIATED WITH CHANGES IN CONCENTRATIONS

   To the extent payments in respect of principal (including any principal prepayments, liquidations and the principal portion of the repurchase prices of any Mortgage Loans repurchased due to breaches of representations) are received with respect to the Mortgage Loans, the remaining Mortgage Loans as a group may exhibit increased concentration with respect to the type of properties, property characteristics, number of borrowers and affiliated borrowers or geographic location. Because unscheduled collections of principal on the Mortgage Loans are payable first on the Classes of Class A Certificates (in order of numerical designation until paid) and then on the other Classes of Certificates (other than the Class X Certificates) in order of alphabetical designation, the more subordinate Classes of Certificates are relatively more likely to be exposed to any risks associated with changes in concentrations of loan or property characteristics.

SUBORDINATION OF SUBORDINATE OFFERED CERTIFICATES

   As and to the extent described herein, the rights of the holders of the Subordinate Offered Certificates to receive distributions of amounts collected or advanced on or in respect of the Mortgage Loans will be subordinated to those of the holders of the Senior Certificates. Furthermore, the rights of the holders of the Class E Certificates to receive distributions of amounts collected or advanced on or in respect of the Mortgage Loans will also be subordinated to those of the holders of the Class D, Class C and Class B Certificates, the rights of the holders of the Class D Certificates will also be subordinated to those of the holders of the Class C and Class B Certificates, and the rights of the holders of the Class C Certificates will also be subordinated to those of the holders of the Class B Certificates. See "Description of the Certificates--Distributions--Priority" and "--Subordination; Allocation of Collateral Support Deficit" herein.

POTENTIAL LIABILITY TO THE TRUST FUND RELATING TO A MATERIALLY ADVERSE ENVIRONMENTAL CONDITION

   An environmental site assessment was performed at each of the Mortgaged Properties during the 12-month period prior to the date of origination of the related Mortgage Loan. No such environmental assessment revealed any material adverse environmental condition or circumstance at any Mortgaged Property which has not been remediated as of the Cut-off Date. In certain cases, the environmental consultant identified a condition or circumstance (i) which was remediated or an escrow for such remediation was established and/or (ii) for which the consultant recommended an operations and maintenance plan or periodic monitoring of nearby properties, which recommendations are consistent with industrywide practices.

   The Pooling and Servicing Agreement requires that the Special Servicer obtain an environmental site assessment of a Mortgaged Property securing a defaulted Mortgage Loan prior to acquiring title thereto or assuming its operation. Such prohibition effectively precludes enforcement of the security for the related Mortgage Note until a satisfactory environmental site assessment is obtained (or until any required remedial action is thereafter taken) but will decrease the likelihood that the Trust Fund will become liable for a material adverse environmental condition at the Mortgaged Property. However, there can be no assurance that the requirements of the Pooling and Servicing Agreement will effectively insulate the Trust Fund from potential liability for a materially adverse environmental condition at any Mortgaged Property. See "Servicing of the Mortgage Loans--Realization Upon Defaulted Mortgage Loans" herein and "Risk Factors--Environmental Risks" and "Certain Legal Aspects of Mortgage Loans--Environmental Risks" in the Prospectus.

TAX CONSIDERATIONS RELATED TO FORECLOSURE

   If the Trust Fund were to acquire a Mortgaged Property subsequent to a default on the related Mortgage Loan pursuant to a foreclosure or deed in lieu of foreclosure, the Special Servicer would be required to retain an independent contractor to operate and manage the Mortgaged Property. Any net income from such operation and management, other than qualifying "rents from real property," or any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of building involved, will subject the Trust Fund to federal (and possibly state or local) tax on such income at the highest marginal corporate tax rate (currently 35%), thereby reducing net proceeds available for distribution to Certificateholders. The Trust Fund will generally be permitted to receive such taxable "net income from foreclosure property" if the Special Servicer determines that the net after-tax recovery to the Trust Fund would be greater than if such REO Property were leased to a third party at a fixed rental so as to produce qualifying "rents from real property" or such property could not reasonably be so leased.

NO EARTHQUAKE INSURANCE

   The Mortgaged Properties are not insured for any loss resulting from an earthquake.

ZONING COMPLIANCE

   Due to changes in applicable building and zoning ordinances and codes ("Zoning Laws") affecting certain of the Mortgaged Properties which have come into effect after the construction of improvements on such Mortgaged Properties and for other reasons, certain improvements may not comply fully with current Zoning Laws, including density, use, parking and setback requirements, but in certain cases qualify as permitted non-conforming uses. Such changes may limit the ability of the borrower to rebuild the premises "as is" in the event of a substantial casualty loss with respect thereto and may adversely affect the ability of the borrower to meet its Mortgage Loan obligations from cash flow.

LITIGATION

   There may be legal proceedings pending and, from time to time, threatened against the borrowers and their affiliates relating to the business of or arising out of the ordinary course of business of the borrowers and their affiliates. There can be no assurance that such litigation will not have a material adverse effect on the performance of the related Mortgage Properties and, thus, the distributions to Certificateholders.

                       DESCRIPTION OF THE MORTGAGE POOL

GENERAL

   All percentages of the Mortgage Loans and Mortgaged Properties, or of any specified group of Mortgage Loans and Mortgaged Properties, referred to herein without further description are approximate percentages by Initial Pool Balance. The Trust Fund will consist primarily of 59 commercial and 48 multifamily Mortgage Loans with an Initial Pool Balance of approximately $533,774,987. Each Mortgage Loan is evidenced by a promissory note (a "Mortgage Note") (or in the case of 1 Mortgage Loan, 2

Mortgage Notes) and secured by a mortgage, deed of trust or other similar security instrument (a "Mortgage") that (i) creates a first mortgage lien on a fee simple estate, or (ii) with respect to 5 Mortgage Loans representing approximately 5.75% of the Initial Pool Balance, the fee simple estate and a leasehold estate in one or more Mortgaged Properties, or a portion thereof, or (iii) with respect to 1 Mortgage Loan, representing approximately 0.75% of the Initial Pool Balance, a leasehold estate in a commercial property (a "Mortgaged Property"). The "Cut-off Date Balance" of any Mortgage Loan is the unpaid principal balance thereof as of the Cut-off Date, after application of all payments due on or before such date, whether or not received.

   On or prior to the Closing Date, the Depositor will acquire the Mortgage Loans from the Mortgage Loan Sellers pursuant to the Purchase Agreements and will thereupon assign its interests in the Mortgage Loans, without recourse, to the Trustee for the benefit of the Certificateholders. See "--The Mortgage Loan Sellers" below and "Description of the Pooling Agreements--Assignment of Mortgage Loans; Repurchases" in the Prospectus. For purposes of the Prospectus, each Mortgage Loan Seller constitutes a Mortgage Asset Seller.

   All of the Mortgage Loans were originated during the period between October 1995 and May 1997. The Mortgage Loan Sellers (or affiliates thereof) originated 102 of the Mortgage Loans, representing approximately 95.10% of the Initial Pool Balance, and acquired the remaining Mortgage Loans from the respective originators thereof, generally in accordance with the underwriting criteria described below under "--Underwriting Standards." 50 of the Mortgage Loans, which represent approximately 56.64% of the Initial Pool Balance, are being sold to the Depositor by Chase, 31 of the Mortgage Loans, which represent approximately 33.50% of the Initial Pool Balance, are being sold to the Depositor by Bear Stearns and 26 of the Mortgage Loans, which represent approximately 9.86% of the Initial Pool Balance, are being sold to the Depositor by PWRES.

   The Mortgage Loans are not insured or guaranteed by any Mortgage Loan Seller, any governmental entity or private mortgage insurer. The Depositor has not undertaken any evaluation of the significance of the recourse provisions of any of a number of the Mortgage Loans that provide for recourse against the related borrower or another person in the event of a default. Accordingly, investors should consider all of the Mortgage Loans to be nonrecourse loans as to which recourse in the case of default will be limited to the specific property and such other assets, if any, pledged to secure a Mortgage Loan.

   With respect to 27 Mortgage Loans, representing approximately 13.99% of the Initial Pool Balance, each borrower has secured and/or unsecured debt ("Subordinate Debt") in addition to the debt owed under the Mortgage Loan. With respect to 24 of such Mortgage Loans with Subordinate Debt, representing approximately 9.97% of the Initial Pool Balance, the Subordinate Debt is payable to an affiliate of such borrower ("Affiliate Debt").

   The borrowers with respect to 6 of the Mortgage Loans sold by Chase to the Depositor, representing approximately 9.26% of the Initial Pool Balance, have unsecured Affiliate Debt. The borrowers with respect to 3 of such Mortgage Loans, representing approximately 4.02% of the Mortgage Pool, have additional unsecured subordinate debt payable to an unaffiliated third party. The aggregate amount of Subordinate Debt for all such borrowers equals approximately $12,888,853, and the aggregate amount of Subordinate Debt which is not Affiliate Debt is approximately $1,733,460. For each such Mortgage Loan, the creditor has entered into a subordination agreement with Chase acknowledging that such Subordinate Debt is non-foreclosable and non-defaultable and imposing limits on the borrower's ability to incur any further subordinate debt. The interest rates on such Subordinate Debt range from 6.00% to 12.00% per annum and payments are payable solely out of excess cash flow after monthly payments of principal and interest have been made and any reserves required by the terms of the related Mortgage Loans have been funded as required under the Mortgage Loan Documents.

   In addition, with respect to 21 Mortgage Loans sold by PWRES to the Depositor, representing approximately 4.73% of the Initial Pool Balance, each related borrower owes secured and/or unsecured subordinate debt to an affiliate of the applicable borrower. The aggregate amount of Affiliate Debt for all such borrowers equals approximately $12,287,637 as of April 30, 1997, but may increase or decrease from time to time. Each holder of such Affiliate Debt executed a subordination agreement pursuant to which the holder of such Affiliate Debt has agreed to subordinate such Affiliate Debt to the related Mortgage Loans and has agreed that such Affiliate Debt will only be payable to the extent of the related borrower's excess available cash flow after monthly payment of principal and interest has been made and any reserves required by the terms of the related Mortgage Loans have been funded as required under the Mortgage Loan Documents at any time. The terms of 4 other Mortgage Loans sold by PWRES to the Depositor, representing approximately 4.57% of the Initial Pool Balance, permit the related borrower to incur Affiliate Debt, and the terms of 1 other Mortgage Loan sold by PWRES to the Depositor, representing approximately 0.56% of the Initial Pool Balance, permits the related borrower to incur Subordinate Debt, whether to an affiliate or an unaffiliated third party, provided that, in each case, the mortgagee consents to such debt (which consent may not be unreasonably withheld) and generally such borrowings are incurred in connection with the operations of the related Mortgaged Property. In addition, the terms of 1 of the Mortgage Loans sold by Bear Stearns to the Depositor, representing approximately 0.95% of the Initial Pool Balance, do not restrict the related borrower from having unsecured debt whether to an affiliate or otherwise.

   Certain risks relating to subordinate debt are described in "Certain Legal Aspects of Mortgage Loans--Subordinate Financing" in the Prospectus.

SIGNIFICANT BORROWER CONCENTRATION

   No Mortgage Loan has a Stated Principal Balance in excess of 5% of the Initial Pool Balance. The only borrower concentration over 5%, based on Initial Pool Balance, is described below.

   Fineberg Borrower Concentration. The Fineberg Loans consist of 4 Mortgage Loans, representing approximately 6.18% of the Initial Pool Balance, with a Stated Principal Balance as of the Cut-off Date of approximately $32,973,122. All of the Fineberg Loans are managed by Fine Hotels, Inc. and are secured by Holiday Inn hotel properties which are located in Massachusetts and Pennsylvania. Fine Hotels, Inc. manages over 1,800 full service hotel rooms in the northeastern United States.

   The information set forth above concerning Fine Hotels, Inc., has been provided by Chase. Neither the Depositor nor the Underwriters make any representation as to the accuracy or completeness of such information.

   The interest rate on each of the Fineberg Loans is 9.125% and each such Mortgage Loan has a ten-year term and payments based on a 25-year amortization schedule. No voluntary principal prepayments are permitted for the initial three years of the loan term, and each Fineberg Loan is prepayable thereafter subject to the payment of a Yield Maintenance Charge until six months prior to the related maturity date.

CERTAIN TERMS AND CONDITIONS OF THE MORTGAGE LOANS

   All of the Mortgage Loans have Due Dates that occur on the first day of each month, and all but 1 of the Mortgage Loans, representing approximately 0.52% of the Initial Pool Balance, provide for grace periods which do not exceed 10 days (such other Mortgage Loan having a 15-day grace period). All prepayments, if any, on the Mortgage Loans are generally required to be made on the first day of each month and/or to include one month's interest on the amount prepaid. All of the Mortgage Loans bear fixed interest rates. Approximately 93.18% of the Mortgage Loans provide for monthly payments of principal based on amortization schedules significantly longer than the remaining terms of such Mortgage Loans. The Interest Only Loan, representing approximately 0.56% of the Initial Pool Balance, provides for monthly payments of interest only over its term and the payment of the entire principal amount at maturity. Thus, such Mortgage Loans will have Balloon Payments due at their stated maturity dates, unless prepaid prior thereto.

   Prepayment Provisions. Each Mortgage Loan restricts voluntary prepayments in one or more of the following ways: (i) by prohibiting any prepayments for a specified period of time after the date of origination of such Mortgage Loan (a "Lockout Period"), (ii) by requiring that any principal prepayment made during a specified period of time after the date of origination of such Mortgage Loan or, in the case of a Mortgage Loan also subject to a Lock-out Period, after the date of expiration of such Lockout Period (a "Yield Maintenance Period") be accompanied by a Yield Maintenance Charge (as defined below) and (iii) by imposing fees or premiums generally equal to a percentage of the then outstanding principal balance of such Mortgage Loan ("Prepayment Premiums") in connection with full or partial principal prepayments for a specified period of time after the expiration of the related Yield Maintenance Period or, in the case of Mortgage Loans not subject to a Yield Maintenance Period, the related Lockout Period (in either case, a "Prepayment Premium Period"). 78 of the Mortgage Loans, representing approximately 87.56% of the Initial Pool Balance, specify a period of time (generally between three to six months) immediately prior to the maturity date of such Mortgage Loan during which there are no restrictions on voluntary prepayments, 1 Mortgage Loan, representing approximately 2.86% of the Initial Pool Balance, specifies a period of 36 months prior to maturity during which there are no restrictions on voluntary prepayments and 26 Mortgage Loans, representing approximately 5.65% of the Initial Pool Balance, require the payment of Yield Maintenance Charges until maturity. In the case of the remaining 2 Mortgage Loans, representing approximately 3.93% of the Initial Pool Balance, such Mortgage Loans are locked out until their respective maturity dates. 1 Mortgage Loan (the Mortgage Loan identified as Loan No. 95 on Annex A hereto) secured by 4 Mortgaged Properties, representing approximately 0.78% of the Initial Pool Balance, provides for a 60 month Lockout Period. However, after 33 months, in connection with the sale of one of the related Mortgaged Properties to the current tenant of such Mortaged Property, the related borrower may pay a Yield Maintenance Charge and prepay a stated portion of the principal balance of such Mortgage Loan.

   The "Yield Maintenance Charge" will generally be equal to:

     (i) with respect to Mortgage Loans sold by Chase to the Depositor: the greater of (A) 1% (or 3% with respect to 1 such Mortgage Loan, representing approximately 0.33% of the Initial Pool Balance) of the entire unpaid principal balance of the Mortgage Loan at the time of prepayment, and (B) the present value as of the date of prepayment and calculated using the Yield Rate as the discount rate, for each month, of the difference between (1) the remaining scheduled monthly payments of interest that would be due on the principal being prepaid at the rate per annum provided for in the related Mortgage Note from the date of prepayment to the maturity date and (2) the remaining scheduled monthly payments of interest that would be due on the principal amount being prepaid at the Yield Rate from the date of prepayment to the maturity date;

     (ii) with respect to Mortgage Loans sold by Bear Stearns to the
    Depositor: the greater of (A) 3% (or 1% in the case of 13 Mortgage Loans, representing approximately 11.21% of the Initial Pool Balance) of the entire unpaid principal balance (or, in the case of 18 Mortgage Loans, representing approximately 16.89% of the Initial Pool Balance, of the amount of principal being prepaid) of the Mortgage Loan at the time of prepayment, and (B) the excess, if any, of (1) the product of (a) the sum of the present value of all remaining scheduled principal and interest payments (including, but not limited to payments due on the maturity date), each such payment discounted to present value at the date of prepayment at the Yield Rate (as defined below) and (b) a fraction, the numerator of which is the principal amount being prepaid and the denominator of which is the total outstanding principal balance at the time of prepayment over (2) the entire principal amount being prepaid; and

     (iii) with respect to Mortgage Loans sold by PWRES to the Depositor: the greater of (A) 1% of the portion of the principal balance of the Mortgage Loan being prepaid, and (B) the product of (i) a fraction whose numerator is an amount equal to the portion of the principal balance of the Mortgage Loan being prepaid and whose denominator is the outstanding principal balance of such Mortgage Loan on the date of such prepayment, multiplied by (ii) an amount equal to the remainder obtained by subtracting (x) an amount equal to the entire outstanding principal balance of the Mortgage Loan as of the date of such prepayment, from (y) the present value as of the date of such prepayment of the remaining scheduled payments of principal and interest on the Mortgage Loan (including the Balloon Payment) determined by discounting such payments at the Yield Rate.

   The "Yield Rate" is a rate equal to (i) with respect to the Mortgage Loans sold by Chase or PWRES to the Depositor, a per annum rate calculated by the linear interpolation of the yields, as reported in

"Federal Reserve Statistical Release H.15--Selected Interest Rates" under the heading U.S. Government Securities/Treasury constant maturities for the week ending prior to the date of prepayment, of the U.S. Treasury constant maturities with maturity dates (one longer and one shorter) most nearly approximating the maturity date of the Mortgage Loan being prepaid (or such other comparable calculation based on the United States Treasury Security set forth in such other publication), such rate converted to a monthly equivalent and (ii) with respect to the Mortgage Loans sold by Bear Stearns to the Depositor, the rate which, when compounded monthly, is equivalent to the bond equivalent yield (in the secondary market) on the United States Treasury Security having a remaining term to maturity closest to the maturity of the Mortgage Loan as reported in The Wall Street Journal or in some cases in Federal Reserve "Statistical Release H.15(519), Selected Interest Rates" on a specified day preceding the date of prepayment or acceleration. In the event Federal Reserve Statistical Release H.15--Selected Interest Rates is no longer published, the Servicer, on behalf of the Trustee, shall select a comparable publication to determine the Yield Rate with respect to Mortgage Loans. With respect to the Mortgage Loan described above which provides for a one time partial prepayment, the "Yield Rate" with respect to such partial prepayment is equal to the "Yield Rate" described in the immediately preceding two sentences, plus 270 basis points.

   The following table summarizes the Lockout Periods, Yield Maintenance Periods and Prepayment Premium Periods applicable to the Mortgage Loans:

           PREPAYMENT RESTRICTIONS IN EFFECT AS OF THE CUT-OFF DATE

                                                                                                   YIELD
                                                                                                MAINTENANCE   PREPAYMENT
                                                                                                  CHARGES      PREMIUMS
 ORIGINAL                     PERCENTAGE                                                       ------------   ------------   FREELY
 TERM TO  NUMBER  AGGREGATE   OF INITIAL                                                                  AND/OR          PREPAYABLE
MATURITY    OF   CUT-OFF DATE    POOL    LOCKOUT           YIELD MAINTENANCE CHARGE OR         BEGIN   END    BEGIN   END    DURING
 (MOS.)   LOANS    BALANCE     BALANCE   PERIOD           PREPAYMENT PREMIUM DESCRIPTION       MONTH  MONTH   MONTH  MONTH    LAST
--------  -----  ------------  -------   ------  --------------------------------------------  -----  -----   -----  ----- ---------
    60       2   $  7,945,358    1.49%      0/24  > (i) 1% of UPB or                          1/25      56     N/A    N/A     3 mos.
                                                    (ii) Yield Maintenance Charge
    84       6     27,277,152    5.11      23/35  > (i) 1% of UPB or                         24/36   77/83     N/A    N/A   0/6 mos.
                                                    (ii) Yield Maintenance Charge
    84       1      9,000,000    1.69         83                   N/A                                                        0 mos.
   120       1      1,740,215    0.33          0  > of (i) 3% of UPB or                          1      84      85    113     6 mos.
                                                       (ii) Yield Maintenance Charge
                                                       for the first 7 years then
                                                       fixed at 3% in year 8, 2% in year
                                                       9 and 1% in year 10
   120      72    325,428,420   60.97      23/83  > of (i) 1% of UPB or                      24/84 113/119     N/A    N/A   0/6 mos.
                                                       (ii) Yield Maintenance Charge
   120      10     40,860,198    7.65      35/83  > of (i) 3% of UPB or                      36/84 113/119     N/A    N/A   0/6 mos.
                                                       (ii) Yield Maintenance Charge

   120       2     18,811,684    3.52         83  > of (i) 3% of UPB or                         84     108     109    113     6 mos.
                                                       (ii) Yield Maintenance Charge
                                                       for the first 9 years and then
                                                       fixed at 1% in year 10
   120       2     16,724,727    3.13    113/116                   N/A                                                      3/6 mos.
   144       2      6,738,162    1.26         35  5% yrs 4-6, 4% yr 7, 3% yr 8, 2% yr 9,       N/A     N/A      36    140     3 mos.
                                                  1% yrs 10-12

   180       3     16,510,217    3.09     47/107  > of (i) 1% of UPB or                     48/108 173/176     N/A    N/A   3/6 mos.
                                                       (ii) Yield Maintenance Charge
   180       1     15,292,098    2.86         59  > of (i) 1% of UPB or                         60     143     N/A    N/A    36 mos.
                                                       (ii) Yield Maintenance Charge
   180       1      3,121,499    0.58         83  5% yr 8-11, 4% yr 12, 3% yr 13,              N/A     N/A      84    173     6 mos.
                                                  2% yr 14, 1% yr 15
   180       2     30,471,079    5.71    173/179                   N/A                                                      0/6 mos.
   192       1      6,879,656    1.29        119  > of (i) 1% of UPB or                        120     188     N/A    N/A     3 mos.
                                                       (ii) Yield Maintenance Charge
   216       1      6,974,522    1.31         59  > of (i) 1% of UPB or                         60     212     N/A    N/A     3 mos.
           ---   ------------    ----                  (ii) Yield Maintenance Charge
TOTAL/     107   $533,774,987    100%
           ===  =============    ====
  WEIGHTED AVERAGE

------------
As used above, "Lockout Period", "Begin Month" and "End Month" are measured in monthly payments.
As used above, "N/A" means not applicable.
As used above, "UPB" means unpaid principal balance.

   Prepayment Premiums and Yield Maintenance Charges are distributable as described herein under "Description of the Certificates--Allocation of Prepayment Premiums and Yield Maintenance Charges."

   Unless a Mortgage Loan is relatively near its stated maturity date or unless the sale price or the amount of the refinancing of the related Mortgaged Property is considerably higher than the current outstanding principal balance of such Mortgage Loan (due to an increase in the value of the Mortgaged Property or otherwise), the Yield Maintenance Charge or Prepayment Premium may, even in a relatively low interest rate environment, offset entirely or render insignificant any economic benefit to be received by the borrower upon a refinancing or sale of the Mortgaged Property. The Yield Maintenance Charge or Prepayment Premium provision of a Mortgage Loan creates an economic disincentive for the borrower to prepay such Mortgage Loan voluntarily and, accordingly, the related borrower may elect not to prepay such Mortgage Loan. However, there can be no assurance that the imposition of a Yield Maintenance Charge or Prepayment Premium will provide a sufficient disincentive to prevent a voluntary principal prepayment. All but 44 of the Mortgage Loans (representing approximately 26.75% of the Initial Pool Balance) prohibit voluntary partial prepayments.

   Certain state laws limit the amounts that a lender may collect from a borrower as an additional charge in connection with the prepayment of a mortgage loan. 86 of the Mortgage Loans (representing approximately 95.27% of the Initial Pool Balance) do not require the payment of Prepayment Premiums or Yield Maintenance Charges in connection with casualty or condemnation. Furthermore, the enforceability, under the laws of a number of states, of provisions providing for payments comparable to the Prepayment Premiums and/or Yield Maintenance Charges upon an involuntary prepayment is unclear. No assurance can be given that, at the time a Prepayment Premium or a Yield Maintenance Charge is required to be made on a Mortgage Loan in connection with an involuntary prepayment, the obligation to pay such Prepayment Premium or Yield Maintenance Charge will be enforceable under applicable state law. See "Certain Legal Aspects of Mortgage Loans--Default Interest and Limitations on Prepayments" in the Prospectus.

   The following table sets forth for each month indicated in the table, (i) the aggregate unpaid principal balance and the percentage of the Initial Pool Balance expected to be outstanding and (ii) the percentage of such amounts subject to a Lockout Period, Yield Maintenance Charge or Prepayment Premium, in each case assuming no prepayments, defaults or extensions and based also upon the assumptions set forth preceding the tables appearing under "Yield and Maturity Considerations--Weighted Average Life" herein.

   PERCENTAGE OF REMAINING POOL BALANCE SUBJECT TO PREPAYMENT RESTRICTIONS
                    (DOLLAR AMOUNTS EXPRESSED IN MILLIONS)

                                                 PREPAYMENT RESTRICTIONS APPLICABLE TO IPB OUTSTANDING
                                                        ON EACH ANNIVERSARY OF THE CUT-OFF DATE
                 IPB OUTSTANDING                 ---------------------------------------------------  PREPAYABLE WITHOUT
-----------------------------------------------                     YIELD MAINTENANCE   PREPAYMENT    PREMIUM OR CHARGE
           INITIAL   AMOUNT OF  IPB OUTSTANDING       LOCKOUT           CHARGES          PREMIUMS     -----------------
            POOL        IPB    ---------------- -----------------   ---------------   --------------
   DATE    BALANCE    MATURED    AMOUNT   % IPB   AMOUNT    % IPB   AMOUNT   % IPB    AMOUNT   % IPB   AMOUNT    % IPB
-------- --------- ----------- -------- ------- --------    -----   ------  -------   ------   -----   ------   -------
 6/1/97    $533.8     $  0.0     $533.8    100%   $529.0    99.1    $  4.7     0.9%   $ 0.0     0.0%   $ 0.0     0.0%
 6/1/98    $533.8     $  6.3     $527.4     99%   $500.5    94.9    $ 27.0     5.1%   $ 0.0     0.0%   $ 0.0     0.0%
 6/1/99    $533.8     $ 13.3     $520.5     98%   $458.6    88.1    $ 61.9    11.9%   $ 0.0     0.0%   $ 0.0     0.0%
 6/1/00    $533.8     $ 20.9     $512.8     96%   $166.2    32.4    $340.1    66.3%   $ 6.5     1.3%   $ 0.0     0.0%
 6/1/01    $533.8     $ 29.5     $504.3     94%   $131.8    26.1    $363.1    72.0%   $ 6.4     1.3%   $ 3.0     0.6%
 6/1/02    $533.8     $ 46.6     $487.2     91%   $100.7    20.7    $380.2    78.0%   $ 6.3     1.3%   $ 0.0     0.0%
 6/1/03    $533.8     $ 74.7     $459.0     86%   $ 98.2    21.4    $351.0    76.5%   $ 7.8     1.7%   $ 2.0     0.4%
 6/1/04    $533.8     $100.5     $433.2     81%   $ 49.7    11.5    $373.9    86.3%   $ 9.7     2.2%   $ 0.0     0.0%
 6/1/05    $533.8     $112.0     $421.8     79%   $ 47.9    11.4    $364.6    86.4%   $ 7.8     1.8%   $ 1.6     0.4%
 6/1/06    $533.8     $130.4     $403.4     76%   $ 42.7    10.6    $255.2    63.3%   $16.4     4.1%   $89.1    22.1%
 6/1/07    $533.8     $475.7     $ 58.1     11%   $ 23.6    40.6    $ 27.6    47.5%   $ 6.9    12.0%   $ 0.0     0.0%
 6/1/08    $533.8     $480.1     $ 53.7     10%   $ 22.5    41.9    $ 24.7    46.0%   $ 6.5    12.1%   $ 0.0     0.0%
 6/1/09    $533.8     $490.1     $ 43.7      8%   $ 21.3    48.8    $ 17.2    39.5%   $ 0.8     1.8%   $ 4.3     9.9%
 6/1/10    $533.8     $495.1     $ 38.7      7%   $ 20.0    51.8    $ 15.4    39.8%   $ 0.5     1.2%   $ 2.8     7.2%
 6/1/11    $533.8     $500.6     $ 33.2      6%   $ 18.6    56.3    $  5.8    17.6%   $ 0.0     0.0%   $ 8.7    26.1%
 6/1/12    $533.8     $531.5     $  2.3      0%   $  0.0     0.0    $  2.3   100.0%   $ 0.0     0.0%   $ 0.0     0.0%
 6/1/13    $533.8     $532.4     $  1.3      0%   $  0.0     0.0    $  1.3   100.0%   $ 0.0     0.0%   $ 0.0     0.0%
 6/1/14    $533.8     $533.1     $  0.6      0%   $  0.0     0.0    $  0.6   100.0%   $ 0.0     0.0%   $ 0.0     0.0%

------------
As used above, "IPB" means Initial Pool Balance.

   Defeasance. The terms of 21 of the Mortgage Loans sold to the Depositor by PWRES, representing approximately 4.73% of the Initial Pool Balance (the "Non-Lockout Defeasance Loans"), grant the related borrower the option at any time commencing two years after the Closing Date, to obtain the release of the lien of the Mortgage on the related Mortgaged Property by substituting for such Mortgaged Property, as collateral for the related Mortgage Note, U.S. Treasury securities having (i) a market value at the time of the proposed release (the "Defeasance Date") of no less than the then outstanding principal balance of the Mortgage Note, and (ii) a cash flow for each month from the Defeasance Date to the maturity date of the Mortgage Loan of no less than the required monthly payment for each such month on the Mortgage Note (including both principal and interest and including any Balloon Payment). No Yield Maintenance Charge or Prepayment Premium will be payable in connection with the release of a Mortgaged Property as described above.

   Pursuant to the terms of the related Non-Lockout Defeasance Loan, a borrower may only exercise a Defeasance Option if (i) exercising such option is necessary in order for the borrower to cure a non-curable default, or (ii) as the result of the occurrence of a casualty or condemnation with respect to the related Mortgaged Property, the proceeds in respect of which were applied by the mortgagee to the mandatory prepayment of the Mortgage Note and were insufficient to allow the borrower to obtain a release of such Mortgaged Property, or (iii) in connection with a sale of the Mortgaged Property. The terms of the Non-Lockout Defeasance Loans do not prohibit prepayment of such Mortgage Loans during the period of time in which defeasance is permitted.

   The terms of 5 of the Mortgage Loans, representing approximately 10.53% of the Initial Pool Balance, (the "Lockout Defeasance Loans") sold by Bear Stearns to the Depositor grant the related borrower the option at any time four years after origination, to obtain the release of the lien of the Mortgage on the related Mortgaged Property by substituting for such Mortgaged Property, as collateral for the related Mortgage Note, U.S. Treasury securities which provide for payments on or prior to each Due Date and the maturity date of amounts at least equal to the amounts which would have been payable on each such date under the terms of the related Mortgage Loan. No Yield Maintenance Charge or Prepayment Premium will be payable in connection with the release of a Mortgaged Property as described above. The Lockout Defeasance Loans are locked out from voluntary prepayments during the period defeasance is permitted, except that 3 of the Mortgage Loans, representing approximately 6.59% of the Initial Pool Balance, permit prepayment without the payment of any penalty or charge during either the last three months or six months prior to such Mortgage Loans' maturity dates.

   "Due-on-Sale" and "Due-on-Encumbrance" Provisions. The Mortgage Loans contain "due-on-sale" and "due-on-encumbrance" provisions that in each case, with limited exceptions, permit the holder of the Mortgage to accelerate the maturity of the related Mortgage Loan if the borrower sells or otherwise transfers or encumbers the related Mortgaged Property without the consent of the holder of the Mortgage; provided, however, under the terms of certain of the Mortgage Loans, such consent must be granted if certain conditions are met. Certain of the Mortgaged Properties have been, or may become, subject to subordinate financing. See "--General" above. The Special Servicer will be required to exercise (or waive its right to exercise) any right it may have with respect to a Mortgage Loan containing a "due-on-sale" clause (i) to accelerate the payments thereon, or (ii) to withhold its consent to any such sale or transfer, consistent with the Servicing Standards. With respect to a Mortgage Loan with a "due-on-encumbrance" clause, the Special Servicer will be required to exercise (or waive its right to exercise) any right it may have with respect to a Mortgage Loan containing a "due-on-encumbrance" clause
(i) to accelerate the payments thereon, or (ii) to withhold its consent to the creation of any additional lien or other encumbrance, consistent with the Servicing Standards. Notwithstanding the foregoing, the Special Servicer will be required not to waive any rights under any "due-on-encumbrance" clause, or under any "due-on-sale" clause set forth in any of the Mortgage Loans in any loan group with related borrower concentrations in excess of 5% (described in the second paragraph under "Risk Factors--Increased Risk of Loss Associated with Concentration of Mortgage Loans and Borrowers" herein), unless it obtains from each Rating Agency a written confirmation that such waiver would not cause a downgrading, qualification or withdrawal of the ratings then assigned to any of the Certificates; provided, however, that so long as all holders of each Class of Certificates the ratings of which would otherwise be downgraded, qualified or withdrawn consent to such waiver, such Rating Agency confirmation will not be required.

    Notwithstanding the foregoing, the existence of any subordinated indebtedness may increase the difficulty of refinancing the related Mortgage Loan at maturity and the possibility that reduced cash flow could result in deferred maintenance. Also, if the holder of the subordinated debt has filed for bankruptcy or been placed in involuntary receivership, foreclosure of the related Mortgage Loan could be delayed. See "Certain Legal Aspects of Mortgage Loans--Due-on-Sale and Due-on-Encumbrance" and "--Subordinate Financing" in the Prospectus.

ADDITIONAL MORTGAGE LOAN INFORMATION

   The following tables set forth certain anticipated characteristics of the Mortgage Loans. The sum in any column may not equal the indicated total due to rounding. The descriptions in this Prospectus Supplement of the Mortgage Loans and the Mortgaged Properties are based upon the Mortgage Pool as it is expected to be constituted as of the close of business on the Closing Date, assuming that (i) all scheduled principal and interest payments due on or before the Cut-off Date will be made, and (ii) there will be no principal prepayments on or before the Cut-off Date. Prior to the issuance of the Certificates, Mortgage Loans may be removed from the Mortgage Pool and not sold by the Mortgage Loan Sellers to the Depositor as a result of prepayments, delinquencies, incomplete documentation or otherwise, if the Depositor or the related Mortgage Loan Seller deems such removal necessary, appropriate or desirable. A limited number of other mortgage loans may be included in the Mortgage Pool prior to the issuance of the Certificates, unless including such mortgage loans would materially alter the characteristics of the Mortgage Pool as described herein. The Depositor believes that the information set forth herein will be representative of the characteristics of the Mortgage Pool as it will be constituted at the time the Certificates are issued, although the range of Mortgage Rates and maturities as well as other characteristics of the Mortgage Loans described herein may vary.

   A Current Report on Form 8-K (the "Form 8-K") will be available to purchasers of the Offered Certificates on or shortly after the Closing Date and will be filed, together with the Pooling and Servicing Agreement, with the Securities and Exchange Commission within fifteen days after the initial issuance of the Offered Certificates. In the event that Mortgage Loans are removed from or added to the Mortgage Pool as set forth in the preceding paragraph, such removal or addition will be noted in the Form 8-K.

                                    TYPE OF MORTGAGED PROPERTIES

                                                                                                 WEIGHTED AVERAGES
                                                                 CUT-OFF DATE ------------------------------------------------------
                                         PERCENTAGE             BALANCE PER                                                CUT-OFF
                  NUMBER    AGGREGATE    OF INITIAL  NUMBER        NUMBER            STATED                      CUT-OFF     LTV
                    OF     CUT-OFF DATE     POOL    OF UNITS      OF UNITS    MTG.   REMAINING  OCCU-            DATE LTV   RATIO AT
PROPERTY TYPE   PROPERTIES  BALANCE(1)    BALANCE   OR NRA(2)      OR NRA     RATE  TERM (MO.)  PANCY    DSCR     RATIO     MATURITY
--------------  ----------  -----------   -------   ---------      ------     ----  ----------  -----    ----     -----     --------
1 MULTIFAMILY        51     $181,817,526    34.06%       7,491     $24,271     8.54%      113     96%    1.49X    68.81%    57.65%
2 RETAIL,
  "ANCHORED"         26      137,406,326    25.74    3,237,659     $ 42.44     8.94%      120     95%    1.43X    62.81%    50.09%
3 OFFICE             13       83,442,341    15.63    1,614,922     $ 51.67     9.00%      128     96%    1.52X    64.43%    52.31%
4 HOTEL               8       46,641,052     8.74        1,315     $35,468     9.14%      119     71%    1.54X    65.82%    53.27%
5 INDUSTRIAL          6       41,411,204     7.76    1,598,760     $ 25.90     9.02%      137    100%    1.42X    65.41%    32.05%
6 RETAIL,
  "UNANCHORED"        8       30,604,701     5.73      389,420     $ 78.59     9.18%      121     93%    1.35X    69.80%    55.66%
7 RETAIL, SINGLE
   TENANT             2        9,966,763     1.87       29,796     $334.50     9.25%      185    100%    1.28X    67.59%    16.47%
8 MOBILE HOME         1        2,485,073     0.47          179     $13,883     8.45%      114     99%    1.31X    62.13%    51.04%
                ----------------------- -----------
TOTAL/WEIGHTED
  AVERAGE(3)        115     $533,774,987      100%                             8.85%      121     94%    1.46X    66.05%    51.58%
                ======================= ===========

------------
(1) With respect to 2 of the 4 Mortgage Loans secured by multiple Mortgaged Properties, the related loan amount is allocated based upon the related Underwritten Net Cash Flow of the Mortgaged Property as a percentage of the aggregate Underwritten Net Cash Flow. With respect to the remaining 2 Mortgage Loans secured by multiple Mortgaged Properties, the related loan amount is allocated based upon the appraised value of each Mortgaged Property.
(2) "NRA" means net rentable area and is applicable with respect to retail, office and industrial properties.
(3) Because this table is presented at the Mortgaged Property level, weighted averages are based on allocated loan amounts and may therefore deviate slightly from weighted averages presented at the Mortgage Loan level in other tables herein.

                RANGE OF MORTGAGE RATES AS OF THE CUT-OFF DATE


                                                                                    WEIGHTED AVERAGES
                                                             -----------------------------------------------------------
                   NUMBER OF     AGGREGATE      PERCENTAGE                   STATED              CUT-OFF
     RANGE OF        LOANS/     CUT-OFF DATE  OF INITIAL POOL  MORTGAGE     REMAINING             DATE      LTV RATIO AT
 MORTGAGE RATES    PROPERTIES     BALANCE         BALANCE        RATE      TERM (MO.)   DSCR    LTV RATIO     MATURITY
---------------- ------------ -------------- --------------- ----------   ----------- ------- ----------- --------------
7.570% to 8.249%     5 / 5      $ 26,165,213        4.90%        7.73%          81      1.60x     69.55%       63.57%
8.250% to 8.499%     7 / 7        64,572,932       12.10         8.39%         124      1.49x     66.93%       57.61%
8.500% to 8.749%    21 / 23      101,631,706       19.04         8.62%         121      1.56x     61.98%       46.88%
8.750% to 8.999%    31 / 32      123,218,880       23.08         8.88%         122      1.44x     67.25%       53.61%
9.000% to 9.249%    25 / 30      141,282,356       26.47         9.10%         127      1.45x     66.19%       48.03%
9.250% to 9.499%    11 / 11       47,421,072        8.88         9.32%         126      1.30x     67.92%       50.07%
9.500% to 9.750%     7 / 7        29,482,827        5.52         9.59%         113      1.41x     66.35%       54.92%
                 ------------   ------------        ----
TOTAL/WEIGHTED
 AVERAGE           107 / 115    $533,774,987        100%        8.85%         121      1.46X     66.05%       51.58%
                 ============   ============        ====

                           MORTGAGE LOANS BY STATE

                                                                             WEIGHTED AVERAGES
                                                           ----------------------------------------------------------
                 NUMBER OF     AGGREGATE      PERCENTAGE                  STATED              CUT-OFF
                   LOANS/     CUT-OFF DATE  OF INITIAL POOL  MORTGAGE    REMAINING             DATE      LTV RATIO AT
     STATE       PROPERTIES     BALANCE         BALANCE        RATE     TERM (MO.)   DSCR    LTV RATIO     MATURITY
-------------- ------------ -------------- --------------- ----------  ----------- ------- ----------- --------------
New York          20 / 25     $115,515,010       21.64%        9.05%        137      1.44x     63.16%       43.96%
California         9 / 9        64,807,462       12.14         8.74%        118      1.37x     64.99%       50.28%
Massachusetts      8 / 8        58,467,203       10.95         9.08%        131      1.47x     66.31%       39.15%
Pennsylvania       5 / 5        50,796,561        9.52         8.68%        107      1.36x     72.37%       63.39%
New Jersey         6 / 7        35,727,119        6.69         9.10%        115      1.39x     65.58%       56.00%
Texas             10 / 10       34,852,910        6.53         8.98%        112      1.35x     71.93%       61.94%
Illinois           4 / 4        26,721,849        5.01         8.15%        102      1.44x     73.74%       66.33%
Nevada             2 / 2        25,169,555        4.72         8.90%        137      1.79x     48.81%       27.89%
Michigan           7 / 7        24,387,177        4.57         8.29%         83      1.97x     62.23%       56.09%
Florida            9 / 9        17,159,529        3.21         8.99%        113      1.26x     75.02%       66.25%
Tennessee          2 / 2        15,000,000        2.81         8.42%        154      2.07x     51.03%       41.18%
Virginia           2 / 4         9,202,355        1.72         9.15%        114      1.35x     69.56%       60.16%
Mississippi        2 / 2         8,974,199        1.68         8.77%        115      1.33x     65.03%       56.86%
Nebraska           1 / 1         7,117,039        1.33         8.89%        115      1.38x     73.37%       60.83%
South Carolina     2 / 2         6,738,162        1.26         9.13%        142      1.54x     62.39%       48.31%
Indiana            5 / 5         5,279,780        0.99         8.77%        115      1.29x     80.06%       71.50%
Maryland           1 / 1         5,057,210        0.95         9.58%        110      1.31x     67.43%       56.99%
Colorado           1 / 1         4,685,561        0.88         8.50%        115      1.29x     75.57%       67.17%
Washington         2 / 2         3,655,217        0.68         8.68%        114      1.35x     72.43%       60.60%
Georgia            2 / 2         3,515,934        0.66         8.81%        115      1.36x     83.73%       74.82%
New Mexico         1 / 1         3,150,000        0.59         8.65%         84      1.58x     67.02%       59.74%
Kentucky           3 / 3         2,947,689        0.55         8.81%        115      1.28x     73.65%       65.81%
Arizona            1 / 1         2,750,000        0.52         8.17%        120      2.01x     55.00%       44.61%
Ohio               2 / 2         2,097,463        0.39         8.74%        116      1.22x     75.16%       67.09%
                 ---------    ------------        ----
TOTAL/WEIGHTED
 AVERAGE         107 / 115    $533,774,987        100%         8.85%        121      1.46X     66.05%       51.58%
                 =========    ============        ====

                      RANGE OF REMAINING TERMS IN MONTHS

                                                                                   WEIGHTED AVERAGES
                                                              ---------------------------------------------------------
                      NUMBER      AGGREGATE     PERCENTAGE OF               STATED              CUT-OFF
     RANGE OF       OF LOANS/    CUT-OFF DATE   INITIAL POOL    MORTGAGE   REMAINING             DATE      LTV RATIO AT
 REMAINING TERMS    PROPERTIES     BALANCE         BALANCE        RATE    TERM (MO.)   DSCR    LTV RATIO     MATURITY
----------------- ------------ -------------- --------------- ---------- ----------- ------- ----------- --------------
51 to 72              5 / 5      $ 27,403,451        5.13%        7.82%        63      2.28x     59.47%       55.73%
73 to 108             7 / 7        23,620,193        4.43         8.89%        89      1.39x     66.21%       58.97%
109 to 112           16 / 16       76,082,893       14.25         9.28%       110      1.32x     70.42%       61.29%
113 to 116           49 / 55      219,189,773       41.06         8.77%       115      1.40x     68.80%       57.91%
117 to 120           19 / 21      101,491,443       19.01         8.97%       118      1.51x     63.32%       53.91%
121 to 180            9 / 9        72,133,056       13.51         8.85%       173      1.51x     59.31%       24.74%
181 to 214            2 / 2        13,854,178        2.60         9.00%       200      1.19x     66.41%        0.00%
                      -----      ------------       -----
TOTAL/WEIGHTED
 AVERAGE            107 / 115    $533,774,987         100%        8.85%       121      1.46X     66.05%       51.58%
                    =========    ============         ====

                              YEARS OF MATURITY

                                                                                     WEIGHTED AVERAGE
                                                                ---------------------------------------------------------
                        NUMBER      AGGREGATE     PERCENTAGE OF               STATED              CUT-OFF
                      OF LOANS/    CUT-OFF DATE   INITIAL POOL    MORTGAGE   REMAINING             DATE      LTV RATIO AT
 YEARS OF MATURITY    PROPERTIES     BALANCE         BALANCE        RATE    TERM (MO.)   DSCR    LTV RATIO     MATURITY
------------------- ------------ -------------- --------------- ---------- ----------- ------- ----------- --------------
2001                    2 / 2      $  7,945,358        1.49%        8.45%        52      3.93x     28.51%       27.85%
2003                    4 / 4        21,639,189        4.05         7.76%        69      1.59x     70.95%       65.91%
2004                    3 / 3        14,637,963        2.74         8.69%        83      1.42x     67.06%       59.85%
2005                    1 / 1         1,740,215        0.33         8.35%       101      1.18x     74.05%       66.26%
2006                   30 / 34      130,179,459       24.39         9.12%       111      1.38x     67.41%       56.36%
2007                   56 / 60      271,645,569       50.89         8.83%       116      1.43x     67.77%       58.06%
2009                    2 / 2         6,738,162        1.26         9.13%       142      1.54x     62.39%       48.31%
2011                    3 / 3        18,500,548        3.47         9.03%       172      1.53x     62.33%       30.97%
2012                    5 / 5        53,774,001       10.07         8.74%       179      1.45x     58.54%       16.48%
2015                    1 / 1         6,974,522        1.31         9.25%       214      1.23x     68.38%        0.00%
                      ---------    ------------       -----
TOTAL/WEIGHTED
 AVERAGE              107 / 115    $533,774,987         100%        8.85%       121      1.46X     66.05%       51.58%
                      =========    ============         ====

                             RANGE OF YEARS BUILT

                                                                                   WEIGHTED AVERAGES
                                                              ---------------------------------------------------------
                      NUMBER      AGGREGATE     PERCENTAGE OF               STATED              CUT-OFF
     RANGE OF           OF       CUT-OFF DATE   INITIAL POOL    MORTGAGE   REMAINING             DATE      LTV RATIO AT
   YEARS BUILT      PROPERTIES     BALANCE         BALANCE        RATE    TERM (MO.)   DSCR    LTV RATIO     MATURITY
----------------- ------------ -------------- --------------- ---------- ----------- ------- ----------- --------------
1886 to 1940            11       $ 58,353,430       10.93%        8.86%       136      1.57x     64.41%       51.54%
1941 to 1958            8          55,267,667       10.35         8.98%       148      1.43x     60.45%       37.57%
1959 to 1967            14         93,730,316       17.56         8.82%       131      1.33x     70.78%       44.60%
1968 to 1972            16         87,823,786       16.45         8.67%       111      1.44x     64.51%       52.60%
1973 to 1980            21         93,078,996       17.44         8.86%       109      1.59x     64.99%       54.08%
1981 to 1985            29         63,109,519       11.82         8.82%       111      1.33x     73.77%       65.18%
1986 to 1993            16         82,411,272       15.44         9.01%       113      1.55x     62.57%       54.65%
                       ---       ------------       -----
TOTAL/WEIGHTED
 AVERAGE (1)           115       $533,774,987         100%        8.85%       121      1.46X     66.05%       51.58%
                       ===       ============         ====

------------
(1) Because this table is presented at the Mortgaged Property level, weighted averages are based on allocated loan amounts and may therefore deviate slightly from weighted averages presented at the Mortgage Loan level in other tables herein.

                          TEN LARGEST MORTGAGE LOANS

                                            AGGREGATE     PERCENTAGE OF               STATED              CUT-OFF
                              NUMBER OF    CUT-OFF DATE   INITIAL POOL    MORTGAGE   REMAINING             DATE      LTV RATIO AT
        PROPERTY NAME         PROPERTIES     BALANCE         BALANCE        RATE    TERM (MO.)   DSCR    LTV RATIO     MATURITY
--------------------------- ------------ -------------- --------------- ---------- ----------- ------- ----------- --------------
Chestnut Hill Village              1       $ 26,416,486        4.95%        8.38%       115      1.31x     77.24%       68.49%
Southtown Plaza                    1         18,471,079        3.46         8.66%       179      1.55x     46.18%       19.72%
Harbor Island Apartments           1         18,289,899        3.43         8.95%       119      2.03x     42.93%       38.38%
J. Baker Corporate Facility        1         15,292,098        2.86         9.00%       175      1.33x     72.82%        0.00%
390 Fifth Avenue                   1         15,229,293        2.85         8.88%       115      1.29x     71.50%       59.26%
Warner Financial & Medical
 Plaza                             1         13,974,727        2.62         8.95%       118      1.34x     68.17%       56.44%
Cummins Station                    1         12,000,000        2.25         8.44%       180      1.62x     55.81%       43.50%
Puck Building                      1         10,922,208        2.05         9.22%       172      1.59x     60.68%       40.82%
Holmdel Plaza                      1         10,788,058        2.02         8.96%       118      1.41x     70.05%       62.67%
Foothills Apartments               1         10,756,999        2.02         8.40%       116      1.23x     58.15%       47.62%
                                  --       ------------       ------
TOTAL/WEIGHTED
 AVERAGE                          10       $152,140,849       28.50%        8.75%       139      1.46X     62.75%       44.19%
                                  ==       ============       ======

   The following table sets forth a range of Debt Service Coverage Ratios for the Mortgage Loans as of the Cut-off Date. The "Debt Service Coverage Ratio" or "DSCR" for any Mortgage Loan is the ratio of (i) Underwritten Net Cash Flow produced by the related Mortgaged Property or Mortgaged Properties to
(ii) the aggregate amount of the Monthly Payments due for the 12-month period immediately following the Cut-off Date except with respect to 21 of the Mortgage Loans (whose borrower affiliations are designated as "Cardinal" in Annex A) representing approximately 4.73% of the Initial Pool Balance, where Monthly Payments are interest only until approximately 36 months after origination, after which such Mortgage Loans amortize based upon a 25-year amortization schedule. For the purposes of calculating DSCR, the debt service of such Mortgage Loans is assumed to include interest and principal (based on a 25-year amortization schedule).

         RANGE OF DEBT SERVICE COVERAGE RATIOS AS OF THE CUT-OFF DATE

                                                                                       WEIGHTED AVERAGES
                                                                  ---------------------------------------------------------
                         NUMBER       AGGREGATE      PERCENTAGE                 STATED              CUT-OFF
       RANGE OF        OF LOANS/    CUT-OFF DATE   OF INITIAL POOL  MORTGAGE   REMAINING             DATE      LTV RATIO AT
        DSCRS          PROPERTIES      BALANCE         BALANCE        RATE    TERM (MO.)   DSCR    LTV RATIO     MATURITY
-------------------- ------------ --------------- --------------- ---------- ----------- ------- ----------- --------------
0.8677x to 0.9999x        1 / 1    $  2,060,823.66       0.39%        9.00%       108      0.87x     79.26%       71.37%
1.0000x to 1.1999x        3 / 3       9,894,871.15       1.85         8.66%       161      1.16x     66.94%       19.79%
1.2000x to 1.2999x      26 / 26     117,926,575.70      22.09         8.93%       120      1.26x     71.40%       58.67%
1.3000x to 1.3999x      30 / 31     143,991,963.89      26.98         8.89%       120      1.34x     70.86%       52.73%
1.4000x to 1.4999x      20 / 25      99,590,219.83      18.66         8.97%       115      1.44x     66.25%       56.27%
1.5000x to 1.5999x      14 / 16      82,655,390.90      15.49         8.69%       134      1.56x     60.99%       42.45%
1.6000x to 3.9705x      13 / 13      77,655,141.80      14.55         8.71%       115      1.99x     53.67%       45.91%
                        -------    ---------------      -----
TOTAL/WEIGHTED
 AVERAGE               107 / 115   $533,774,986.94        100%        8.85%       121      1.46X     66.05%       51.58%
                       =========   ===============        ===

                     RANGE OF CURRENT OCCUPANCY RATES(1)

                                                                                   WEIGHTED AVERAGES
                                                              ---------------------------------------------------------
                      NUMBER      AGGREGATE      PERCENTAGE                 STATED              CUT-OFF
     RANGE OF           OF       CUT-OFF DATE  OF INITIAL POOL  MORTGAGE   REMAINING             DATE      LTV RATIO AT
 OCCUPANCY RATES    PROPERTIES     BALANCE         BALANCE        RATE    TERM (MO.)   DSCR    LTV RATIO     MATURITY
----------------- ------------ -------------- --------------- ---------- ----------- ------- ----------- --------------
65.70% to 86.99%        15       $ 73,663,113       13.80%        9.05%       117      1.47x     67.44%       55.90%
87.00% to 88.99%        3           9,180,368        1.72         8.64%       117      1.29x     74.59%       66.36%
89.00% to 90.99%        6          32,146,818        6.02         8.72%       151      1.47x     57.89%       38.21%
91.00% to 92.99%        12         42,269,963        7.92         8.82%       107      1.50x     67.10%       59.60%
93.00% to 94.99%        12         57,361,268       10.75         8.54%       119      1.49x     65.77%       57.31%
95.00% to 96.99%        15         88,780,965       16.63         8.64%       112      1.36x     70.47%       60.87%
97.00% to 100.00%       52        230,372,491       43.16         8.98%       125      1.50x     64.60%       45.01%
                        --        -----------       -----
TOTAL/WEIGHTED
 AVERAGE (2)           115       $533,774,987         100%        8.85%       121      1.46X     66.05%       51.58%
                       ===       ============         ===

------------
(1) Current occupancy rates have been calculated herein based upon rent rolls made available to the applicable Mortgage Loan Seller by the related borrowers as of the dates set forth on Annex A hereto.
(2) Because this table is presented at the Mortgaged Property level, weighted averages are based on allocated loan amounts and may therefore deviate slightly from weighted averages presented at the Mortgage Loan level in other tables herein.

                        RANGE OF CUT-OFF DATE BALANCES

                                                                                            WEIGHTED AVERAGES
                                                                       ---------------------------------------------------------
                               NUMBER      AGGREGATE      PERCENTAGE                 STATED              CUT-OFF
          RANGE OF           OF LOANS/    CUT-OFF DATE  OF INITIAL POOL  MORTGAGE   REMAINING             DATE      LTV RATIO AT
   CUT-OFF DATE BALANCES     PROPERTIES     BALANCE         BALANCE        RATE    TERM (MO.)   DSCR    LTV RATIO     MATURITY
-------------------------- ------------ -------------- --------------- ---------- ----------- ------- ----------- --------------
$596,962 to $2,000,000        26 / 27     $ 31,533,355        5.91%        8.83%       116      1.35x     74.23%       63.67%
$2,000,001 to $4,000,000      35 / 37      101,555,503       19.03         8.92%       113      1.50x     65.51%       53.79%
$4,000,001 to $6,000,000      12 / 17       57,551,994       10.78         9.04%       113      1.63x     64.14%       53.01%
$6,000,001 to $8,000,000      15 / 15      107,929,705       20.22         8.94%       122      1.36x     70.16%       53.40%
$8,000,001 to $10,000,000      7 / 7        61,947,641       11.61         8.60%       102      1.44x     64.62%       53.56%
$10,000,001 to $15,000,000     7 / 7        79,557,932       14.90         8.88%       134      1.47x     64.29%       52.19%
$15,000,001 to $26,416,487     5 / 5        93,698,856       17.55         8.73%       138      1.50x     62.77%       40.32%
                             ---------    ------------       -----
TOTAL/WEIGHTED
 AVERAGE                     107 / 115    $533,774,987         100%        8.85%       121      1.46X     66.05%       51.58%
                             =========    ============        ====

   The following two tables set forth the range of LTV Ratios of the Mortgage Loans as of the Cut-off Date and the maturity dates of the Mortgage Loans. An "LTV Ratio" for any Mortgage Loan, as of any date of determination, is a fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of such Mortgage Loan as of such date (assuming no defaults or prepayments on such Mortgage Loan), and the denominator of which is the appraised value of the related Mortgaged Property or Mortgaged Properties as determined by an appraisal thereof obtained in connection with the origination of such Mortgage Loan. The LTV Ratio as of the Mortgage Loan maturity dates described below was calculated based on the principal balance of the related Mortgage Loan on the maturity date, assuming all principal payments required to be made on or prior to the Mortgage Loan's maturity date (not including the balloon payment) are made. In addition, because it is based on the value of a Mortgaged Property determined as of loan origination, the information set forth in the table below is not necessarily a reliable measure of the related borrower's current equity in each Mortgaged Property. In a declining real estate market, the fair market value of a Mortgaged Property could have decreased from the value determined at origination, and the current actual loan-to-value ratio of a Mortgage Loan may be higher than its LTV Ratio at origination, even after taking into account amortization since origination.

                  RANGE OF LTV RATIOS AS OF THE CUT-OFF DATE

                                                                                    WEIGHTED AVERAGES
                                                               ---------------------------------------------------------
                       NUMBER      AGGREGATE      PERCENTAGE                 STATED              CUT-OFF
      RANGE OF       OF LOANS/    CUT-OFF DATE  OF INITIAL POOL  MORTGAGE   REMAINING             DATE      LTV RATIO AT
     LTV RATIOS      PROPERTIES     BALANCE         BALANCE        RATE    TERM (MO.)   DSCR    LTV RATIO     MATURITY
------------------ ------------ -------------- --------------- ---------- ----------- ------- ----------- --------------
26.45% to 59.99%      17 / 17     $113,239,292       21.21%        8.77%       128      1.78x     49.63%       36.97%
60.00% to 64.99%      19 / 24       77,267,842       14.48         9.08%       133      1.40x     62.87%       43.80%
65.00% to 69.99%      20 / 20      117,071,978       21.93         8.96%       120      1.43x     67.76%       52.25%
70.00% to 73.32%      16 / 17       96,296,980       18.04         8.89%       120      1.36x     71.63%       52.56%
73.33% to 76.65%      17 / 19       69,194,761       12.96         8.67%       107      1.39x     74.31%       65.22%
76.66% to 79.99%       7 / 7        44,275,582        8.29         8.59%       114      1.27x     77.53%       68.72%
80.00% to 85.00%      11 / 11       16,428,550        3.08         8.86%       114      1.35x     83.56%       74.77%
                     ---------    ------------       -----
TOTAL/WEIGHTED
 AVERAGE             107 / 115    $533,774,987         100%        8.85%       121      1.46X     66.05%       51.58%
                     =========    ============        ====

            RANGE OF LTV RATIOS AS OF MORTGAGE LOAN MATURITY DATES

                                                                                  WEIGHTED AVERAGES
                                                             ---------------------------------------------------------
     RANGE OF        NUMBER      AGGREGATE      PERCENTAGE                 STATED              CUT-OFF
     MATURITY      OF LOANS/    CUT-OFF DATE  OF INITIAL POOL  MORTGAGE   REMAINING             DATE      LTV RATIO AT
    LTV RATIOS     PROPERTIES     BALANCE         BALANCE        RATE    TERM (MO.)   DSCR    LTV RATIO     MATURITY
---------------- ------------ -------------- --------------- ---------- ----------- ------- ----------- --------------
0.00% to 39.99%      13 /13     $102,657,364       19.23%        8.86%       148      1.72x     53.67%       20.37%
40.00% to 49.99%    12 / 12       66,677,206       12.49         8.89%       139      1.53x     57.80%       44.95%
50.00% to 54.99%    16 / 19       60,087,059       11.26         8.95%       112      1.41x     63.66%       53.17%
55.00% to 59.99%    19 / 22      115,219,356       21.59         9.06%       114      1.41x     68.64%       57.93%
60.00% to 64.99%    15 / 17       60,253,561       11.29         8.83%       110      1.36x     72.21%       62.55%
65.00% to 69.99%    17 / 17      104,154,790       19.51         8.53%       105      1.37x     74.73%       67.11%
70.00% to 75.96%    15 / 15       24,725,651        4.63         8.96%       113      1.28x     81.88%       73.43%
                    -------      -----------       -----
TOTAL/WEIGHTED
 AVERAGE           107 / 115    $533,774,987         100%        8.85%       121      1.46X     66.05%       51.58%
                   =========    ============       =====

                         MORTGAGE LOANS BY ORIGINATOR

                                                                                WEIGHTED AVERAGES
                                                           ---------------------------------------------------------
                   NUMBER      AGGREGATE      PERCENTAGE                 STATED              CUT-OFF
                 OF LOANS/    CUT-OFF DATE  OF INITIAL POOL  MORTGAGE   REMAINING             DATE      LTV RATIO AT
   ORIGINATOR    PROPERTIES     BALANCE         BALANCE        RATE    TERM (MO.)   DSCR    LTV RATIO     MATURITY
-------------- ------------ -------------- --------------- ---------- ----------- ------- ----------- --------------
Chase             49 / 53     $300,590,268       56.31%        8.96%       123      1.42x     67.19%       51.16%
Bear Stearns      31 / 35      178,806,949       33.50         8.85%       128      1.44x     63.22%       48.82%
PWREI             22 / 22       28,234,104        5.29         8.73%       108      1.59x     74.08%       66.54%
Secore             4 / 4        24,403,451        4.57         7.76%        65      2.09x     62.86%       58.66%
Hanover            1 / 1         1,740,215        0.33         8.35%       101      1.18x     74.05%       66.26%
                  -------     ------------       -----
TOTAL/WEIGHTED
 AVERAGE         107 / 115    $533,774,987         100%        8.85%       121      1.46X     66.05%       51.58%
                 =========    ============       =====

   The foregoing characteristics, along with certain additional characteristics of the Mortgage Loans presented on a loan-by-loan basis, are set forth in Annex A to this Prospectus Supplement. Certain additional information regarding the Mortgage Loans is set forth herein below under "--Chase's Underwriting Standards", "--Bear Stearns' Underwriting Standards", and "--PWRES's Underwriting Standards" and "--Representations and Warranties; Repurchases" and in the Prospectus under "Description of the Trust Funds--Mortgage Loans" and "Certain Legal Aspects of Mortgage Loans."

SECTION 8 HOUSING ASSISTANCE PAYMENTS PROGRAMS

   The Section 8 Housing Assistance Payments Program ("Section 8") was authorized by Congress by the United States Housing Act of 1937, as amended by the Housing and Community Development Act of 1974 (the "Housing Act") and developed by United States Department of Housing and Urban Development ("HUD") to provide rental subsidies for eligible tenant families (including single persons) residing in newly constructed, rehabilitated and existing rental and cooperative apartment projects. The rents of some of the residential units in the Mortgaged Properties securing 2 Mortgage Loans (the "HAP Loans") representing approximately 0.83% and 1.29%, respectively, of the Initial Pool Balance, are currently subsidized by HUD under the Section 8 New Construction Program or the Property Disposition Program, respectively. All such assistance is "project-based", i.e., the subsidy is committed by HUD for the assisted units of a particular Mortgaged Property for a contractually determined period. When a HAP Contract expires, neither HUD nor the project owner has any obligation to renew the agreement or to enter into a new HAP Contract for previously assisted units. The HAP Contracts with respect to both assisted Mortgaged Properties are scheduled to expire in 2010, prior to the maturity of the related HAP Loans.

   HUD provides Section 8 rental subsidies to the owners of assisted mortgaged properties pursuant to a HAP Contract. HAP Contracts specify the number of units in a particular mortgaged property for which

Section 8 assistance will be provided. Under the HAP Contracts, HUD provides
Section 8 rental subsidies to the project owners in an amount equal to the difference between the HUD approved rent (the "Contract Rent") for a particular assisted unit and the HUD required rental contribution from eligible tenant families. Section 8 rental subsidies are provided to project owners on behalf of families that are eligible low-income families at the time of their admission by the project owners to the program. Under the Housing Act, "low income families" are defined as those families whose annual incomes do not exceed eighty-percent (80%) of the median income for the area in which the project is located, adjusted for family size, as determined by HUD at least annually. However, eligibility to occupy a unit of an assisted project that becomes vacant is effectively limited to families whose annual income does not exceed fifty-percent (50%) of such adjusted median income.

   In consideration for the receipt of Section 8 assistance, the HAP Contracts impose certain general obligations on the owners of assisted mortgaged properties. In general, the HAP Contracts provide that a violation or the failure by the project owner to comply with any provision of the HAP Contract or any lease with project residents or the assertion or demonstration by the project owner of an intent not to perform some or all of the owner's obligations under the HAP Contract or any residential lease constitutes a default under the HAP Contract.

   HUD may in the future elect or may be required or permitted by Congress to take certain actions which could have the effect of limiting increases in Contract Rent levels or decreasing Contract Rent levels currently in effect. HUD's actions could therefore adversely affect the revenues with respect to the related Mortgaged Property and the ability of the owners of the Mortgaged Properties to meet their obligations under the Mortgage Loans and to pay for necessary project expenditures, as well as the ability of such owners to refinance the Mortgage Loans. As a result, the value of the Mortgage Loans and the Mortgaged Properties may decline.

UNDERWRITTEN NET CASH FLOW

   The "Underwritten Net Cash Flow" for a Mortgaged Property is the estimated annual revenue derived from the use and operation of such Mortgaged Property less estimated annual expenses, including operating expenses (such as utilities, administrative expenses, repairs and maintenance, management fees and advertising), fixed expenses (such as insurance and real estate taxes) and any applicable reserves. In calculating Underwritten Net Cash Flow, certain non-operating items such as depreciation, amortization, partnership distributions, financing fees and capital expenditures other than applicable reserves, are not included as expenses.

   Revenue. In determining potential gross revenue for each Mortgaged Property, the Mortgage Loan Sellers generally annualized the potential rent as presented in the latest available rent roll or used the potential gross revenue received over a consecutive 12-month period or used historical operating statements for 1996. In determining other income for each Mortgaged Property, the Mortgage Loan Sellers generally relied on historical operating statements for 1996 or, if available and more recent, the other income received over a consecutive 12-month period ("Rolling 12 Months"). Operating statements were generally certified but unaudited.

   Vacancy. In determining the vacancy allowance for each Mortgaged Property (other than a Mortgaged Property improved by a hotel), the Mortgage Loan Sellers generally used the greatest of (i) the actual vacancy rate, (ii) the vacancy rate in the related sub-market, and (iii) a 5% vacancy rate. With respect to certain Mortgage Loans, the Mortgage Loan Sellers used the greater of (i) the Rolling 12 Months vacancy rate (or in certain cases, the actual 1996 vacancy rate), and (ii) a 5% vacancy rate.

   Expenses. In determining expenses for each Mortgaged Property, the Mortgage Loan Sellers relied on either historical operating statements for calendar 1996 or the Rolling 12 Months. In all cases where historical operating statements did not, in the opinion of the underwriter, reflect the true stabilized level of an expense, other data such as prior year expense levels or comparable property expenses were considered. Property management fees were generally assumed to be as follows: (i) with respect to the Mortgage Loans sold to the Depositor by Chase and Bear Stearns, the greater of (a) market rates, and (b) between 3% and 6% (on a loan-by-loan basis) of effective gross revenue; and (ii) with respect to the

Mortgage Loans sold by PWRES to the Depositor, between 4% and 5% (on a loan-by-loan basis) of effective gross revenue. As used herein, "effective gross revenue" means underwritten rental and other income with respect to the related Mortgaged Property.

   Replacement Reserves. Replacement reserves were calculated in accordance with the expected useful life of the components of the related Mortgaged Property during the term of the Mortgage Loan. The useful life and cost of replacements were based upon estimates provided by licensed engineers pursuant to building condition reports completed for each Mortgaged Property, subject to certain minimum underwritten replacement reserves which are described under the heading "Escrow Requirements" set forth under "--Chase's Underwriting Standards", "--Bear Stearns' Underwriting Standards" and "--PWRES's Underwriting Standards" below.

ASSESSMENTS OF PROPERTY CONDITION

   Property Inspection. All of the Mortgaged Properties were inspected during the underwriting process by the applicable Mortgage Loan Seller's professional staff or an agent of the related Mortgage Loan Seller, to assess the Mortgaged Property's general condition. No inspection revealed any patent structural deficiency or any deferred maintenance considered material and adverse to the interest of the holders of the Offered Certificates or for which adequate reserves have not been established.

   Appraisals. All of the Mortgaged Properties were appraised in connection with the origination of the related Mortgage Loans. Each such appraisal was prepared by an appraiser belonging to the Appraisal Institute and in compliance with the Code of Professional Ethics and Standards of Professional Conduct of the Appraisal Institute and the Uniform Standards of Professional Appraisal Practice as adopted by the Appraisal Standards Board of the Appraisal Foundation and accepted and incorporated into the Financial Institutions Reform, Recovery and Enforcement Act of 1989 ("FIRREA").

   The purpose of each appraisal was to provide an opinion as to the fair market value of the related Mortgaged Property. There can be no assurance that another appraiser would have arrived at the same opinion of fair market value.

   Environmental Reports. A "Phase I" environmental site assessment was performed with respect to each Mortgaged Property. See "--Representations and Warranties; Repurchases" below.

   Building Condition Reports. In connection with the origination of each Mortgage Loan, a licensed engineer or consultant inspected each related Mortgaged Property to assess the condition of the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. The resulting reports indicated deferred maintenance items on certain Mortgaged Properties and recommended certain capital improvements for which escrows were generally established at origination. In addition, the building condition reports provided a projection of necessary replacements and repair of structural and mechanical systems over the life of the related Mortgage Loans.

THE MORTGAGE LOAN SELLERS

   The Mortgage Loan Sellers are The Chase Manhattan Bank, Bear, Stearns Funding Inc. and Paine Webber Real Estate Securities Inc. Chase is the parent corporation of the Depositor and an affiliate of Chase Securities Inc., the book running managing Underwriter. See "The Depositor" in the Prospectus. Bear, Stearns Funding Inc. is a wholly-owned subsidiary of Bear Stearns Mortgage Capital Corporation, a corporation organized under the laws of the State of Delaware and an affiliate of Bear, Stearns & Co. Inc., an Underwriter. PWRES is a wholly-owned subsidiary of Paine Webber Group Inc. and an affiliate of PaineWebber Incorporated, an Underwriter.

   The information set forth herein concerning each Mortgage Loan Seller and their underwriting standards has been provided by such Mortgage Loan Seller, and neither the Depositor nor the Underwriters make any representation or warranty as to the accuracy or completeness of such information.

   All of the Mortgage Loans were originated or acquired by the Mortgage Loan Sellers, generally in accordance with the underwriting criteria described below.

CHASE'S UNDERWRITING STANDARDS

   General. Chase has established a commercial mortgage banking group which has the authority to originate and purchase fixed-rate, first lien mortgage loans for securitization. The Chase commercial mortgage banking operation is a vertically integrated entity, staffed by real estate professionals, many of whom have completed the credit training programs of Chase or its predecessors. The loan underwriting group is an integral component of the commercial mortgage banking group which also includes distinct groups responsible for loan origination, closing and servicing mortgage loans.

   Of the 50 Mortgage Loans sold to the Depositor by Chase, all of such Mortgage Loans, with the exception of 1 Mortgage Loan (representing approximately 0.33% of the Initial Pool Balance), were originated by Chase, generally in accordance with the underwriting criteria described herein. The remaining 1 Mortgage Loan was purchased by Chase from the originator of such Mortgage Loan, Hanover Capital Mortgage Corporation ("Hanover"), which is not affiliated with Chase. Prior to its acquisition of such Mortgage Loan, Chase's underwriting standards required that a Chase staff member perform a site visit and a revised underwriting of the Mortgage Loan to determine that it meets Chase's underwriting and program standards.

   Upon receipt of a loan package, Chase's loan underwriters commence an extensive review of the borrower's financial condition and creditworthiness and the real estate which will secure the loan.

   Loan Analysis. Generally, Chase performs both a credit analysis and collateral analysis with respect to a loan applicant. The credit analysis of the borrower performed by Chase includes a review of historical financial statements, including operating statements and rent rolls (generally unaudited), historical tax returns, third party credit reports and, if applicable, the loan payment history of the borrower. Chase also performs a qualitative analysis which incorporates independent credit checks, periodical searches, industry research and published debt and equity information with respect to certain principals of the borrower as well as the borrower itself. Generally, borrowers are required to be single-purpose entities. The collateral analysis includes an analysis of the historical property operating statements, rent rolls and a projection of future performance. A member of the loan underwriting team also conducts a site inspection to confirm the occupancy rate of the mortgaged property, analyzes the market and assesses the utility of the mortgaged property within the market. Chase requires third party appraisals, as well as environmental and building condition reports. Each report is reviewed for acceptability by a staff member of Chase's Technical Services Unit for compliance with program standards and such staff member approves or rejects such report. The results of these reviews are incorporated into the underwriting report.

   Loan Approval. Prior to commitment, all mortgage loans must be approved by Chase's credit committee in accordance with its credit policies. The credit committee may approve a mortgage loan as recommended, modify the loan terms or decline a loan transaction. All mortgage loans purchased by Chase from non-affiliated originators must be reviewed by the underwriting staff and credit committee to determine if they comply with Chase's underwriting standards.

   Debt Service Coverage Ratio and LTV Ratio. Chase's underwriting standards generally require the following minimum debt service coverage ratios for each of the indicated property types:

 PROPERTY TYPE     DSCR GUIDELINE  LTV RATIO GUIDELINE
 -------------     --------------  -------------------
Multifamily.......     1.20x              80%
Anchored Retail ..     1.25x              75%
Unanchored Retail.     1.25x              75%
Office............     1.25x              75%
Industrial........     1.25x              75%
Hotel.............     1.35x              70%


   The debt service coverage guidelines listed above are calculated based on Underwritten Net Cash Flow at the time of origination. In addition, Chase's underwriting guidelines generally require a maximum loan-to-value ratio of 80% and a maximum amortization period of 30 years. However, notwithstanding the foregoing, in certain circumstances the actual debt service coverage ratios, loan-to-value ratios and amortization periods for the mortgage loans originated or acquired by Chase may vary from these guidelines. See "Description of the Mortgage Pool" and "Annex A" herein.

   Escrow Requirements. Chase requires substantially all borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. Generally, the required escrows for mortgage loans originated by Chase are as follows:

     o TAXES--Typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required.

     o INSURANCE--If the property is insured under an individual policy (i.e. the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required. If the property is covered by a blanket policy of insurance, Chase reserves the right in the mortgage to require a separate insurance policy and insurance escrows.

     o REPLACEMENT RESERVES--Replacement reserves are calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan.

   Notwithstanding the actual level of escrowed reserves, the following minimum reserve levels were assumed by Chase in determining Underwritten Net Cash Flow:

                Multifamily.....$150 per unit
                Retail..........$0.15 per square foot
                Office..........$0.20 per square foot
                Industrial......$0.10 per square foot
                Hotel...........4% of gross revenue


     o COMPLETION REPAIR/ENVIRONMENTAL REMEDIATION--Typically, a completion repair or remediation reserve is required. An initial deposit, upon funding of the mortgage loan, in an amount equal to at least 125% of the estimated costs of repairs or replacements to be completed within the first year of the mortgage loan pursuant to the building condition report is required.

     o RE-TENANTING/DEBT SERVICE COVERAGE--In some cases, major tenants have lease expirations within the Mortgage Loan term. To mitigate this risk, special reserves were established to be funded either at closing of the Mortgage Loan and/or during the Mortgage Loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with releasing the space occupied by such tenants.

BEAR STEARNS' UNDERWRITING STANDARDS

   General. All of the Mortgage Loans sold to the Depositor by Bear Stearns were originated by Bear Stearns, generally in accordance with the underwriting criteria described herein. The Bear Stearns credit underwriting team for each Mortgage Loan was comprised of Bear Stearns real estate professionals.

   Bear Stearns originates loans secured by retail, office, industrial, multifamily, self-storage and hotel properties as well as mobile home communities located in the United States. All mortgage loans funded by Bear Stearns are fixed rate loans with amortization schedules of 30 years or less.

   The underwriting team for each loan is required to conduct an extensive review of the related mortgaged property, including an analysis of the appraisal, engineering report, environmental report and historical property operating statements. The credit of the borrower and certain key principals of the borrower are examined for financial strength and character prior to approval of the loan. The credit of key tenants is also examined as part of the underwriting process. A member of the Bear Stearns' underwriting team visits the property for a site inspection to confirm the occupancy rates of the property, analyze the property's market and the utility of the property within the market.

    Prior to commitment, all mortgage loans must be approved by a loan committee comprised of senior Bear Stearns real estate professionals who may reject a mortgage loan, approve a mortgage loan, recommend further due diligence or a restructuring of the loan terms or a re-underwriting of the property cash flow.

   Debt Service Coverage Ratio and LTV Ratio. Bear Stearns' underwriting standards generally require the following minimum Debt Service Coverage Ratios and Loan to Value Ratios for each of the indicated property types:

                                        DSCR      LTV RATIO
                   PROPERTY TYPE      GUIDELINE   GUIDELINE
                   -------------      ---------   ---------
              Anchored Retail ......    1.25x        75%
              Unanchored Retail  ...    1.30x        75%
              Multifamily ..........    1.20x        80%
              Mobile Home Community.    1.25x        75%
              Industrial ...........    1.25x        75%
              Office ...............    1.25x        75%
              Hotel ................    1.40x        70%


   The debt service coverage ratio guidelines listed above are calculated based on anticipated Underwritten Net Cash Flow at the time of origination. Therefore, the Debt Service Coverage Ratio for each Mortgage Loan as reported elsewhere in this Prospectus Supplement may differ from the amount calculated at the time of origination.

   Borrower. The quality and financial condition of the borrower is an important consideration to Bear Stearns and therefore a thorough investigation is performed as part of the underwriting process. Credit analysis on a borrower includes a review of historical financial statements (which are not necessarily audited), historical income tax returns for the borrowing entity and its principals, third party credit reports ordered by Bear Stearns, periodical searches, industry contacts and internal and published Bear Stearns debt and equity research. Qualitative analysis is performed through conversations with individuals and companies with whom the borrower has conducted business. Borrowers were generally required to be single asset entities.

   Escrow Requirements. Bear Stearns generally requires a borrower to fund various escrows for taxes & insurance, replacement reserves and capital expenses. Generally, the required escrows for Mortgage Loans originated by Bear Stearns are as follows:

     o TAXES AND INSURANCE--Typically, a pro rated initial deposit and monthly deposits equal to 1/12 of the annual property taxes (based on the most recent property assessment and the current millage rate) and annual property insurance premium.

     o REPLACEMENT RESERVES--Monthly deposits generally based on the greater of the amount recommended pursuant to a building condition report prepared for Bear Stearns or the following minimum amounts:

                   Retail ...................$0.10 per square foot
                   Multifamily ..............$200 per Unit
                   Industrial ...............$0.10 per square foot
                   Office ...................$0.20 per square foot
                   Hotel ....................4% of gross revenues
                   Mobile Home Community ....$30 per pad


     o DEFERRED MAINTENANCE/ENVIRONMENTAL REMEDIATION --An initial deposit, upon funding of the mortgage loan, in an amount equal to no less than 100%, and as much as 125%, of the estimated cost of the recommended substantial repairs or replacements pursuant to a building condition report completed by a licensed engineer and the estimated cost of environmental remediation expenses as recommended by an independent environmental assessment.

PWRES'S UNDERWRITING STANDARDS

   General. 22 Mortgage Loans sold to the Depositor by PWRES, representing approximately 5.29% of the Initial Pool Balance, were originated by PW Real Estate Investments Inc. ("PWREI"), while 4 Mortgage Loans sold to the Depositor by PWRES, representing approximately 4.57% of the Initial Pool Balance, were originated by Secore Financial Corporation, which is not affiliated with PWRES. All of the Mortgage Loans sold to the Depositor by PWRES were originated by PWREI or Secore Financial Corporation generally using PWRES's underwriting standards and for immediate sale to PWRES.

   PWRES's underwriting guidelines were utilized in connection with the origination or acquisition, as the case may be, of each of the Mortgage Loans sold by PWRES to the Depositor. PWRES's underwriting process for multifamily and office mortgage loans incorporates analysis of the borrower, analysis of the property and economic analysis including a combination of loan-to-value ratio and debt service coverage ratio analyses based upon third party experts and PWRES's calculation of Adjusted Net Operating Income (as defined below).

   Borrower Analysis. In underwriting each mortgage loan sold by it to the Depositor, PWRES examined income statements provided by the related borrower. In addition, the operating history of the property, industry data regarding the local real estate market and the appraiser's analysis were reviewed and, if conditions warranted, net operating income with respect to the related Mortgaged Property was adjusted downward (as adjusted, the "Adjusted Net Operating Income") for purposes of determining whether the Mortgaged Property satisfied the debt service coverage ratio required by PWRES. In accordance with the underwriting guidelines, net operating income of any related Mortgaged Property may have been adjusted downward by the related originator to determine Adjusted Net Operating Income for such Mortgaged Property by, among other things, (i) assuming that the occupancy rate for such Mortgaged Property is equal to the lesser of the actual occupancy rate for such Mortgaged Property and the occupancy rate of comparable properties in the local market, but in either case the occupancy rate does not exceed 95%, (ii) subtracting from net operating income a replacement reserve equal to (a) in the case of multifamily properties, the greater of $250 per unit or the per unit reserve recommended in the building condition report prepared by a third party, or (b) in the case of office properties, $0.25 per square foot, (iii) assuming that the management fee payable with respect to the Mortgaged Property was equal to the greater of the actual management fee or 4.0% of the effective gross revenue of the Mortgaged Property and (iv) assuming that operating expenses with respect to the Mortgaged Property were equal to the greater of the actual operating expenses disclosed and expense levels for the comparable properties.

   Property Analysis. Each Mortgaged Property relating to a Mortgage Loan sold by PWRES to the Depositor was inspected to determine whether it was in acceptable physical condition. The inspection included a review of ongoing maintenance programs, common area upkeep, laundry facility condition, mechanical systems and ground maintenance. In addition, an engineering study and an environmental review were prepared by qualified consultants. With respect to environmental matters, a Phase I environmental assessment (and where appropriate, a Phase II environmental assessment) was conducted for each Mortgaged Property.

   Loan-to-Value and Debt Service Coverage Ratio Analysis. The financial underwriting parameters for the Mortgage Loans sold by PWRES to the Depositor were generally as follows:

                     PROPERTY TYPES   LTV RATIO(1)   DSCR(1)
                     --------------   ------------   -------
                      Multifamily  ..      75%        1.25x
                      Office ........      75%        1.25x

------------
(1) The "LTV Ratios" and "DSCRs" presented are those calculated during PWRES's underwriting process and therefore may vary from other DSCRs or LTV Ratios presented elsewhere in this Prospectus Supplement.

   Escrow Requirements. For substantially all Mortgage Loans sold by PWRES to the Depositor, the related borrowers were required to fund various escrows for taxes, insurance, capital reserves and replacement reserves. Generally, the required escrows for Mortgage Loans sold by PWRES to the Depositor were as follows:

      o TAXES--Typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual amounts due are required.

     o INSURANCE--Typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual amounts due are required.

     o CAPITAL RESERVES--Capital reserves are typically based on the third party reports. Capital reserves are generally deposited upon the funding of the mortgage loan in an amount equal to at least 125% of the estimated costs of identified required repairs or replacements.

     o REPLACEMENT RESERVES--Replacement reserve accounts, which are generally required, are established at the amounts determined by the engineer based upon an on-site analysis, but at no less than $250 per unit in the case of multifamily properties and $0.25 per square foot in the case of office properties. The replacement reserve escrow agreement generally required an initial deposit and monthly deposits equal to 1/12th of the annual amount.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

   In each Purchase Agreement, the applicable Mortgage Loan Seller will represent and warrant with respect to each Mortgage Loan sold by such Mortgage Loan Seller, as of the Closing Date, or as of such other date specifically provided in the representation and warranty, among other things, that:

     (i) immediately prior to the sale, transfer and assignment to the Depositor, the Mortgage Loan Seller had good title to, and was the sole owner of, each Mortgage Loan;

     (ii) the Mortgage Loan Seller is transferring such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan;

     (iii) each related Mortgage Note, Mortgage, assignment of leases (if any) and other agreement executed in connection with such Mortgage Loan are legal, valid and binding obligations of the related borrower, enforceable in accordance with their terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally, or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law);

     (iv) each related assignment of leases creates a valid, collateral or first priority assignment of, or a valid first priority security interest in, certain rights under the related lease, subject only to a license granted to the related borrower to exercise certain rights and to perform certain obligations of the lessor under such leases, including the right to operate the related Mortgaged Property;

     (v) each related assignment of Mortgage from the Mortgage Loan Seller to the Trustee and any related reassignment of assignment of leases, if any, or assignment of any other agreement executed in connection with such Mortgage Loan, from the Mortgage Loan Seller to the Trustee constitutes the legal, valid and binding assignment from the Mortgage Loan Seller to the Trustee except as such enforcement may be limited by bankruptcy, insolvency, reorganization, liquidation, receivership, moratorium or other laws relating to or affecting creditors' rights generally or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or law);

     (vi) since origination, such Mortgage Loan has not been modified, altered, satisfied, canceled, subordinated or rescinded, and no material portion of the related Mortgaged Property has been released from the lien of the related Mortgage, in each case, in any manner which materially and adversely affects the value of the Mortgage Loan or materially interferes with the security intended to be provided by such Mortgage, and, except with respect to 26 Mortgage Loans, representing approximately 15.26% of the Initial Pool Balance, which permit defeasance by means of substituting for the Mortgaged Property U.S. Treasury Obligations sufficient to pay the Mortgage Loans in accordance with its terms, the terms of the related Mortgage do not provide for the release of any portion of the Mortgage Property from the lien of the Mortgage except in consideration of payment therefor;

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      (vii) each related Mortgage is a valid and enforceable first lien on the related Mortgaged Property (subject to the matters discussed in clause
    (viii) below), and such Mortgaged Property is free and clear of any mechanics' and materialmen's liens which are prior to or equal with the lien of the related Mortgage, except those which are insured against by a lender's title insurance policy (as described in clause (viii) below);

     (viii) the lien of each related Mortgage as a first priority lien in the original principal amount of such Mortgage Loan (as set forth on the Mortgage Loan Schedule) after all advances of principal is insured by an ALTA lender's title insurance policy (or a binding commitment therefor), or its equivalent as adopted in the applicable jurisdiction, insuring the Mortgage Loan Seller, its successors and assigns, subject only to (a) the lien of current real property taxes, ground rents, water charges, sewer rents and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record, none of which, individually or in the aggregate, materially interferes with the current use of the Mortgaged Property or the security intended to be provided by such Mortgage or with the borrower's ability to pay its obligations when they become due or materially and adversely affects the value of the Mortgaged Property and (c) the exceptions (general and specific) set forth in such policy, none of which, individually or in the aggregate, materially interferes with the current use of the Mortgaged Property, security intended to be provided by such Mortgage or with the borrower's ability to pay its obligations when they become due or materially and adversely affects the value of the Mortgaged Property; the Mortgage Loan Seller or its successors or assigns is the sole named insured of such policy; such policy is assignable to the Depositor without the consent of or any notification to the insurer, and is in full force and effect upon the consummation of the transactions contemplated by the related Purchase Agreement; no claims have been made under such policy and the Mortgage Loan Seller has not done anything, by act or omission, and the Mortgage Loan Seller has no knowledge of any matter, which would impair or diminish the coverage of such policy;

     (ix) the proceeds of such Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder, and the Mortgage Loan Seller covenants that it will not make any future advances under the Mortgage Loan to the related borrower;

     (x) to the Mortgage Loan Seller's knowledge, after conducting customary and prudent due diligence consistent with the practice of institutional lenders generally for properties of the same type as the Mortgaged Property, each related Mortgaged Property is free and clear of any material damage that would affect materially and adversely the value of such Mortgaged Property as security for the Mortgage Loan and there is no proceeding pending for the total or partial condemnation of such Mortgaged Property;

     (xi) except with respect to 1 Mortgage Loan representing approximately 2.05% of the Initial Pool Balance (where a portion of the related Mortgaged Property is being operated pending approval of the related borrower's application for a special use permit) as of the date of origination of such Mortgage Loan, and, to the Mortgage Loan Seller's knowledge, as of the Cut-off Date, each of the related borrowers was in possession of all material licenses, permits and other authorizations necessary and required by all applicable laws for the conduct of its business and all such licenses, permits and authorizations were valid and in full force and effect;

     (xii) the Mortgage Loan Seller has inspected or caused to be inspected each related Mortgaged Property within the past twelve months;

     (xiii) such Mortgage Loan does not have a shared appreciation feature, other contingent interest feature or negative amortization feature;

     (xiv) such Mortgage Loan is a whole loan and contains no equity participation by the lender;

     (xv) the Mortgage Rate (exclusive of any default interest, late charges or prepayment premiums) of such Mortgage Loan complied as of the date of origination with, or is exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury; any and all other requirements of any federal, state or local laws, including, without limitation, truth-in-lending, real estate settlement procedures, equal credit opportunity or disclosure laws, applicable to such Mortgage Loan have been complied with as of the date of origination of such Mortgage Loan;

     (xvi) all taxes and governmental assessments that prior to the Closing Date became due and owing in respect of each related Mortgaged Property have been paid, or an escrow of funds in an amount sufficient to cover such payments has been established;

     (xvii) all escrow deposits and payments required pursuant to the Mortgage Loan are in the possession, or under the control, of the Mortgage Loan Seller or its agent and there are no deficiencies in connection therewith and all such escrows and deposits have been conveyed by the Mortgage Loan Seller to the Depositor and identified as such with appropriate detail;

     (xviii) each related Mortgaged Property is insured by a fire and extended perils insurance policy, issued by an insurer meeting the requirements of the Pooling and Servicing Agreement, in an amount not less than the replacement cost and the amount necessary to avoid the operation of any co-insurance provisions with respect to the Mortgaged Property (except with respect to 1 Mortgage Loan, representing approximately 0.59% of the Initial Pool Balance, which is in an amount equal to the unpaid principal balance of the related Mortgage Loan with a waiver of the co-insurance provisions); each related Mortgaged Property is also covered by business interruption insurance (or rent loss insurance) and comprehensive general liability insurance in amounts generally required by institutional lenders for similar properties; all premiums on such insurance policies required to be paid as of the date hereof have been paid; such insurance policies require prior notice to the insured of termination or cancellation, and no such notice has been received; each related Mortgage or loan agreement obligates the related borrower to maintain all such insurance and, at such borrower's failure to do so, authorizes the mortgagee to maintain such insurance at the borrower's cost and expense and to seek reimbursement therefor from such borrower;

     (xix) there is no material default, breach, violation or event of acceleration existing under the related Mortgage or the related Mortgage Note, and to the Mortgage Loan Seller's knowledge, no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would and does constitute a default, breach, violation or event of acceleration. Notwithstanding the foregoing, the Mortgage Loan Seller makes no representation or warranty with respect to any default, breach, violation or event of acceleration (a) that may have occurred as a result of any failure of the related mortgagor to comply with any "due on sale" provision contained in the related Mortgage Note or Mortgage or (b) that specifically pertains to any matter otherwise covered by any other representation and warranty made by the Mortgage Loan Seller;

     (xx) no monthly payment on such Mortgage Loan has been more than 30 days delinquent from the later of the date of origination of such Mortgage Loan or, if applicable, the date of acquisition by the Mortgage Loan Seller of such Mortgage Loan, through the Cut-off Date;

     (xxi) each related Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security, including realization by judicial or, if applicable, non-judicial foreclosure, subject to the effects of bankruptcy or similar law affecting the right of creditors and the application of principles of equity, and there is no exemption available to the borrower which would interfere with such right to foreclose;

     (xxii) a Phase I environmental report (or an update to an existing Phase I environmental report) was conducted by a reputable environmental consultant within 12 months of the origination of such Mortgage Loan, which report (or update), except with respect to 2 Mortgage Loans, representing approximately 0.61% of the Initial Pool Balance (with respect to which the related originator required amounts in excess of the estimated remediation expenses to be reserved until remediation is completed), did not indicate any material existence of any dangerous, toxic or hazardous pollutants, chemicals, wastes or substances ("Hazardous Materials"), except for those conditions that were remediated prior to the Cut-off Date. To the best of the Mortgage Loan Seller's knowledge, each related Mortgaged Property is in material compliance with all applicable federal, state and local laws pertaining to environmental hazards, and no notice of violation of such laws has been issued by any governmental agency or authority. In each Mortgage, the related borrower represented and warranted that it will not use or cause or permit to exist on the related Mortgaged Property any hazardous materials in any manner that violates federal, state or local laws, ordinances, regulations, orders or directives relating to hazardous materials. In each Mortgage (except with respect to 1 Mortgage Loan (representing approximately 0.33% of the Initial Pool Balance) which was originated using a FNMA/ FHLMC uniform multifamily mortgage) the borrower represented and warranted that no hazardous materials exist on the related Mortgaged Property in any manner that violates federal, state or local laws, ordinances, regulations, orders or directives relating to hazardous materials. In certain instances this representation is limited to the best of borrower's knowledge;

     (xxiii) each related Mortgage or loan agreement contains provisions for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without complying with the requirements of the Mortgage or loan agreement, the related Mortgaged Property, or any controlling interest therein, is directly or indirectly transferred or sold, or encumbered in connection with subordinate financing (other than any existing Subordinate Debt) and each related Mortgage or loan agreement prohibits the pledge or encumbrance of the Mortgaged Property without the consent of the holder of the Mortgage Loan;

     (xxiv) the Mortgage Loan is directly secured by a Mortgage on a commercial or multifamily residential property, and either (1) substantially all of the proceeds of the Mortgage Loan were used to acquire, improve or protect an interest in such real property which, as of the origination date, was the sole security for such Mortgage Loan (unless the Mortgage Loan has been modified in a manner that constituted a deemed exchange under Section 1001 of the Code at a time when the Mortgage Loan was not in default or default with respect thereto was not reasonably foreseeable) or (2) the fair market value of such real property was at least equal to 80% of the principal amount of the Mortgage Loan (a) at origination (or if the Mortgage Loan has been modified in a manner that constituted a deemed exchange under Section 1001 of the Code at a time when the Mortgage Loan was not in default or default with respect thereto was not reasonably foreseeable, the date of the last such modification) or
    (b) at the Closing Date; provided that the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan (unless such senior lien also secures a Mortgage Loan, in which event the computation described in clauses (a) and (b) shall be made on an aggregate basis) and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan (unless such other lien secures a Mortgage Loan that is cross-collateralized with such Mortgage Loan, in which event the computation described in clauses (a) and (b) shall be made on an aggregate basis);

     (xxv) except with respect to 4 of the Mortgage Loans, representing approximately 6.69% of the Initial Pool Balance (with respect to which the related Mortgaged Properties may not have certificates of occupancy and/or may violate certain zoning ordinances or use restrictions), as of the date of origination of such Mortgage Loan, and, to the Mortgage Loan Seller's knowledge, as of the Cut-off Date, (a) each Mortgaged Property was in material compliance with all applicable laws, zoning ordinances (including legal non-conforming uses), rules, covenants and restrictions affecting the construction, occupancy, use and operation of such Mortgaged Property, and (b) all material inspections, licenses and certificates, including certificates of occupancy, required by law, ordinance, regulation or insurance standards to be made or issued with regard to the Mortgaged Property, were issued or made and were in full force and effect, or, in the case of certificates of occupancy, an opinion of counsel or architect, or a letter from the appropriate municipal authority was delivered which provides that (A) all certificates of occupancy have been issued, or (B) no certificates of occupancy are required, or (C) there are no violations of existing building codes; and

     (xxvi) the Mortgage Loan file contains an appraisal of the related Mortgaged Property which appraisal is signed by a qualified appraiser, who, to the Mortgage Loan Seller's knowledge, had no interest, direct or indirect, in the Mortgaged Property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan, the appraisal and appraiser both satisfy the requirements of Title XI of FIRREA and the regulations promulgated thereunder, all as in effect on the date the Mortgage Loan was originated.

   If a Mortgage Loan Seller has been notified of a material breach of any of the foregoing representations and warranties and if such Mortgage Loan Seller cannot cure such breach within a period of 90 days following the earlier of its receipt of such notice or its discovery of the breach, then such Mortgage Loan Seller will be obligated pursuant to the related Purchase Agreement (the relevant rights under which will be assigned, together with its interests in the Mortgage Loans, by the Depositor to the Trustee) to repurchase the affected Mortgage Loan within such 90-day period at a price (the "Purchase Price") equal to the sum of (i) the outstanding principal balance of such Mortgage Loan as of the date of purchase, (ii) all accrued and unpaid interest on such Mortgage Loan at the related Mortgage Rate, in effect from time to time, to but not including the Due Date in the Due Period of purchase, (iii) all related unreimbursed Servicing Advances plus accrued and unpaid interest on related Advances at the Reimbursement Rate, and unpaid Special Servicing Fees allocable to such Mortgage Loan and (iv) all reasonable out-of-pocket expenses reasonably incurred or to be incurred by the Special Servicer, the Depositor and the Trustee in respect of the breach giving rise to the repurchase obligation, including any expenses arising out of the enforcement of the repurchase obligation.

   The foregoing repurchase obligation will constitute the sole remedy available to the Certificateholders and the Trustee for any breach of any Mortgage Loan Seller's representations and warranties regarding the Mortgage Loans. Each Mortgage Loan Seller will be the sole Warranting Party in respect of the Mortgage Loans sold by such Mortgage Loan Seller to the Depositor, and none of the Depositor, the Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Underwriters or any of their affiliates (other than any Mortgage Loan Seller) will be obligated to repurchase any affected Mortgage Loan in connection with a breach of the Mortgage Loan Seller's representations and warranties if a Mortgage Loan Seller defaults on its obligation to do so. However, the Depositor will not include any Mortgage Loan in the Mortgage Pool if anything has come to the Depositor's attention prior to the Closing Date that causes it to believe that the representations and warranties made by a Mortgage Loan Seller regarding such Mortgage Loan will not be correct in all material respects when made. See "Description of the Pooling Agreements--Representations and Warranties; Repurchases" in the Prospectus.

MORTGAGED PROPERTY ACCOUNTS

   Lock Box Accounts. With respect to 22 Mortgage Loans representing approximately 8.19% of the Initial Pool Balance (the "Lock Box Loans"), one or more accounts (collectively, the "Lock Box Accounts") have been established in the name of the lender into which the related property manager directly deposits rents or other revenues from the Mortgaged Property. The agreements which govern the Lock Box Accounts provide that the borrower has no withdrawal or transfer rights with respect thereto and that all funds on deposit in the Lock Box Accounts are periodically swept into the Cash Collateral Accounts, provided, however, that 1 of such Mortgage Loans, which represents approximately 3.46% of the Initial Pool Balance, provides for certain funds which are available after distributions required to be made from the Lock Box Account pursuant to the terms of the related lock box agreement, to be remitted to an operating account controlled by the related borrower. The Lock Box Accounts will not be assets of either REMIC.

   Cash Collateral Accounts. With the exception of 1 Mortgage Loan, which represents approximately 3.46% of the Initial Pool Balance, where funds are remitted to the borrower directly from the Lock Box Account after any other required distributions, each Lock Box Loan has one or more accounts established in the name of the Servicer (the "Cash Collateral Accounts") into which funds in the related Lock Box Accounts will be swept on a regular basis. Each Cash Collateral Account will have sub-accounts (the "Reserve Accounts") relating to taxes, insurance, replacement reserves and similar items. Any excess over the amount necessary to fund the Monthly Payment with respect to a Lock Box Loan, the Reserve Accounts and any other amounts due under such Lock Box Loan, will be returned to the related borrower, provided that no event of default has occurred and is continuing with respect to such Lock Box Loan. The Cash Collateral Accounts will not be assets of either REMIC.

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                        DESCRIPTION OF THE CERTIFICATES

GENERAL

   The Certificates will be issued pursuant to the Pooling and Servicing Agreement and will represent in the aggregate the entire beneficial ownership interest in the Trust Fund consisting of: (i) the Mortgage Loans and all payments under and proceeds of the Mortgage Loans received after the Cut-off Date (exclusive of payments of principal and interest due on or before the Cut-off Date); (ii) any REO Property; (iii) such funds or assets as from time to time are deposited in the Certificate Account, the Distribution Accounts and the REO Account, if established; (iv) the rights of the mortgagee under all insurance policies with respect to the Mortgage Loans; and (v) certain rights of the Depositor under the Purchase Agreements relating to Mortgage Loan document delivery requirements and the representations and warranties of the Mortgage Loan Sellers regarding the Mortgage Loans.

   The Depositor's Commercial Mortgage Pass-Through Certificates, Series 1997-1 (the "Certificates") will consist of the following thirteen classes (each, a "Class"): the Class A-1 and Class A-2 Certificates (collectively, the "Class A Certificates"), the Class X, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class I and Class R and Class LR Certificates. The Class A Certificates and the Class X Certificates are referred to collectively herein as the "Senior Certificates." The Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class I Certificates are referred to collectively herein as the "Subordinate Certificates." The Class B, Class C, Class D and Class E Certificates are referred to collectively herein as the "Subordinate Offered Certificates." The Class R and Class LR Certificates are referred to collectively herein as the "Residual Certificates."

   Only the Class A, Class X, Class B, Class C, Class D and Class E Certificates are offered hereby (collectively, the "Offered Certificates"). The Class F, Class G, Class H, Class I, and Class R and Class LR Certificates (collectively, the "Non-Offered Certificates") have not been registered under the Securities Act of 1933 and are not offered hereby.

   The "Certificate Balance" of any Class of Certificates (other than the Class X and Residual Certificates) outstanding at any time represents the maximum amount which the holders thereof are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the Trust Fund. On each Distribution Date, the Certificate Balance of each Class of Certificates will be reduced by any distributions of principal actually made on, and any Collateral Support Deficit actually allocated to, such Class of Certificates on such Distribution Date. The initial Certificate Balance of each Class of Offered Certificates (other than the Class X Certificates) is expected to be the balance set forth on the cover of this Prospectus Supplement. The Class X Certificates will not have a Certificate Balance or entitle their holders to distributions of principal.

   The Offered Certificates will be maintained and transferred on the book-entry records of DTC and its Participants and issued in denominations of $25,000 initial Certificate Balance, or in the case of the Class X Certificates, $1,000,000 initial Notional Amount, and integral multiples of $1,000 in excess thereof. The "Percentage Interest" evidenced by any Certificate (other than the Residual Certificates) is equal to the initial denomination thereof as of the Closing Date, divided by the initial Certificate Balance or Notional Amount of the Class to which it belongs.

   The Offered Certificates will initially be represented by one or more global Certificates registered in the name of the nominee of DTC. The Depositor has been informed by DTC that DTC's nominee will be Cede & Co. No Certificate Owner will be entitled to receive a Definitive Certificate representing its interest in such Class, except as set forth below under "--Book-Entry Registration and Definitive Certificates." Unless and until Definitive Certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from Certificate Owners through its Participants, and all references herein to payments, notices, reports and statements to holders of the Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to Certificate Owners through its Participants in accordance with DTC procedures. See "Description of the Certificates--Book-Entry Registration and Definitive Certificates" in the Prospectus.

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    Until Definitive Certificates are issued, interests in any Class of
Offered Certificates will be transferred on the book-entry records of DTC and its Participants.

PAYING AGENT, CERTIFICATE REGISTRAR AND AUTHENTICATING AGENT

   The Chase Manhattan Bank, 450 West 33rd Street, Structured Finance Services (MBS), 15th Floor, New York, New York 10001 will be appointed by the Trustee as paying agent (in such capacity, the "Paying Agent"). In addition, The Chase Manhattan Bank will initially serve as registrar (in such capacity, the "Certificate Registrar") for purposes of recording and otherwise providing for the registration of the Offered Certificates and of transfers and exchanges of the Definitive Certificates, if issued, and as authenticating agent of the Certificates (in such capacity, the "Authenticating Agent"). Pursuant to the Pooling and Servicing Agreement, in the event Chase resigns or is removed as Servicer, The Chase Manhattan Bank will have the right to resign, and in certain circumstances will be removed, as Paying Agent, Certificate Registrar and/or Authenticating Agent.

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

   General. Certificate Owners that are not Direct or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the Offered Certificates may do so only through Direct and Indirect Participants. In addition, Certificate Owners will receive all distributions of principal of and interest on the Offered Certificates from the Paying Agent through DTC and its Direct and Indirect Participants. Accordingly, Certificate Owners may experience delays in their receipt of payments. Unless and until Definitive Certificates are issued, it is anticipated that the only registered Certificateholder of the Offered Certificates will be Cede & Co., as nominee of DTC. Except as otherwise provided under "--Reports to Certificateholders; Certain Available Information" below, Certificate Owners will not be recognized by the Paying Agent, the Certificate Registrar, the Trustee, the Fiscal Agent, the Special Servicer or the Servicer as Certificateholders, as such term is used in the Pooling and Servicing Agreement, and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Direct and Indirect Participants.

   Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of the Offered Certificates among Participants and to receive and transmit distributions of principal of, and interest on, the Offered Certificates. Direct and Indirect Participants with which Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess physical certificates evidencing their interests in the Offered Certificates, the Rules provide a mechanism by which Certificate Owners, through their Direct and Indirect Participants, will receive distributions and will be able to transfer their interests in the Offered Certificates.

   None of the Depositor, the Servicer, the Paying Agent, the Certificate Registrar, the Underwriters, the Fiscal Agent, the Special Servicer or the Trustee will have any liability for any actions taken by DTC or its nominee, including, without limitation, actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Offered Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interest.

   Definitive Certificates. Definitive Certificates will be issued to Certificate Owners or their nominees, respectively, rather than to DTC or its nominee, only under the limited conditions set forth in the Prospectus under "Description of the Certificates--Book-Entry Registration and Definitive Certificates."

   Upon the occurrence of an event described in the Prospectus in the last paragraph under "Description of the Certificates--Book-Entry Registration and Definitive Certificates," the Paying Agent is required to notify, through DTC, Direct Participants who have ownership of Offered Certificates as indicated on the records of DTC of the availability of Definitive Certificates. Upon surrender by DTC of the definitive certificates representing the Offered Certificates and upon receipt of instructions from DTC for re-registration, the Certificate Registrar and the Authenticating Agent will reissue the Offered Certificates as Definitive Certificates issued in the respective Certificate Balances or Notional Amounts, as applicable, owned by individual Certificate Owners, and thereafter the Paying Agent, the Certificate Registrar, the Trustee, the Fiscal Agent, the Special Servicer and the Servicer will recognize the holders of such Definitive Certificates as Certificateholders under the Pooling and Servicing Agreement.

   For additional information regarding DTC and Certificates maintained on the book-entry records thereof, see "Description of the Certificates--Book-Entry Registration and Definitive Certificates" in the Prospectus.

DISTRIBUTIONS

   Method, Timing and Amount. Distributions on the Certificates will be made by the Paying Agent, to the extent of available funds, on the 19th day of each month or, if any such 19th day is not a business day, then on the next succeeding business day, commencing in July 1997 (each, a "Distribution Date"). All such distributions (other than the final distribution on any Certificate) will be made to the Certificateholders in whose names the Certificates are registered at the close of business on each Record Date. With respect to any Distribution Date, the "Record Date" will be the last business day of the month preceding the month in which such Distribution Date occurs. Each such distribution will be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder has provided the Paying Agent and Trustee with written wiring instructions no less than five business days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) and is the registered owner of Certificates with an aggregate initial Certificate Balance or Notional Amount, as the case may be, of at least $5,000,000, or otherwise by check mailed to such Certificateholder. The final distribution on any Certificate will be made in like manner, but only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution. All distributions made with respect to a Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class based on their respective Percentage Interests.

   The Servicer shall establish and maintain, or cause to be established and maintained, one or more accounts (collectively, the "Certificate Account") as described in the Pooling and Servicing Agreement. The Servicer is required to deposit in the Certificate Account on a daily basis (and in no event later than the business day following receipt in available funds) all payments and collections due after the Cut-off Date and other amounts received or advanced with respect to the Mortgage Loans (including, without limitation, Insurance and Condemnation Proceeds and Liquidation Proceeds), and will be permitted to make withdrawals therefrom as set forth in the Pooling and Servicing Agreement.

   The Paying Agent will establish and maintain an account (the "Lower-Tier Distribution Account"), and a second account (the "Upper-Tier Distribution Account" and, together with the Lower-Tier Distribution Account, the "Distribution Accounts") in the name of the Paying Agent and for the benefit of the Certificateholders. On each Distribution Date, the Paying Agent will apply amounts on deposit in the Upper-Tier Distribution Account (which will include all funds that were remitted by the Servicer from the Certificate Account plus, among other things, any P&I Advances less amounts, if any, distributable to the Class LR Certificates as set forth in the Pooling and Servicing Agreement) generally to make distributions of interest and principal from the Available Distribution Amount to the Certificateholders as described herein. Each of the Certificate Account and the Distribution Accounts will conform to certain eligibility requirements set forth in the Pooling and Servicing Agreement.

   The aggregate amount available for distribution to Certificateholders on each Distribution Date (the "Available Distribution Amount") will, in general, equal the sum of the following amounts:

     (a) the total amount of all cash received on the Mortgage Loans and any REO Properties that is on deposit in the Certificate Account and the Lower-Tier Distribution Account as of the business day preceding the related Servicer Remittance Date, exclusive of:

        (i) all Monthly Payments collected but due on a Due Date subsequent to the related Due Period;

         (ii) all principal prepayments, Balloon Payments, Liquidation Proceeds, Insurance and Condemnation Proceeds and other unscheduled recoveries received subsequent to the related Due Period;

        (iii) all amounts in the Certificate Account and Lower-Tier Distribution Account that are due or reimbursable to any person other than the Certificateholders;

        (iv) all Prepayment Premiums and Yield Maintenance Charges; and

        (v) all amounts deposited in the Certificate Account and Lower-Tier Distribution Account in error; and

     (b) all P&I Advances made by the Servicer, the Trustee or Fiscal Agent, as applicable, with respect to such Distribution Date (net of certain amounts that are due or reimbursable to persons other than the Certificateholders). See "Description of the Pooling
    Agreements--Certificate Account" in the Prospectus.

   The "Due Period" for each Distribution Date will be the period commencing on the second day of the month preceding the month in which such Distribution Date occurs and ending on the first day of the month in which such Distribution Date occurs. Notwithstanding the foregoing, in the event that the last day of a Due Period is not a business day, any payments received with respect to the Mortgage Loans relating to such Due Period on the business day immediately following such day shall be deemed to have been received during such Due Period and not during any other Due Period. For purposes of the discussion in the Prospectus, the Due Period is also the Prepayment Period (as defined in the Prospectus).

   Priority. On each Distribution Date, for so long as the Certificate Balances of the Certificates have not been reduced to zero, the Paying Agent will apply amounts on deposit in the Upper-Tier Distribution Account, to the extent of the Available Distribution Amount, in the following order of priority:

   first, to the Class A-1, Class A-2 and Class X Certificates, pro rata (based upon their respective entitlements to interest for such Distribution
Date), in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount for such Classes;

   second, (i) to the Class A-1 Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount until the Certificate Balance of such Class is reduced to zero, and (ii) following reduction of the Certificate Balance of the Class A-1 Certificates to zero, to the Class A-2 Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or portion thereof remaining after distributions on the Class A-1 Certificates on such Distribution Date) until the Certificate Balance of such Class is reduced to zero;

   third, to the Class A-1 and Class A-2 Certificates, pro rata (based upon the aggregate unreimbursed Collateral Support Deficit allocated to each such Class), until all amounts of Collateral Support Deficit previously allocated to such Classes, but not previously reimbursed, have been reimbursed in full;

   fourth, to the Class B Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for such Class;

   fifth, following reduction of the Certificate Balances of the Class A Certificates to zero, to the Class B Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or portion thereof remaining after distributions on the Class A Certificates on such Distribution Date), until the Certificate Balance of such Class is reduced to zero;

   sixth, to the Class B Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class B Certificates, but not previously reimbursed, have been reimbursed in full;

   seventh, to the Class C Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for such Class;

   eighth, following reduction of the Certificate Balances of the Class A and Class B Certificates to zero, to the Class C Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal
Distribution Amount (or portion thereof remaining after distributions on the Class A and Class B Certificates on such Distribution Date), until the Certificate Balance of such Class is reduced to zero;

    ninth, to the Class C Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class C Certificates, but not previously reimbursed, have been reimbursed in full;

   tenth, to the Class D Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for such Class;

   eleventh, following reduction of the Certificate Balances of the Class A, Class B and Class C Certificates to zero, to the Class D Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or portion thereof remaining after distributions on the Class A, Class B and Class C Certificates on such Distribution Date), until the Certificate Balance of such Class is reduced to zero;

   twelfth, to the Class D Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class D Certificates, but not previously reimbursed, have been reimbursed in full;

   thirteenth, to the Class E Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for such Class;

   fourteenth, following reduction of the Certificate Balances of the Class A, Class B, Class C and Class D Certificates to zero, to the Class E Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or portion thereof remaining after distributions on the Class A, Class B, Class C and Class D Certificates on such Distribution Date), until the Certificate Balance of such Class is reduced to zero;

   fifteenth, to the Class E Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class E Certificates, but not previously reimbursed, have been reimbursed in full;

   sixteenth, to the Class F Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for such Class;

   seventeenth, following reduction of the Certificate Balances of the Class A, Class B, Class C, Class D and Class E Certificates to zero, to the Class F Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or portion thereof remaining after distributions on the Class A, Class B, Class C, Class D and Class E Certificates on such Distribution Date), until the Certificate Balance of such Class is reduced to zero;

   eighteenth, to the Class F Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class F Certificates, but not previously reimbursed, have been reimbursed in full;

   nineteenth, to the Class G Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for such Class;

   twentieth, following reduction of the Certificate Balances of the Class A, Class B, Class C, Class D, Class E and Class F Certificates to zero, to the Class G Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or portion thereof remaining after distributions on the Class A, Class B, Class C, Class D, Class E and Class F Certificates on such Distribution Date), until the Certificate Balance of such Class is reduced to zero;

   twenty-first, to the Class G Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class G Certificates, but not previously reimbursed, have been reimbursed in full;

   twenty-second, to the Class H Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for such Class;

   twenty-third, following reduction of the Certificate Balances of the Class A, Class B, Class C, Class D, Class E, Class F and Class G Certificates to zero, to the Class H Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or portion thereof remaining after distributions on the Class A, Class B, Class C, Class D, Class E, Class F and Class G Certificates on such Distribution Date), until the Certificate Balance of such Class is reduced to zero;

   twenty-fourth, to the Class H Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class H Certificates, but not previously reimbursed, have been reimbursed in full;

    twenty-fifth, to the Class I Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for such Class;

   twenty-sixth, following reduction of the Certificate Balances of the Class A, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates to zero, to the Class I Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or portion thereof remaining after distributions on the Class A, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates on such Distribution Date), until the Certificate Balance of such Class is reduced to zero;

   twenty-seventh, to the Class I Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class I Certificates, but not previously reimbursed, have been reimbursed in full; and

   twenty-eighth, to the Class R Certificates, the amount, if any, of the Available Distribution Amount remaining in the Upper-Tier Distribution Account with respect to such Distribution Date.

   Reimbursement of previously allocated Collateral Support Deficit will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the Class of Certificates in respect of which any such reimbursement is made.

   Notwithstanding the distribution priority second set forth above, on and after the Distribution Date on which the Certificate Balances of the Subordinate Certificates have all been reduced to zero (such date, the "Cross-Over Date"), the Principal Distribution Amount will be distributed, pro rata (based upon their respective Certificate Balances), among the Classes of Class A Certificates without regard to the priorities set forth above.

   Pass-Through Rates. The Pass-Through Rate applicable to each Class of Offered Certificates (other than the Class X Certificates) for any Distribution Date will equal the rate per annum specified on the cover of this Prospectus Supplement. Interest will accrue for each Class of Certificates during the related Interest Accrual Period. The Pass-Through Rate for the Class X Certificates (the "Class X Pass-Through Rate") for any Distribution Date will equal the excess, if any, of (a) the weighted average of the applicable Net Mortgage Rates for the Mortgage Loans, weighted on the basis of their respective Stated Principal Balances as of the preceding Distribution Date (after giving effect to the distribution of principal on such Distribution Date) or, in the case of the first Distribution Date, the Cut-off Date, over (b) the weighted average of the Pass-Through Rates on all of the other Certificates (other than the Residual Certificates), weighted on the basis of their respective Certificate Balances immediately prior to such Distribution Date. The Class X Pass-Through Rate for the first Distribution
Date is expected to be approximately    % per annum.

   The "Net Mortgage Rate" for each Mortgage Loan is equal to the related Mortgage Rate in effect from time to time less the Administrative Cost Rate.

   Interest Distribution Amount. The "Interest Distribution Amount" of any Class of Certificates (other than the Residual Certificates) for any Distribution Date is an amount equal to all Distributable Certificate Interest in respect of such Class for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates.

   The "Distributable Certificate Interest" in respect of each Class of Certificates (other than the Residual Certificates) for each Distribution Date is equal to one month's interest at the Pass-Through Rate applicable to such Class of Certificates for such Distribution Date accrued for the related Interest Accrual Period on the related Certificate Balance or Notional Amount, as the case may be, outstanding immediately prior to such Distribution Date. Distributable Certificate Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

   Principal Distribution Amount. The "Principal Distribution Amount" for any Distribution Date is an amount equal to the sum of (a) the Principal Shortfall for such Distribution Date, (b) the Scheduled Principal
Distribution Amount for such Distribution Date and (c) the Unscheduled Principal Distribution Amount for such Distribution Date.

    The "Scheduled Principal Distribution Amount" for each Distribution Date will equal the aggregate of the principal portions of (a) all Monthly Payments (excluding Balloon Payments) due during or, if and to the extent not previously received or advanced and distributed to Certificateholders on a preceding Distribution Date, prior to, the related Due Period and all Assumed Scheduled Payments for the related Due Period, in each case to the extent paid by the related borrower as of the business day preceding the related Servicer Remittance Date or advanced by the Servicer, the Trustee or the Fiscal Agent, as applicable, and (b) all Balloon Payments to the extent received during the related Due Period, and to the extent not included in clause (a) above. The Scheduled Principal Distribution Amount from time to time will include all late payments of principal made by a borrower, including late payments in respect of a delinquent Balloon Payment, regardless of the timing of such late payments, except to the extent such late payments are otherwise reimbursable to the Servicer, the Trustee or the Fiscal Agent, as the case may be, for prior Advances.

   The "Unscheduled Principal Distribution Amount" for each Distribution Date will equal the aggregate of: (a) all voluntary prepayments of principal received on the Mortgage Loans during the related Due Period; and (b) any other collections (exclusive of payments by borrowers) received on the Mortgage Loans and any REO Properties during the related Due Period, whether in the form of Liquidation Proceeds, Insurance and Condemnation Proceeds, net income, rents, and profits from REO Property or otherwise, that were identified and applied by the Servicer as recoveries of previously unadvanced principal of the related Mortgage Loan.

   The "Assumed Scheduled Payment" for any Due Period and with respect to any Mortgage Loan that is delinquent in respect of its Balloon Payment (including any REO Loan as to which the Balloon Payment would have been past due), is an amount equal to the sum of (a) the principal portion of the Monthly Payment that would have been due on such Mortgage Loan on the related Due Date based on the constant payment required by the related Mortgage Note or the original amortization schedule thereof (as calculated with interest at the related Mortgage Rate), if applicable, assuming such Balloon Payment has not become due, after giving effect to any modification, and (b) interest on the Stated Principal Balance of such Mortgage Loan at the applicable Mortgage Rate (net of the rate at which the Servicing Fee is calculated).

   For purposes of the foregoing definitions of Principal Distribution Amount, the term "Principal Shortfall" for any Distribution Date means the amount, if any, by which (i) the Principal Distribution Amount for the preceding Distribution Date, exceeds (ii) the aggregate amount distributed in respect of principal on the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class I Certificates on such preceding Distribution Date. There will be no Principal Shortfall on the first Distribution Date.

   Certain Calculations with Respect to Individual Mortgage Loans. The Stated Principal Balance of each Mortgage Loan outstanding at any time represents the principal balance of such Mortgage Loan ultimately due and payable to the Certificateholders. The "Stated Principal Balance" of each Mortgage Loan will initially equal the Cut-off Date Balance thereof and, on each Distribution Date, will be reduced by the portion of the Principal Distribution Amount for such date that is attributable to such Mortgage Loan. The Stated Principal Balance of a Mortgage Loan may also be reduced in connection with any forced reduction of the actual unpaid principal balance thereof imposed by a court presiding over a bankruptcy proceeding in which the related borrower is the debtor. See "Certain Legal Aspects of Mortgage Loans--Bankruptcy Laws" in the Prospectus. If any Mortgage Loan is paid in full or such Mortgage Loan (or any Mortgaged Property acquired in respect thereof) is otherwise liquidated, then, as of the first Distribution Date that follows the end of the Due Period in which such payment in full or liquidation occurred and notwithstanding that a loss may have occurred in connection with any such liquidation, the Stated Principal Balance of such Mortgage Loan shall be zero.

   For purposes of calculating distributions on, and allocations of Collateral Support Deficit to, the Certificates, as well as for purposes of calculating the Servicing Fee and Trustee Fee payable each month, each REO Property will be treated as if there exists with respect thereto an outstanding mortgage loan (an "REO Loan"), and all references to "Mortgage Loan", "Mortgage Loans" and "Mortgage Pool" herein and in the Prospectus, when used in such context, will be deemed to also be references to or to also include, as the case may be, any REO Loans. Each REO Loan will generally be deemed to have the same characteristics as its actual predecessor Mortgage Loan, including the same fixed Mortgage Rate (and, accordingly, the same Net Mortgage Rate) and the same unpaid principal balance and Stated Principal Balance. Amounts due on such predecessor Mortgage Loan, including any portion thereof payable or reimbursable to the Servicer, will continue to be "due" in respect of the REO Loan; and amounts received in respect of the related REO Property, net of payments to be made, or reimbursement to the Servicer or the Special Servicer for payments previously advanced, in connection with the operation and management of such property, generally will be applied by the Servicer as if received on the predecessor Mortgage Loan.

ALLOCATION OF PREPAYMENT PREMIUMS AND YIELD MAINTENANCE CHARGES

   On any Distribution Date, Prepayment Premiums collected during the related Due Period will be distributed by the Paying Agent to the holders of the Classes of Offered Certificates as follows: to each of the Class A, Class B, Class C, Class D and Class E Certificates, for each such Class an amount equal to the product of (a) a fraction, the numerator of which is the amount distributed as principal to such Class on such Distribution Date, and the denominator of which is the total amount distributed as principal to all Classes of Certificates on such Distribution Date, (b) 25% and (c) the total amount of Prepayment Premiums collected during the related Due Period. Any Prepayment Premiums collected during the related Due Period remaining after such distributions will be distributed to the holders of the Class X Certificates.

   On any Distribution Date, Yield Maintenance Charges collected during the related Due Period will be distributed by the Paying Agent on the Classes of Offered Certificates as follows: to each of the Class A, Class B, Class C, Class D and Class E Certificates, for each such Class an amount equal to the product of (a) a fraction, the numerator of which is the amount distributed as principal to such Class on such Distribution Date, and the denominator of which is the total amount distributed as principal to all Classes of Certificates on such Distribution Date, (b) the Base Interest Fraction for the related principal prepayment and such Class of Offered Certificates and
(c) the aggregate amount of Yield Maintenance Charges collected on such principal prepayment during the related Due Period. Any Yield Maintenance Charges collected during the related Due Period remaining after such distributions will be distributed to the holders of the Class X Certificates.

   The "Base Interest Fraction" with respect to any principal prepayment on any Mortgage Loan and with respect to any Class of Offered Certificates (other than the Class X Certificates) is a fraction (A) whose numerator is the greater of (x) zero and (y) the difference between (i) the Pass-Through Rate on such Class of Offered Certificates and (ii) the Yield Rate used in calculating the Yield Maintenance Charge with respect to such principal prepayment and (B) whose denominator is the difference between (i) the Mortgage Rate on the related Mortgage Loan and (ii) the Yield Rate used in calculating the Yield Maintenance Charge with respect to such principal prepayment; provided, however, that under no circumstances shall the Base Interest Fraction be greater than one. If such Yield Rate is greater than the Mortgage Rate on the related Mortgage Loan, then the Base Interest Fraction shall equal zero.

   No Prepayment Premiums or Yield Maintenance Charges will be distributed to holders of the Class F, Class G, Class H, Class I or Residual Certificates; instead, after the Certificate Principal Balances of the Class A, Class B, Class C, Class D and Class E Certificates have been reduced to zero, all Prepayment Premiums and Yield Maintenance Charges will be distributed to holders of the Class X Certificates.

   For a description of Prepayment Premiums and Yield Maintenance Charges, see "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Prepayment Provisions" herein. See also "Certain Legal Aspects of the Mortgage Loans--Default Interest and Limitations on Prepayments" in the Prospectus regarding the enforceability of Yield Maintenance Charges and Prepayment Premiums.

ASSUMED FINAL DISTRIBUTION DATE; RATED FINAL DISTRIBUTION DATE

   The "Assumed Final Distribution Date" with respect to any Class of Offered Certificates is the Distribution Date on which the aggregate Certificate Balance or Notional Amount, as the case may be, of such Class of Certificates would be reduced to zero based on the assumptions set forth below. Such Distribution Date shall in each case be as follows:

 CLASS DESIGNATION       ASSUMED FINAL DISTRIBUTION DATE
--------------------- -----------------------------------
Class A-1 ............            July 19, 2004
Class A-2 ............          February 19, 2007
Class X ..............           April 19, 2015
Class B ..............           April 19, 2007
Class C ..............           April 19, 2007
Class D ..............            May 19, 2007
Class E ..............          December 19, 2007


   THE ASSUMED FINAL DISTRIBUTION DATES SET FORTH ABOVE WERE CALCULATED WITHOUT REGARD TO ANY DELAYS IN THE COLLECTION OF BALLOON PAYMENTS AND WITHOUT REGARD TO A REASONABLE LIQUIDATION TIME WITH RESPECT TO ANY MORTGAGE LOANS THAT MAY BECOME DELINQUENT. ACCORDINGLY, IN THE EVENT OF DEFAULTS ON THE MORTGAGE LOANS, THE ACTUAL FINAL DISTRIBUTION DATE FOR ONE OR MORE CLASSES OF THE OFFERED CERTIFICATES MAY BE LATER, AND COULD BE SUBSTANTIALLY LATER, THAN THE RELATED ASSUMED FINAL DISTRIBUTION DATE(S).

   In addition, the Assumed Final Distribution Dates set forth above were calculated on the basis of a 0% CPR. Since the rate of payment (including prepayments) of the Mortgage Loans may exceed the scheduled rate of payments, and could exceed such scheduled rate by a substantial amount, the actual final Distribution Date for one or more Classes of the Offered Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of payments (including prepayments) on the Mortgage Loans will depend on the characteristics of the Mortgage Loans, as well as on the prevailing level of interest rates and other economic factors, and no assurance can be given as to actual payment experience. Finally, the Assumed Distribution Dates were calculated assuming that there would not be an early termination of the Trust Fund.

   The "Rated Final Distribution Date" for each Class of Offered Certificates will be June 19, 2029, the first Distribution Date after the 24th month following the end of the amortization term for the Mortgage Loan that, as of the Cut-off Date, has the longest remaining amortization term (other than the Interest Only Loan).

SUBORDINATION; ALLOCATION OF COLLATERAL SUPPORT DEFICIT

   The rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the Mortgage Loans will be subordinated, to the extent described herein, to the rights of holders of the Senior Certificates. Moreover, to the extent described herein, the rights of the holders of the Class I Certificates will be subordinated to the rights of the holders of the Class H Certificates, the rights of the holders of the Class H and Class I Certificates will be subordinated to the rights of the holders of the Class G Certificates, the rights of the holders of the Class G, Class H and Class I Certificates will be subordinated to the rights of the holders of the Class F Certificates, the rights of the holders of the Class F, Class G, Class H and Class I Certificates will be subordinated to the rights of the holders of the Class E Certificates, the rights of the holders of the Class E, Class F, Class G, Class H and Class I Certificates will be subordinated to the rights of the holders of the Class D Certificates, the rights of the holders of the Class D, Class E, Class F, Class G, Class H and Class I Certificates will be subordinated to the rights of the holders of the Class C Certificates, and the rights of the holders of the Class C, Class D, Class E, Class F, Class G, Class H and Class I Certificates will be subordinated to the rights of the holders of the Class B Certificates. This subordination is intended to enhance the likelihood of timely receipt by the holders of the Senior Certificates of the full amount of all interest payable in respect of the Senior Certificates on each Distribution Date, and the ultimate receipt by the holders of the Class A Certificates of principal in an amount equal to, in each case, the entire Certificate Balance of such Class of Certificates.

Similarly, but to decreasing degrees, this subordination is also intended to enhance the likelihood of timely receipt by the holders of the Class B Certificates, the holders of the Class C Certificates, the holders of the Class D Certificates and the holders of the Class E Certificates of the full amount of interest payable in respect of such Classes of Certificates on each Distribution Date, and the ultimate receipt by the holders of the Class B Certificates, the holders of the Class C Certificates, the holders of the Class D Certificates and the holders of the Class E Certificates of principal equal to, in each case, the entire Certificate Balance of such Class of Certificates. The protection afforded to the holders of the Class E Certificates by means of the subordination of the Non-Offered Certificates that are Subordinate Certificates (the "Non-Offered Subordinate Certificates"), to the holders of the Class D Certificates by the subordination of the Class E Certificates and the Non-Offered Subordinate Certificates, to the holders of the Class C Certificates by means of the subordination of the Class D and Class E Certificates and the Non-Offered Subordinate Certificates, to the holders of the Class B Certificates by means of the subordination of the Class C, Class D and Class E Certificates and the Non-Offered Subordinate Certificates and to the holders of the Senior Certificates by means of the subordination of the Subordinate Certificates, will be accomplished by the application of the Available Distribution Amount on each Distribution Date in accordance with the order of priority described under "--Distributions" above and by the allocation of Collateral Support Deficits in the manner described below. No other form of credit support will be available for the benefit of the holders of the Offered Certificates.

   Allocation to the Class A Certificates (unless the Cross-Over Date has occurred, first to the Class A-1 Certificates until the Certificate Balance has been reduced to zero and then to the Class A-2 Certificates), for so long as they are outstanding, of the entire Principal Distribution Amount for each Distribution Date will have the effect of reducing the aggregate Certificate Balance of the Class A Certificates at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the Mortgage Pool will reduce. Thus, as principal is distributed to the holders of such Class A Certificates, the percentage interest in the Trust Fund evidenced by such Class A Certificates will be decreased (with a corresponding increase in the percentage interest in the Trust Fund evidenced by the Subordinate Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded such Class A Certificates by the Subordinate Certificates.

   Following retirement of the Class A Certificates, the successive allocation on each Distribution Date of the Principal Distribution Amount to the Class B Certificates, the Class C Certificates, the Class D Certificates and the Class E Certificates, in that order, in each case for so long as they are outstanding, will provide a similar benefit to each such Class of Certificates as to the relative amount of subordination afforded by the outstanding Classes of Certificates (other than the Class X and the Residual Certificates) with later alphabetical Class designations.

   On each Distribution Date, immediately following the distributions to be made to the Certificateholders on such date, the Paying Agent is to calculate the amount, if any, by which (i) the aggregate Stated Principal Balance of the Mortgage Loans expected to be outstanding immediately following such Distribution Date is less than (ii) the aggregate Certificate Balance of the Certificates after giving effect to distributions of principal on such Distribution Date (any such deficit, "Collateral Support Deficit"). The Paying Agent will be required to allocate any such Collateral Support Deficit among the respective Classes of Certificates as follows: to the Class I, Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates in that order, and in each case in respect of and until the remaining Certificate Balance of such Class has been reduced to zero. Following the reduction of the Certificate Balances of all such Classes to zero, the Paying Agent will be required to allocate any such Collateral Support Deficit among the Classes of Class A Certificates, pro rata (based upon their respective Certificate Balances), until the remaining Certificate Balances of such Classes have been reduced to zero. Any Collateral Support Deficit allocated to a Class of Certificates will be allocated among respective Certificates of such Class in proportion to the Percentage Interests evidenced thereby.

   In general, Collateral Support Deficits could result from the occurrence of: (i) losses and other shortfalls on or in respect of the Mortgage Loans, including as a result of defaults and delinquencies thereon, Nonrecoverable Advances made in respect thereof, the payment to the Special Servicer of any compensation as described in "Servicing of the Mortgage Loans--Servicing and Other Compensation and

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Payment of Expenses" herein, and the payment of interest on Advances and certain servicing expenses; and (ii) certain unanticipated, non-Mortgage Loan specific expenses of the Trust Fund, including certain reimbursements to the Trustee and the Fiscal Agent as described under "Description of the Pooling Agreements--Certain Matters Regarding the Trustee" in the Prospectus, certain reimbursements to the Servicer and the Depositor as described under "Description of the Pooling Agreements--Certain Matters Regarding the Servicer and the Depositor" in the Prospectus, and certain federal, state and local taxes, and certain tax-related expenses, payable out of the Trust Fund as described under "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates" and "--Taxes That May Be Imposed on the REMIC Pool" in the Prospectus. Accordingly, the allocation of Collateral Support Deficit as described above will constitute an allocation of losses and other shortfalls experienced by the Trust Fund.

   A Class of Offered Certificates will be considered outstanding until its Certificate Balance or Notional Amount, as the case may be, is reduced to zero; provided, however, that reimbursement of any previously allocated Collateral Support Deficit may thereafter be made to such Class.

ADVANCES

   On the business day immediately preceding each Distribution Date (the "Servicer Remittance Date"), the Servicer will be obligated, subject to the recoverability determination described below, to make advances (each, a "P&I Advance") out of its own funds or, subject to the replacement thereof as provided in the Pooling and Servicing Agreement, certain funds held in the Certificate Account that are not required to be part of the Available Distribution Amount for such Distribution Date, in an amount equal to (but subject to reduction as described in the following paragraph) the aggregate of: (i) all Monthly Payments (net of the applicable Servicing Fee), other than Balloon Payments, which were due on the Mortgage Loans during the related Due Period and delinquent (or not advanced by any subservicer) as of the business day preceding such Servicer Remittance Date; and (ii) in the case of each Mortgage Loan delinquent in respect of its Balloon Payment as of the end of the related Due Period (including any REO Loan as to which the Balloon Payment would have been past due), an amount equal to the Assumed Scheduled Payment therefor. The Servicer's obligations to make P&I Advances in respect of any Mortgage Loan or REO Property will continue through liquidation of such Mortgage Loan or disposition of such REO Property, as the case may be. To the extent that the Servicer fails to make a P&I Advance that it is required to make under the Pooling and Servicing Agreement, the Trustee will make such required P&I Advance pursuant to the Pooling and Servicing Agreement. To the extent that the Trustee fails to make a P&I Advance that it is required to make under the Pooling and Servicing Agreement, the Fiscal Agent will make such required P&I Advance.

   The amount required to be advanced in respect of delinquent Monthly Payments or Assumed Scheduled Payments on a Mortgage Loan with respect to any Distribution Date that has been subject to an Appraisal Reduction Event will equal the amount that would be required to be advanced by the Servicer without giving effect to the Appraisal Reduction less any Appraisal Reduction Amount with respect to such Mortgage Loan for such Distribution Date. None of the Servicer, the Trustee or the Fiscal Agent will be required to make a P&I Advance for default interest, Yield Maintenance Charges or Prepayment Premiums.

   In addition to P&I Advances, the Servicer will also be obligated (subject to the limitations described herein) to make advances ("Servicing Advances" and, collectively with P&I Advances, "Advances") in connection with the servicing and administration of any Mortgage Loan in respect of which a default, delinquency or other unanticipated event has occurred or is reasonably foreseeable or in connection with the servicing and administration of any Mortgaged Property or REO Property, to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related Mortgage Loan documents or to protect, lease, manage and maintain the related Mortgaged Property. To the extent that the Servicer fails to make a Servicing Advance that it is required to make under the Pooling and Servicing Agreement and the Trustee

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has notice of such failure, the Trustee will make such required Servicing
Advance pursuant to the Pooling and Servicing Agreement. To the extent that the Trustee fails to make a Servicing Advance that it is required to make under the Pooling and Servicing Agreement, the Fiscal Agent will make such required Servicing Advance.

   The Servicer, the Trustee or the Fiscal Agent, as applicable, will be entitled to recover any Advance made out of its own funds from any amounts collected in respect of the Mortgage Loan as to which such Advance was made, whether in the form of late payments, Insurance and Condemnation Proceeds, Liquidation Proceeds or otherwise from the Mortgage Loan ("Related Proceeds"). Notwithstanding the foregoing, none of the Servicer, the Trustee or the Fiscal Agent will be obligated to make any Advance that it determines in its reasonable good faith judgment would, if made, not be recoverable (including interest thereon) out of Related Proceeds (a "Nonrecoverable Advance"), and the Servicer, the Trustee or the Fiscal Agent will be entitled to recover any Advance that it so determines to be a Nonrecoverable Advance out of general funds on deposit in the Certificate Account. The Trustee and the Fiscal Agent will be entitled to rely conclusively on any non-recoverability determination of the Servicer. Nonrecoverable Advances will represent a portion of the losses to be borne by the Certificateholders. See "Description of the Certificates--Advances in Respect of Delinquencies" and "Description of the Pooling Agreements--Certificate Account" in the Prospectus.

   In connection with its recovery of any Advance, each of the Servicer, the Trustee and the Fiscal Agent will be entitled to be paid, out of any amounts then on deposit in the Certificate Account, interest at the Prime Rate (the "Reimbursement Rate") accrued on the amount of such Advance from the date made to but not including the date of reimbursement. The "Prime Rate" shall be the rate, for any day, set forth as such in The Wall Street Journal, New York edition.

   Each Distribution Date Statement delivered by the Paying Agent to the Certificateholders will contain information relating to the amounts of Advances made with respect to the related Distribution Date. See "Description of the Certificates--Reports to Certificateholders; Certain Available Information" herein and "Description of Certificates--Reports to Certificateholders" in the Prospectus.

APPRAISAL REDUCTIONS

   After an Appraisal Reduction Event has occurred, an Appraisal Reduction will be calculated. An "Appraisal Reduction Event" will occur on the earliest of (i) the third anniversary of the date on which an extension of the maturity date of a Mortgage Loan becomes effective as a result of a modification of such Mortgage Loan by the Special Servicer, which extension does not change the amount of Monthly Payments on the Mortgage Loan, (ii) 120 days after an uncured delinquency occurs in respect of a Mortgage Loan, (iii) the date on which a reduction in the amount of Monthly Payments on a Mortgage Loan, or a change in any other material economic term of the Mortgage Loan (other than an extension of its maturity), becomes effective as a result of a modification of such Mortgage Loan by the Special Servicer, (iv) 60 days after a receiver has been appointed, (v) 60 days after a borrower declares bankruptcy and (vi) immediately after a Mortgage Loan becomes an REO Loan; provided, however, that an Appraisal Reduction Event shall not occur at any time when the aggregate Certificate Balances of all Classes of Certificates (other than the Class A Certificates) has been reduced to zero. The "Appraisal Reduction" for any Distribution Date and for any Mortgage Loan as to which any Appraisal Reduction Event has occurred will be an amount equal to the excess of (a) the outstanding Stated Principal Balance of such Mortgage Loan over (b) the excess of (i) 90% of the appraised value of the related Mortgaged Property as determined (A) by one or more independent MAI appraisals with respect to any Mortgage Loan with an outstanding principal balance equal to or in excess of $2,000,000 (the costs of which shall be paid by the Servicer as an Advance), and (B) by an internal valuation performed by the Special Servicer with respect to any Mortgage Loan with an outstanding principal balance less than $2,000,000, over (ii) the sum as of the Due Date occurring in the month of such Distribution Date of (A) to the extent not previously advanced by the Servicer, the Trustee or the Fiscal Agent, all unpaid interest on such Mortgage Loan at a per annum rate equal to the Mortgage Rate, (B) all unreimbursed Advances and interest thereon at the Reimbursement Rate in respect of such Mortgage Loan and (C) all currently due and unpaid real estate taxes and assessments, insurance premiums and ground rents and all other amounts

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due and unpaid under the Mortgage Loan (which tax, premiums, ground rents and other amounts have not been the subject of an Advance by the Servicer and/or for which funds have not been escrowed). Within 60 days after the Appraisal Reduction Event, the Special Servicer will be required to obtain an independent MAI appraisal; provided, however, that with respect to an Appraisal Reduction Event described in clause (ii), the Special Servicer will be required to obtain such appraisal within the 120-day period set forth in such clause (ii). On the first Determination Date occurring on or after the delivery of such MAI appraisal, the Special Servicer will be required to calculate and report to the Servicer, and the Servicer will report to the Paying Agent and the Trustee, the Appraisal Reduction to take into account such appraisal. The "Determination Date" for each Distribution Date is the 13th day of the month in which such Distribution Date occurs or, if any such 13th day is not a business day, then the immediately preceding business day.

   As a result of calculating one or more Appraisal Reductions, the amount of any required P&I Advance will be reduced by an amount equal to the Appraisal Reduction Amount, which will have the effect of reducing the amount of interest available to the most subordinate Class of Certificates then outstanding (i.e., first to the Class I Certificates, then to the Class H Certificates, then to the Class G Certificates, then to the Class F Certificates, then to the Class E Certificates, then to the Class D Certificates, then to the Class C Certificates and then to the Class B Certificates). See "--Advances" above. The "Appraisal Reduction Amount" for any Distribution Date shall equal the product of (i) the applicable per annum Pass-Through Rate (i.e., for any month, one twelfth of the Pass-Through Rate) on the Class of Certificates to which the Appraisal Reduction is allocated, and (ii) the sum of all Appraisal Reductions with respect to such Distribution Date. In addition, Appraisal Reductions will be allocated to the most subordinate Class of Certificates then outstanding (i.e., first to the Class I Certificates, then to the Class H Certificates, then to the Class G Certificates, then to the Class F Certificates, then to the Class E Certificates, then to the Class D Certificates, then to the Class C Certificates and then to the Class B Certificates) for purposes of determining Voting Rights and the identity of the Controlling Class. See "--Voting Rights" below and "Servicing of the Mortgage Loans--General" herein.

   With respect to each Mortgage Loan as to which an Appraisal Reduction has occurred (unless such Mortgage Loan has become a Corrected Mortgage Loan and has remained current for twelve consecutive Monthly Payments, and with respect to which no other Appraisal Reduction Event has occurred with respect thereto during the preceding twelve months), the Special Servicer is required, within 30 days of each anniversary of the related Appraisal Reduction Event, to order an appraisal (which may be an update of a prior appraisal), the cost of which shall be an expense of the Trust Fund. Based upon such appraisal, the Special Servicer shall redetermine and report to the Paying Agent the amount of the Appraisal Reduction with respect to such Mortgage Loan. Notwithstanding the foregoing, the Special Servicer will not be required to obtain an appraisal with respect to a Mortgage Loan which is the subject of an Appraisal Reduction Event to the extent the Special Servicer has obtained an appraisal with respect to the related Mortgaged Property within the 12-month period prior to the occurrence of such Appraisal Reduction Event. Instead, the Special Servicer may use such prior appraisal in calculating any Appraisal Reduction with respect to such Mortgage Loan.

   With respect to each Mortgage Loan as to which an Appraisal Reduction has occurred and which has become current and has remained current for twelve consecutive Monthly Payments, and with respect to which no other Appraisal Reduction Event has occurred and is continuing, the Special Servicer may within 30 days of the date of such twelfth Monthly Payment, order an appraisal (which may be an update of a prior appraisal), the cost of which shall be an expense of the Trust Fund. Based upon such appraisal, the Special Servicer shall redetermine and report to the Paying Agent the amount of the Appraisal Reduction with respect to such Mortgage Loan.

REPORTS TO CERTIFICATEHOLDERS; CERTAIN AVAILABLE INFORMATION

   On each Distribution Date, the Paying Agent will be required to forward by mail to each holder of a Certificate, the Trustee, the Underwriters, the Special Servicer and a financial market publisher (which is anticipated to initially be Bloomberg, L.P.), if any, a statement (a "Distribution Date Statement") setting forth, among other things: (i) the amount of the distribution on such Distribution Date to the

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holders of such Class of Certificates in reduction of the Certificate Balance thereof; (ii) the amount of the distribution on such Distribution Date to the holders of such Class of Certificates allocable to Distributable Certificate Interest; (iii) the aggregate amount of Advances made in respect of such Distribution Date; (iv) the aggregate amount of compensation paid to the Trustee and servicing compensation paid to the Servicer and the Special Servicer during the Due Period for such Distribution Date; (v) the aggregate Stated Principal Balance of the Mortgage Loans and any REO Loans outstanding immediately before and immediately after such Distribution Date; (vi) the number, aggregate principal balance, weighted average remaining term to maturity and weighted average Mortgage Rate of the Mortgage Loans as of the end of the related Due Period for such Distribution Date; (vii) the number and aggregate principal balance of Mortgage Loans (A) delinquent one month,
(B) delinquent two months, (C) delinquent three or more months and (D) as to which foreclosure proceedings have been commenced; (viii) the value of any REO Property included in the Trust Fund as of the end of the related Due Period for such Distribution Date, based on the most recent appraisal or valuation; (ix) the Available Distribution Amount for such Distribution Date;
(x) the amount of the distribution on such Distribution Date to the holders of such Class of Certificates allocable to (A) Prepayment Premiums and (B) Yield Maintenance Charges; (xi) the Pass-Through Rate for such Class of Certificates for such Distribution Date and the next succeeding Distribution Date; (xii) the Scheduled Principal Distribution Amount and the Unscheduled Principal Distribution Amount for such Distribution Date; (xiii) the Certificate Balance or Notional Amount, as the case may be, of each Class of Certificates immediately before and immediately after such Distribution Date, separately identifying any reduction therein as a result of the allocation of any Collateral Support Deficit on such Distribution Date; (xiv) the fraction, expressed as a decimal carried to eight places, the numerator of which is the then related Certificate Balance, and the denominator of which is the related initial aggregate Certificate Balance, for each Class of Certificates (other than the Residual Certificates) immediately following such Distribution Date;
(xv) the amount of any Appraisal Reductions effected in connection with such Distribution Date on a loan-by-loan basis, the total Appraisal Reduction effected in connection with such Distribution Date and the total Appraisal Reduction Amounts as of such Distribution Date; (xvi) the number and related principal balances of any Mortgage Loans extended or modified during the related Due Period; (xvii) the amount of any remaining unpaid interest shortfalls for such Class as of such Distribution Date; (xviii) a loan-by-loan listing of each Mortgage Loan which was the subject of a Principal Prepayment during the related Due Period and the amount and the type of Principal Prepayment occurring; and (xix) a loan-by-loan listing of any Mortgage Loan which was defeased during the related Due Period. In the case of information furnished pursuant to clauses (i), (ii), (x) and (xvii) above, the amounts shall be expressed as a dollar amount in the aggregate for all Certificates of each applicable Class and per Definitive Certificate.

   In addition, within a reasonable period of time after the end of each calendar year, the Paying Agent shall furnish to the Trustee and each person or entity who at any time during the calendar year was a holder of a Certificate, a statement containing the information set forth in clauses (i),
(ii) and (x) above as to the applicable Class, aggregated for such calendar year or applicable portion thereof during which such person was a Certificateholder, together with such other information as the Paying Agent deems necessary or desirable, or that a Certificateholder or Certificate Owner reasonably requests, to enable Certificateholders to prepare their tax returns for such calendar year. Such obligation of the Paying Agent shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Paying Agent pursuant to any requirements of the Code as from time to time are in force.

   The Servicer will provide a financial market publisher, which is anticipated to initially be Bloomberg, L.P., quarterly with certain current information with respect to the Mortgaged Properties, including current and original net operating income, debt service coverage ratios based upon borrowers' annual operating statements and occupancy rates, to the extent it has received such information from the borrowers pursuant to the related loan documents.

   The Pooling and Servicing Agreement requires that the Paying Agent (or the Trustee with respect to clause (f) only) make available at its offices primarily responsible for administration of the Trust Fund, during normal business hours, for review by any holder of an Offered Certificate, the Depositor, the Special Servicer, the Servicer, the Extension Adviser, any Rating Agency or any other person to whom the

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Paying Agent (or the Trustee, if applicable) believes such disclosure is appropriate, originals or copies of, among other things, the following items:
(a) the Pooling and Servicing Agreement and any amendments thereto, (b) all Distribution Date Statements delivered to holders of the relevant Class of Offered Certificates since the Closing Date, (c) all officer's certificates delivered to the Paying Agent since the Closing Date as described under "Description of the Pooling Agreements--Evidence as to Compliance" in the Prospectus, (d) all accountants' reports delivered to the Paying Agent since the Closing Date as described under "Description of the Pooling Agreements--Evidence as to Compliance" in the Prospectus, (e) the most recent property inspection report prepared by or on behalf of the Servicer or the Special Servicer and delivered to the Paying Agent in respect of each Mortgaged Property, (f) copies of the Mortgage Loan documents, (g) any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into by the Servicer or the Special Servicer and delivered to the Paying Agent, and (h) any and all statements and reports delivered to, or collected by, the Servicer or the Special Servicer, from the borrowers, including the most recent annual property operating statements, rent rolls and borrower financial statements, but only to the extent such statements and reports have been delivered to the Paying Agent. Copies of any and all of the foregoing items will be available to Certificateholders from the Paying Agent (or the Trustee with respect to clause (f) only) upon request; however, the Paying Agent (or the Trustee with respect to clause (f) only) will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing such copies. Pursuant to the Pooling and Servicing Agreement, the Servicer will be responsible for enforcing all provisions of the Mortgage Loan documents relating to the submission of financial and property information.

   The Pooling and Servicing Agreement will require the Servicer and the Paying Agent, subject to certain restrictions set forth therein, to provide the reports available to Certificateholders set forth above, as well as certain other information received by the Servicer or the Paying Agent, as the case may be, to any Certificateholder, the Underwriters, any Certificate Owner or any prospective investor identified as such by a Certificate Owner or Underwriter, that requests such reports or information; provided that the Servicer or the Paying Agent, as the case may be, will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing copies of such reports or information. Except as otherwise set forth in this paragraph, until such time as Definitive Certificates are issued, notices and statements required to be mailed to holders of Certificates will be available to Certificate Owners of Offered Certificates only to the extent they are forwarded by or otherwise available through DTC and its Participants. Conveyance of notices and other communications by DTC to Participants, and by Participants to such Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Except as otherwise set forth in this paragraph, the Servicer, the Special Servicer, the Trustee, the Depositor, the Paying Agent and the Certificate Registrar are required to recognize as Certificateholders only those persons in whose names the Certificates are registered on the books and records of the Offered Certificate Registrar. The initial registered holder of the Offered Certificates will be Cede & Co. as nominee for DTC.

VOTING RIGHTS

   At all times during the term of the Pooling and Servicing Agreement, the voting rights for the Certificates (the "Voting Rights") shall be allocated among the respective Classes of Certificateholders as follows: (i) 4% in the case of the Class X Certificates, and (ii) in the case of any other Class of Certificates (other than the Residual Certificates), a percentage equal to the product of 96% and a fraction, the numerator of which is equal to the aggregate Certificate Balance of such Class, in each case, determined as of the Distribution Date immediately preceding such time, and the denominator of which is equal to the aggregate Certificate Balance of all Classes of Certificates, each determined as of the Distribution Date immediately preceding such time. Neither the Class R nor the Class LR Certificates will be entitled to any Voting Rights. For purposes of determining Voting Rights, the Certificate Balance of any Class shall be deemed to be reduced by the amount allocated to such Class of any Appraisal Reductions related to Mortgage Loans as to which Liquidation Proceeds or other final payment has not yet been received. Voting Rights allocated to a Class of Certificateholders shall be allocated among such Certificateholders in proportion to the Percentage Interests evidenced by their respective Certificates. Solely for purposes of giving any consent, approval or waiver pursuant to the Pooling and Servicing Agreement, neither the

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Servicer, the Special Servicer nor the Depositor will be entitled to exercise any Voting Rights with respect to any Certificates registered in its name, if such consent, approval or waiver would in any way increase its compensation or limit its obligations in such capacity under the Pooling and Servicing Agreement; provided, however, that such restrictions will not apply to the exercise of the Special Servicer's rights as a member of the Controlling Class.

TERMINATION; RETIREMENT OF CERTIFICATES

   The obligations created by the Pooling and Servicing Agreement will terminate upon payment (or provision for payment) to all Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid following the earlier of (i) the final payment (or advance in respect thereof) or other liquidation of the last Mortgage Loan or REO Property subject thereto or (ii) the purchase of all of the assets of the Trust Fund by the Servicer, the Special Servicer, the holders of the Controlling Class or the holders of the Class LR Certificates. Written notice of termination of the Pooling and Servicing Agreement will be given to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at the office of the Certificate Registrar or other location specified in such notice of termination.

   The Special Servicer, the Servicer, the holders of the Controlling Class and the holders of the Class LR Certificates (in that order) will have the right to purchase all of the assets of the Trust Fund. Any such purchase of all the Mortgage Loans and other assets in the Trust Fund is required to be made at a price equal to the sum of (i) the aggregate Purchase Price of all the Mortgage Loans (exclusive of REO Loans) then included in the Trust Fund and (ii) the aggregate fair market value of all REO Properties then included in the Trust Fund (which fair market value for any REO Property may be less than the Purchase Price for the corresponding REO Loan), as determined by an appraiser selected and mutually agreed upon by the Servicer and the Trustee, and approved by more than 50% of the Voting Rights of the Classes of Certificates then outstanding, other than the Controlling Class, unless the Controlling Class is the only Class of Certificates outstanding. Such purchase will effect early retirement of the then outstanding Offered Certificates, but the right of the Servicer, the Special Servicer, the holders of the Controlling Class or the holders of the Class LR Certificates to effect such termination is subject to the requirement that the then aggregate Stated Principal Balance of the Mortgage Pool be less than 4% of the Initial Pool Balance.

   On the final Distribution Date, the aggregate amount paid by the Servicer, the Special Servicer, the holders of the Controlling Class or the holders of the Class LR Certificates, as the case may be, for the Mortgage Loans and other assets in the Trust Fund (if the Trust Fund is to be terminated as a result of the purchase described in the preceding paragraph), together with all other amounts on deposit in the Certificate Account and not otherwise payable to a person other than the Certificateholders (see "Description of the Pooling Agreements--Certificate Account" in the Prospectus), will be applied generally as described above under "--Distributions--Priority."

   ANY OPTIONAL TERMINATION BY THE SPECIAL SERVICER, THE SERVICER, THE HOLDERS OF THE CONTROLLING CLASS OR THE HOLDERS OF THE CLASS LR CERTIFICATES WOULD RESULT IN PREPAYMENT IN FULL OF THE CERTIFICATES AND WOULD HAVE AN ADVERSE EFFECT ON THE YIELD OF THE CLASS X CERTIFICATES BECAUSE A TERMINATION WOULD HAVE AN EFFECT SIMILAR TO A PRINCIPAL PREPAYMENT IN FULL OF THE MORTGAGE LOANS (WITHOUT, HOWEVER, THE PAYMENT OF ANY PREPAYMENT PREMIUMS OR YIELD MAINTENANCE CHARGES) AND, AS A RESULT, INVESTORS IN THE CLASS X CERTIFICATES AND ANY OTHER CERTIFICATES PURCHASED AT PREMIUM MIGHT NOT FULLY RECOUP THEIR INITIAL INVESTMENT. SEE "YIELD AND MATURITY CONSIDERATIONS" HEREIN.

THE TRUSTEE

   LaSalle National Bank will act as Trustee of the Trust Fund. LaSalle National Bank is a subsidiary of LaSalle National Corporation which is a subsidiary of the Fiscal Agent. The corporate trust office of the Trustee responsible for administration of the Trust is located at 135 South LaSalle Street, Suite 1740, Chicago, Illinois 60603-4107 Attention: Asset-Backed Securities Trust Service--Chase Commercial Mortgage Securities Corp., Series 1997-1. As of December 31, 1996, the LaSalle National Corporation had

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assets of approximately $19.0 billion. As compensation for the performance of its duties, the Trustee will be paid a fee (the "Trustee Fee"). The Trustee Fee will be payable monthly on a loan-by-loan basis from amounts received in respect of interest on each Mortgage Loan, and will accrue at a rate (the "Trustee Fee Rate") equal to 0.0064% per annum, and will be computed on the basis of the Stated Principal Balance of the related Mortgage Loan and for the same period respecting which any related interest payment on the related Mortgage Loan is computed. In addition, the Trustee will be entitled to recover from the Trust Fund all reasonable unanticipated expenses and disbursements incurred or made by the Trustee in accordance with any of the provisions of the Pooling and Servicing Agreement, but not including expenses incurred in the ordinary course of performing its duties as Trustee under the Pooling and Servicing Agreement, and not including any such expense, disbursement or advance as may arise from its willful misconduct, negligence or bad faith. See "Description of the Pooling Agreements--The Trustee," "--Duties of the Trustee", "--Certain Matters Regarding the Trustee" and "--Resignation and Removal of the Trustee" in the Prospectus.

THE FISCAL AGENT

   ABN AMRO Bank N.V., a Netherlands banking corporation and the indirect corporate parent of the Trustee, will act as Fiscal Agent for the Trust and will be obligated to make any Advance required to be made, if not made, by the Servicer and the Trustee under the Pooling and Servicing Agreement, provided that the Fiscal Agent will not be obligated to make any Advance that it deems to be a Nonrecoverable Advance. The Fiscal Agent will be entitled (but not obligated) to rely conclusively on any determination by the Servicer or the Trustee that an Advance, if made, would be a Nonrecoverable Advance. The Fiscal Agent will be entitled to reimbursement for each Advance made by it in the same manner and to the same extent as, but prior to, the Servicer and the Trustee.

   The Trustee will be responsible for payment of the compensation and expenses of the Fiscal Agent; however, the combined fees retained by the Trustee and paid to the Fiscal Agent may not exceed the Trustee Fee. In addition, the Fiscal Agent will be entitled to recover from the Trust Fund all reasonable unanticipated expenses and disbursements incurred or made by the Fiscal Agent in accordance with any of the provisions of the Pooling and Servicing Agreement (including the reasonable compensation and the reasonable expenses and disbursements of its counsel and for all persons not regularly in its employ), but not including expenses incurred in the ordinary course of performing its duties as Fiscal Agent under the Pooling and Servicing Agreement, and except any such expense, disbursement or advance as may arise from its willful misconduct, negligence or bad faith.

                       SERVICING OF THE MORTGAGE LOANS

GENERAL

   The servicing of the Mortgage Loans and any REO Properties will be governed by the Pooling and Servicing Agreement. The following summaries describe certain provisions of the Pooling and Servicing Agreement relating to the servicing and administration of the Mortgage Loans and any REO Properties. The summaries do not purport to be complete and are subject, and qualified in their entirety by reference, to the provisions of the Pooling and Servicing Agreement. Reference is made to the Prospectus for additional information regarding the terms of the Pooling and Servicing Agreement relating to the servicing and administration of the Mortgage Loans and any REO Properties, provided that the information herein supersedes any contrary information set forth in the Prospectus. See "Description of the Pooling Agreements" in the Prospectus.

   Each of the Servicer (directly or through one or more subservicers) and the Special Servicer will be required to service and administer the Mortgage Loans for which it is responsible. The Mortgage Loans to be sold by PWRES and Bear Stearns to the Depositor will be sub-serviced by GMAC Commercial Mortgage Corporation ("GMAC"). In addition to the subservicing by GMAC of the PWRES and Bear Stearns Mortgage Loans, the Servicer may delegate and/or assign some or all of its servicing obligations and duties with respect to some or all of the Mortgage Loans to one or more affiliates so long as such delegation and/or assignment, in and of itself, does not cause the qualification, withdrawal or downgrading of the then-current ratings assigned to any Class of Certificates as confirmed in writing by the Rating Agencies. Except in certain limited circumstances set forth in the Pooling and Servicing Agreement, the Special Servicer will not be permitted to appoint subservicers with respect to any of its servicing obligations and duties.

   The Servicer and the Special Servicer will service and administer the Mortgage Loans for which it is responsible on behalf of the Trustee and in the best interests of and for the benefit of the Certificateholders (as determined by the Servicer or the Special Servicer, as the case may be, in its good faith and reasonable judgment), in accordance with applicable law, the terms of the Pooling and Servicing Agreement, the terms of the respective Mortgage Loans and, to the extent consistent with the foregoing, in accordance with the higher of the following standards of care: (i) the same manner in which, and with the same care, skill, prudence and diligence with which the Servicer or the Special Servicer, as the case may be, services and administers similar mortgage loans for other third-party portfolios, giving due consideration to the customary and usual standards of practice of prudent institutional commercial and multifamily mortgage lenders servicing their own mortgage loans and (ii) the same care, skill, prudence and diligence with which the Servicer or the Special Servicer, as the case may be, services and administers commercial and multifamily mortgage loans owned by the Servicer or the Special Servicer, as the case may be, in either case exercising reasonable business judgment and acting in accordance with applicable law, the terms of the Pooling and Servicing Agreement, the respective Mortgage Loans or Specially Serviced Mortgage Loans, as applicable, and with a view to the maximization of timely recovery of principal and interest on the Mortgage Loans or Specially Serviced Mortgage Loans, as applicable, and the best interests of the Trust and the Certificateholders, as determined by the Servicer or the Special Servicer, as the case may be, in its reasonable judgment, but without regard to: (A) any relationship that the Servicer or the Special Servicer, as the case may be, or any affiliate thereof, may have with the related borrower or any other party to the Pooling and Servicing Agreement; (B) the ownership of any Certificate by the Servicer or the Special Servicer, as the case may be, or any affiliate thereof; (C) the Servicer's obligation to make Advances, whether in respect of delinquent payments of principal and/or interest or to cover certain servicing expenses;
(D) the Servicer's or the Special Servicer's, as the case may be, right to receive compensation for its services under the Pooling and Servicing Agreement or with respect to any particular transaction; and (E) any obligation of the Servicer (in its capacity as a Mortgage Loan Seller) to cure a breach of a representation or warranty or repurchase a Mortgage Loan (the foregoing, collectively referred to as the "Servicing Standards").

   Except as otherwise described under "--Inspections; Collection of Operating Information" below, the Servicer initially will be responsible for the servicing and administration of the entire Mortgage Pool.

With respect to any Mortgage Loan (i) as to which a payment default has occurred at its original maturity date, or, if the original maturity date has been extended, at its extended maturity, (ii) as to which any Monthly Payment (other than a Balloon Payment) is more than 60 days delinquent, (iii) as to which the borrower has entered into or consented to bankruptcy, appointment of a receiver or conservator or a similar insolvency proceeding, or the borrower has become the subject of a decree or order for such a proceeding (provided that if such appointment, decree or order is stayed or discharged, or such consent revoked within 60 days such Mortgage Loan shall not be considered a Specially Serviced Mortgage Loan during such period), or the related borrower has admitted in writing its inability to pay its debts generally as they become due, (iv) as to which the Servicer shall have received notice of the foreclosure or proposed foreclosure of any other lien on the Mortgaged Property, (v) as to which, in the judgment of the Servicer, a payment default has occurred or is reasonably foreseeable and is not likely to be cured by the borrower within 60 days, and prior to acceleration of amounts due under the related Mortgage Note or commencement of any foreclosure or similar proceedings or (vi) as to which a default of which the Servicer has notice (other than a failure by the related borrower to pay principal or interest) and which materially and adversely affects the interests of the Certificateholders has occurred and remains unremediated for the applicable grace period specified in such Mortgage Loan (or if no grace period is specified, 60 days), the Servicer will transfer its servicing responsibilities to the Special Servicer, but will continue to receive payments on such Mortgage Loan (including amounts collected by the Special Servicer), to make certain calculations with respect to such Mortgage Loan and to make remittances and prepare certain reports to the Certificateholders with respect to such Mortgage Loan. If the related Mortgaged Property is acquired in respect of any such Mortgage Loan (upon acquisition, an "REO Property") whether through foreclosure, deed-in-lieu of foreclosure or otherwise, the Special Servicer will continue to be responsible for the operation and management thereof. The Mortgage Loans serviced by the Special Servicer and any Mortgage Loans that have become REO Properties are referred to herein as the "Specially Serviced Mortgage Loans". The Servicer shall have no responsibility for the performance by the Special Servicer of its duties under the Pooling and Servicing Agreement.

   If any Specially Serviced Mortgage Loan, in accordance with its original terms or as modified in accordance with the Pooling and Servicing Agreement, becomes a performing Mortgage Loan for at least 90 days (provided no additional event of default is foreseeable in the reasonable judgment of the Special Servicer), the Special Servicer will return servicing of such Mortgage Loan (a "Corrected Mortgage Loan") to the Servicer.

   The Special Servicer will prepare a report (an "Asset Status Report") for each Mortgage Loan which becomes a Specially Serviced Mortgage Loan not later than 30 days after the servicing of such Mortgage Loan is transferred to the Special Servicer. Each Asset Status Report will be delivered to the Directing Certificateholder (as defined below) and the Rating Agencies. The Directing Certificateholder may object to any Asset Status Report within 10 business days of receipt; provided, however, that the Special Servicer shall implement the recommended action as outlined in such Asset Status Report if it makes an affirmative determination that such objection is not in the best interest of all the Certificateholders. If the Directing Certificateholder disapproves such Asset Status Report and the Special Servicer has not made the affirmative determination described above, the Special Servicer will revise such Asset Status Report as soon as practicable thereafter, but in no event later than 30 days after such disapproval. The Special Servicer will revise such Asset Status Report until the Directing Certificateholder fails to disapprove such revised Asset Status Report as described above or until the Special Servicer makes a determination that such objection is not in the best interests of the Certificateholders.

   The "Directing Certificateholder" will be the Controlling Class Certificateholder selected by more than 50% of the Controlling Class Certificateholders, by Certificate Balance, as certified by the Trustee from time to time; provided, however, that (i) absent such selection, or (ii) until a Directing Certificateholder is so selected or (iii) upon receipt of a notice from a majority of the Controlling Class Certificateholders, by Certificate Balance, that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class will be the Directing Certificateholder.

    A "Controlling Class Certificateholder" is each holder (or Certificate Owner, if applicable) of a Certificate of the Controlling Class as certified to the Trustee from time to time by such holder (or Certificate Owner).

   The "Controlling Class" will be as of any time of determination the most subordinate Class of Certificates then outstanding that has a Certificate Balance at least equal to the lesser of (a) 1% of the Initial Pool Balance or
(b) 20% of the initial Certificate Balance of such Class, in the case of the Class I Certificates, or 25% of the initial Certificate Balance of such Class, in the case of any other Class. For purposes of determining identity of the Controlling Class, the Certificate Balance of each Class shall be deemed to be reduced by the amount allocated to such Class of any Appraisal Reductions relating to Mortgage Loans as to which Liquidation Proceeds or other final payment has not yet been received.

   The Controlling Class as of the Closing Date will be the Class I
Certificates.

   The Special Servicer will not be required to take or refrain from taking any action pursuant to instructions from the Directing Certificateholder that would cause it to violate applicable law, the Pooling and Servicing Agreement, including the Servicing Standards, or the REMIC Provisions.

THE SERVICER

   The Chase Manhattan Bank will act as servicer (in such capacity, the "Servicer") and in such capacity will be responsible for servicing the Mortgage Loans. The principal offices of the Servicer are located at 270 Park Avenue, New York, New York 10017. As of March 31, 1997, the Servicer had a stockholder's equity of approximately $20.74 billion and was the servicer of a portfolio of multifamily and commercial mortgage loans, secured by properties located throughout the United States and totaling approximately $6.78 billion in aggregate outstanding principal amounts.

   The information set forth herein concerning the Servicer has been provided by the Servicer, and neither the Depositor nor the Underwriters make any representation or warranty as to the accuracy or completeness of such information.

THE SPECIAL SERVICER

   Midland Loan Services, L.P. ("Midland" or the "Special Servicer") will serve as the Special Servicer for the Trust Fund under the Pooling and Servicing Agreement. Midland was organized under the laws of the State of Missouri in 1992 as a limited partnership. Midland is a real estate financial services company that provides loan servicing and asset management for commercial and multifamily real estate assets and that originates commercial real estate loans. Midland's address is 210 West 10th Street, 6th Floor, Kansas City, Missouri 64105. As of March 31, 1997, Midland and its affiliates were responsible for the servicing of approximately 11,500 commercial and multifamily loans with an aggregate principal balance of approximately $13.12 billion, the collateral for which is located in all 50 states, Puerto Rico and the District of Columbia. Approximately 10,300 of such loans, with an aggregate principal balance of approximately $10.5 billion, pertain to commercial and multifamily mortgage-backed securities. Midland provides workout, asset management and disposition services for CMBS transactions, institutional investors and government regulators. As of December 31, 1996, Midland was acting as the special servicer on 16 CMBS transactions with original principal balances in excess of $2.8 billion. Since 1991, Midland has disposed of over 2,200 commercial real estate assets for net recoveries of more than $1.5 billion.

   The information set forth herein concerning the Special Servicer has been provided by the Special Servicer, and neither the Depositor nor the Underwriters make any representation or warranty as to the accuracy or completeness of such information.

REPLACEMENT OF THE SPECIAL SERVICER

   The Special Servicer may be removed, and a successor Special Servicer appointed, at any time by the holders of Certificates representing more than 50% of the aggregate Certificate Balance of the Controlling

Class, provided that each Rating Agency confirms in writing that such replacement of the Special Servicer, in and of itself, will not cause a qualification, withdrawal or downgrading of the then-current ratings assigned to any Class of Certificates.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

   The fee of the Servicer (the "Servicing Fee") will be payable monthly on a loan-by-loan basis from amounts received in respect of interest on each Mortgage Loan, and will accrue at a rate (the "Servicing Fee Rate") equal to 0.10% per annum, with respect to Mortgage Loans sold to the Depositor by Chase, 0.095% per annum, with respect to Mortgage Loans sold to the Depositor by Bear Stearns and PWRES, and will be computed on the basis of the Stated Principal Balance of the related Mortgage Loan and for the same period respecting which any related interest payment on the related Mortgage Loan is computed. As of any date of determination, the "Administrative Cost Rate" will be equal to the sum of the Servicing Fee Rate and the Trustee Fee Rate, and shall equal 0.1064% with respect to Mortgage Loans sold to the Depositor by Chase and 0.1014% with respect to Mortgage Loans sold to the Depositor by Bear Stearns and PWRES. In addition to the Servicing Fee, the Servicer will be entitled to retain, as additional servicing compensation, (i) a percentage of all assumption and modification fees paid by the borrowers on Mortgage Loans that are not Specially Serviced Mortgage Loans, and three-quarters of the extension fees associated with the first extension for Mortgage Loans as to which the Special Servicer has extended the maturity of such Mortgage Loan for a period of twelve months or less and certain other criteria are met and
(ii) late payment charges and default interest paid by the borrowers (other than on Specially Serviced Mortgage Loans), but only to the extent the amounts are not needed to pay interest on Advances. The Servicer also is authorized but not required to invest or direct the investment of funds held in the Certificate Account and the Distribution Accounts in Permitted Investments, and the Servicer will be entitled to retain any interest or other income earned on such funds and will bear any losses resulting from the investment of such funds. The Servicer also is entitled to retain any interest earned on any servicing escrow account to the extent such interest is not required to be paid to the related borrowers. The Servicer will be obligated to pay the annual fees of each Rating Agency.

   The principal compensation to be paid to the Special Servicer in respect of its special servicing activities will be the Special Servicing Fee, the Workout Fee and the Liquidation Fee. The "Special Servicing Fee" will accrue with respect to each Specially Serviced Mortgage Loan at a rate equal to 0.25% per annum (the "Special Servicing Fee Rate") on the basis of the same principal amount and for the same period respecting which any related interest payment due or deemed due on such Specially Serviced Mortgage Loan is computed, and will be payable monthly from the Trust Fund. A "Workout Fee" will in general be payable with respect to each Corrected Mortgage Loan. As to each Corrected Mortgage Loan, the Workout Fee will be payable out of, and will be calculated by application of a "Workout Fee Rate" of 1% to, each collection of interest and principal (including scheduled payments, prepayments, Balloon Payments, and payments at maturity) received on such Mortgage Loan for so long as it remains a Corrected Mortgage Loan. The Workout Fee with respect to any Corrected Mortgage Loan will cease to be payable if such loan again becomes a Specially Serviced Mortgage Loan; provided that a new Workout Fee will become payable if and when such Mortgage Loan again becomes a Corrected Mortgage Loan. If the Special Servicer is terminated (other than for cause), it shall retain the right to receive any and all Workout Fees payable with respect to Mortgage Loans that became Corrected Mortgage Loans during the period that it acted as Special Servicer and were still such at the time of such termination or resignation (and the successor Special Servicer shall not be entitled to any portion of such Workout Fees), in each case until the Workout Fee for any such loan ceases to be payable in accordance with the preceding sentence. A "Liquidation Fee" will be payable with respect to each Specially Serviced Mortgage Loan as to which the Special Servicer obtains a full or discounted payoff with respect thereto from the related borrower and, except as otherwise described below, with respect to any Specially Serviced Mortgage Loan or REO Property as to which the Special Servicer receives any Liquidation Proceeds or condemnation proceeds, or, in the case of any REO Property, insurance proceeds. As to each such Specially Serviced Mortgage Loan, the Liquidation Fee will be payable from, and will be calculated by application of a "Liquidation Fee Rate" of 1% to the related payment or proceeds. Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based on, or out of,

Liquidation Proceeds received in connection with the repurchase of any Mortgage Loan by the Mortgage Loan Seller for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation, the purchase of any Specially Serviced Mortgage Loan by the Servicer or the Special Servicer or the purchase of all of the Mortgage Loans and REO Properties in connection with an optional termination of the Trust Fund. If, however, Liquidation Proceeds are received with respect to any Corrected Mortgage Loan and the Special Servicer is properly entitled to a Workout Fee, such Workout Fee will be payable based on and out of the portion of such Liquidation Proceeds that constitutes principal and/or interest. The Special Servicer will be entitled to additional servicing compensation in the form of a percentage of all assumption fees, extension fees and modification fees received on or with respect to Mortgage Loans and all assumption fees, extension fees and modification fees received on or with respect to Specially Serviced Mortgage Loans, except for those such fees to which the Servicer is entitled as described above. The Special Servicer will also be entitled to late payment charges and default interest paid by the borrowers on Specially Serviced Mortgage Loans, but only to the extent such amounts are not needed to pay interest on Advances.

   Although the Servicer and the Special Servicer are each required to service and administer the Mortgage Pool in accordance with the Servicing Standards above and, accordingly, without regard to its right to receive compensation under the Pooling and Servicing Agreement, additional servicing compensation in the nature of assumption and modification fees may under certain circumstances provide the Servicer or the Special Servicer, as the case may be, with an economic disincentive to comply with such standard.

   As and to the extent described herein under "Description of the Certificates--Advances," the Servicer will be entitled to receive interest on Advances, such interest to be paid contemporaneously with the reimbursement of the related Advance.

   Each of the Servicer and the Special Servicer generally will be required to pay all expenses incurred by it in connection with its servicing activities under the Pooling and Servicing Agreement and will not be entitled to reimbursement therefor except as expressly provided in the Pooling and Servicing Agreement. In connection therewith, the Servicer will be responsible for all fees of any subservicers. See "Description of the Certificates--Distributions--Method, Timing and Amount" herein and "Description of the Pooling Agreements--Certificate Account" and "--Servicing Compensation and Payment of Expenses" in the Prospectus.

MAINTENANCE OF INSURANCE

   To the extent permitted by the related Mortgage Loan and required by the Servicing Standards, the Servicer will use its reasonable best efforts to cause each borrower to maintain, and if the borrower does not so maintain, shall itself maintain to the extent available at commercially reasonable rates (as determined by the Servicer in accordance with Servicing Standards), a fire and hazard insurance policy with extended coverage covering the related Mortgaged Property. The coverage of each such policy will be in an amount that is not less than the lesser of the full replacement cost of the improvements securing such Mortgage Loan or the outstanding principal balance owing on such Mortgage Loan, but in any event, in an amount sufficient to avoid the application of any co-insurance clause unless otherwise noted in the related Mortgage Loan documents. During all such times as the Mortgaged Property is located in an area identified as a federally designated special flood hazard area (and such flood insurance has been made available), the Servicer will use its reasonable best efforts to cause each borrower to maintain (to the extent required by the related Mortgage Loan), and if the borrower does not so maintain, shall itself maintain to the extent available at commercially reasonable rates (as determined by the Servicer in accordance with the Servicing Standards), a flood insurance policy in an amount representing coverage not less than the lesser of (i) the outstanding principal balance of the related Mortgage Loan and (ii) the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973, as amended, but only to the extent that the related Mortgage Loan permits the lender to require such coverage and maintaining such coverage is consistent with the Servicing Standards. The Special Servicer will be required to maintain (or cause to be maintained), fire and hazard insurance on each REO Property, to the extent obtainable, in an amount which is at least equal to the lesser of (i) an amount necessary to avoid the application of any co-insurance clause and (ii) the full replacement cost of the improvements on such REO Property. In addition, during all such times as the REO Property is located in an area identified as a federally designated special flood hazard area, the Special Servicer will cause to be maintained, to the extent available at commercially reasonable rates (as determined by the Special Servicer in accordance with the Servicing Standards), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount representing coverage not less than the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973, as amended. The Pooling and Servicing Agreement provides that the Servicer and the Special Servicer may satisfy their respective obligations to cause each borrower to maintain a hazard insurance policy by maintaining a blanket or master single interest policy insuring against hazard losses on the Mortgage Loans and REO Properties. Any losses incurred with respect to Mortgage Loans or REO Properties due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds may adversely affect payments to Certificateholders. Any cost incurred by the Servicer in maintaining any such insurance policy if the borrower defaults on its obligation to do so shall be advanced by the Servicer as a Servicing Advance and will be charged to the related borrower. Generally, no borrower is required by the Mortgage Loan documents to maintain earthquake insurance on any Mortgaged Property and the Special Servicer will not be required to maintain earthquake insurance on any REO Properties. Any cost of maintaining any such insurance shall be paid out of a segregated custodial account created and maintained by the Special Servicer on behalf of the Trustee in trust for the Certificateholders (the "REO Account") or advanced by the Servicer as a Servicing Advance.

   Such costs may be recovered by the Servicer from reimbursements received from the borrower or, if the borrower does not pay such amounts, as Servicing Advances as set forth in the Pooling and Servicing Agreement.

   No pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or certificate guarantee insurance will be maintained with respect to the Mortgage Loans, nor will any Mortgage Loan be subject to FHA insurance.

THE EXTENSION ADVISER

   Election of the Extension Adviser. Except as provided below, the Class A, Class B, Class C, Class D and Class E Certificateholders will be entitled to elect a representative (the "Extension Adviser") from whom the Special Servicer will seek approval as described below. Promptly after the Closing Date (but in no event later than 30 days after the Closing Date), the Trustee shall hold an election to determine the Extension Adviser. Upon (i) the receipt by the Trustee of written requests for an election of an Extension Adviser from such holders of such Certificates representing more than 50% of the Voting Rights of such Certificates or (ii) the resignation or removal of the person acting as Extension Adviser, an election of a successor Extension Adviser will be held commencing as soon as practicable thereafter. The Extension Adviser may be removed at any time by the written vote of holders of such Certificates representing more than 50% of the Voting Rights of such Certificates. In the event that after the Closing Date an Extension Adviser shall have resigned or been removed and a successor Extension Adviser shall not have been elected, there shall be no Extension Adviser, and the provisions of the Pooling and Servicing Agreement relating to the Special Servicer's right or obligation to consult with or seek and/or obtain approval from an Extension Adviser shall be of no effect during any such period that there is no Extension Adviser.

   The Special Servicer will not be required to take or refrain from taking any action pursuant to instructions from the Extension Adviser that would cause it to violate the Pooling and Servicing Agreement, including the Servicing Standards or the REMIC Provisions.

   The initial Extension Adviser will be appointed pursuant to the Pooling and Servicing Agreement and will be the Trustee or its designee.

   Duties of the Extension Adviser. The Special Servicer will not be permitted to grant any extension of the maturity of a Specially Serviced Mortgage Loan beyond the third anniversary of such Mortgage Loan's original maturity date, unless the Extension Adviser has approved such action in writing within ten days after receiving from the Special Servicer written notice thereof and sufficient information to make an informed decision (provided that if a written objection to such extension from the Extension Adviser has not been received by the Special Servicer within said ten day period, then the Extension Adviser's approval will be deemed to have been given). In addition, the Extension Adviser will confirm to its reasonable satisfaction that all conditions precedent to granting any such extension set forth in the Pooling and Servicing Agreement have been satisfied, as described under "--Modifications, Waiver and Amendments" below.

   Limitation on Liability of Extension Adviser. The Extension Adviser will be acting solely as a representative of the interests of the Classes of Certificateholders that elected the Extension Adviser and will have no liability to the Trust or any other Class of Certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Pooling and Servicing Agreement, or for errors in judgment; provided that the Extension Adviser will not be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties. By its acceptance of a Certificate, each Certificateholder confirms its understanding that the Extension Adviser may take actions that favor the interest of one or more Classes of the Certificates over other Classes of the Certificates, and that the Extension Adviser may have interests that conflict with those of holders of some Classes of the Certificates and, absent willful misfeasance, bad faith, negligence or reckless disregard of obligations or duties on the part of the Extension Adviser, agrees to take no action against the Extension Adviser or any of its officers, directors, employees, principals or agents as a result of such special relationships or conflicts.

MODIFICATIONS, WAIVER AND AMENDMENTS

   The Special Servicer may agree to extend the maturity date of a Mortgage Loan that is not a Specially Serviced Mortgage Loan; provided, however, that, no such extension entered into by the Special Servicer shall extend the maturity date beyond the earlier of (i) two years prior to the Rated Final Distribution Date and (ii) in the case of a Mortgage Loan secured by a leasehold estate, the date ten years prior to the expiration of such leasehold estate; and provided further that, if such extension would extend the maturity date of a Mortgage Loan for more than twelve months from and after the original maturity date of such Mortgage Loan, the Special Servicer must obtain the opinion of counsel described in the next sentence. Except as otherwise set forth in this paragraph, the Special Servicer (or in certain circumstances the Servicer) may not waive, modify or amend any provision of a Mortgage Loan except for (i) the waiver of any due-on-sale clause or due-on-encumbrance clause to the extent permitted in the Pooling and Servicing Agreement, and (ii) any waiver, modification or amendment that would not be a "significant modification" of the Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b) and as to which the Special Servicer has provided the Trustee with an opinion of counsel that such waiver, modification or amendment will not constitute such a "significant modification."

   If, but only if, the Special Servicer determines that a modification, waiver or amendment (including the forgiveness or deferral of interest or principal or the substitution or release of collateral or the pledge of additional collateral) of the terms of a Specially Serviced Mortgage Loan with respect to which a payment default or other material default has occurred or a payment default is, in the Special Servicer's judgment, reasonably foreseeable, is reasonably likely to produce a greater recovery on a present value basis (the relevant discounting to be performed at the related Mortgage Rate) than liquidation of such Specially Serviced Mortgage Loan, then the Special Servicer may, but is not required to, agree to a modification, waiver or amendment of such Specially Serviced Mortgage Loan, subject to the restrictions and limitations described below; provided, however, that the Extension Adviser must approve or be deemed to approve an extension of the maturity of a Specially Serviced Mortgage Loan beyond the third anniversary of such Mortgage Loan's original maturity date. The Special Servicer will use its best efforts to the extent possible to fully amortize a modified Mortgage Loan prior to the Rated Final Distribution Date.

   The Special Servicer may not agree to a modification, waiver or amendment of any term of any Specially Serviced Mortgage Loan if such modification, waiver or amendment would:

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      (i) extend the maturity date of any such Specially Serviced Mortgage
    Loan to a date occurring later than the earlier of (A) two years prior to the Rated Final Distribution Date and (B) if such Specially Serviced Mortgage Loan is secured by a leasehold estate, the date ten years prior to the expiration of such leasehold;

     (ii) reduce the related Net Mortgage Rate to less than the lesser of (A) the original Net Mortgage Rate and (B) the highest Pass-Through Rate on any Class of Certificates (other than the Class X Certificates); or

     (iii) provide for the deferral of interest unless (A) interest accrues thereon, generally, at the related Mortgage Rate and (B) the aggregate amount of such deferred interest does not exceed 10% of the unpaid principal balance of such Specially Serviced Mortgage Loan.

   In the event of a modification which creates a deferral of interest, the Pooling and Servicing Agreement will provide that the amount of deferred interest will be allocated to reduce the Distributable Certificate Interest of the Class or Classes (other than the Class X Certificates) with the latest alphabetical designation then outstanding, and to the extent so allocated, shall be added to the Certificate Balance of such Class or Classes.

   The Special Servicer or the Servicer, as the case may be, will notify each other, the Rating Agencies and the Trustee of any modification, waiver or amendment of any term of any Mortgage Loan and must deliver to the Trustee for deposit in the related mortgage file, an original counterpart of the agreement related to such modification, waiver or amendment, promptly following the execution thereof. Copies of each agreement whereby any such modification, waiver or amendment of any term of any Mortgage Loan is effected are to be available for review during normal business hours at the offices of the Paying Agent. See "Description of the Certificates--Reports to Certificateholders; Certain Available Information" herein.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

   Pursuant to the Pooling and Servicing Agreement, if a default on a Mortgage Loan has occurred or, in the Special Servicer's judgment, a payment default is imminent, the Special Servicer, on behalf of the Trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage, obtain a deed in lieu of foreclosure or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise. The Special Servicer shall not, however, acquire title to any Mortgaged Property or take any other action with respect to any Mortgaged Property that would cause the Trustee, for the benefit of the Certificateholders, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of or to be an "owner" or an "operator" of such Mortgaged Property within the meaning of certain federal environmental laws, unless the Special Servicer has previously received a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the Trust Fund) and either:

     (i) such report indicates that (a) the Mortgaged Property is in compliance with applicable environmental laws and regulations and (b) there are no circumstances or conditions present at the Mortgaged Property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

     (ii) the Special Servicer, based solely (as to environmental matters and related costs) on the information set forth in such report, determines that taking such actions as are necessary to bring the Mortgaged Property into compliance with applicable environmental laws and regulations and/or taking the actions contemplated by clause (i)(b) above, is reasonably likely to produce a greater recovery, taking into account the time value of money, than not taking such actions. See "Certain Legal Aspects of Mortgage Loans--Environmental Risks" in the Prospectus.

   The Pooling and Servicing Agreement grants to the Servicer and the Special Servicer a right of first refusal to purchase from the Trust Fund, at the Purchase Price, any Mortgage Loan as to which a specified number of scheduled payments are delinquent. In addition, the Special Servicer may offer to sell any

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defaulted Mortgage Loan if and when the Special Servicer determines, consistent with the Servicing Standards, that such a sale would produce a greater recovery, taking into account the time value of money, than would liquidation of the related Mortgaged Property. In the absence of any such sale, the Special Servicer will generally be required to proceed against the related Mortgaged Property, subject to the discussion above.

   If title to any Mortgaged Property is acquired by the Trust Fund, the Special Servicer, on behalf of the Trust Fund, will be required to sell the Mortgaged Property within two years of acquisition, unless (i) the Internal Revenue Service (the "IRS") grants an extension of time to sell such property or (ii) the Trustee receives an opinion of independent counsel to the effect that the holding of the property by the Trust Fund for more than two years after its acquisition will not result in the imposition of a tax on either the Upper-Tier REMIC or the Lower-Tier REMIC or cause the Trust Fund (or either the Upper-Tier REMIC or the Lower-Tier REMIC) to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding. Subject to the foregoing and any other tax-related limitations, pursuant to the Pooling and Servicing Agreement, the Special Servicer will generally be required to attempt to sell any Mortgaged Property so acquired on the same terms and conditions it would if it were the owner. The Special Servicer will also be required to ensure that any Mortgaged Property acquired by the Trust Fund is administered so that it constitutes "foreclosure property" within the meaning of Code Section 860G(a)(8) at all times, that the sale of such property does not result in the receipt by the Trust Fund of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B). If the Trust Fund acquires title to any Mortgaged Property, the Special Servicer, on behalf of the Trust Fund, will retain, at the expense of the Trust Fund, an independent contractor to manage and operate such property. The retention of an independent contractor, however, will not relieve the Special Servicer of its obligation to manage such Mortgaged Property as required under the Pooling and Servicing Agreement.

   Generally, neither the Upper-Tier REMIC nor the Lower-Tier REMIC will be taxable on income received with respect to a Mortgaged Property acquired by the Trust Fund to the extent that it constitutes "rents from real property," within the meaning of Code Section 856(c)(3)(A) and Treasury regulations thereunder. "Rents from real property" include fixed rents and rents based on the receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. "Rents from real property" include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are "customary" within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the Trust Fund, presumably allocated based on the value of any non-qualifying services, would not constitute "rents from real property." Any of the foregoing types of income may instead constitute "net income from foreclosure property," which would be taxable to the Lower-Tier REMIC at the highest marginal federal corporate rate (currently 35%) and may also be subject to state or local taxes. Because these sources of income, if they exist, are already in place with respect to the Mortgaged Properties, it is generally viewed as beneficial to Certificateholders to permit the Trust Fund to continue to earn them if it acquires a Mortgaged Property, even at the cost of this tax. Any such taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of Certificates. See "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates" and "--Taxes That May Be Imposed on the REMIC Pool--Net Income from Foreclosure Property" in the Prospectus.

   To the extent that Liquidation Proceeds collected with respect to any Mortgage Loan are less than the sum of (i) the outstanding principal balance of such Mortgage Loan, (ii) interest accrued thereon and (iii) the aggregate amount of outstanding reimbursable expenses (including any unreimbursed Servicing Advances and unpaid and accrued interest thereon) incurred with respect to such Mortgage Loan, then the Trust Fund will realize a loss in the amount of such shortfall. The Trustee, the Servicer, the Special

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Servicer and/or the Fiscal Agent will be entitled to reimbursement out of the
Liquidation Proceeds recovered on any Mortgage Loan, prior to the distribution of such Liquidation Proceeds to Certificateholders, of any and all amounts that represent unpaid servicing compensation in respect of such Mortgage Loan, certain unreimbursed expenses incurred with respect to such Mortgage Loan and any unreimbursed Advances made with respect to such Mortgage Loan. In addition, amounts otherwise distributable on the Certificates will be further reduced by interest payable to the Servicer, Trustee or Fiscal Agent on any such Advances.

   If any Mortgaged Property suffers damage such that the proceeds, if any, of the related hazard insurance policy are insufficient to restore fully the damaged property, the Servicer will not be required to expend its own funds to effect such restoration unless (i) the Special Servicer determines that such restoration will increase the proceeds to Certificateholders on liquidation of the Mortgage Loan after reimbursement of the Special Servicer or the Servicer, as the case may be, for its expenses and (ii) the Servicer determines that such expenses will be recoverable by it from related Insurance and Condemnation Proceeds and Liquidation Proceeds.

INSPECTIONS; COLLECTION OF OPERATING INFORMATION

   The Servicer will perform (at its own expense), or shall cause to be performed (at its own expense), physical inspections of each Mortgaged Property at such times and in such manner as are consistent with the Servicing Standards, but in any event shall inspect each Mortgaged Property securing a Mortgage Note with a Stated Principal Balance of (A) $2,000,000 or more at least once every 12 months and (B) less than $2,000,000 at least once every 24 months, in each case commencing in the calendar year 1998 provided, however, that if the Servicer has a reasonable basis to believe that the DSCR with respect to any Mortgage Loan has decreased by 25% or more from the DSCR as of the Cut-off Date, the Servicer shall inspect the related Mortgaged Property as soon as practicable thereafter (the cost of which inspection shall be a Servicing Advance); provided, further, however, that if any scheduled payment becomes more than 60 days delinquent on the related Mortgage Loan, the Special Servicer shall inspect the related Mortgaged Property as soon as practicable thereafter (the cost of which inspection shall be a Servicing Advance). The Special Servicer or the Servicer, as applicable, will prepare a written report of each such inspection describing the condition of and any damage to the Mortgaged Property and specifying the existence of any material vacancies in the Mortgaged Property, of any sale, transfer or abandonment of the Mortgaged Property, of any material change in the condition of the Mortgaged Property, or of any waste committed thereon.

   With respect to each Mortgage Loan that requires the borrower to deliver such statements, the Special Servicer or the Servicer, as applicable, is also required to collect and review the annual operating statements of the related Mortgaged Property. Most of the Mortgages obligate the related borrower to deliver annual property operating statements. However, there can be no assurance that any operating statements required to be delivered will in fact be delivered, nor is the Special Servicer or the Servicer likely to have any practical means of compelling such delivery in the case of an otherwise performing Mortgage Loan.

   Copies of the inspection reports and operating statements referred to above are to be available for review by Certificateholders during normal business hours at the offices of the Paying Agent. See "Description of the Certificates--Reports to Certificateholders; Certain Available Information" herein.

CERTAIN MATTERS REGARDING THE SERVICER, THE SPECIAL SERVICER AND THE
DEPOSITOR

   The Pooling and Servicing Agreement permits the Servicer and the Special Servicer to resign from their respective obligations thereunder only upon (a) in the case of the Servicer only, the appointment of, and the acceptance of such appointment by, a successor thereto and receipt by the Trustee of written confirmation from each applicable Rating Agency that such resignation and appointment will, in and of itself, not cause a downgrade, withdrawal or qualification of the rating assigned by such Rating Agency to any Class of Certificates or (b) a determination that such obligations are no longer permissible with respect to the Servicer or the Special Servicer, as the case may be, under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. No such resignation will become effective until the Trustee or other successor has assumed the obligations and duties of the resigning Servicer or Special Servicer, as the case may be, under the Pooling and Servicing Agreement.

   The Pooling and Servicing Agreement will provide that none of the Servicer, the Special Servicer (or the Special Servicer's general partner and its officers and directors), the Depositor or any director, officer, employee or agent of any of them will be under any liability to the Trust Fund or the Certificateholders for any action taken, or not taken, in good faith pursuant to the Pooling and Servicing Agreement or for errors in judgment; provided, however, that none of the Servicer, the Special Servicer, the Depositor or any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties thereunder or by reason of reckless disregard of such obligations and duties. The Pooling and Servicing Agreement will also provide that the Servicer, the Special Servicer (or the Special Servicer's general partner and its officers and directors), the Depositor and any director, officer, employee or agent of any of them will be entitled to indemnification by the related Trust Fund against any loss, liability or expense incurred in connection with any legal action that relates to the Pooling and Servicing Agreement or the Certificates; provided, however, that such indemnification will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties under the Pooling and Servicing Agreement, by reason of reckless disregard of such obligations or duties, or in the case of the Depositor and any of its directors, officers, employees and agents, any violation by any of them of any state or federal securities law.

   In addition, the Pooling and Servicing Agreement will provide that none of the Servicer, the Special Servicer or the Depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the Pooling and Servicing Agreement and that in its opinion may involve it in any expense or liability. However, each of the Servicer, the Special Servicer and the Depositor will be permitted, in the exercise of its discretion, to undertake any such action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the Pooling and Servicing Agreement and the interests of the Certificateholders thereunder. In such event, the legal expenses and costs of such action, and any liability resulting therefrom, will be expenses, costs and liabilities of the Certificateholders, and the Servicer, the Special Servicer or the Depositor, as the case may be, will be entitled to charge the Certificate Account therefor.

   Pursuant to the Pooling and Servicing Agreement, the Servicer and Special Servicer will each be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the Pooling and Servicing Agreement. Notwithstanding the foregoing, the Servicer will be allowed to self-insure with respect to a fidelity bond so long as certain conditions set forth in the Pooling and Servicing Agreement are met.

   Any person into which the Servicer, the Special Servicer or the Depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the Servicer, the Special Servicer or the Depositor is a party, or any person succeeding to the business of the Servicer, the Special Servicer or the Depositor, will be the successor of the Servicer, the Special Servicer or the Depositor, as the case may be, under the Pooling and Servicing Agreement. The Servicer and the Special Servicer may have other normal business relationships with the Depositor or the Depositor's affiliates.

EVENTS OF DEFAULT

   "Events of Default" under the Pooling and Servicing Agreement with respect to the Servicer or the Special Servicer, as the case may be, will include, without limitation, (i) any failure by the Servicer to make any remittance required to be made by the Servicer on the day and by the time such remittance is required to be made under the terms of the Pooling and Servicing Agreement; (ii) any failure by the Special Servicer to deposit into the REO Account within one business day after the day such deposit is required to be made, or to remit to the Servicer for deposit in the Certificate Account any such remittance required to be made by the Special Servicer on the day such remittance is required to be made under the Pooling

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and Servicing Agreement; (iii) any failure by the Servicer or the Special
Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Pooling and Servicing Agreement, which failure continues unremedied for thirty days after written notice thereof has been given to the Servicer or the Special Servicer, as the case may be, by any other party to the Pooling and Servicing Agreement, or to the Servicer or the Special Servicer, as the case may be, with a copy to each other party to the related Pooling and Servicing Agreement, by Certificateholders of any Class, evidencing, as to such Class, Percentage Interests aggregating not less than 25%; (iv) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the Servicer or the Special Servicer, and certain actions by or on behalf of the Servicer or the Special Servicer indicating its insolvency or inability to pay its obligations; and (v) the Trustee shall have received written notice from either Rating Agency that the continuation of the Servicer or the Special Servicer in such capacity would result, or has resulted, in a downgrade, qualification or withdrawal of any rating then assigned by such Rating Agency to any Class of Certificates.

RIGHTS UPON EVENT OF DEFAULT

   If an Event of Default occurs with respect to the Servicer or the Special Servicer under the Pooling and Servicing Agreement, then, in each and every such case, so long as the Event of Default remains unremedied, the Depositor or the Trustee will be authorized, and at the direction of Certificateholders entitled to not less than 51% of the Voting Rights, the Trustee will be required, to terminate all of the rights and obligations of the defaulting party as Servicer or Special Servicer, as applicable, under the Pooling and Servicing Agreement, whereupon the Trustee will succeed to all of the responsibilities, duties and liabilities of the defaulting party as Servicer or Special Servicer, as applicable, under the Pooling and Servicing Agreement and will be entitled to similar compensation arrangements. If the Trustee is unwilling or unable so to act, it may (or, at the written request of Certificateholders entitled to not less than 51% of the Voting Rights, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution or other entity that would not result in the downgrading, qualification or withdrawal of the ratings assigned to any Class of Certificates by any Rating Agency to act as successor to the Servicer or Special Servicer, as the case may be, under the Pooling and Servicing Agreement.

   No Certificateholder will have any right under the Pooling and Servicing Agreement to institute any proceeding with respect to the Certificates or the Pooling and Servicing Agreement unless such holder previously has given to the Trustee written notice of default and the continuance thereof and unless the holders of Certificates of any Class evidencing not less than 25% of the aggregate Percentage Interests constituting such Class have made written request upon the Trustee to institute such proceeding in its own name (as Trustee thereunder) and have offered to the Trustee reasonable indemnity, and the Trustee for 60 days after receipt of such request and indemnity has neglected or refused to institute any such proceeding. However, the Trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Pooling and Servicing Agreement or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the Certificateholders, unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

AMENDMENT

   The Pooling and Servicing Agreement may be amended by the parties thereto, without the consent of any of the holders of Certificates (i) to cure any ambiguity, (ii) to correct or supplement any provision therein which may be inconsistent with any other provision therein or to correct any error, (iii) to change the timing and/or nature of deposits in the Certificate Account, the Distribution Accounts or the REO Account, provided that (A) such change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel (at the expense of the party requesting the amendment) and (B) such change would not result in the downgrading, qualification or withdrawal of the ratings assigned to any Class of Certificates by any Rating Agency, as evidenced by a letter from each Rating Agency, (iv) to modify, eliminate or add to any of its provisions
(A) to such extent as shall be

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necessary to maintain the qualification of the Trust Fund (or either the
Upper-Tier REMIC or Lower-Tier REMIC) as a REMIC or to avoid or minimize the risk of imposition of any tax on the Trust Fund, provided that the Trustee has received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) such action is necessary or desirable to maintain such qualification or to avoid or minimize such risk and (2) such action will not adversely affect in any material respect the interests of any holder of the Certificates or (B) to restrict the transfer of the Residual Certificates, provided that the Depositor has determined that the then-current ratings of any Class of the Certificates will not be downgraded, qualified or withdrawn, as evidenced by a letter from each Rating Agency, and that any such amendment will not give rise to any tax with respect to the transfer of the Residual Certificates to a non-permitted transferee (see "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Residual Certificates--Tax-Related Restrictions on Transfer of Residual Certificates" in the Prospectus), (v) to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or any other change, provided that such action will not adversely affect in any material respect the interests of any Certificateholder or (vi) to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the ratings assigned to each Class of Certificates by each Rating Agency.

   The Pooling and Servicing Agreement may also be amended by the parties thereto with the consent of the holders of Certificates of each Class affected thereby evidencing, in each case, not less than 66 2/3% of the aggregate Percentage Interests constituting such Class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the holders of the Certificates, except that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans which are required to be distributed on a Certificate of any Class without the consent of the holder of such Certificate, (ii) reduce the aforesaid percentage of Certificates of any Class the holders of which are required to consent to any such amendment without the consent of the holders of all Certificates of such Class then outstanding or (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the holders of all Certificates of such Class then outstanding.

   Notwithstanding the foregoing, the Trustee will not be required to consent to any amendment to the Pooling and Servicing Agreement without having first received an opinion of counsel (at the Trust Fund's expense) to the effect that such amendment or the exercise of any power granted to the Servicer, the Special Servicer, the Depositor, the Trustee or any other specified person in accordance with such amendment, will not result in the imposition of a tax on the REMIC constituted by the Trust Fund or cause the Trust Fund (or either the Upper-Tier REMIC or Lower-Tier REMIC) to fail to qualify as a REMIC.

                      YIELD AND MATURITY CONSIDERATIONS

YIELD CONSIDERATIONS

   General. The yield on any Offered Certificate will depend on: (i) the Pass-Through Rate for such Certificate; (ii) the price paid for such Certificate and, if the price was other than par, the rate and timing of payments of principal on such Certificate; (iii) the aggregate amount of distributions on such Certificate and (iv) the aggregate amount of Collateral Support Deficit amounts allocated to the Class of Offered Certificates.

   Pass-Through Rate. The Pass-Through Rate applicable to each Class of Offered Certificates for any Distribution Date will equal the rate set forth on the cover of this Prospectus Supplement. See "Description of the Certificates" herein.

   Rate and Timing of Principal Payments. The yield to holders of Offered Certificates that are purchased at a discount or premium will be affected by the rate and timing of principal payments on the Mortgage Loans (including principal prepayments on the Mortgage Loans resulting from both voluntary prepayments by the mortgagors and involuntary liquidations). The rate and timing of principal payments on the Mortgage Loans will in turn be affected by the amortization schedules thereof, the dates on which Balloon Payments are due, any extensions of maturity dates by the Servicer or the Special Servicer and the rate and timing of principal prepayments and other unscheduled collections thereon (including for this purpose, collections made in connection with liquidations of Mortgage Loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of Mortgage Loans out of the Trust Fund). Prepayments and, assuming the respective stated maturity dates therefor have not occurred, liquidations and purchases of the Mortgage Loans, will result in distributions on the Offered Certificates of amounts that would otherwise be distributed over the remaining terms of the Mortgage Loans. Defaults on the Mortgage Loans, particularly at or near their stated maturity dates, may result in significant delays in payments of principal on the Mortgage Loans (and, accordingly, on the Offered Certificates) while work-outs are negotiated or foreclosures are completed. See "Servicing of the Mortgage Loans--Modifications, Waiver and Amendments" and "--Realization Upon Defaulted Mortgage Loans" herein and "Certain Legal Aspects of Mortgage Loans--Foreclosure" in the Prospectus. In general, the Class X Certificates will be extremely sensitive to the rate of principal prepayments, principal losses and interest rate reductions due to modifications on the Mortgage Loans. Because the rate of principal payments on the Mortgage Loans will depend on future events and a variety of factors (as described below), no assurance can be given as to such rate or the rate of principal prepayments in particular. The Depositor is not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the Mortgage Loans.

   The extent to which the yield to maturity of any Class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which such Certificates are purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans are in turn distributed on such Certificates. An investor should consider, in the case of any Offered Certificate purchased at a discount the risk that a slower than anticipated rate of principal payments on the Mortgage Loans will result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, particularly the Class X Certificates, the risk that a faster than anticipated rate of principal payments on the Mortgage Loans will result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal is distributed on an Offered Certificate purchased at a discount or premium, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal payments distributed on such investor's Offered Certificates occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

   Losses and Shortfalls. The yield to holders of the Offered Certificates will also depend on the extent to which such holders are required to bear the effects of any losses or shortfalls on the Mortgage Loans. Losses and other shortfalls on the Mortgage Loans will generally be borne by the holders of the Class I, Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates, in that order, and in each case to the extent of amounts otherwise distributable in respect of such Class of Certificates. In the event of the reduction of the Certificate Balances of all such Classes of Certificates to zero, such losses and shortfalls will then be borne, pro rata, by the Class A-1 and Class A-2 Certificates (and Class X Certificates with respect to shortfalls of interest).

   Certain Relevant Factors. The rate and timing of principal payments and defaults and the severity of losses on the Mortgage Loans may be affected by a number of factors, including, without limitation, prevailing interest rates, the terms of the Mortgage Loans (for example, due-on-sale clauses, Lockout Periods, Prepayment Premiums or Yield Maintenance Charges and amortization terms that require Balloon Payments), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for rental properties in such areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See "Risk Factors" and "Description of the Mortgage Pool" herein and "Risk Factors" and "Yield and Maturity Considerations--Yield and Prepayment Considerations" in the Prospectus.

    The rate of prepayment on the Mortgage Pool is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level as the Mortgage Loans. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. However, under all of the Mortgage Loans voluntary prepayments are subject to Lockout Periods and/or Prepayment Premium Periods and/or Yield Maintenance Periods. See "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Prepayment Provisions" herein.

   Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

   The Depositor makes no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the Mortgage Loans, as to the relative importance of such factors, as to the percentage of the principal balance of the Mortgage Loans that will be prepaid or as to which a default will have occurred as of any date or as to the overall rate of prepayment or default on the Mortgage Loans.

   Delay in Payment of Distributions. Because each monthly distribution is made on each Distribution Date, which is at least 18 days after the end of the related Interest Accrual Period, the effective yield to the holders of the Offered Certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming such prices did not account for such delay).

   Unpaid Distributable Certificate Interest. As described under "Description of the Certificates--Distributions--Priority" herein, if the portion of the Available Distribution Amount distributable in respect of interest on any Class of Offered Certificates on any Distribution Date is less than the Distributable Certificate Interest then payable for such Class, the shortfall will be distributable to holders of such Class of Certificates on subsequent Distribution Dates, to the extent of available funds. Any such shortfall will not bear interest, however, and will therefore negatively affect the yield to maturity of such Class of Certificates for so long as it is outstanding.

WEIGHTED AVERAGE LIFE

   The weighted average life of an Offered Certificate (other than the Class X Certificates) refers to the average amount of time that will elapse from the date of its issuance until each dollar allocable to principal of such Certificate is distributed to the investor. The weighted average life of an Offered Certificate will be influenced by, among other things, the rate at which principal on the Mortgage Loans is paid or otherwise collected, which may be in the form of scheduled amortization, voluntary prepayments, Insurance and Condemnation Proceeds and Liquidation Proceeds.

   Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this Prospectus Supplement is the "Constant Prepayment Rate" or "CPR" model. The CPR model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then-scheduled principal balance of the pool of mortgage loans. As used in each of the following tables, the column headed "0% CPR" assumes that none of the Mortgage Loans is prepaid before maturity. The columns headed "3% CPR", "6% CPR", "9% CPR" and "12% CPR" assume that prepayments on the Mortgage Loans are made at those levels of CPR following the expiration of any Lockout Period. There is no assurance, however, that prepayments of the Mortgage Loans will conform to any level of CPR, and no representation is made that the Mortgage Loans will prepay at the levels of CPR shown or at any other prepayment rate.

   The following tables indicate the percentage of the initial Certificate Balance of each Class of the Offered Certificates (other than the Class X Certificates) that would be outstanding after each of the dates shown at various CPRs and the corresponding weighted average life of each such Class of Certificates. The tables have been prepared on the basis of the following assumptions, among others: (i) scheduled monthly payments of principal and/or interest on the Mortgage Loans, in each case prior to any prepayment of the Mortgage Loan, will be timely received (with no defaults) and will be distributed on the 19th day of each month commencing in July 1997; (ii) the Mortgage Rate in effect for each Mortgage Loan as of the Cut-off Date will remain in effect to maturity; (iii) the monthly principal and interest payment due for each Mortgage Loan on the first Due Date following the Cut-off Date will continue to be due on each Due Date until maturity, except in the case of the Mortgage Loans whose borrower affiliations are designated as "Cardinal" in Annex A, which Mortgage Loans are assumed to amortize in accordance with the amortization schedules set forth in Annex A after an interest only period of approximately 36 months from origination; (iv) any principal prepayments on the Mortgage Loans will be received on their respective Due Dates after the expiration of any applicable Lockout Period at the respective levels of CPR set forth in the tables; (v) the Mortgage Loan Sellers will not be required to repurchase any Mortgage Loan, and none of the Servicer, the Special Servicer, the holders of the Controlling Class or the holders of the Class LR Certificates will exercise its option to purchase all the Mortgage Loans and thereby cause an early termination of the Trust Fund; (vi) no Prepayment Premiums or Yield Maintenance Charges are included in any allocations or calculations; (vii) any principal prepayments received on the Mortgage Loans are prepayments in full and (viii) the Closing Date is June 30, 1997. To the extent that the Mortgage Loans have characteristics that differ from those assumed in preparing the tables set forth below, a Class of Offered Certificates (other than the Class X Certificates) may mature earlier or later than indicated by the tables. It is highly unlikely that the Mortgage Loans will prepay at any constant rate until maturity or that all the Mortgage Loans will prepay at the same rate. In addition, variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of initial Certificate Balances (and weighted average lives) shown in the following tables. Such variations may occur even if the average prepayment experience of the Mortgage Loans were to equal any of the specified CPR percentages. Investors are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay. Based on the foregoing assumptions, the following tables indicate the resulting weighted average lives of each Class of Offered Certificates (other than the Class X Certificates) and set forth the percentage of the initial Certificate Balance of such Class of the Offered Certificate that would be outstanding after each of the dates shown at the indicated CPRs.

                  PERCENT OF THE INITIAL CERTIFICATE BALANCE
             OF THE CLASS A-1 CERTIFICATES AT THE RESPECTIVE CPRS
                               SET FORTH BELOW:

 DATE                       0% CPR    3% CPR    6% CPR     9% CPR    12% CPR
------------------------- --------- --------- --------- ---------- ---------
Initial Percent...........      100       100       100        100       100
June 19, 1998.............       94        93        93         93        92
June 19, 1999.............       87        85        84         82        80
June 19, 2000.............       79        71        63         56        48
June 19, 2001.............       71        53        35         18         1
June 19, 2002.............       54        26         0          0         0
June 19, 2003.............       26         0         0          0         0
June 19, 2004.............        0         0         0          0         0
June 19, 2005.............        0         0         0          0         0
June 19, 2006.............        0         0         0          0         0
June 19, 2007.............        0         0         0          0         0
June 19, 2008.............        0         0         0          0         0
Weighted Average Life
 (Years)(A)...............      4.7       3.8       3.3        3.0       2.8
Estimated First
 Principal................  7/19/97   7/19/97   7/19/97    7/19/97   7/19/97
Estimated Maturity........  7/19/04   2/19/03   6/19/02   10/19/01   7/19/01

------------
(A) The weighted average life of the Class A-1 Certificates is determined by (i) multiplying the amount of each principal distribution thereon by the number of years from the date of issuance of the Class A-1 Certificates to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the reductions in the principal balance of such Class A-1 Certificates.

                  PERCENT OF THE INITIAL CERTIFICATE BALANCE
             OF THE CLASS A-2 CERTIFICATES AT THE RESPECTIVE CPRS
                               SET FORTH BELOW:

 DATE                       0% CPR    3% CPR    6% CPR     9% CPR    12% CPR
------------------------- --------- --------- --------- ---------- ---------
Initial Percent...........      100       100       100        100       100
June 19, 1998.............      100       100       100        100       100
June 19, 1999.............      100       100       100        100       100
June 19, 2000.............      100       100       100        100       100
June 19, 2001.............      100       100       100        100       100
June 19, 2002.............      100       100       100         91        83
June 19, 2003.............      100        97        85         75        65
June 19, 2004.............      100        85        71         58        47
June 19, 2005.............       96        77        61         47        35
June 19, 2006.............       89        69        51         36        23
June 19, 2007.............        0         0         0          0         0
June 19, 2008.............        0         0         0          0         0
Weighted Average Life
 (Years)(A)...............      9.3       8.7       8.1        7.6       7.0
Estimated First
 Principal................  7/19/04   2/19/03   6/19/02   10/19/01   7/19/01
Estimated Maturity........  2/19/07   2/19/07   1/19/07    1/19/07   1/19/07

------------
(A) The weighted average life of the Class A-2 Certificates is determined by (i) multiplying the amount of each principal distribution thereon by the number of years from the date of issuance of the Class A-2 Certificates to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the reductions in the principal balance of such Class A-2 Certificates.

                  PERCENT OF THE INITIAL CERTIFICATE BALANCE
              OF THE CLASS B CERTIFICATES AT THE RESPECTIVE CPRS
                               SET FORTH BELOW:

 DATE                       0% CPR    3% CPR    6% CPR    9% CPR    12% CPR
------------------------- --------- --------- --------- --------- ---------
Initial Percent...........      100       100       100       100       100
June 19, 1998.............      100       100       100       100       100
June 19, 1999.............      100       100       100       100       100
June 19, 2000.............      100       100       100       100       100
June 19, 2001.............      100       100       100       100       100
June 19, 2002.............      100       100       100       100       100
June 19, 2003.............      100       100       100       100       100
June 19, 2004.............      100       100       100       100       100
June 19, 2005.............      100       100       100       100       100
June 19, 2006.............      100       100       100       100       100
June 19, 2007.............        0         0         0         0         0
June 19, 2008.............        0         0         0         0         0
Weighted Average Life
 (Years)(A)...............      9.7       9.7       9.6       9.6       9.6
Estimated First
 Principal................  2/19/07   2/19/07   1/19/07   1/19/07   1/19/07
Estimated Maturity........  4/19/07   3/19/07   2/19/07   1/19/07   1/19/07

------------
(A) The weighted average life of the Class B Certificates is determined by (i) multiplying the amount of each principal distribution thereon by the number of years from the date of issuance of the Class B Certificates to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the reductions in the principal balance of such Class B Certificates.

                  PERCENT OF THE INITIAL CERTIFICATE BALANCE
              OF THE CLASS C CERTIFICATES AT THE RESPECTIVE CPRS
                               SET FORTH BELOW:

 DATE                       0% CPR    3% CPR    6% CPR    9% CPR    12% CPR
------------------------- --------- --------- --------- --------- ---------
Initial Percent...........      100       100       100       100       100
June 19, 1998.............      100       100       100       100       100
June 19, 1999.............      100       100       100       100       100
June 19, 2000.............      100       100       100       100       100
June 19, 2001.............      100       100       100       100       100
June 19, 2002.............      100       100       100       100       100
June 19, 2003.............      100       100       100       100       100
June 19, 2004.............      100       100       100       100       100
June 19, 2005.............      100       100       100       100       100
June 19, 2006.............      100       100       100       100       100
June 19, 2007.............        0         0         0         0         0
June 19, 2008.............        0         0         0         0         0
Weighted Average Life
 (Years)(A)...............      9.8       9.8       9.7       9.6       9.6
Estimated First
 Principal................  4/19/07   3/19/07   2/19/07   1/19/07   1/19/07
Estimated Maturity........  4/19/07   4/19/07   4/19/07   3/19/07   2/19/07

------------
(A) The weighted average life of the Class C Certificates is determined by (i) multiplying the amount of each principal distribution thereon by the number of years from the date of issuance of the Class C Certificates to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the reductions in the principal balance of such Class C Certificates.

                  PERCENT OF THE INITIAL CERTIFICATE BALANCE
              OF THE CLASS D CERTIFICATES AT THE RESPECTIVE CPRS
                               SET FORTH BELOW:

 DATE                       0% CPR    3% CPR    6% CPR    9% CPR    12% CPR
------------------------- --------- --------- --------- --------- ---------
Initial Percent...........      100       100       100       100       100
June 19, 1998.............      100       100       100       100       100
June 19, 1999.............      100       100       100       100       100
June 19, 2000.............      100       100       100       100       100
June 19, 2001.............      100       100       100       100       100
June 19, 2002.............      100       100       100       100       100
June 19, 2003.............      100       100       100       100       100
June 19, 2004.............      100       100       100       100       100
June 19, 2005.............      100       100       100       100       100
June 19, 2006.............      100       100       100       100       100
June 19, 2007.............        0         0         0         0         0
June 19, 2008.............        0         0         0         0         0
Weighted Average Life
 (Years)(A)...............      9.9       9.8       9.8       9.8       9.8
Estimated First
 Principal................  4/19/07   4/19/07   4/19/07   3/19/07   2/19/07
Estimated Maturity........  5/19/07   5/19/07   5/19/07   4/19/07   4/19/07

------------
(A) The weighted average life of the Class D Certificates is determined by (i) multiplying the amount of each principal distribution thereon by the number of years from the date of issuance of the Class D Certificates to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the reductions in the principal balance of such Class D Certificates.

                  PERCENT OF THE INITIAL CERTIFICATE BALANCE
              OF THE CLASS E CERTIFICATES AT THE RESPECTIVE CPRS
                               SET FORTH BELOW:

 DATE                        0% CPR    3% CPR    6% CPR    9% CPR    12% CPR
------------------------- ---------- --------- --------- --------- ---------
Initial Percent...........       100       100       100       100       100
June 19, 1998.............       100       100       100       100       100
June 19, 1999.............       100       100       100       100       100
June 19, 2000.............       100       100       100       100       100
June 19, 2001.............       100       100       100       100       100
June 19, 2002.............       100       100       100       100       100
June 19, 2003.............       100       100       100       100       100
June 19, 2004.............       100       100       100       100       100
June 19, 2005.............       100       100       100       100       100
June 19, 2006.............       100       100       100       100       100
June 19, 2007.............        19         0         0         0         0
June 19, 2008.............         0         0         0         0         0
Weighted Average Life
 (Years)(A)...............      10.0       9.9       9.9       9.9       9.8
Estimated First
 Principal................   5/19/07   5/19/07   5/19/07   4/19/07   4/19/07
Estimated Maturity........  12/19/07   6/19/07   5/19/07   5/19/07   5/19/07

------------
(A) The weighted average life of the Class E Certificates is determined by (i) multiplying the amount of each principal distribution thereon by the number of years from the date of issuance of the Class E Certificates to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the reductions in the principal balance of such Class E Certificates.

YIELD SENSITIVITY OF THE CLASS X CERTIFICATES

   The yield to maturity on the Class X Certificates will be extremely sensitive to the rate and timing of principal payments (including prepayments), principal losses and interest rate reductions due to modifications on the Mortgage Loans and to other factors set forth above. Investors should fully consider the associated risks, including the risk that a rapid rate of principal payments or principal losses on the Mortgage Pool could result in the failure by investors in the Class X Certificates to fully recoup their initial investments.

   ANY OPTIONAL TERMINATION BY THE SPECIAL SERVICER, THE SERVICER, THE HOLDERS OF THE CONTROLLING CLASS OR THE HOLDERS OF THE CLASS LR CERTIFICATES WOULD RESULT IN PREPAYMENT IN FULL OF THE CERTIFICATES AND WOULD HAVE AN ADVERSE EFFECT ON THE YIELD OF THE CLASS X CERTIFICATES BECAUSE A TERMINATION WOULD HAVE AN EFFECT SIMILAR TO A PRINCIPAL PREPAYMENT IN FULL OF THE MORTGAGE LOANS (WITHOUT, HOWEVER, THE PAYMENT OF ANY PREPAYMENT PREMIUMS OR YIELD MAINTENANCE CHARGES) AND, AS A RESULT, INVESTORS IN THE CLASS X CERTIFICATES AND ANY OTHER CERTIFICATES PURCHASED AT PREMIUM MIGHT NOT FULLY RECOUP THEIR INITIAL INVESTMENT. SEE "DESCRIPTION OF THE CERTIFICATES--TERMINATION; RETIREMENT OF CERTIFICATES" HEREIN.

   The table below indicates the sensitivity of the pre-tax corporate bond equivalent yields to maturity of the Class X Certificates at various prices and constant prepayment rates. The allocations and calculations do not take account of any Prepayment Premiums or Yield Maintenance Charges. The yields set forth in the table were calculated by determining the monthly discount rates that, when applied to the assumed stream of cash flows to be paid on the Class X Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase prices plus accrued interest of such Class of Certificates and converting such monthly rates to corporate bond equivalent rates. Such calculations do not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as distributions on the Class X Certificates and consequently do not purport to reflect the return on any investment in such Class of Certificates when such reinvestment rates are considered.

   The table below has been prepared based on the assumption that distributions are made in accordance with "Description of the Certificates" above and on the assumptions described in clauses (i) through (viii) on pages S-90 and S-91 and with the assumed respective purchase prices (as a percentage of the initial Notional Amount of the Class X Certificates) of the Class X Certificates set forth in the table, plus accrued interest thereon from June 30, 1997.

    SENSITIVITY TO PRINCIPAL PREPAYMENTS OF THE PRE-TAX YIELDS TO MATURITY
                         OF THE CLASS X CERTIFICATES

 ASSUMED PURCHASE PRICE       0% CPR     3% CPR     6% CPR     9% CPR     12% CPR
-------------------------- ---------- ---------- ---------- ---------- -----------








   THERE CAN BE NO ASSURANCE THAT THE MORTGAGE LOANS WILL PREPAY AT ANY OF THE RATES SHOWN IN THE TABLE OR AT ANY OTHER PARTICULAR RATE, THAT THE CASH FLOWS ON THE CLASS X CERTIFICATES WILL CORRESPOND TO THE CASH FLOWS ASSUMED FOR PURPOSES OF THE ABOVE TABLE OR THAT THE AGGREGATE PURCHASE PRICE OF THE CLASS X CERTIFICATES WILL BE AS ASSUMED. IN ADDITION, IT IS UNLIKELY THAT THE MORTGAGE LOANS WILL PREPAY AT ANY OF THE SPECIFIED PERCENTAGES OF CPR UNTIL MATURITY OR THAT ALL THE MORTGAGE LOANS WILL SO PREPAY AT THE SAME RATE. TIMING OF CHANGES IN THE RATE OF PREPAYMENTS MAY SIGNIFICANTLY AFFECT THE ACTUAL YIELD TO MATURITY TO INVESTORS, EVEN IF THE AVERAGE RATE OF PRINCIPAL PREPAYMENTS IS CONSISTENT WITH THE EXPECTATIONS OF INVESTORS. INVESTORS MUST MAKE THEIR OWN DECISIONS AS TO THE APPROPRIATE PREPAYMENT ASSUMPTION TO BE USED IN DECIDING WHETHER TO PURCHASE THE CLASS X CERTIFICATES.

                   CERTAIN FEDERAL INCOME TAX CONSEQUENCES

   Upon the issuance of the Certificates, Cadwalader, Wickersham & Taft, counsel to the Depositor, will deliver its opinion that, assuming (i) the making of an appropriate election, (ii) compliance with the provisions of the Pooling and Servicing Agreement and (iii) compliance with applicable changes in the Code, including the REMIC Provisions, for federal income tax purposes, the Trust Fund will qualify as two separate real estate mortgage investment conduits (the "Upper-Tier REMIC" and the "Lower-Tier REMIC," respectively, and each a "REMIC") within the meaning of Sections 860A through 860G (the "REMIC Provisions") of the Code, and (i) the Class A-1, Class A-2, Class X, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class I Certificates will evidence the "regular interests" in the Upper-Tier REMIC and (ii) the Class R and Class LR Certificates will be the sole classes of "residual interests" in the Upper-Tier REMIC and Lower-Tier REMIC, respectively, within the meaning of the REMIC Provisions in effect on the date hereof. The Offered Certificates are "Regular Certificates" as defined in the Prospectus.

   Because they represent regular interests, each Class of Offered Certificates generally will be treated as newly originated debt instruments for federal income tax purposes. Holders of such Classes of Certificates will be required to include in income all interest on such Certificates in accordance with the accrual method of accounting, regardless of a Certificateholder's usual method of accounting. It is anticipated that the
Class   Certificates will be issued with OID in an amount equal to the excess of the initial Certificate Balances thereof (plus 11 days of interest at the Pass-Through Rate thereon) over their issue price (including accrued
interest). In addition, it is expected that the Class   , Class    and Class
  Certificates will be issued at a premium and that the Class   and Class
Certificates will be issued with de minimis OID for federal income tax purposes. The prepayment assumption that will be used in determining the rate of accrual of OID and that may be used to amortize premium, if any, for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the Mortgage Loans will prepay at a rate equal to a CPR of 0% (the "Prepayment Assumption"). No representation is made that the Mortgage Loans will prepay at that rate or at any other rate. See "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Original Issue Discount" and "--Premium" in the Prospectus.

   Although unclear for federal income tax purposes, it is anticipated that the Class X Certificates will be considered to be issued with OID in an amount equal to the excess of all distributions of interest expected to be received thereon (assuming the weighted average of the Pass-Through Rates changes in accordance with the Prepayment Assumption) over their issue price (including accrued interest). Any "negative" amounts of OID on the Class X Certificates attributable to rapid prepayments with respect to the Mortgage Loans will not be deductible currently, but may be offset against future positive accruals of OID, if any. Finally, a holder of a Class X Certificate may be entitled to a loss deduction to the extent it becomes certain that such holder will not recover a portion of its basis in such Certificate, assuming no further prepayments. In the alternative, it is possible that rules similar to the "noncontingent bond method" of the contingent interest rules in the OID Regulations, as amended on June 12, 1996, may be promulgated with respect to the Class X Certificates. See "Certain Federal Income Taxes--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Original Issue Discount" in the Prospectus. Under the noncontingent bond method, if the interest payable for any period is greater or less than the amount projected, the amount of income included for that period would be either increased or decreased accordingly. Any net reduction in the income accrual for the taxable year below zero (a "Negative Adjustment") would be treated by a Certificateholder as ordinary loss to the extent of prior income accruals and would be carried forward to offset future interest accruals. At maturity, any remaining Negative Adjustment would be treated as a loss on retirement of the Certificate. The legislative history of relevant Code provisions indicates, however, that negative amounts of OID on an instrument such as a REMIC regular interest may not give rise to taxable losses in any accrual period prior to the instrument's disposition or retirement. Thus, it is not clear whether any losses resulting from a Negative Adjustment would be recognized currently or be carried forward until disposition or retirement of the debt obligation.

   Prepayment Premiums and Yield Maintenance Charges actually collected will be distributed among the holders of the respective Classes of Certificates as described herein under "Description of the Certificates--Allocation of Prepayment Premiums and Yield Maintenance Charges." It is not entirely clear under the Code when the amount of Prepayment Premiums or Yield Maintenance Charges so allocated should be taxed to the holder of an Offered Certificate, but it is not expected, for federal income tax reporting purposes, that Prepayment Premiums and Yield Maintenance Charges will be treated as giving rise to any income to the holder of an Offered Certificate prior to the Servicer's actual receipt of a Prepayment Premium or Yield Maintenance Charge. It appears that Prepayment Premiums and Yield Maintenance Charges, if any, will be treated as ordinary income rather than capital gain. However, that is not entirely clear and Certificateholders should consult their own tax advisers concerning the treatment of Prepayment Premiums and Yield Maintenance Charges.

   The Offered Certificates will be treated as "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code, and interest (including OID, if any) on the Offered Certificates will be interest described in Section 856(c)(3)(B) of the Code. Moreover, the Offered Certificates will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Code. The Offered Certificates will be treated as "loans . . . secured by an interest in real property which is . . . residential real property" to the extent described in the Prospectus. As of the Cut-off Date, Mortgage Loans secured by multifamily properties represented approximately 34.06% of the Initial Pool Balance and the Mortgage Loan secured by a mobile home community represented approximately 0.47% of the Initial Pool Balance. See "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Status of REMIC Certificates" in the Prospectus.

   For further information regarding the federal income tax consequences of investing in the Offered Certificates, see "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC
Certificates--Taxation of Regular Certificates" in the Prospectus.

                            METHOD OF DISTRIBUTION

   Subject to the terms and conditions set forth in the underwriting agreement, dated the date hereof (the "Underwriting Agreement"), among Chase Securities Inc., Bear, Stearns & Co. Inc. and PaineWebber Incorporated (collectively, the "Underwriters") and the Depositor, the Depositor has agreed to sell to the Underwriters, and each Underwriter has severally but not jointly agreed to purchase from the Depositor the respective Certificate Balances, or Notional Amounts, as applicable, of each Class of the Offered Certificates as set forth below subject in each case to a variance of 5%.

 CLASS       CHASE SECURITIES INC. BEAR, STEARNS & CO. INC. PAINEWEBBER INCORPORATED
 -----       --------------------  ------------------------ ------------------------
Class A-1 ..     $ 56,929,975            $ 33,670,025             $10,000,000
Class A-2 ..     $159,427,801            $ 94,290,190             $30,000,000
Class B.....     $ 12,371,744            $  7,317,005             $ 7,000,000
Class C.....     $ 13,000,110            $  7,688,639             $ 6,000,000
Class D.....     $ 18,447,338            $ 10,910,286             $         0
Class E.....     $  6,708,123            $  3,967,377             $         0
Class X.....     $335,406,141            $198,368,845             $         0

   In the Underwriting Agreement, the Underwriters have severally agreed, subject to the terms and conditions set forth therein, to purchase all of the Offered Certificates if any Offered Certificates are purchased. In the event of a default by any Underwriter, the Underwriting Agreement provides that, in certain circumstances, purchase commitments of the nondefaulting Underwriters may be increased or the Underwriting Agreement may be terminated. Further, the Depositor has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

   The Depositor has been advised by the Underwriters that they propose to offer the Offered Certificates to the public from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of Offered Certificates before deducting expenses payable by the Depositor, estimated to
be approximately $       , will be     % of the initial aggregate Certificate
Balance of the Offered Certificates, plus accrued interest on the Offered Certificates from the Cut-off Date. The Underwriters may effect such transactions by selling Offered Certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters. In connection with the purchase and sale of the Offered Certificates offered hereby, the Underwriters may be deemed to have received compensation from the Depositor in the form of underwriting discounts.

   Chase Securities Inc. is an affiliate of the Depositor and Chase, one of the Mortgage Loan Sellers which is also acting as the Servicer.

   Bear, Stearns & Co. Inc. is an affiliate of Bear Stearns, one of the Mortgage Loan Sellers.

   PaineWebber Incorporated is an affiliate of PWRES, one of the Mortgage Loan Sellers.

   There can be no assurance that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue. The Underwriters expect to make, but are not obligated to make, a secondary market in the Offered Certificates. The primary source of ongoing information available to investors concerning the Offered Certificates will be the monthly statements discussed in the Prospectus under "Description of the Certificates--Reports to Certificateholders," which will include information as to the outstanding principal balance of the Offered Certificates and the status of the applicable form of credit enhancement. Except as described herein under "Description of the Certificates--Reports to Certificateholders; Certain Available Information," there can be no assurance that any additional information regarding the Offered Certificates will be available through any other source. In addition, the Depositor is not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of such information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

   If and to the extent required by applicable law or regulation, this Prospectus Supplement and the Prospectus will be used by Chase Securities Inc. in connection with offers and sales related to market-making transactions in the Offered Certificates with respect to which Chase Securities Inc. acts as principal. Chase Securities Inc. may also act as agent in such transactions. Sales may be made at negotiated prices determined at the time of sale.

                                LEGAL MATTERS

   The validity of the Certificates will be passed upon for the Depositor by Cadwalader, Wickersham & Taft, New York, New York, and for the Underwriters by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York. In addition, certain federal income tax matters will be passed upon for the Depositor by Cadwalader, Wickersham & Taft. Cadwalader, Wickersham & Taft performs legal services from time to time for Chase Securities Inc. and PaineWebber Incorporated, two of the Underwriters.

                                    RATING

   It is a condition to issuance that the Offered Certificates be rated not lower than the following ratings by S&P and DCR:

 CLASS            S&P      DCR
---------      -------- -------
A-1 ......       AAA      AAA
A-2 ......       AAA      AAA
X ........       *        AAA
B ........       AA       AA
C ........       A        A
D ........       BBB      BBB
E ........       BBB-     BBB-

------------
* Will not be rated by S&P.

   A securities rating on mortgage pass-through certificates addresses the likelihood of the receipt by holders thereof of payments to which they are entitled. The rating takes into consideration the credit quality of the mortgage pool, structural and legal aspects associated with the certificates, and the extent to which the payment stream from the mortgage pool is adequate to make payments required under the certificates. The ratings on the Offered Certificates do not, however, constitute a statement regarding the likelihood or frequency of prepayments (whether voluntary or involuntary) on the Mortgage Loans. In addition, a rating does not address the likelihood or frequency of voluntary or mandatory prepayments of Mortgage Loans, payments of default interest, or whether and to what extent payments of Prepayment Premiums or Yield Maintenance Charges will be received or the corresponding effect on yield to investors. DCR's rating on the Class X Certificates does not address the possibility that Certificateholders might suffer a lower than anticipated yield or that if there is a rapid rate of principal payments (including voluntary and involuntary prepayments) or principal losses on the Mortgage Loans, investors in such Class of Certificates could fail to recover their initial investment.

   There can be no assurance as to whether any rating agency not requested to rate the Offered Certificates will nonetheless issue a rating to any Class thereof and, if so, what such rating would be. A rating assigned to any Class of Offered Certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the rating assigned thereto by DCR or S&P.

   The ratings on the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

                               LEGAL INVESTMENT

   None of the Offered Certificates will constitute "mortgage related securities" within the meaning of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). As a result, the appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the Offered Certificates, may be subject to significant interpretative uncertainties.

   The Depositor makes no representation as to the proper characterization of any Class of Offered Certificates for legal investment or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment or other restrictions. All institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments for them or are subject to investment, capital or other restrictions.

   See "Legal Investment" in the Prospectus.

                             ERISA CONSIDERATIONS

   A fiduciary of any employee benefit plan or other retirement plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, annuities, accounts or arrangements are invested, including insurance company general accounts, that is subject to the fiduciary responsibility rules of ERISA, or Section 4975 of the Code (an "ERISA Plan") or which is a governmental plan, as defined in Section 3(32) of ERISA, subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, with an ERISA Plan, a "Plan") should review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permitted either under ERISA, the Code or Similar Law or whether there exists any statutory or administrative exemption applicable thereto. Moreover, each Plan fiduciary should determine whether an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

   The U.S. Department of Labor has issued to Chase Securities Inc., Bear, Stearns & Co. Inc., and PaineWebber Incorporated individual prohibited transaction exemptions, PTE 90-33, 55 Fed. Reg. 23, 151 (June 6, 1990), PTE 90-30, 55 Fed. Reg. 21,461 (May 24, 1990) and PTE 90-36, 55 Fed. Reg. 25,903
(June

25, 1990), respectively (collectively, the "Exemptions"), which generally exempt from the application of the prohibited transaction provisions of
Section 406 of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Sections 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of mortgage pools, such as the Mortgage Pool, and the purchase, sale and holding of mortgage pass-through certificates, such as the Senior Certificates, underwritten by an Underwriter, provided that certain conditions set forth in the Exemptions are satisfied.

   The Exemptions set forth six general conditions which must be satisfied for a transaction involving the purchase, sale and holding of the Senior Certificates to be eligible for exemptive relief thereunder. First, the acquisition of the Senior Certificates by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, the rights and interests evidenced by the Senior Certificates must not be subordinated to the rights and interests evidenced by the other certificates of the same trust. Third, the Senior Certificates at the time of acquisition by the Plan must be rated in one of the three highest generic rating categories by S&P, Moody's Investors Service, Inc. ("Moody's"), DCR or Fitch Rating Services, L.P. ("Fitch"). Fourth, the Trustee cannot be an affiliate of any other member of the "Restricted Group", which consists of any Underwriter, the Depositor, the Trustee, the Servicer, the Special Servicer, any sub-servicer and any mortgagor with respect to Mortgage Loans constituting more than 5% of the aggregate unamortized principal balance of the Mortgage Loans as of the date of initial issuance of the Senior Certificates. Fifth, the sum of all payments made to and retained by the Underwriters must represent not more than reasonable compensation for underwriting the Senior Certificates, the sum of all payments made to and retained by the Depositor pursuant to the assignment of the Mortgage Loans to the Trust Fund must represent not more than the fair market value of such obligations and the sum of all payments made to and retained by the Servicer, the Special Servicer and any sub-servicer must represent not more than reasonable compensation for such person's services under the Pooling and Servicing Agreement and reimbursement of such person's reasonable expenses in connection therewith. Sixth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

   Because the Class A and Class X Certificates are not subordinated to any other Class of Certificates, the second general condition set forth above is satisfied with respect to such Certificates. It is a condition of the issuance of the Class A Certificates that they be rated not lower than "AAA" by S&P and DCR, and it is a condition of the issuance of the Class X Certificates that they be rated no lower than "AAA" by DCR. As of the Closing Date, the fourth general condition set forth above will be satisfied with respect to the Senior Certificates. A fiduciary of a Plan contemplating purchasing a Class A or Class X Certificate in the secondary market must make its own determination that, at the time of such purchase the Class A or Class X Certificates continue to satisfy the third and fourth general conditions set forth above. A fiduciary of a Plan contemplating purchasing a Senior Certificate, whether in the initial issuance of such Certificates or in the secondary market, must make its own determination that the first, fifth and sixth general conditions set forth above will be satisfied with respect to such Senior Certificate.

   The Exemptions also require that the Trust Fund meet the following requirements: (i) the Trust Fund must consist solely of assets of the type that have been included in other investment pools; (ii) certificates in such other investment pools must have been rated in one of the three highest categories of S&P's, Moody's, Fitch or DCR for at least one year prior to the Plan's acquisition of Senior Certificates; and (iii) certificates in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of Senior Certificates.

   If the general conditions of the Exemptions are satisfied, the Exemptions may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code) in connection with (i) the direct or indirect sale, exchange or transfer of Senior Certificates in the initial issuance of Certificates between the Depositor or an Underwriter and a Plan when the Depositor, an Underwriter, the Trustee, the Servicer, the Special Servicer, a sub-servicer, the Fiscal Agent or a borrower is a Party in Interest with respect to the investing Plan, (ii) the direct or indirect acquisition or disposition in the secondary market of the Senior Certificates by a Plan and (iii) the holding of Senior Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a Senior Certificate on behalf of an "Excluded Plan" or any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan. For purposes hereof, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.

   If certain specific conditions of the Exemptions are also satisfied, the Exemptions may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Section 4975(c)(1)(E) of the Code in connection with (1) the direct or indirect sale, exchange or transfer of Senior Certificates in the initial issuance of Certificates between the Depositor or an Underwriter and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in such Certificates is (a) a borrower with respect to 5% or less of the fair market value of the Mortgage Loans or (b) an affiliate of such a person, (2) the direct or indirect acquisition or disposition in the secondary market of Senior Certificates by a Plan and (3) the holding of Senior Certificates by a Plan.

   Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the Mortgage Pool.

   Before purchasing a Senior Certificate, a fiduciary of a Plan should itself confirm that (i) the Senior Certificates constitute "certificates" for purposes of the Exemptions and (ii) the specific and general conditions and the other requirements set forth in the Exemptions would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemptions, the Plan fiduciary should consider the availability of any other prohibited transaction exemptions, including with respect to governmental plans, any exemptive relief afforded under Similar Laws. See "ERISA Considerations" in the Prospectus. A purchaser of a Senior Certificate should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief provided by an exemption may not cover all acts which might be construed as prohibited transactions.

   BECAUSE THE CHARACTERISTICS OF THE SUBORDINATE OFFERED CERTIFICATES DO NOT MEET THE REQUIREMENTS OF THE EXEMPTIONS, THE PURCHASE OR HOLDING OF SUCH CERTIFICATES BY A PLAN MAY RESULT IN PROHIBITED TRANSACTIONS OR THE IMPOSITION OF EXCISE TAXES OR CIVIL PENALTIES. IN NO EVENT MAY ANY TRANSFER OF A SUBORDINATE OFFERED CERTIFICATE OR ANY INTEREST THEREIN BE MADE TO A PLAN OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING SUCH CERTIFICATE OR INTEREST THEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF A PLAN, UNLESS THE PURCHASE AND HOLDING OF SUCH CERTIFICATE OR INTEREST THEREIN IS EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF SECTION 406 OF ERISA AND THE RELATED EXCISE TAX PROVISIONS OF
SECTION 4975 OF THE CODE UNDER PROHIBITED TRANSACTION CLASS EXEMPTION 95-60, WHICH PROVIDES AN EXEMPTION FROM THE PROHIBITED TRANSACTION RULES FOR CERTAIN TRANSACTIONS INVOLVING AN INSURANCE COMPANY GENERAL ACCOUNT. ANY SUCH PLAN OR PERSON TO WHOM A TRANSFER OF ANY SUCH CERTIFICATE OR INTEREST THEREIN IS MADE SHALL BE DEEMED TO HAVE REPRESENTED TO THE DEPOSITOR, THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE FISCAL AGENT, THE UNDERWRITERS, ANY SUB-SERVICER AND ANY BORROWER WITH RESPECT TO THE MORTGAGE LOANS THAT THE PURCHASE AND HOLDING OF SUCH CERTIFICATE OR INTEREST THEREIN IS SO EXEMPT ON THE BASIS OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60. See "ERISA Considerations" in the Prospectus. Any Plan fiduciary considering whether to purchase an Offered Certificate on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment.

   The sale of Certificates to a Plan is in no respect a representation by the Depositor or Underwriters that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.

                        INDEX OF PRINCIPAL DEFINITIONS

                                                                DTC                                      S-1
Adjusted Net Operating Income             S-53                  Due Date                                 S-14
Administrative Cost Rate                  S-79                  Due Period                               S-62
Advances                                  S-19, S-69
Affiliate Debt                            S-26, S-34            effective gross revenue                  S-49
Appraisal Reduction                       S-70
Appraisal Reduction Amount                S-71                  ERISA                                    S-23
Appraisal Reduction Event                 S-70                  ERISA Plan                               S-99
Asset Status Report                       S-77                  Events of Default                        S-86
Assumed Final Distribution Date           S-67                  Excluded Plan                            S-101
Assumed Scheduled Payment                 S-65                  Exemptions                               S-23, S-100
Authenticating Agent                      S-60                  Extension Adviser                        S-81
Available Distribution Amount             S-16, S-61            Fineberg Loans                           S-31
                                                                FIRREA                                   S-49
Balloon Payment                           S-14                  Fitch                                    S-100
Base Interest Fraction                    S-66                  Form 8-K                                 S-42
Bear Stearns                              S-9
                                                                GMAC                                     S-76
Cash Collateral Accounts                  S-58
Certificate Account                       S-61                  Hanover                                  S-50
Certificate Balance                       S-4, S-59             HAP Contract                             S-31
Certificate Owner                         S-10                  HAP Loans                                S-31, S-47
Certificate Registrar                     S-60                  Hazardous Materials                      S-56
Certificates                              S-1, S-59             Housing Act                              S-47
Chase                                     S-9                   HUD                                      S-47
Class                                     S-1, S-59
Class A Certificates                      S-1, S-59             Initial Pool Balance                     S-3
Class X Pass-Through Rate                 S-64                  Interest Accrual Period                  S-4
Closing Date                              S-1                   Interest Distribution Amount             S-17, S-64
Code                                      S-23                  Interest Only Loan                       S-14
Collateral Support Deficit                S-20, S-68            IRS                                      S-84
Constant Prepayment Rate                  S-90
Contract Rent                             S-48                  Liquidation Fee                          S-79
Controlling Class                         S-78                  Liquidation Fee Rate                     S-79
Controlling Class Certificateholder       S-78                  Lock Box Accounts                        S-58
Corrected Mortgage Loan                   S-77                  Lock Box Loans                           S-58
CPR                                       S-90                  Lockout Defeasance Loans                 S-41
Cross-Over Date                           S-64                  Lockout Period                           S-35
Cut-off Date                              S-3                   Lower-Tier Distribution Account          S-61
Cut-off Date Balance                      S-34                  Lower-Tier Interests                     S-16
                                                                Lower-Tier REMIC                         S-3, S-16, S-96
DCR                                       S-3, S-22             LTV Ratio                                S-46
Debt Service Coverage Ratio               S-45
Defeasance Date                           S-41                  Midland                                  S-78
Definitive Certificate                    S-10                  Monthly Payments                         S-14
Determination Date                        S-71                  Moody's                                  S-100
Directing Certificateholder               S-77                  Mortgage                                 S-34
Distributable Certificate Interest        S-17, S-64            Mortgage Loan Seller                     S-9
Distribution Accounts                     S-61                  Mortgage Loans                           S-3
Distribution Date                         S-4, S-61             Mortgage Note                            S-33
Distribution Date Statement               S-71                  Mortgage Pool                            S-3
DSCR                                      S-45                  Mortgaged Property                       S-11, S-34

                              S-102

Negative Adjustment                       S-96                Rolling 12 Months                          S-48
Net Mortgage Rate                         S-64                Rules                                      S-60
Non-Lockout Defeasance Loans              S-41
Non-Offered Certificates                  S-16, S-59          Scheduled Principal Distribution
Non-Offered Subordinate                                        Amount                                    S-65
 Certificates                             S-68                Section 8                                  S-47
Nonrecoverable Advance                    S-70                Senior Certificates                        S-1, S-59
Nonrecoverable Advances                   S-19                Servicer                                   S-78
Notional Amount                           S-4, S-16           Servicer Remittance Date                   S-69
                                                              Servicing Advances                         S-19, S-69
Offered Certificates                      S-1, S-59           Servicing Fee                              S-79
OID                                       S-21                Servicing Fee Rate                         S-79
                                                              Servicing Standards                        S-76
Pass-Through Rate                         S-4                 Similar Law                                S-23, S-99
Paying Agent                              S-60                SMMEA                                      S-23, S-99
Percentage Interest                       S-59                S&P                                        S-3, S-22
P&I Advance                               S-69                Special Servicer                           S-78
P&I Advances                              S-19                Special Servicing Fee                      S-79
Plan                                      S-23, S-99          Special Servicing Fee Rate                 S-79
Pooling and Servicing Agreement           S-15                Specially Serviced Mortgage Loans          S-77
Prepayment Assumption                     S-96                Stated Principal Balance                   S-65
Prepayment Premium Period                 S-36                Subordinate Certificates                   S-1, S-59
Prepayment Premiums                       S-36                Subordinate Debt                           S-26, S-34
Prime Rate                                S-70                Subordinate Offered Certificates           S-1, S-59
Principal Distribution Amount             S-64
Principal Shortfall                       S-65                Trust Fund                                 S-3
Principal Window                          S-5                 Trustee Fee                                S-75
Purchase Agreement                        S-10                Trustee Fee Rate                           S-75
Purchase Price                            S-58
PWREI                                     S-53                Underwriters                               S-1, S-23, S-97
PWRES                                     S-9                 Underwriting Agreement                     S-97
                                                              Underwritten Net Cash Flow                 S-48
Rated Final Distribution Date             S-67                Unfair and Deceptive Practices  Acts       S-29
Record Date                               S-61                Unscheduled Principal
Regular Certificates                      S-96                 Distribution Amount                       S-65
Reimbursement Rate                        S-70                Upper-Tier Distribution Account            S-61
Related Proceeds                          S-70                Upper-Tier REMIC                           S-3, S-16, S-96
REMIC                                     S-3, S-16, S-96
REMIC Pool                                S-3                 Voting Rights                              S-73
REMIC Provisions                          S-96
REO Account                               S-81                Weighted Average Life                      S-5
REO Loan                                  S-65                Workout Fee                                S-79
REO Property                              S-77                Workout Fee Rate                           S-79
Reserve Accounts                          S-58
Residual Certificates                     S-1, S-59           Yield Maintenance Charge                   S-36
Restricted Group                          S-100               Yield Maintenance Period                   S-36
                                                              Yield Rate                                 S-36

                                                              Zoning Laws                                S-33

                                                           LOAN CHARACTERISTICS
                                                                 ANNEX A

                                                                              % OF
                                                                              INITIAL                        CUT-OFF
                                                 # OF                          POOL        ORIGINAL           DATE
ID        PROPERTY NAME                        PROPERTIES  ORIGINATOR(1)      BALANCE       BALANCE          BALANCE
----------------------------------------------------------------------------------------------------------------------
1         11 West 34th Street                      1        Chase               .56%       $3,000,000       $2,992,241
2         1300 Piccard Drive                       1        Bear Stearns        .95%        5,100,000        5,057,210
3         1430 Third Avenue                        1        Bear Stearns        .35%        1,900,000        1,883,560
4         223 Slater Street and 372 Grand Avenue   2        Chase               .33%        1,788,000        1,777,842
4a        372 Grand Avenue                         1                            .22%          605,000          601,563
4b        223 Slater Street                        1                            .11%        1,183,000        1,176,279
5         225 Underhill Boulevard                  1        Chase               .47%        2,530,000        2,506,729
6         361 Newbury Street                       1        Chase              1.31%        7,000,000        6,987,724
7         38-20 Review Avenue                      1        Chase              1.12%        6,000,000        5,961,684
8         390 Fifth Avenue                         1        Chase              2.85%       15,300,000       15,229,293
9         400 Rugby Road                           1        Bear Stearns        .52%        2,800,000        2,774,416
10        50 Spring Street                         1        Chase               .74%        3,975,000        3,967,882
11        701 64th Street                          1        Chase              1.49%        8,000,000        7,933,376
12        797 Third Avenue                         1        Chase              1.31%        7,000,000        6,974,522
13        Ames Plaza Geneseo                       1        Chase               .25%        1,365,000        1,353,936
14        Ames Plaza Lowville                      1        Chase               .34%        1,825,000        1,818,418
15        Ames Plaza Plattsburgh                   1        Chase               .43%        2,325,000        2,311,791
16        Annhurst                                 1        PWREI               .24%        1,275,000        1,275,000
17        Applecreek Apartments                    1        Chase               .59%        3,165,000        3,158,845
18        Appletree Apartments                     1        Secore             1.78%        9,600,000        9,482,116
19        Arbor Glen                               1        Chase              1.05%        5,600,000        5,600,000
20        Armada/Hoffler Portfolio                 3        Bear Stearns        .83%        4,450,000        4,445,222
20a       Mill Dam                                 1                            .16%          865,653          864,724
20b       Kemps Corner                             1                            .33%        1,788,644        1,786,724
20c       Francisco Village                        1                            .34%        1,795,702        1,793,774
21        Ashgrove II                              1        PWREI               .43%        2,301,646        2,301,646
22        Baldwin Plaza Shopping Center            1        Bear Stearns        .71%        3,800,000        3,796,733
23        Bedford Hills Shopping Center            1        Chase              1.40%        7,500,000        7,456,512
24        Belair Plaza                             1        Bear Stearns        .41%        2,200,000        2,181,096
25        Bordeaux Apartments                      1        Bear Stearns        .48%        2,590,000        2,575,750
26        Brick Church Plaza                       1        Bear Stearns       1.72%        9,250,000        9,185,705
27        Buena Vista Springs(4)                   1        Chase              1.29%        7,000,000        6,879,656
28        Buffalo Creek                            1        Chase               .74%        3,970,000        3,957,120
29        Bulls Head Plaza                         1        Chase               .56%        3,030,000        3,000,094
30        Candlelight I                            1        PWREI               .11%          606,065          606,065
31        Candlelight II                           1        PWREI               .11%          600,666          600,666
32        Carrollton Park                          1        Bear Stearns        .50%        2,700,000        2,687,243
33        Cedargate I Englewood                    1        PWREI               .23%        1,237,463        1,237,463
34        Centerpoint Shopping Center              1        Bear Stearns        .50%        2,700,000        2,692,685
35        Cervinka Portfolio                       3        Bear Stearns        .75%        4,000,000        3,984,861
35a       Grand Ave.                               1                            .24%        1,280,000        1,275,156
35b       Decatur Ave.                             1                            .25%        1,320,000        1,315,004
35c       Crotona Pkwy.                            1                            .26%        1,400,000        1,394,701
36        Charlottesville Shoppers World           1        Chase               .89%        4,800,000        4,757,133
37        Chestnut Hill Village                    1        Chase              4.95%       26,500,000       26,416,486
38        Colonial Court Apartments                1        Chase               .63%        3,400,000        3,378,288
39        Comfort Inn                              1        Bear Stearns        .38%        2,050,000        2,044,265
40        Comfort Inn Greenville                   1        Chase               .56%        3,020,000        3,014,704
41        Crossgates Village Shopping Center       1        Chase               .47%        2,505,000        2,492,691
42        Cruz Alta Plaza Shopping Center          1        Bear Stearns        .59%        3,150,000        3,150,000

                                                                                      ANNUAL             ANNUAL
                    ORIGINAL     STATED        ORIGINAL      FIRST                   PRINCIPAL          INTEREST
        MORTGAGE    TERM TO     REMAINING    AMORTIZATION    PAYMENT   MATURITY     AND INTEREST          ONLY
ID        RATE      MATURITY   TERM (MOS.)    TERM (MOS.)     DATE       DATE        PAYMENTS            PAYMENTS
-----------------------------------------------------------------------------------------------------------------
1        9.250%       120          117             300       4/1/97     3/1/07       $308,297              $0
2        9.580%       120          110             300       9/1/96     8/1/06        538,110               0
3        9.393%       120          110             300       9/1/96     8/1/06        197,510               0
4        8.750%       120          114             300       1/1/97    12/1/06        176,399               0
4a
4b
5        9.625%       120          109             300       8/1/96     7/1/06        267,897               0
6        9.125%       120          118             300       5/1/97     4/1/07        712,129               0
7        9.000%       120          113             300      12/1/96    11/1/06        604,221               0
8        8.875%       120          115             300       2/1/97     1/1/07      1,525,079               0
9        9.060%       120          110             300       9/1/96     8/1/06        283,352               0
10       9.000%       120          118             300       5/1/97     4/1/07        400,297               0
11       9.625%       120          110             300       9/1/96     8/1/06        847,105               0
12       9.250%       216          214             216       5/1/97     4/1/15        799,780               0
13       9.125%       120          111             300      10/1/96     9/1/06        138,865               0
14       8.625%       120          114             360       1/1/97    12/1/06        170,336               0
15       8.750%       120          114             300       1/1/97    12/1/06        229,378               0
16       8.630%       120          117             300       4/1/97     3/1/07        124,543         110,033
17       8.500%       120          118             300       5/1/97     4/1/07        305,825               0
18       7.570%        84           68             360       3/1/96     2/1/03        811,024               0
19       9.125%       120          120             360       7/1/97     6/1/07        546,761               0
20       9.101%       120          118             360       5/1/97     4/1/07        433,555               0
20a
20b
20c
21       8.810%       120          115             300       2/1/97     1/1/07        228,201         202,775
22       9.220%       120          119             300       6/1/97     5/1/07        389,567               0
23       8.625%       120          114             300       1/1/97    12/1/06        732,301               0
24       9.435%        84           74             300       9/1/96     8/1/03        229,464               0
25       9.130%       120          110             360       9/1/96     8/1/06        252,989               0
26       9.320%       120          112             300      11/1/96    10/1/06        955,951               0
27       8.750%       192          185             192      12/1/96    11/1/12        814,335               0
28       8.232%       120          115             360       2/1/97     1/1/07        357,301               0
29       9.750%       120          108             300       7/1/96     6/1/06        324,018               0
30       8.810%       120          115             300       2/1/97     1/1/07         60,089          53,394
31       8.810%       120          115             300       2/1/97     1/1/07         59,554          52,919
32       8.740%       120          115             300       2/1/97     1/1/07        266,154               0
33       8.810%       120          115             300       2/1/97     1/1/07        122,691         109,020
34       8.970%       120          117             300       4/1/97     3/1/07        271,234               0
35       8.710%       120          116             300       3/1/97     2/1/07        393,325               0
35a
35b
35c
36       9.200%       120          110             300       9/1/96     8/1/06        491,290               0
37       8.375%       120          115             360       2/1/97     1/1/07      2,417,030               0
38       9.000%       120          113             300      12/1/96    11/1/06        342,392               0
39       9.564%       120          118             240       5/1/97     4/1/07        230,333               0
40       9.125%       144          142             300       5/1/97     4/1/09        307,233               0
41       8.500%       120          115             300       2/1/97     1/1/07        242,051               0
42       8.650%        84           84             300       7/1/97     6/1/04        308,206               0

                      1996 OR                                                     CUT-OFF
                      ROLLING     UNDERWRITTEN                                      DATE      LTV        PREPAYMENT
                      12 MONTH      NET CASH      LOCKBOX            APPRAISED      LTV     RATIO @       LOCKOUT
ID     1995 NOI         NOI           FLOW        IN PLACE   DSCR      VALUE       RATIO    MATURITY       ENDS
-------------------------------------------------------------------------------------------------------------------
1       $287,073      $114,669       $426,643        No      1.38    $4,550,000      66%       55%         2/29/00
2        848,087       836,880        705,134        No      1.31     7,500,000      67%       57%         7/22/99
3        310,697       329,375        274,180        No      1.39     3,300,000      57%       48%         7/10/99
4        280,790       279,510        237,751        No      1.35     2,475,000      72%       59%        11/30/99
4a        96,883        94,983         79,834                           875,000
4b       183,907       184,527        157,917                         1,600,000
5        394,652       358,584        405,098        No      1.51     4,050,000      62%       52%         6/30/99
6      1,047,000     1,097,188      1,034,361        No      1.45    10,000,000      70%       58%         3/31/00
7        821,292       982,070      1,031,945        No      1.71    12,300,000      48%       40%        10/31/99
8      2,478,018     2,559,721      1,971,445        No      1.29    21,300,000      71%       59%        12/31/99
9        416,800                      365,854        No      1.29     3,500,000      79%       66%         7/18/99
10       686,492       752,057        502,681        No      1.26     6,300,000      63%       52%         3/31/00
11     1,304,824     1,354,956      1,177,474        No      1.39    11,200,000      71%       60%         7/31/99
12                                    983,159        No      1.23    10,200,000      68%        0%         3/31/02
13       244,976       262,449        195,315        No      1.41     2,100,000      64%       54%         8/31/99
14       339,949       299,916        291,219        No      1.71     3,200,000      57%       51%        11/30/99
15       431,297       337,981        311,224        No      1.36     3,100,000      75%       62%        11/30/99
16       154,655       175,519        144,803       Yes      1.16     1,800,000      71%       63%         2/28/99
17       512,029       462,982        414,045        No      1.35     4,900,000      65%       53%         3/31/00
18     1,207,800     1,300,816      1,294,225        No      1.60    13,500,000      70%       65%         2/28/98
19       725,000       817,319        726,695        No      1.33     7,700,000      73%       65%         5/31/00
20       594,907       666,116        621,321        No      1.43     6,900,000      64%       58%         3/31/01
20a      105,322       149,094        134,034                         1,600,000
20b      275,466       290,852        239,292                         2,700,000
20c      214,119       226,170        247,994                         2,600,000
21       306,710       339,703        316,369       Yes      1.39     2,725,000      84%       75%        12/31/98
22       606,717       574,980        552,949        No      1.42     6,500,000      58%       49%         4/30/01
23     1,042,857       990,494      1,028,464        No      1.40    11,200,000      67%       55%        11/30/99
24       369,689       268,702        337,547        No      1.47     3,600,000      61%       55%         7/22/99
25       366,136       357,254        326,858        No      1.29     3,200,000      80%       73%         7/16/01
26     1,307,037                    1,308,893        No      1.37    14,700,000      62%       52%         9/27/99
27       495,611     1,170,681        943,661        No      1.16    10,680,000      64%        0%        10/31/06
28       523,693       545,964        465,617        No      1.30     5,900,000      67%       59%        12/31/99
29       723,276       727,934        551,123        No      1.70     5,700,000      53%       45%         5/31/98
30        76,023        96,360         84,987       Yes      1.41       800,000      76%       68%        12/31/98
31        85,410        96,053         81,666       Yes      1.37       850,000      71%       63%        12/31/98
32       303,446       392,077        438,623        No      1.65     4,360,000      62%       51%        12/13/00
33       168,230       177,527        151,701       Yes      1.24     1,555,000      80%       71%        12/31/98
34       341,558       296,285        435,134        No      1.60     3,730,000      72%       60%         2/28/01
35       636,055       601,839        609,057        No      1.55     5,200,000      77%       63%         1/31/04
35a      206,164       188,506        208,549                         1,550,000
35b      206,887       200,038        188,491                         1,700,000
35c      223,004       213,295        212,017                         1,950,000
36       640,357       658,849        624,629        No      1.27     6,440,000      74%       62%         7/31/99
37     3,410,629     3,283,163      3,170,747        No      1.31    34,200,000      77%       68%        12/31/99
38       519,383       552,950        470,676        No      1.37     4,500,000      75%       63%        10/31/01
39       182,465       477,189        399,306        No      1.73     4,000,000      51%       37%         3/31/01
40       576,561       523,074        466,933        No      1.52     4,800,000      63%       49%         3/31/00
41       442,595       486,006        376,204        No      1.55     3,800,000      66%       54%        12/31/99
42       288,233       267,322        485,610        No      1.58     4,700,000      67%       60%         5/31/99
                                                                                 YIELD
                                                                              MAINTENANCE
                                                                               CHARGE OR      FREE
                                                                               PREPAYMENT    PREPAY
                                                                                PREMIUM      PERIOD
ID               YIELD MAINTENANCE CHARGE OR PREPAYMENT PREMIUM                 END DATE     (MOS.)
----------------------------------------------------------------------------------------------------
1                             > of 1% or YM                                      11/30/06       3
2                             > of 1% or YM                                       1/31/06       6
3                             > of 1% or YM                                       1/31/06       6
4                             > of 1% or YM                                       8/31/06       3
4a
4b
5                             > of 1% or YM                                      12/31/05       6
6                             > of 1% or YM                                      12/31/06       3
7                             > of 1% or YM                                       7/31/06       3
8                             > of 1% or YM                                       9/30/06       3
9                             > of 1% or YM                                       1/31/06       6
10                            > of 1% or YM                                       9/30/06       6
11                            > of 1% or YM                                       4/30/06       3
12                            > of 1% or YM                                      12/31/14       3
13                            > of 1% or YM                                       2/28/06       6
14                            > of 1% or YM                                       5/31/06       6
15                            > of 1% or YM                                       5/31/06       6
16                            > of 1% or YM                                       2/28/07       0
17                            > of 1% or YM                                      12/31/06       3
18                            > of 1% or YM                                      10/31/02       3
19                            > of 1% or YM                                      11/30/06       6
20                            > of 1% or YM                                       9/30/06       6
20a
20b
20c
21                            > of 1% or YM                                      12/31/06       0
22                            > of 3% or YM                                       4/30/07       0
23                            > of 1% or YM                                       8/31/06       3
24                            > of 1% or YM                                       1/31/03       6
25                            > of 1% or YM                                       1/31/06       6
26                            > of 1% or YM                                       3/31/06       6
27                            > of 1% or YM                                       7/31/12       3
28                            > of 1% or YM                                       6/30/06       6
29                            > of 1% or YM                                      11/30/05       6
30                            > of 1% or YM                                      12/31/06       0
31                            > of 1% or YM                                      12/31/06       0
32                            > of 3% or YM                                       6/30/06       6
33                            > of 1% or YM                                      12/31/06       0
34                            > of 3% or YM                                       2/28/07       0
35                            > of 3% or YM                                       7/31/06       6
35a
35b
35c
36                            > of 1% or YM                                       1/31/06       6
37                            > of 1% or YM                                       9/30/06       3
38                            > of 1% or YM                                       7/31/06       3
39                            > of 3% or YM                                       3/31/07       0
40            5% yrs 4-6, 4% yr 7, 3% yr 8, 2% yr 9, 1% yrs 10-12                12/31/08       3
41                            > of 1% or YM                                       9/30/06       3
42                            > of 1% or YM                                       5/31/04       0

                                                                                        ZIP
ID              ADDRESS                                 CITY                STATE       CODE
--------------------------------------------------------------------------------------------
1        11 West 34th Street                            New York               NY      10001
2        1300 Piccard Drive                             Rockville              MD      20850
3        1430 Third Avenue                              New York               NY      10028
4
4a       372 Grand Avenue                               Leonia                 NJ      07605
4b       223 Slater Street and 34 Spring Street         Paterson               NJ      07501
5        225 Underhill Boulevard                        Syosset                NY      11791
6        359-363 Newbury Street                         Boston                 MA      02115
7        38-20 Review Avenue                            Long Island City       NY      11106
8        390 Fifth Avenue                               New York               NY      10018
9        400 Rugby Road                                 Brooklyn               NY      11236
10       50 Spring Street                               Ramsey                 NJ      07446
11       6323 Seventh Avenue                            Brooklyn               NY      11220
12       797-799 Third Avenue                           New York               NY      10017
13       4101 Lakeville Road (Route 20A)                Geneseo                NY      14454
14       7395 Turin Road (Route 12D)                    Lowville               NY      13367
15       356 Cornelia Street (Route 3)                  Plattsburgh            NY      12901
16       4958 Dawn Drive                                Indianapolis           IN      46268
17       1501 Lawnmont Drive                            Round Rock             TX      78664
18       2911 Bynan Drive                               Ypsilanti              MI      48197
19       3610 South Nogales Street                      West Covina            CA      91792
20
20a      4123-4127 North Great Neck Road                Virginia Beach         VA      23454
20b      5300 Kempsriver Road                           Virginia Beach         VA      23464
20c      10143-10159 Jefferson Ave.                     Newport News           VA      23601
21       15151 Ashgrove Dr.                             Sterling Hts.          MI      48313
22       200 Baldwin Road                               Parsippany             NJ      07054
23       711-747 Bedford Road                           Bedford                NY      10507
24       9855-89 Bustleton Ave.                         Philadelphia           PA      19115
25       3600 Scroggins                                 Bellmead               TX      76705
26       533 Martin Luther King Jr. Blvd.               East Orange            NJ      07018
27       2417 Morton Ave                                North Las Vegas        NV      89030
28       70 South Buffalo Grove Road                    Buffalo Grove          IL      60090
29       835-855 Main Street West                       Rochester              NY      14611
30       965 Candlelight Blvd.                          Brooksville            FL      34601
31       965 Candlelight Blvd.                          Brooksville            FL      34601
32       1235 Josey Lane                                Carrollton             TX      75006
33       701 N. Union Rd. Apt #60                       Clayton                OH      45315
34       5000 West Waco Dr.                             Waco                   TX      76710
35
35a      2471 Grand Ave.                                Bronx                  NY      10468
35b      3343 Decatur Ave.                              Bronx                  NY      10467
35c      1890 Crotona Pkwy.                             Bronx                  NY      10460
36       Rte. 29 and Dominion Dr.                       Charlottesville        VA      22901
37       7800 B Stenton Avenue                          Philadelphia           PA      19118
38       132-136 Main St. & 4-14 Colonial Ct.           Stoneham               MA      02180
39       399 Turnpike Road (Route 9)                    Northborough           MA      01581
40       412 Mauldin Road                               Greenville             SC      29605
41       US Highway 80 & Woodgate Drive                 Brandon                MS      39042
42       710-1100 Paseo del Pueblo Sur                  Taos                   NM      87571

                                         NET                  LOAN PER                           OCCUPANCE      ANNUAL     ANNUAL
                              YEAR     RENTABLE   NUMBER OF  NET RENTABLE    LOAN     OCCUPANCY   RATE AS      RESERVES    RESERVES
ID   PROPERTY TYPE            BUILT      AREA       UNITS     AREA (SF)     PER UNIT    RATE      OF DATE       PER SF     PER UNIT
-----------------------------------------------------------------------------------------------------------------------------------
1    Retail, Single Tenant     1920      18,200                  $164.41                100%       4/15/97       1.21
2    Office                    1978      90,246                    56.04                100%        1/1/97       1.67
3    Multifamily               1953                   21                    $89,693     100%       3/14/97                 1,281.05
4                                                     58                     30,652     100%        3/1/97                   218.76
4a   Multifamily               1962                   16                                100%        3/1/97
4b   Multifamily               1903                   42                                100%        3/1/97
5    Industrial                1963     103,136                    24.31                100%       3/21/96       0.25
6    Retail, Unanchored        1910      70,200                    99.54                 99%       1/30/97       1.26
7    Industrial                1972     305,000                    19.55                100%        3/1/97       0.54
8    Office                    1906     122,297                   124.53                100%       3/31/97       1.44
9    Multifamily               1960                   66                     42,037     100%       6/28/96                    235.00
10   Industrial                1979     132,223                    30.01                100%       3/25/97       0.68
11   Office                    1956      90,200                    87.95                100%       3/26/97       0.88
12   Retail, Single Tenant     1950      11,596                   601.46                100%      10/15/96       1.38
13   Retail, Anchored          1966      91,720                    14.76                100%       12/1/96       0.31
14   Retail, Anchored          1972      87,978                    20.67                100%      12/31/96       0.35
15   Retail, Anchored          1971     130,179                    17.76                 98%      12/31/96       0.48
16   Multifamily               1986                   85                     15,000      92%      12/27/96                   322.78
17   Multifamily               1984                  176                     17,948      92%       2/25/97                   280.00
18   Multifamily               1972                  382                     24,822      94%      12/30/96                   250.00
19   Multifamily               1980                  208                     26,923      98%      11/26/96                   230.00
20                                      103,241                    43.06                 91%       3/11/97       0.52
20a  Retail, Unanchored        1986      21,510                                          99%       3/11/97
20b  Retail, Unanchored        1989      25,866                                          87%       3/11/97
20c  Retail, Anchored          1993      55,865                                          90%       3/11/97
21   Multifamily               1987                   91                     25,293      93%      11/15/96                   333.96
22   Retail, Anchored          1965      41,560                    91.36                 95%       2/11/97       0.97
23   Retail, Anchored          1967     117,664                    63.37                 98%        1/1/97       0.70
24   Retail, Anchored          1967      46,725                    46.68                 92%      12/31/96       0.58
25   Multifamily               1985                  120                     21,465      98%       1/15/97                   255.00
26   Retail, Anchored          1986     115,929                    79.24                 96%       3/20/97       0.53
27   Multifamily               1967                  288                     23,888      99%      12/31/96                   843.11
28   Multifamily               1971                  154                     25,696     100%        2/1/97                   305.00
29   Office                    1950      80,359                    37.33                100%        1/3/97       0.77
30   Multifamily               1982                   51                     11,884      88%      11/15/96                   269.22
31   Multifamily               1985                   60                     10,011      85%      10/18/96                   281.78
32   Retail, Anchored          1974     119,079                    22.57                 93%        4/2/97       0.48
33   Multifamily               1984                   61                     20,286     100%      11/15/96                   314.00
34   Retail, Anchored          1986      55,586                    48.44                 95%       2/28/97       0.59
35                                                   127                     31,377      96%       2/26/97                   137.49
35a  Multifamily               1925                   43                                 98%       2/26/97
35b  Multifamily               1925                   43                                 91%       2/26/97
35c  Multifamily               1925                   41                                 98%       2/26/97
36   Retail, Anchored          1974     142,459                    33.39                100%      12/31/96       0.66
37   Multifamily               1965                  834                     31,674      96%       2/25/97                   339.85
38   Multifamily               1966                   97                     34,828      99%      12/31/96                   275.00
39   Hotel                     1972                   94                     21,748      67%      12/31/96                   751.94
40   Hotel                     1972                  137                     22,005      67%      12/31/96                   409.79
41   Retail, Anchored          1981     105,316                    23.67                100%       3/18/97       0.74
42   Retail, Anchored          1980     130,566                    24.13                 81%      12/23/96       0.26


                                           %     LEASE                                   %      LEASE     BORROWER
ID       LARGEST TENANT                 OF GLA EXPIRATION 2ND LARGEST TENANT           OF GLA  EXPIRATION AFFILIATION
---------------------------------------------------------------------------------------------------------------------
1      CONWAY STORES                      31%    2/28/17
2      CRYOMEDIDAL SCIENCES INC.          32%    4/30/00  CORPORATE COST / GMIS          19%    7/31/98
3
4
4a
4b
5      MEDICAL STERILIZATION, INC.       100%    2/28/01
6      URBAN OUTFITTERS                   19%   10/18/99  BED & BATH                     16%    6/30/02
7      CHEMICAL BANK                      51%   12/31/99  METRO SHIPPING                 49%    1/31/99
8      BUGLE BOY                          34%     2/1/04  HIA TRADING ASSOC.             10%     4/1/08
9
10     BOGEN COMMUNICATIONS               53%   12/31/00  KENLIN PET SUPPLY              16%    7/31/98
11     CAREGIVERS                         53%   12/31/05  ELDER PLAN                     15%   12/31/05
12     SMITH & WOLLENSKY STEAK & CHOP
13      HOUSE                            100%    7/31/16
14     AMES DEPT. STORE                   61%    1/31/08  CENTRAL TRACTOR                19%   12/31/98   BAKER
15     AMES DEPT. STORE                   53%    1/31/13  P&C SUPERMARKET                35%   11/30/04   BAKER
16     AMES DEPT. STORE                   58%    1/31/04  P&C SUPERMARKET                27%    8/31/04   BAKER
17                                                                                                        CARDINAL
18
19                                                                                                        HALL
20
20a
20b    REALTY EXECUTIVES                  18%    1/31/98  COASTAL RESTAURANTS            14%    5/31/04
20c    MOOVIES, INC.                      33%    6/30/97  DASH-IN-MALL                   12%    5/31/97
21     FOOD LION                          52%     3/9/13  DOLLAR GENERAL                 11%    7/31/99
22                                                                                                        CARDINAL
23     R&S STRAUSS                        24%    10/1/99  MANDEES SHOP                   20%     1/1/00
24     BIG V SUPERMARKETS/SHOP-RITE       35%   12/31/16  FAMILY DISCOUNT CENTER         10%     2/1/97
25     CVS                                26%    1/31/98  POTTERY & POTPOURRI            14%    3/31/98
26
27     SHOPRITE                           43%   12/31/11  R&S STRAUSS                    11%    8/31/07
28
29                                                                                                        INLAND
30     ST. MARY'S HOSPITAL                61%   12/31/14  RITE-AID                       10%    1/31/00
31                                                                                                        CARDINAL
32                                                                                                        CARDINAL
33     SACK-N-SAVE (MINYARD'S)            29%   11/30/05  AARON RENTS                    25%    3/27/00   BRAUSS
34                                                                                                        CARDINAL
35     LONESTAR FITNESS                   22%    5/31/02  SOUPER SALAD                    8%    9/30/04
35a
35b
35c
36
37     A&P (SUBLEASED TO FRESH FIELDS)    20%   11/29/99  ADVANCED AUTO                  18%    5/31/03
38
39
40                                                                                                        RAMA
41     COLLINS&AIKMAN                     46%     7/1/06  JITNEY JUNGLE GROCERY STORE    28%    7/31/01
42     FURR'S SUPERMARKET                 40%    5/31/05  BEALL'S                        11%    1/31/10


                                                           LOAN CHARACTERISTICS
                                                                 ANNEX A


                                                                              % OF
                                                                              INITIAL                        CUT-OFF
                                                 # OF                          POOL        ORIGINAL           DATE
ID        PROPERTY NAME                        PROPERTIES  ORIGINATOR(1)      BALANCE       BALANCE          BALANCE
----------------------------------------------------------------------------------------------------------------------
43        Cummins Station                          1        Bear Stearns       2.25%      $12,000,000      $12,000,000
44        Falltree Apartments                      1        Secore              .41%        2,200,000        2,172,985
45        Food 4 Less                              1        Bear Stearns       1.84%       10,000,000        9,805,835
46        Foothills Apartments.                    1        Bear Stearns       2.02%       10,800,000       10,756,999
47        Friendly Vil. of Adrian Mobile Home Pk.  1        Bear Stearns        .47%        2,500,000        2,485,073
48        Golden Nugget Apartments                 1        Chase               .88%        4,700,000        4,685,561
49        Grande Shopping Center(5)                1        Bear Stearns       1.20%        6,400,000        6,381,887
50        Hampshire II                             1        PWREI               .16%          860,000          860,000
51        Hampton Inn Columbia                     1        Chase               .70%        3,730,000        3,723,458
52        Harbor Island Apartments                 1        Chase              3.43%       18,300,000       18,289,899
53        Heart of Florida Shopping Center         1        Chase               .82%        4,425,000        4,401,852
54        Hickory Place                            1        PWREI               .25%        1,338,750        1,338,750
55        Hinsdale Village                         1        Chase              1.53%        8,200,000        8,174,158
56        Holiday Inn Boxborough Woods             1        Chase              1.48%        7,910,000        7,874,921
57        Holiday Inn Harrisburg East              1        Chase              1.96%       10,500,000       10,453,435
58        Holiday Inn Mansfield                    1        Chase              2.00%       10,710,000       10,662,504
59        Holiday Inn Worcester                    1        Chase               .75%        4,000,000        3,982,261
60        Holmdel Plaza                            1        Chase              2.02%       10,800,000       10,788,058
61        Iris Glen                                1        PWREI               .33%        1,785,000        1,785,000
62        J. Baker Corporate Facility              1        Chase              2.86%       15,500,000       15,292,098
63        Katonah Shopping Center                  1        Bear Stearns        .58%        3,200,000        3,121,499
64        L&C Office Tower                         1        PWREI               .56%        3,000,000        3,000,000
65        Laurelwood                               1        PWREI               .17%          883,318          883,318
66        Le Chateau Apartments                    1        Chase               .21%        1,134,000        1,131,168
67        McClellan Distribution Center            1        Chase              1.16%        6,250,000        6,210,899
68        Meadowood Of Jackson Co                  1        PWREI               .18%          944,458          944,458
69        Mid Five Shopping Center                 1        Chase               .58%        3,130,000        3,102,275
70        Monroe Shopping Center                   1        Chase              1.45%        7,800,000        7,759,196
71        North Pima Center                        1        Bear Stearns        .52%        2,750,000        2,750,000
72        Oak Ridge                                1        PWREI               .23%        1,217,944        1,217,944
73        Oakwood Village Apartments               1        Bear Stearns       1.51%        8,100,000        8,054,684
74        Old Orchard Apartments                   1        Chase              1.27%        6,800,000        6,787,579
75        Olivewood II                             1        PWREI               .24%        1,292,000        1,292,000
76        Orchard Hills Shopping Center            1        Chase               .51%        2,770,000        2,745,544
77        Oxford Court                             1        Chase               .47%        2,500,000        2,487,963
78        Oxford Mall                              1        Chase              1.21%        6,500,000        6,481,508
79        Park on Fuqua                            1        Bear Stearns        .78%        4,200,000        4,181,541
80        Pine Grove Apts. Of Roseville            1        PWREI               .21%        1,126,250        1,126,250
81        Plaza Bank Center                        1        Chase              1.46%        7,850,000        7,809,983
82        Puck Building                            1        Bear Stearns       2.05%       11,000,000       10,922,208
83        Radisson Hotel Corning                   1        Chase               .92%        4,900,000        4,885,503
84        Rambletree Apartments                    1        Secore             1.46%        7,900,000        7,802,992
85        Redwood Square                           1        Bear Stearns        .41%        2,200,000        2,198,501
86        Regent Plaza(4)                          1        Chase               .83%        4,500,000        4,456,841
87        Ridgewood                                1        PWREI               .14%          763,342          763,342
88        Sandalwood Of Alexandria                 1        PWREI               .11%          596,962          596,962
89        Silver Forest                            1        PWREI               .16%          859,440          859,440
90        Skypark                                  1        Bear Stearns       1.40%        7,500,000        7,471,911
91        Skyway Plaza                             1        Chase               .75%        4,000,000        3,996,578
92        Slate Run                                1        PWREI               .23%        1,232,500        1,232,500
                                                                                      ANNUAL             ANNUAL
                    ORIGINAL     STATED        ORIGINAL      FIRST                   PRINCIPAL          INTEREST
        MORTGAGE    TERM TO     REMAINING    AMORTIZATION    PAYMENT   MATURITY     AND INTEREST          ONLY
ID        RATE      MATURITY   TERM (MOS.)    TERM (MOS.)     DATE       DATE        PAYMENTS            PAYMENTS
-----------------------------------------------------------------------------------------------------------------
43       8.440%       180          180             360       7/1/97     6/1/12     $1,101,118              $0
44       7.570%        84           68             360       3/1/96     2/1/03        185,860               0
45       8.704%       120          113             180      12/1/96    11/1/06      1,196,081               0
46       8.400%       120          116             300       3/1/97     2/1/07      1,034,855               0
47       8.445%       120          114             300       1/1/97    12/1/06        240,457               0
48       8.500%       120          115             360       2/1/97     1/1/07        433,667               0
49       8.900%       120          115             360       2/1/97     1/1/07        612,432               0
50       8.630%       120          117             300       4/1/97     3/1/07         84,006          74,218
51       9.125%       144          142             300       5/1/97     4/1/09        379,463               0
52       8.950%       120          119             360       6/1/97     5/1/07      1,759,056               0
53       9.375%       120          110             360       9/1/96     8/1/06        441,659               0
54       8.810%       120          115             300       2/1/97     1/1/07        132,733         117,944
55       8.375%       120          115             360       2/1/97     1/1/07        747,911               0
56       9.125%       120          115             300       2/1/97     1/1/07        804,706               0
57       9.125%       120          115             300       2/1/97     1/1/07      1,068,194               0
58       9.125%       120          115             300       2/1/97     1/1/07      1,089,558               0
59       9.125%       120          115             300       2/1/97     1/1/07        406,931               0
60       8.960%       120          118             360       5/1/97     4/1/07      1,039,063               0
61       8.810%       120          115             300       2/1/97     1/1/07        176,977         157,259
62       9.000%       180          175             180       2/1/97     1/1/12      1,886,536               0
63       8.990%       180          171             180      10/1/96     9/1/11        389,250               0
64       8.340%        60           51               0      10/1/96     9/1/01        250,200         250,200
65       8.810%       120          115             300       2/1/97     1/1/07         87,578          77,820
66       9.625%       180          179             180       6/1/97     5/1/12        143,126               0
67       9.125%       120          113             300      12/1/96    11/1/06        635,830               0
68       8.810%       120          115             300       2/1/97     1/1/07         93,640          83,207
69       9.250%       120          110             300       9/1/96     8/1/06        321,657               0
70       9.375%       120          110             360       9/1/96     8/1/06        778,517               0
71       8.170%       120          120             300       7/1/97     6/1/07        258,427               0
72       8.810%       120          115             300       2/1/97     1/1/07        120,755         107,301
73       8.513%       120          111             360      10/1/96     9/1/06        748,280               0
74       8.510%       120          117             360       4/1/97     3/1/07        628,012               0
75       8.810%       120          115             300       2/1/97     1/1/07        128,098         113,825
76       9.270%       120          110             300       9/1/96     8/1/06        285,120               0
77       8.625%        84           79             300       2/1/97     1/1/04        244,100               0
78       8.875%       120          115             360       2/1/97     1/1/07        620,603               0
79       9.100%       120          112             360      11/1/96    10/1/06        409,161               0
80       8.810%       120          115             300       2/1/97     1/1/07        111,664          99,223
81       9.500%       120          110             360       9/1/96     8/1/06        792,085               0
82       9.215%       180          172             300      11/1/96    10/1/11      1,127,238               0
83       9.125%       120          118             240       5/1/97     4/1/07        533,775               0
84       7.570%        84           68             360       3/1/96     2/1/03        667,405               0
85       9.386%       120          119             324       6/1/97     5/1/07        224,475               0
86       8.625%       180          174             240       1/1/97    12/1/11        472,905               0
87       8.810%       120          115             300       2/1/97     1/1/07         75,683          67,250
88       8.810%       120          115             300       2/1/97     1/1/07         59,187          52,592
89       8.810%       120          115             300       2/1/97     1/1/07         85,211          75,717
90       8.774%       120          116             300       3/1/97     2/1/07        741,397               0
91       9.250%       120          119             300       6/1/97     5/1/07        411,063               0
92       8.810%       120          115             300       2/1/97     1/1/07        122,199         108,583
                      1996 OR                                                     CUT-OFF
                      ROLLING     UNDERWRITTEN                                      DATE      LTV        PREPAYMENT
                      12 MONTH      NET CASH      LOCKBOX            APPRAISED      LTV     RATIO @       LOCKOUT
ID     1995 NOI         NOI           FLOW        IN PLACE   DSCR      VALUE       RATIO    MATURITY       ENDS
-------------------------------------------------------------------------------------------------------------------
43      $791,257    $1,262,338     $1,782,354        No      1.62   $21,500,000      56%       43%         5/31/12
44       267,779       299,882        288,423        No      1.55     2,950,000      74%       69%         2/28/98
45     1,884,012     1,923,958      1,849,740        No      1.55    17,400,000      56%       28%        10/21/99
46     1,130,890     1,319,939      1,269,127        No      1.23    18,500,000      58%       48%         1/29/04
47       333,834       356,355        313,829        No      1.31     4,000,000      62%       51%        11/18/03
48       595,517       669,087        560,617        No      1.29     6,200,000      76%       67%        12/31/99
49       914,516       946,060        777,443        No      1.27     8,670,000      74%       66%        12/16/00
50       120,676       114,639        101,487       Yes      1.21     1,250,000      69%       61%         2/28/99
51       668,776       657,604        591,695        No      1.56     6,000,000      62%       48%         3/31/00
52     4,003,266     4,374,758      3,564,155        No      2.03    42,600,000      43%       38%         4/30/00
53       569,103       594,089        531,100        No      1.20     5,650,000      78%       71%         7/31/99
54       170,869       208,038        197,610       Yes      1.49     1,575,000      85%       76%        12/31/98
55       979,574     1,262,939      1,104,688        No      1.48    11,000,000      74%       66%        12/31/99
56     1,184,983     1,498,842      1,241,153        No      1.54    11,300,000      70%       58%        12/31/99
57     1,779,204     1,872,930      1,562,500        No      1.46    15,500,000      67%       56%        12/31/99
58     1,624,331     2,102,150      1,805,971        No      1.66    15,300,000      70%       58%        12/31/99
59       621,273       766,445        571,614        No      1.40     6,900,000      58%       48%        12/31/99
60     1,419,420     1,394,359      1,464,325        No      1.41    15,400,000      70%       63%         3/31/00
61       244,460       249,902        224,495       Yes      1.27     2,100,000      85%       76%        12/31/98
62                                  2,513,950        No      1.33    21,000,000      73%        0%        12/31/01
63       532,859       525,050        519,845        No      1.34     5,000,000      62%        0%          8/9/03
64     1,590,145     1,620,244        963,750        No      3.85     9,400,000      32%       32%         8/31/96
65       129,477       133,289        120,314       Yes      1.37     1,100,000      80%       72%        12/31/98
66       287,192       257,122        193,315        No      1.35     1,875,000      60%        0%         4/30/01
67       967,800     1,014,478        916,093        No      1.44     9,325,000      67%       56%        10/31/99
68       144,044       150,733        126,077       Yes      1.35     1,115,000      85%       76%        12/31/98
69       487,683       527,627        412,197        No      1.28     4,900,000      63%       53%         7/31/99
70       989,060     1,065,648        956,653        No      1.23    10,400,000      75%       68%         7/31/99
71       580,128       606,785        519,863        No      2.01     5,000,000      55%       45%         2/28/07
72       136,967       172,528        149,167       Yes      1.24     1,460,000      83%       75%        12/31/98
73       911,922     1,027,679        953,879        No      1.27    11,100,000      73%       65%         8/19/03
74       762,778       881,732        787,871        No      1.25     8,850,000      77%       68%         2/29/00
75       160,156       172,571        155,150       Yes      1.21     1,520,000      85%       76%        12/31/98
76       452,962       433,934        375,342        No      1.32     4,300,000      64%       54%         7/31/99
77       375,732       369,309        335,888        No      1.38     4,200,000      59%       53%        12/31/99
78                     799,326        774,542        No      1.25    10,000,000      65%       58%        12/31/99
79       346,223       242,495        584,838        No      1.43     5,700,000      73%       66%         9/10/99
80       165,692       176,096        165,993       Yes      1.49     1,325,000      85%       76%        12/31/98
81     1,026,961       941,245      1,012,386        No      1.28    10,750,000      73%       66%         7/31/99
82     1,104,850                    1,790,054        No      1.59    18,000,000      61%       41%         9/17/03
83       780,700     1,009,403        794,709        No      1.49     7,500,000      65%       47%         3/31/00
84     1,033,676     1,095,160      1,094,170        No      1.64    10,550,000      74%       69%         2/28/98
85       108,435       228,817        312,193        No      1.39     3,050,000      72%       62%         4/30/01
86       824,762       767,924        722,090        No      1.53     6,720,000      66%       29%        11/30/05
87        86,946       113,409         91,225       Yes      1.21     1,040,000      73%       66%        12/31/98
88        85,442       102,190         90,166       Yes      1.52       760,000      79%       70%        12/31/98
89       119,064       122,098        108,535       Yes      1.27     1,320,000      65%       58%        12/31/98
90     1,027,075     1,063,607      1,056,720        No      1.43    11,450,000      65%       54%          1/6/00
91       548,319       606,556        515,143        No      1.25     5,675,000      70%       59%         4/30/00
92       184,313       179,321        162,573       Yes      1.33     1,450,000      85%       76%        12/31/98
                                                                                 YIELD
                                                                              MAINTENANCE
                                                                               CHARGE OR      FREE
                                                                               PREPAYMENT    PREPAY
                                                                                PREMIUM      PERIOD
ID               YIELD MAINTENANCE CHARGE OR PREPAYMENT PREMIUM                 END DATE     (MOS.)
----------------------------------------------------------------------------------------------------
43                             Defeasance                                         5/31/12       0
44                            > of 1% or YM                                      10/31/02       3
45                            > of 1% or YM                                       4/30/06       6
46                       > of 3% or YM; 1% yr 10                                  7/31/06       6
47                            > of 3% or YM                                       5/31/06       6
48                            > of 1% or YM                                       9/30/06       3
49                            > of 3% or YM                                       6/30/06       6
50                            > of 1% or YM                                       2/28/07       0
51            5% yrs 4-6, 4% yr 7, 3% yr 8, 2% yr 9, 1% yrs 10-12                12/31/08       3
52                            > of 1% or YM                                      10/31/06       6
53                            > of 1% or YM                                       1/31/06       6
54                            > of 1% or YM                                      12/31/06       0
55                            > of 1% or YM                                       6/30/06       6
56                            > of 1% or YM                                       6/30/06       6
57                            > of 1% or YM                                       6/30/06       6
58                            > of 1% or YM                                       6/30/06       6
59                            > of 1% or YM                                       6/30/06       6
60                            > of 1% or YM                                       9/30/06       6
61                            > of 1% or YM                                      12/31/06       0
62                            > of 1% or YM                                      12/31/08      36
63         5% yrs 8-9, 4% yrs 10-11, 3% yrs 12-13, 2% yr 14, 1% yr 15             2/28/11       6
64                            > of 1% or YM                                       5/31/01       3
65                            > of 1% or YM                                      12/31/06       0
66                            > of 1% or YM                                       1/31/12       3
67                            > of 1% or YM                                       4/30/06       6
68                            > of 1% or YM                                      12/31/06       0
69                            > of 1% or YM                                       4/30/06       3
70                            > of 1% or YM                                       1/31/06       6
71                             Defeasance                                         2/28/07       3
72                            > of 1% or YM                                      12/31/06       0
73                       > of 3% or YM; 1% yr 10                                  2/28/06       6
74                            > of 1% or YM                                       8/31/06       6
75                            > of 1% or YM                                      12/31/06       0
76                            > of 1% or YM                                       1/31/06       6
77                            > of 1% or YM                                       9/30/03       3
78                            > of 1% or YM                                       6/30/06       6
79                            > of 1% or YM                                       3/31/06       6
80                            > of 1% or YM                                      12/31/06       0
81                            > of 1% or YM                                       4/30/06       3
82                            > of 1% or YM                                       3/31/11       6
83                            > of 1% or YM                                      12/31/06       3
84                            > of 1% or YM                                      10/31/02       3
85                            > of 3% or YM                                       4/30/07       0
86                            > of 1% or YM                                       8/31/11       3
87                            > of 1% or YM                                      12/31/06       0
88                            > of 1% or YM                                      12/31/06       0
89                            > of 1% or YM                                      12/31/06       0
90                            > of 3% or YM                                       7/31/06       6
91                            > of 1% or YM                                       1/31/07       3
92                            > of 1% or YM                                      12/31/06       0
                                                                                        ZIP
ID              ADDRESS                                 CITY                STATE       CODE
--------------------------------------------------------------------------------------------
43       209 Tenth Ave. South                           Nashville              TN      37203
44       19200 Lbj Freeway                              Mesquite               TX      75150
45       5420 Sunset Boulevard                          Los Angeles            CA      90022
46       6184 Cottle Rd.                                San Jose               CA      95123
47       1100 South Main Street                         Adrian                 MI      49221
48       201 West Belleview Avenue                      Englewood              CO      80110
49       2522 Beltline Road                             Irving                 TX      76062
50       106 Sussex Lane                                Elyria                 OH      44035
51       7333 Garners Ferry Road                        Columbia               SC      29209
52       370 East Harmon Avenue                         Las Vegas              NV      89109
53       US 27 & Polk City Road                         Haines City            FL      33844
54       2323 Sw 35Th Place                             Gainesville            FL      32608
55       16W571 Mockingbird Lane                        Hinsdale               IL      60521
56       1 Adams Place                                  Boxborough             MA      01719
57       4751 Lindle Road                               Harrisburg             PA      17111
58       31 Hampshire Street                            Mansfield              MA      02048
59       514 Lincoln Street                             Worcester              MA      01605
60       NWC of Union Ave. and Route 35                 Holmdel                NJ      07733
61       101 Iris Glen Dr SE                            Conyers                GA      30208
62       555 Turnpike Street                            Canton                 MA      02021
63       262-294 Katonah Avenue                         Katonah                NY      10536
64       401 Church Street                              Nashville              TN      37219
65       3326 Michael Avenue #110                       Bedford                IN      47421
66       6111 Chimney Rock Road                         Houston                TX      77081
67       884-918 Frelinghuysen Ave & 38-66 McClellan St Newark                 NJ      07108
68       2990 Meadowood Drive                           Jackson                MI      49202
69       29441-29583 Five Mile Rd (@ Middlebelt Rd)     Livonia                MI      48154
70       State Route 17M & Still Road                   Monroe                 NY      10950
71       Southeast Corner Ina & Thornydale Rds.         Tucson                 AZ      85741
72       1600 Us Hwy 27 South                           Clermont               FL      34711
73       2201 Sycamore Drive                            Antioch                CA      94509
74       10100-10119 Old Orchard Court                  Skokie                 IL      60076
75       2091 Olivewood Drive                           Indianapolis           IN      46219
76       WS Routes 11 & 15 (@ Baldwin Blvd)             Shamokin Dam           PA      17876
77       2150 Kittredge Street                          Berkeley               CA      94704
78       1111 Jackson Ave West (@ Country Club Dr)      Oxford                 MS      38655
79       11323 Fuqua Road                               Houston                TX      77089
80       17554 Pinegrove Dr.                            Roseville              MI      48066
81       9090 Skillman Street                           Dallas                 TX      75243
82       295 Lafayette Street                           New York               NY      10012
83       125 Denison Parkway East                       Corning                NY      14830
84       325 Ramblewood Drive                           Glen Ellyn             IL      60137
85       480 Redwood St.                                Vallejo                CA      94590
86       201 West Regent Street                         Inglewood              CA      90301
87       101 Longview Dr. #124                          Russellville           KY      42276
88       Rr4 Box 223-101                                Alexandria             IN      46001
89       1200 Ne 30Th Ave.                              Ocala                  FL      32670
90       1000 San Mateo Ave.                            San Bruno              CA      94066
91       9th Street S. and 62nd Avenue S.               St. Petersburg         FL      33705
92       2306 Granite Dr.                               Lebanon                IN      46052
                                         NET                  LOAN PER                           OCCUPANCE      ANNUAL     ANNUAL
                              YEAR     RENTABLE   NUMBER OF  NET RENTABLE    LOAN     OCCUPANCY   RATE AS      RESERVES    RESERVES
ID   PROPERTY TYPE            BUILT      AREA       UNITS     AREA (SF)     PER UNIT    RATE      OF DATE       PER SF     PER UNIT
-----------------------------------------------------------------------------------------------------------------------------------
43   Office                    1907     386,519                   $31.05                 94%        4/2/97       0.86
44   Multifamily               1983                  126                    $17,246      94%      12/30/96                   250.00
45   Retail, Anchored          1970     106,075                    92.44                100%        1/1/97       0.11
46   Multifamily               1970                  180                     59,761      96%       2/28/97                   259.00
47   Mobile Home               1970                  179                     13,883      99%       2/28/97                    34.00
48   Multifamily               1972                  204                     22,968      96%      12/31/96                   262.00
49   Retail, Unanchored        1982      78,194                    81.62                 85%        4/1/97       0.80
50   Multifamily               1981                   57                     15,088      93%      12/27/96                   252.68
51   Hotel                     1986                  121                     30,772      71%      12/31/96                   544.70
52   Multifamily               1988                  996                     18,363      99%       1/31/97                   269.00
53   Retail, Anchored          1984     131,501                    33.47                100%       3/12/97       0.29
54   Multifamily               1983                   70                     19,125      96%      10/18/96                   250.56
55   Multifamily               1971                  304                     26,889      94%        2/1/97                   275.00
56   Hotel                     1975                  143                     55,069      76%      12/31/96                 1,883.48
57   Hotel                     1972                  299                     34,961      66%      12/31/96                 1,080.19
58   Hotel                     1979                  202                     52,785      78%      12/31/96                 1,532.53
59   Hotel                     1972                  142                     28,044      72%      12/31/96                 1,437.49
60   Retail, Anchored          1986     184,289                    58.54                 96%       2/21/97       0.61
61   Multifamily               1983                   80                     22,313      93%      10/18/96                   326.41
62   Industrial                1962     755,100                    20.25                100%       11/7/96       0.15
63   Retail, Unanchored        1959      25,469                   122.56                100%        2/1/97       0.91
64   Office                    1920     268,635                    11.17                 92%       3/11/97       1.54
65   Multifamily               1985                   50                     17,666      94%      11/15/96                   289.02
66   Multifamily               1972                  124                      9,122      95%      12/31/96                   300.00
67   Industrial                1989      87,301                    71.14                100%       12/1/96       0.35
68   Multifamily               1983                   47                     20,095      96%      11/15/96                   353.81
69   Retail, Anchored          1980      84,061                    36.91                 96%        3/1/96       0.79
70   Retail, Anchored          1970     157,143                    49.38                 93%       12/6/96       0.61
71   Retail, Anchored          1986      68,981                    39.87                 93%       3/31/97       0.71
72   Multifamily               1985                   63                     19,332     100%      10/18/96                   246.03
73   Multifamily               1978                  300                     26,849      93%      12/31/96                   246.00
74   Multifamily               1958                  216                     31,424      88%        2/1/97                   254.99
75   Multifamily               1985                   67                     19,284      85%      11/15/96                   288.91
76   Retail, Anchored          1955     114,804                    23.92                100%        1/1/97       0.49
77   Office                    1985      26,015                    95.64                100%       3/17/97       1.79
78   Retail, Anchored          1983     166,980                    38.82                 93%       2/28/97       0.86
79   Retail, Anchored          1984      56,649                    73.81                100%      12/31/96       0.47
80   Multifamily               1982                   50                     22,525      96%      11/15/96                   334.24
81   Retail, Unanchored        1988      98,581                    79.22                 93%        1/3/97       1.11
82   Office                    1886     195,325                    55.92                100%        3/1/97       0.76
83   Hotel                     1974                  177                     27,602      66%      12/31/96                 1,367.21
84   Multifamily               1973                  264                     29,557      96%      12/30/96                   261.00
85   Retail, Unanchored        1990      27,220                    80.77                 93%       2/26/97       0.59
86   Multifamily               1980                  107                     41,653      99%        3/1/97                   300.00
87   Multifamily               1984                   53                     14,403      81%      11/15/96                   320.58
88   Multifamily               1982                   44                     13,567      93%      10/18/96                   356.61
89   Multifamily               1985                   51                     16,852      78%      11/15/96                   254.90
90   Industrial                1948     216,000                    34.59                100%        3/1/97       0.34
91   Retail, Anchored          1959     107,865                    37.05                 96%       1/31/97       0.53
92   Multifamily               1984                   62                     19,879     100%      11/15/96                   337.32

                                           %     LEASE                                   %      LEASE     BORROWER
ID       LARGEST TENANT                 OF GLA EXPIRATION 2ND LARGEST TENANT           OF GLA  EXPIRATION AFFILIATION
---------------------------------------------------------------------------------------------------------------------
43     NASHVILLE CARES                     4%   12/31/99  ZEAL OFFICE SUITES              3%    9/30/10
44                                                                                                        HALL
45     FOOD FOR LESS (RALPH'S)            96%    4/30/01  MCDONALD'S                      4%   11/29/08
46                                                                                                        CHALLEY
47
48
49     SHOW OFF FASHIONS                   9%   12/31/98  CLOTHESTIME                     7%    7/31/98
50                                                                                                        CARDINAL
51                                                                                                        RAMA
52
53     WAL-MART                           54%   10/12/04  KASH N' KARRY                  26%    2/27/05
54                                                                                                        CARDINAL
55                                                                                                        INLAND
56                                                                                                        FINEBERG
57                                                                                                        FINEBERG
58                                                                                                        FINEBERG
59                                                                                                        FINEBERG
60     CALDOR                             44%    1/31/12  TJ MAXX                        14%    1/31/02   BAKER
61                                                                                                        CARDINAL
62     100% OWNER OCCUPIED
63     US POSTAL SERVICE                  19%   10/29/03  KATONAH PHARMACY               13%   11/30/00
64
65                                                                                                        CARDINAL
66
67
68                                                                                                        CARDINAL
69     A&P-FARMER JACK                    36%    4/13/00  ACO HARDWARE                   18%    4/30/00
70     K-MART                             32%    3/31/00  GRAND UNION                    30%    3/31/23
71     BOOKMAN'S USED BOOKS               17%    6/30/01  NATIONAL VIDEO                  9%    9/30/99
72                                                                                                        CARDINAL
73                                                                                                        CHALLEY
74                                                                                                        INLAND
75                                                                                                        CARDINAL
76     GIANT FOODS                        37%    10/7/11  CENTRAL TRACTOR                27%    2/16/99
77
78     J.C. PENNEY                        21%   11/30/03  GOODY'S                        14%   11/30/04
79     SEARS HARDWARE                     39%   12/31/04  TRANSWESTERN PUBLISHERS        17%    3/31/01   BRAUSS
80                                                                                                        CARDINAL
81     COMPASS BANK                       17%   11/15/02  EL FENIX RESTAURANT             8%    6/30/11
82     SWANKE, HAYDEN, CONNELL LTD.       26%     4/1/11  PRATT INSTITUTE                25%    12/1/05
83
84                                                                                                        HALL
85     AMERICAN GENERAL                   15%   12/31/99  SANDOVALS                      15%   12/31/06
86
87                                                                                                        CARDINAL
88                                                                                                        CARDINAL
89                                                                                                        CARDINAL
90     SKYPARK, INC.                     100%   10/31/16
91     KASH N' KARRY                      31%    1/31/06  WALGREENS                      12%   10/31/20
92                                                                                                        CARDINAL


                                                           LOAN CHARACTERISTICS
                                                                 ANNEX A

                                                                              % OF
                                                                              INITIAL                        CUT-OFF
                                                 # OF                          POOL        ORIGINAL           DATE
ID        PROPERTY NAME                        PROPERTIES  ORIGINATOR(1)      BALANCE       BALANCE          BALANCE
----------------------------------------------------------------------------------------------------------------------
93        Slate Run II                             1        PWREI               .22%       $1,168,080       $1,168,080
94        Southtown Plaza                          1        Bear Stearns       3.46%       18,500,000       18,471,079
95        Southview Commons                        4        Chase               .78%        4,200,000        4,174,089
95a       103 White Spruce Boulevard               1                            .09%          493,500          490,455
95b       200 White Spruce Boulevard               1                            .21%        1,104,792        1,097,976
95c       300 White Spruce Boulevard               1                            .21%        1,139,025        1,131,998
95d       125 White Spruce Boulevard               1                            .27%        1,462,683        1,453,659
96        Spicetree Apartments                     1        Secore              .93%        4,970,000        4,945,358
97        Strand Lofts, The                        1        Chase               .39%        2,075,000        2,060,824
98        Sugarmill Village                        1        HCMC                .33%        1,762,500        1,740,215
99        Thymewood I                              1        PWREI               .45%        2,398,019        2,398,019
100       Village at Painters Crossing             1        Bear Stearns       1.69%        9,000,000        9,000,000
101       Wall Street Office Park                  1        Bear Stearns       1.33%        7,150,000        7,117,039
102       Warner Financial & Medical Plaza         1        Bear Stearns       2.62%       14,000,000       13,974,727
103       Watertown Mall                           1        Chase              1.54%        8,275,000        8,245,142
104       Wenatchee Manorhouse Apartments          1        Bear Stearns        .24%        1,300,000        1,293,777
105       Wenatchee Quad Apartments                1        Bear Stearns        .44%        2,375,000        2,361,441
106       Willow Run Of Dekalb Co                  1        PWREI               .32%        1,730,934        1,730,934
107       Willowood Frank                          1        PWREI               .19%        1,016,267        1,016,267





                                                                                      ANNUAL        ANNUAL
                    ORIGINAL     STATED        ORIGINAL      FIRST                   PRINCIPAL     INTEREST
        MORTGAGE    TERM TO     REMAINING    AMORTIZATION    PAYMENT   MATURITY     AND INTEREST      ONLY
ID        RATE      MATURITY   TERM (MOS.)    TERM (MOS.)     DATE       DATE        PAYMENTS       PAYMENTS
------------------------------------------------------------------------------------------------------------------
93       8.810%       120          115             300       2/1/97     1/1/07       $115,812        $102,908
94       8.659%       180          179             240       6/1/97     5/1/12      1,948,966               0
95       9.210%       120          113             300      12/1/96    11/1/06        430,226               0
95a
95b
95c
95d
96       8.510%        60           52             360      11/1/96    10/1/01        459,003               0
97       9.000%       120          108             360       7/1/96     6/1/06        200,351               0
98       8.350%       120          101             360      12/1/95    11/1/05        160,382               0
99       8.650%       120          115             300       2/1/97     1/1/07        234,630         207,429
100      8.720%        84           84             300       7/1/97     6/1/04        885,715               0
101      8.890%       120          115             300       2/1/97     1/1/07        713,579               0
102      8.951%       120          118             300       5/1/97     4/1/07      1,404,217               0
103      9.000%       120          116             300       3/1/97     2/1/07        833,322               0
104      8.620%       120          114             324       1/1/97    12/1/06        124,285               0
105      8.720%       120          114             300       1/1/97    12/1/06        233,730               0
106      8.810%       120          115             300       2/1/97     1/1/07        171,617         152,495
107      8.810%       120          115             300       2/1/97     1/1/07        100,760          89,533



                      1996 OR                                                     CUT-OFF
                      ROLLING     UNDERWRITTEN                                      DATE      LTV        PREPAYMENT
                      12 MONTH      NET CASH      LOCKBOX            APPRAISED      LTV     RATIO @       LOCKOUT
ID     1995 NOI         NOI           FLOW        IN PLACE   DSCR      VALUE       RATIO    MATURITY       ENDS
-------------------------------------------------------------------------------------------------------------------
93      $160,548      $174,675       $154,426       Yes      1.33    $1,630,000      72%       64%        12/31/98
94     3,300,317     3,626,154      3,030,408       Yes      1.55    40,000,000      46%       20%        10/31/11
95       690,037       803,979        615,436        No      1.43     6,500,000      64%       54%        10/31/01(2)
95a                                    62,535                           705,464
95b                                   178,395                         1,727,171
95c                                   153,902                         1,780,689
95d                                   220,604                         2,286,676
96     1,835,666     1,927,615      1,822,473        No      3.97    18,700,000      26%       25%        10/31/98
97                     178,635        173,852        No      0.87     2,600,000      79%       71%         5/31/99
98                     198,290        189,141        No      1.18     2,350,000      74%       66%        10/27/95
99       293,360       308,325        289,923       Yes      1.24     3,300,000      73%       65%        12/31/98
100    1,184,028     1,210,804      1,214,869        No      1.37    13,000,000      69%       62%         5/31/04
101      922,277       572,470        984,699        No      1.38     9,700,000      73%       61%        12/11/00
102    1,347,443     1,787,936      1,879,557        No      1.34    20,500,000      68%       56%         9/30/06
103    1,627,295     1,449,103      1,200,640        No      1.44    17,200,000      48%       40%         1/31/00
104      177,382       182,174        163,900        No      1.32     1,850,000      70%       60%         11/7/03
105      338,861       348,393        320,297        No      1.37     3,200,000      74%       61%        11/14/03
106      237,516       267,493        249,786       Yes      1.46     2,100,000      82%       74%        12/31/98
107      153,769       146,656        127,814       Yes      1.27     1,335,000      76%       68%        12/31/98



                                                                                 YIELD
                                                                              MAINTENANCE
                                                                               CHARGE OR      FREE
                                                                               PREPAYMENT    PREPAY
                                                                                PREMIUM      PERIOD
ID               YIELD MAINTENANCE CHARGE OR PREPAYMENT PREMIUM                 END DATE     (MOS.)
----------------------------------------------------------------------------------------------------
93                            > of 1% or YM                                      12/31/06       0
94                             Defeasance                                        10/31/11       6
95                          > of 1% or YM (3)                                     4/30/06       6
95a
95b
95c
95d
96                            > of 1% or YM                                       6/30/01       3
97                            > of 1% or YM                                       2/28/06       3
98                    > of 3% or YM; 3% yr 8, 2% yr 9, 1% yr 10                   4/30/05       6
99                            > of 1% or YM                                      12/31/06       0
100                            Defeasance                                         5/31/04       0
101                           > of 3% or YM                                       6/30/06       6
102                            Defeasance                                         9/30/06       6
103                           > of 1% or YM                                      10/31/06       3
104                           > of 1% or YM                                       5/31/06       6
105                           > of 1% or YM                                       5/31/06       6
106                           > of 1% or YM                                      12/31/06       0
107                           > of 1% or YM                                      12/31/06       0

                                                                                        ZIP
ID              ADDRESS                                 CITY                STATE       CODE
--------------------------------------------------------------------------------------------
93       806 Granite Dr.                                Louisville             KY      40223
94       SW Corner of Routes 252 & 15                   Henrietta              NY      14467
95
95a      103 White Spruce Boulevard                     Rochester              NY      14623
95b      200 White Spruce Boulevard                     Rochester              NY      14623
95c      300 White Spruce Boulevard                     Rochester              NY      14623
95d      125 White Spruce Boulevard                     Rochester              NY      14623
96       4854 Washtenaw Ave.                            Ann Arbor              MI      48108
97       2402 Ships Mechanic Row                        Galveston              TX      77550
98       11570-71 NW 43rd Street                        Coral Springs          FL      33065
99       17940 Nw 67Th Ave.                             Hialeah                FL      33015
100      US Rte. 1 & 202                                Chadds Ford            PA      19317
101      1410,1500,1510 Wall St. / 1620 Wilshire Dr.    Bellevue               NE      68005
102      6355 / 6325 Topanga Canyon Blvd.               Woodland Hills         CA      91367
103      550 Arsenal Street                             Watertown              MA      02172
104      801 Idaho Street                               Wenatchee              WA      98801
105      1250 Central Street J-9                        Wenatchee              WA      98901
106      4941 Central Drive #1205                       Stone Mountain         GA      30083
107      220 Tupelo Trail #10                           Frankfort              KY      40601


                                         NET                  LOAN PER                           OCCUPANCE      ANNUAL     ANNUAL
                              YEAR     RENTABLE   NUMBER OF  NET RENTABLE    LOAN     OCCUPANCY   RATE AS      RESERVES    RESERVES
ID   PROPERTY TYPE            BUILT      AREA       UNITS     AREA (SF)     PER UNIT    RATE      OF DATE       PER SF     PER UNIT
-----------------------------------------------------------------------------------------------------------------------------------
93   Multifamily               1984                   64                    $18,251      98%      11/15/96                   321.44
94   Retail, Anchored          1955     497,639                   $37.12                 90%       1/21/97       0.51
95                                       97,888                    42.64                100%       1/10/97       1.34
95a  Office                    1980       8,000                                         100%       1/10/97
95b  Office                    1978      24,324                                         100%       1/10/97
95c  Office                    1978      23,184                                         100%       1/10/97
95d  Retail, Unanchored        1976      42,380                                         100%       1/10/97
96   Multifamily               1974                  551                      8,975      99%      12/30/96                   364.00
97   Multifamily               1890                   37                     55,698      92%       12/1/96                   150.00
98   Multifamily           1989-1991                  48                     36,254      90%        3/1/97                   204.17
99   Multifamily               1985                   90                     26,645      91%      11/15/96                   250.00
100  Retail, Anchored          1987      93,792                    95.96                100%       3/18/97       0.43
101  Office                    1983     142,047                    50.10                 89%       2/18/97       0.98
102  Office                    1966     157,771                    88.58                 86%      12/31/96       1.57
103  Retail, Anchored          1976     227,254                    36.28                 93%       3/19/97       0.51
104  Multifamily               1976                   64                     20,215      90%      12/31/96                   301.00
105  Multifamily               1974                  112                     21,084     100%      12/31/96                   253.00
106  Multifamily               1983                   74                     23,391      91%      10/18/96                   343.65
107  Multifamily               1985                   57                     17,829      97%      11/15/96                   322.89

                                           %     LEASE                                   %      LEASE     BORROWER
ID       LARGEST TENANT                 OF GLA EXPIRATION 2ND LARGEST TENANT           OF GLA  EXPIRATION AFFILIATION
---------------------------------------------------------------------------------------------------------------------
93                                                                                                        CARDINAL
94     BURLINGTON COAT FACTORY            10%     8/1/02  MUSIC LAND                     10%     1/1/11
95     FAY'S DRUG                         15%    9/30/02  ROCHESTER REAL ESTATE BD.       8%    8/31/04
95a    ROCHESTER REAL ESTATE BOARD       100%    8/31/04
95b
95c
95d    FAY'S DRUG                         36%    9/30/02
96                                                                                                        HALL
97
98
99                                                                                                        CARDINAL
100    AMC THEATER                        35%    5/31/11  HAPPY HARRY'S DRUG              9%    9/14/02
101    SAIC                               25%    3/31/99  PRC                            25%    8/31/98
102    AMERICAN SAVINGS BANK               7%    12/1/06  SUPERIOR BANCARD SERVICE        4%   11/30/01
103    BRADLEES                           45%   10/31/05  STOP & SHOP                    14%   11/30/05
104                                                                                                       CHALLEY
105                                                                                                       CHALLEY
106                                                                                                       CARDINAL
107                                                                                                       CARDINAL

                                  PROSPECTUS

                      MORTGAGE PASS-THROUGH CERTIFICATES
                             (ISSUABLE IN SERIES)

                  CHASE COMMERCIAL MORTGAGE SECURITIES CORP.
                                 (DEPOSITOR)

   The mortgage pass-through certificates (the "Offered Certificates") offered hereby and by the supplements hereto (each, a "Prospectus Supplement") will be offered from time to time in series. The Offered Certificates of any series, together with any other mortgage pass-through certificates of such series, are collectively referred to herein as the "Certificates".

   Each series of Certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund (with respect to any series, the "Trust Fund") consisting primarily of a segregated pool (a "Mortgage Asset Pool") of various types of multifamily or commercial mortgage loans (the "Mortgage Loans"), mortgage-backed securities ("MBS") that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans, or a combination of Mortgage Loans and MBS (collectively, "Mortgage Assets"). If so specified in the related Prospectus Supplement, the Trust Fund for a series of Certificates may include letters of credit, insurance policies, guarantees, reserve funds or other types of credit support described in this Prospectus, or any combination thereof (with respect to any series, collectively, "Credit Support"), and interest rate exchange agreements, interest rate cap or floor agreements or currency exchange agreements described in this Prospectus, or any combination thereof (with respect to any series, collectively, "Cash Flow Agreements"). See "Description of the Trust Funds", "Description of the Certificates" and "Description of Credit Support".

   The Depositor does not intend to list any of the Offered Certificates on any securities exchange and has not made any other arrangement for secondary trading of the Offered Certificates. There will have been no public market for the Certificates of any series prior to the offering thereof. No assurance can be given that such a market will develop as a result of such an offering. See "Risk Factors".

   SEE "RISK FACTORS" BEGINNING ON PAGE 17 OF THIS PROSPECTUS FOR CERTAIN FACTORS TO BE CONSIDERED IN PURCHASING THE OFFERED CERTIFICATES.

                                                (cover continued on next page)

   THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

   The Offered Certificates of any series may be offered through one or more different methods, including offerings through underwriters, which may include Chase Securities Inc., an affiliate of the Depositor, as more fully described under "Method of Distribution" and in the related Prospectus Supplement.

   This Prospectus may not be used to consummate sales of the Offered Certificates of any series unless accompanied by the Prospectus Supplement for such series.

                 The date of this Prospectus is May 29, 1997

(cover continued)

   As described in the related Prospectus Supplement, the Certificates of each series, including the Offered Certificates of such series, may consist of one or more classes of Certificates that: (i) provide for the accrual of interest thereon based on a fixed, variable or adjustable interest rate; (ii) are senior or subordinate to one or more other classes of Certificates in entitlement to certain distributions on the Certificates; (iii) are entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest; (iv) are entitled to distributions of interest, with disproportionately small, nominal or no distributions of principal; (v) provide for distributions of interest thereon or principal thereof that commence only following the occurrence of certain events, such as the retirement of one or more other classes of Certificates of such series; (vi) provide for distributions of principal thereof to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund; or (vii) provide for distributions of principal thereof to be made, subject to available funds, based on a specified principal payment schedule or other methodology. See "Description of the Certificates".

   Distributions in respect of the Certificates of each series will be made on a monthly, quarterly, semi-annual, annual or other periodic basis as specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, such distributions will be made only from the assets of the related Trust Fund.

   No series of Certificates will represent an obligation of or interest in the Depositor or any of its affiliates, except to the limited extent described herein and in the related Prospectus Supplement. Neither the Certificates of any series nor the assets in any Trust Fund will be guaranteed or insured by any governmental agency or instrumentality or by any other person, unless otherwise provided in the related Prospectus Supplement. The assets in each Trust Fund will be held in trust for the benefit of the holders of the related series of Certificates (the "Certificateholders") pursuant to a Pooling Agreement, as more fully described herein.

   The yield on each class of Certificates of a series will be affected by, among other things, the rate of payment of principal (including prepayments) on the Mortgage Assets in the related Trust Fund and the timing of receipt of such payments as described herein and in the related Prospectus Supplement. See "Yield and Maturity Considerations". A Trust Fund may be subject to early termination under the circumstances described herein and in the related Prospectus Supplement. See "Description of the Certificates".

   If so provided in the related Prospectus Supplement, one or more elections may be made to treat the related Trust Fund or a designated portion thereof as a "real estate mortgage investment conduit" (a "REMIC") for federal income tax purposes. See "Certain Federal Income Tax Consequences".

                            PROSPECTUS SUPPLEMENT

   As more particularly described herein, the Prospectus Supplement relating to each series of Offered Certificates will, among other things, set forth, as and to the extent appropriate: (i) a description of the class or classes of such Offered Certificates, including the payment provisions with respect to each such class, the aggregate principal amount of each such class (the "Certificate Balance"), the rate at which interest accrues from time to time, if at all, with respect to each such class (the "Pass-Through Rate") or the method of determining such rate, and whether interest with respect to each such class will accrue from time to time on its aggregate principal amount or a specified notional amount, if at all; (ii) information with respect to any other classes of Certificates of the same series; (iii) the respective dates on which distributions are to be made; (iv) information as to the assets constituting the related Trust Fund, including the general characteristics of the assets included therein, including the Mortgage Assets and any Credit Support and Cash Flow Agreements (with respect to the Certificates of any series, the "Trust Assets"); (v) the circumstances, if any, under which the related Trust Fund may be subject to early termination; (vi) additional information with respect to the method of distribution of such Offered Certificates; (vii) whether one or more REMIC elections will be made and the designation of the "regular interests" and "residual interests" in each REMIC to be created; (viii) the initial percentage ownership interest in the related Trust Fund to be evidenced by each class of Certificates of such series; (ix) information concerning the trustee (as to any series, the "Trustee") of the related Trust Fund; (x) if the related Trust Fund includes Mortgage Loans, information concerning the master servicer (as to any series, the "Master Servicer") and any special servicer (as to any series, the "Special Servicer") of such Mortgage Loans; (xi) information as to the nature and extent of subordination of any class of Certificates of such series, including a class of Offered Certificates; and (xii) whether such Offered Certificates will be initially issued in definitive or book-entry form.

                            AVAILABLE INFORMATION

   The Depositor has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (of which this Prospectus forms a part) under the Securities Act of 1933, as amended, with respect to the Offered Certificates. This Prospectus and the Prospectus Supplement relating to each series of Offered Certificates contain summaries of the material terms of the documents referred to herein and therein, but do not contain all of the information set forth in the Registration Statement pursuant to the rules and regulations of the Commission. For further information, reference is made to such Registration Statement and the exhibits thereto. Such Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows: Chicago Regional Office, 500 West Madison, 14th Floor, Chicago, Illinois 60661; and New York Regional Office, Seven World Trade Center, New York, New York 10048. The Commission also maintains a World Wide Web site which provides on-line access to reports, proxy and information statements and other information regarding registrants that file electronically with the Commission at the address "http://www.sec.gov."

   No person has been authorized to give any information or to make any representation not contained in this Prospectus and any related Prospectus Supplement and, if given or made, such information or representation must not be relied upon. This Prospectus and any related Prospectus Supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Offered Certificates, or an offer of the Offered Certificates to any person in any state or other jurisdiction in which such offer would be unlawful. The delivery of this Prospectus at any time does not imply that information herein is correct as of any time subsequent to its date; however, if any material change occurs while this Prospectus is required by law to be delivered, this Prospectus will be amended or supplemented accordingly.

   The Master Servicer or Trustee for each series will be required to mail to holders of the Offered Certificates of each series periodic unaudited reports concerning the related Trust Fund. If beneficial interests in a class of Offered Certificates are being held and transferred in book-entry format through the facilities of The Depository Trust Company ("DTC") as described herein, then unless otherwise provided in the related Prospectus Supplement, such reports will be sent on behalf of the related Trust Fund to a nominee of DTC as the registered holder of such Offered Certificates. Conveyance of notices and other communications by DTC to its participating organizations, and directly or indirectly through such participating organizations to the beneficial owners of the applicable Offered Certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. See "Description of the Certificates--Reports to Certificateholders" and "--Book-Entry Registration and Definitive Certificates" and "Description of the Pooling Agreements--Evidence as to Compliance". The Depositor will file or cause to be filed with the Commission such periodic reports with respect to each Trust Fund as are required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder.

              INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

   There are incorporated herein by reference all documents and reports filed or caused to be filed by the Depositor with respect to a Trust Fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of an offering of Offered Certificates evidencing interests therein. The Depositor will provide or cause to be provided without charge to each person to whom this Prospectus is delivered in connection with the offering of one or more classes of Offered Certificates, upon written or oral request of such person, a copy of any or all documents or reports incorporated herein by reference, in each case to the extent such documents or reports relate to one or more of such classes of such Offered Certificates, other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests to the Depositor should be directed in writing to its principal executive offices at 380 Madison Avenue, New York, New York 10017-2951, Attention:
President, or by telephone at (212) 622-3510. The Depositor has determined that its financial statements will not be material to the offering of any Offered Certificates.

                              TABLE OF CONTENTS

                                                                                            PAGE
                                                                                         --------
PROSPECTUS SUPPLEMENT....................................................................     3
AVAILABLE INFORMATION....................................................................     3
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE........................................     4
SUMMARY OF PROSPECTUS....................................................................     9
RISK FACTORS.............................................................................    17
 Secondary Market........................................................................    17
 Limited Assets..........................................................................    17
 Prepayments; Average Life of Certificates; Yields.......................................    18
 Limited Nature of Ratings...............................................................    19
 Risks Associated with Certain Mortgage Loans and Mortgaged Properties...................    19
 Balloon Payments; Borrower Default......................................................    21
 Credit Support Limitations..............................................................    21
 Leases and Rents........................................................................    22
 Environmental Risks.....................................................................    22
Special Hazard Losses....................................................................    22
 ERISA Considerations....................................................................    23
 Certain Federal Tax Considerations Regarding Residual Certificates......................    23
 Certain Federal Tax Considerations Regarding Original Issue Discount....................    23
 Book-Entry Registration.................................................................    24
 Delinquent and Non-Performing Mortgage Loans............................................    24
DESCRIPTION OF THE TRUST FUNDS...........................................................    24
 General.................................................................................    24
 Mortgage Loans..........................................................................    24
  General................................................................................    24
  Default and Loss Considerations with Respect to the Mortgage Loans.....................    25
  Payment Provisions of the Mortgage Loans...............................................    26
  Mortgage Loan Information in Prospectus Supplements....................................    27
 MBS.....................................................................................    27
 Certificate Accounts....................................................................    28
 Credit Support..........................................................................    28
 Cash Flow Agreements....................................................................    29
YIELD AND MATURITY CONSIDERATIONS........................................................    30
 General.................................................................................    30
 Pass-Through Rate.......................................................................    30
 Payment Delays..........................................................................    30
 Certain Shortfalls in Collections of Interest...........................................    30
 Yield and Prepayment Considerations.....................................................    31
 Weighted Average Life and Maturity......................................................    32
 Controlled Amortization Classes and Companion Classes...................................    33
 Other Factors Affecting Yield, Weighted Average Life and Maturity.......................    34
  Balloon Payments; Extensions of Maturity...............................................    34
  Negative Amortization..................................................................    34
  Foreclosures and Payment Plans.........................................................    35
  Losses and Shortfalls on the Mortgage Assets...........................................    35
  Additional Certificate Amortization....................................................    35
  Optional Early Termination.............................................................    35
THE DEPOSITOR............................................................................    36
USE OF PROCEEDS..........................................................................    36

                                5

                                                                                            PAGE
                                                                                         --------
DESCRIPTION OF THE CERTIFICATES..........................................................    37
 General.................................................................................    37
 Distributions...........................................................................    37
 Distributions of Interest on the Certificates...........................................    38
 Distributions of Principal on the Certificates..........................................    39
 Distributions on the Certificates in Respect of Prepayment Premiums or in Respect of
  Equity Participations..................................................................    39
 Allocation of Losses and Shortfalls.....................................................    39
 Advances in Respect of Delinquencies....................................................    40
 Reports to Certificateholders...........................................................    40
 Voting Rights...........................................................................    42
 Termination.............................................................................    42
 Book-Entry Registration and Definitive Certificates.....................................    43
DESCRIPTION OF THE POOLING AGREEMENTS....................................................    44
 General.................................................................................    44
 Assignment of Mortgage Loans; Repurchases...............................................    45
 Representations and Warranties; Repurchases.............................................    46
 Collection and Other Servicing Procedures...............................................    46
 Sub-Servicers...........................................................................    47
 Special Servicers.......................................................................    47
 Certificate Account.....................................................................    47
  General................................................................................    47
  Deposits...............................................................................    48
  Withdrawals............................................................................    49
 Modifications, Waivers and Amendments of Mortgage Loans.................................    50
 Realization Upon Defaulted Mortgage Loans...............................................    51
 Hazard Insurance Policies...............................................................    52
 Due-on-Sale and Due-on-Encumbrance Provisions...........................................    53
 Servicing Compensation and Payment of Expenses..........................................    53
 Evidence as to Compliance...............................................................    54
 Certain Matters Regarding the Master Servicer and the Depositor.........................    54
 Events of Default.......................................................................    55
 Rights Upon Event of Default............................................................    56
 Amendment...............................................................................    56
 List of Certificateholders..............................................................    57
 The Trustee.............................................................................    57
 Duties of the Trustee...................................................................    57
 Certain Matters Regarding the Trustee...................................................    57
 Resignation and Removal of the Trustee..................................................    58
DESCRIPTION OF CREDIT SUPPORT............................................................    59
 General.................................................................................    59
 Subordinate Certificates................................................................    59
 Cross-Support Provisions................................................................    59
 Insurance or Guarantees with Respect to Mortgage Loans..................................    59
 Letter of Credit........................................................................    60
 Certificate Insurance and Surety Bonds..................................................    60
 Reserve Funds...........................................................................    60
 Credit Support with respect to MBS......................................................    61
CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS..................................................    61
 General.................................................................................    61

                                6

                                                                                            PAGE
                                                                                         --------
 Types of Mortgage Instruments...........................................................    61
 Leases and Rents........................................................................    61
 Personalty..............................................................................    62
 Foreclosure.............................................................................    62
  General................................................................................    62
  Judicial Foreclosure...................................................................    62
  Equitable Limitations on Enforceability of Certain Provisions..........................    62
  Non-Judicial Foreclosure/Power of Sale.................................................    63
  Public Sale............................................................................    63
  Rights of Redemption...................................................................    64
  Anti-Deficiency Legislation............................................................    64
  Leasehold Risks........................................................................    65
  Cooperative Shares.....................................................................    65
 Bankruptcy Laws.........................................................................    65
 Environmental Risks.....................................................................    68
 Due-on-Sale and Due-on-Encumbrance......................................................    69
 Subordinate Financing...................................................................    69
 Default Interest and Limitations on Prepayments.........................................    70
 Applicability of Usury Laws.............................................................    70
 Soldiers' and Sailors' Civil Relief Act of 1940.........................................    70
 Type of Mortgaged Property..............................................................    70
 Americans with Disability Act...........................................................    71
 Forfeitures In Drug And RICO Proceedings................................................    71
CERTAIN FEDERAL INCOME TAX CONSEQUENCES..................................................    72
Federal Income Tax Consequences for REMIC Certificates...................................    72
 General.................................................................................    72
 Status of REMIC Certificates............................................................    72
 Qualification as a REMIC................................................................    73
 Taxation of Regular Certificates........................................................    75
  General ...............................................................................    75
  Original Issue Discount ...............................................................    75
  Acquisition Premium....................................................................    77
  Variable Rate Regular Certificates.....................................................    77
  Deferred Interest......................................................................    79
  Market Discount........................................................................    79
  Premium................................................................................    80
  Election to Treat All Interest Under the Constant Yield Method.........................    80
  Sale or Exchange of Regular Certificates...............................................    80
  Treatment of Losses....................................................................    81
 Taxation of Residual Certificates.......................................................    82
  Taxation of REMIC Income...............................................................    82
  Basis and Losses.......................................................................    83
  Treatment of Certain Items of REMIC Income and Expense.................................    83
  Limitations on Offset or Exemption of REMIC Income.....................................    84
  Tax-Related Restrictions on Transfer of Residual Certificates..........................    85
  Sale or Exchange of a Residual Certificate.............................................    87
  Mark to Market Regulations.............................................................    88
 Taxes That May Be Imposed on the REMIC Pool.............................................    88
  Prohibited Transactions................................................................    88
  Contributions to the REMIC Pool After the Startup Day..................................    88

                                7

                                                                                            PAGE
                                                                                         --------
  Net Income from Foreclosure Property...................................................    89
 Liquidation of the REMIC Pool...........................................................    89
 Administrative Matters..................................................................    89
 Limitations on Deduction of Certain Expenses............................................    89
 Taxation of Certain Foreign Investors...................................................    90
  Regular Certificates...................................................................    90
  Residual Certificates..................................................................    90
 Backup Withholding......................................................................    91
 Reporting Requirements..................................................................    91
Federal Income Tax Consequences For Certificates as to Which No REMIC Election
  Is Made................................................................................    92
 Standard Certificates...................................................................    92
  General ...............................................................................    92
  Tax Status.............................................................................    92
  Premium and Discount...................................................................    93
  Recharacterization of Servicing Fees...................................................    93
  Sale or Exchange of Standard Certificates..............................................    94
 Stripped Certificates...................................................................    94
  General ...............................................................................    94
  Status of Stripped Certificates........................................................    96
  Taxation of Stripped Certificates......................................................    96
 Reporting Requirements and Backup Withholding...........................................    97
 Taxation of Certain Foreign Investors...................................................    98
STATE AND OTHER TAX CONSIDERATIONS.......................................................    98
ERISA CONSIDERATIONS.....................................................................    98
 General.................................................................................    98
 Plan Asset Regulations..................................................................    99
 Administrative Exemptions...............................................................    99
 Unrelated Business Taxable Income; Residual Certificates................................    99
LEGAL INVESTMENT.........................................................................   100
METHOD OF DISTRIBUTION...................................................................   102
LEGAL MATTERS............................................................................   103
FINANCIAL INFORMATION....................................................................   103
RATING...................................................................................   103
INDEX OF PRINCIPAL DEFINITIONS...........................................................   104

                            SUMMARY OF PROSPECTUS

   The following summary of certain pertinent information is qualified in its entirety by reference to the more detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to each series of Certificates contained in the Prospectus Supplement to be prepared and delivered in connection with the offering of Offered Certificates of such series. An Index of Principal Definitions is included at the end of this Prospectus.

TITLE OF CERTIFICATES .........  Mortgage Pass-Through Certificates, issuable in series (the "Certificates").

DEPOSITOR .....................  Chase Commercial Mortgage Securities Corp.,
                                 a wholly-owned subsidiary of The Chase
                                 Manhattan Bank, a New York banking
                                 corporation. On July 14, 1996, The Chase
                                 Manhattan Bank (National Association) was merged with and into Chemical Bank and Chemical Bank then changed its name to The Chase Manhattan Bank. See "The Depositor".

MASTER SERVICER ...............  The master servicer (the "Master Servicer"), if any, for a series of Certificates will be named in the related Prospectus Supplement. The Master Servicer for any series of Certificates may be an affiliate of the Depositor or a Special Servicer. See "Description of the Pooling
                                 Agreements--Collection and Other Servicing
                                 Procedures".

SPECIAL SERVICER ..............  One or more special servicers (each, a
                                 "Special Servicer"), if any, for a series of Certificates will be named, or the circumstances under which a Special Servicer will be appointed will be described, in the related Prospectus Supplement. A Special Servicer for any series of Certificates may be an affiliate of the Depositor or the Master Servicer. See "Description of the Pooling Agreements--Special Servicers".

TRUSTEE .......................  The trustee (the "Trustee") for each series of Certificates will be named in the related
                                 Prospectus Supplement. See "Description of the Pooling Agreements--The Trustee".

THE TRUST ASSETS ..............  Each series of Certificates will represent in the aggregate the entire beneficial
                                 ownership interest in a Trust Fund
                                 consisting primarily of:

A. MORTGAGE ASSETS ............  The Mortgage Assets with respect to each series of Certificates will, in general, consist of a pool of loans (collectively, the "Mortgage Loans") secured by liens on, or security interests in, (i) residential properties consisting of five or more rental or cooperatively-owned dwelling units or by shares allocable to a number of such units and proprietary leases appurtenant thereto (the "Multifamily Properties") or (ii) office buildings, shopping centers, retail stores and establishments, hotels or motels, nursing homes, hospitals or other health-care related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial plants, parking lots, mixed use or various other types of income-producing properties described in this Prospectus or unimproved land (the "Commercial Properties"). If so specified in the related Prospectus Supplement, a Trust Fund may include Mortgage Loans secured by liens on real estate projects under construction. The Mortgage Loans will not be guaranteed or insured by the Depositor or any of its affiliates or, unless otherwise provided in the related Prospectus Supplement, by any governmental agency or instrumentality or by any other person. If so specified in the related Prospectus Supplement, some Mortgage Loans may be delinquent or non-performing as of the date the related Trust Fund is formed.

                                 As and to the extent described in the
                                 related Prospectus Supplement, a Mortgage
                                 Loan (i) may provide for no accrual of
                                 interest or for accrual of interest thereon at an interest rate (a "Mortgage Rate") that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower's election from an adjustable to a fixed Mortgage Rate, or from a fixed to an adjustable Mortgage Rate, (ii) may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the Mortgage Rate or to reflect the occurrence of certain events, and may permit negative amortization, (iii) may be fully amortizing or partially amortizing or non-amortizing, with a balloon payment due on its stated maturity date, (iv) may prohibit over its term or for a certain period prepayments and/or require payment of a premium or a yield maintenance penalty in connection with certain prepayments and (v) may provide for payments of principal, interest or both, on due dates that occur monthly, quarterly, semi-annually or at such other interval as is specified in the related Prospectus Supplement. Unless otherwise provided in the related Prospectus Supplement, each Mortgage Loan will have had a principal balance at origination of not less than $25,000 and an original term to maturity of not more than 40 years. Unless otherwise provided in the related Prospectus Supplement, no Mortgage Loan will have been originated by the Depositor; however, some or all of the Mortgage Loans in any Trust Fund may have been originated by an affiliate of the Depositor. See "Description of the Trust Funds--Mortgage Loans".

                                 If and to the extent specified in the
                                 related Prospectus Supplement, the Mortgage
                                 Assets with respect to a series of
                                 Certificates may also include, or consist of, (i) private mortgage participations, mortgage pass-through certificates or other mortgage-backed securities or (ii) certificates insured or guaranteed by the Federal Home Loan Mortgage Corporation ("FHLMC"), the Federal National Mortgage Association ("FNMA"), the Governmental National Mortgage Association ("GNMA") or the Federal Agricultural Mortgage Corporation ("FAMC") (collectively, the mortgage-backed securities referred to in clauses (i) and (ii), "MBS"), provided that each

                                 MBS will evidence an interest in, or will be secured by a pledge of, one or more mortgage loans that conform to the descriptions of the Mortgage Loans contained herein. See "Description of the Trust Funds--MBS".

B. CERTIFICATE ACCOUNT ........  Each Trust Fund will include one or more accounts (collectively, the "Certificate
                                 Account") established and maintained on
                                 behalf of the Certificateholders into which the person or persons designated in the related Prospectus Supplement will, to the extent described herein and in such Prospectus Supplement, deposit all payments and other collections received or advanced with respect to the Mortgage Assets and other assets in such Trust Fund. A Certificate Account may be maintained as an interest bearing or a non-interest bearing account, and funds held therein may be held as cash or invested in certain obligations acceptable to each Rating Agency (as defined below) rating one or more classes of the related series of Offered Certificates. See "Description of the Trust Funds--Certificate Accounts" and "Description of the Pooling Agreements--Certificate Account".

C. CREDIT SUPPORT .............  If so provided in the related Prospectus
                                 Supplement, partial or full protection
                                 against certain defaults and losses on the Mortgage Assets in the related Trust Fund may be provided to one or more classes of Certificates of the related series in the form of subordination of one or more other classes of Certificates of such series, which other classes may include one or more classes of Offered Certificates, or by one or more other types of credit support, such as a letter of credit, insurance policy, guarantee, reserve fund or another type of credit support described in this Prospectus, or a combination thereof (any such coverage with respect to the Certificates of any series, "Credit Support"). The amount and types of any Credit Support, the identification of the entity providing it (if applicable) and related information will be set forth in the Prospectus Supplement for a series of Offered Certificates. See "Risk Factors--Credit Support Limitations", "Description of the Trust Funds--Credit Support" and "Description of Credit Support".

D. CASH FLOW AGREEMENTS .......  If so provided in the related Prospectus
                                 Supplement, a Trust Fund may include
                                 guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The Trust Fund may also include interest rate exchange agreements, interest rate cap or floor agreements, or currency exchange agreements, which agreements are designed to reduce the effects of interest rate or currency exchange rate fluctuations on the Mortgage Assets or on one or more classes of Certificates. The principal terms of any such guaranteed investment contract or other agreement (any such agreement, a "Cash Flow Agreement"), including, without limitation, provisions relating to the timing, manner and amount of payments thereunder and provisions relating to the termination thereof, will be described in the Prospectus Supplement for the related series. In addition, the related Prospectus Supplement will contain certain information that pertains to the obligor under any such Cash Flow Agreement. See "Description of the Trust Funds--Cash Flow Agreements".

DESCRIPTION OF CERTIFICATES ...  Each series of Certificates will be issued in one or more classes pursuant to a pooling and servicing agreement or other agreement specified in the related Prospectus Supplement (in either case, a "Pooling Agreement") and will represent in the aggregate the entire beneficial ownership interest in the related Trust Fund.

                                 As described in the related Prospectus
                                 Supplement, the Certificates of each series, including the Offered Certificates of such series, may consist of one or more classes of Certificates that, among other things:
                                 (i) are senior (collectively, "Senior
                                 Certificates") or subordinate (collectively,
                                 "Subordinate Certificates") to one or more other classes of Certificates in entitlement to certain distributions on the Certificates; (ii) are entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest (collectively, "Stripped Principal Certificates"); (iii) are entitled to distributions of interest, with disproportionately small, nominal or no distributions of principal (collectively, "Stripped Interest Certificates"); (iv) provide for distributions of interest thereon or principal thereof that commence only after the occurrence of certain events, such as the retirement of one or more other classes of Certificates of such series; (v) provide for distributions of principal thereof to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund; (vi) provide for distributions of principal thereof to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or (vii) provide for distribution based on collections on the Mortgage Assets in the related Trust Fund attributable to prepayment premiums, yield maintenance penalties or equity participations.

                                 Each class of Certificates, other than
                                 certain classes of Stripped Interest
                                 Certificates and certain classes of Residual
                                 Certificates (as defined herein), will have a stated principal amount (a "Certificate Balance"); and each class of Certificates, other than certain classes of Stripped Principal Certificates and certain classes of Residual Certificates, will accrue interest on its Certificate Balance or, in the case of certain classes of Stripped Interest Certificates, on a notional amount (a "Notional Amount") based on a fixed, variable or adjustable interest rate (a "Pass-Through Rate"). The related Prospectus Supplement will specify the Certificate Balance, Notional Amount and/or

                                 Pass-Through Rate (or, in the case of a
                                 variable or adjustable Pass-Through Rate, the method for determining such rate), as applicable, for each class of Offered Certificates.

                                 The Certificates will not be guaranteed or insured by the Depositor or any of its affiliates, by any governmental agency or instrumentality or by any other person or entity, unless otherwise provided in the related Prospectus Supplement. See "Risk Factors--Limited Assets" and "Description of the Certificates".

DISTRIBUTIONS OF INTEREST ON
 THE CERTIFICATES .............  Interest on each class of Offered
                                 Certificates (other than certain classes of Stripped Principal Certificates and certain classes of Residual Certificates) of each series will accrue at the applicable Pass-Through Rate on the Certificate Balance or, in the case of certain classes of Stripped Interest Certificates, the Notional Amount thereof outstanding from time to time and will be distributed to
                                 Certificateholders as provided in the
                                 related Prospectus Supplement (each of the specified dates on which distributions are to be made, a "Distribution Date"). Distributions of interest with respect to one or more classes of Certificates (collectively, "Accrual Certificates") may not commence until the occurrence of certain events, such as the retirement of one or more other classes of Certificates, and interest accrued with respect to a class of Accrual Certificates prior to the occurrence of such an event will either be added to the Certificate Balance thereof or otherwise deferred. Distributions of interest with respect to one or more classes of Certificates may be reduced to the extent of certain delinquencies, losses and other contingencies described herein and in the related Prospectus Supplement. See "Risk Factors--Prepayments; Average Life of Certificates; Yields", "Yield and Maturity Considerations" and "Description of the Certificates--Distributions of Interest on the Certificates".

DISTRIBUTIONS OF PRINCIPAL OF
 THE CERTIFICATES .............  Each class of Certificates of each series
                                 (other than certain classes of Stripped
                                 Interest Certificates and certain classes of Residual Certificates) will have a Certificate Balance. The Certificate Balance of a class of Certificates outstanding from time to time will represent the maximum amount that the holders thereof are then entitled to receive in respect of principal from future cash flow on the assets in the related Trust Fund. Unless otherwise specified in the related Prospectus Supplement, the initial aggregate Certificate Balance of all classes of Certificates of a series will not be greater than the outstanding principal balance of the related Mortgage Assets as of a specified date (the "Cut-off Date"), after application of scheduled payments due on or before such date, whether or not received. As and to the extent described in each Prospectus Supplement, distributions of principal with respect to the related series of Certificates will be made on each Distribution

                                 Date to the holders of the class or classes of Certificates of such series entitled thereto until the Certificate Balances of such Certificates have been reduced to zero. Distributions of principal with respect to one or more classes of Certificates may be made at a rate that is faster (and, in some cases, substantially faster) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund. Distributions of principal with respect to one or more classes of Certificates may not commence until the occurrence of certain events, such as the retirement of one or more other classes of Certificates of the same series, or may be made at a rate that is slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund. Distributions of principal with respect to one or more classes of Certificates (each such class, a "Controlled Amortization Class") may be made, subject to certain limitations, based on a specified principal payment schedule. Distributions of principal with respect to one or more classes of Certificates (each such class, a "Companion Class") may be contingent on the specified principal payment schedule for a Controlled Amortization Class of the same series and the rate at which payments and other collections of principal on the Mortgage Assets in the related Trust Fund are received. Unless otherwise specified in the related Prospectus Supplement, distributions of principal of any class of Offered Certificates will be made on a pro rata basis among all of the Certificates of such class. See "Description of the Certificates--Distributions of Principal of the Certificates".

ADVANCES ......................  If and to the extent provided in the related
                                 Prospectus Supplement, if a Trust Fund
                                 includes Mortgage Loans, the Master
                                 Servicer, a Special Servicer, the Trustee, any provider of Credit Support and/or any other specified person may be obligated to make, or have the option of making, certain advances with respect to delinquent scheduled payments of principal and/or interest on such Mortgage Loans. Any such advances made with respect to a particular Mortgage Loan will be reimbursable from subsequent recoveries in respect of such Mortgage Loan and otherwise to the extent described herein and in the related Prospectus Supplement. If and to the extent provided in the Prospectus Supplement for a series of Certificates, any entity making such advances may be entitled to receive interest thereon for the period that such advances are outstanding, payable from amounts in the related Trust Fund. See "Description of the Certificates--Advances in Respect of Delinquencies". If a Trust Fund includes MBS, any comparable advancing obligation of a party to the related Pooling Agreement, or of a party to the related MBS Agreement, will be described in the related Prospectus Supplement.

TERMINATION ...................  If so specified in the related Prospectus
                                 Supplement, a series of Certificates may be subject to optional early termination through the repurchase of the Mortgage Assets in the related Trust Fund by the party or parties specified therein, under the circumstances and in the manner set forth therein. If so provided in the related Prospectus Supplement, upon the reduction of the Certificate Balance of a specified class or classes of Certificates by a specified percentage or amount, a party specified therein may be authorized or required to solicit bids for the purchase of all of the Mortgage Assets of the related Trust Fund, or of a sufficient portion of such Mortgage Assets to retire such class or classes, under the circumstances and in the manner set forth therein. See "Description of the Certificates--Termination".

REGISTRATION OF BOOK-ENTRY
 CERTIFICATES .................  If so provided in the related Prospectus
                                 Supplement, one or more classes of the
                                 Offered Certificates of any series will be offered in book-entry format (collectively, "Book-Entry Certificates") through the facilities of The Depository Trust Company ("DTC"). Each class of Book-Entry Certificates will be initially represented by one or more Certificates registered in the name of a nominee of DTC. No person acquiring an interest in a class of Book-Entry Certificates (a "Certificate Owner") will be entitled to receive Certificates of such class in fully registered, definitive form ("Definitive Certificates"), except under the limited circumstances described herein. See "Risk Factors--Book-Entry Registration" and
                                 "Description of the Certificates--Book-Entry
                                 Registration and Definitive Certificates".

CERTAIN FEDERAL INCOME
 TAX CONSEQUENCES .............  The federal income tax consequences to
                                 Certificateholders will vary depending on whether one or more elections are made to treat the Trust Fund or specified portions thereof as one or more "real estate mortgage investment conduits" (each, a "REMIC") under the provisions of the Internal Revenue Code of 1986, as amended (the "Code"). The Prospectus Supplement for each series of Certificates will specify whether one or more such elections will be made. See "Certain Federal Income Tax Consequences".

ERISA CONSIDERATIONS ..........  Fiduciaries of employee benefit plans and certain other retirement plans and
                                 arrangements, including individual
                                 retirement accounts, annuities, Keogh plans, and collective investment funds and insurance company general and separate accounts in which such plans, accounts, annuities or arrangements are invested, that are subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code, should carefully review with their legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permissible either under ERISA or
                                 Section 4975 of the Code. See "ERISA
                                 Considerations" herein and in the related
                                 Prospectus Supplement.

LEGAL INVESTMENT ..............  The Offered Certificates will constitute
                                 "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA,") only if so specified in the related Prospectus Supplement. Investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the Offered Certificates constitute legal investments for them. See "Legal Investment" herein and in the related Prospectus Supplement.

RATING ........................  At their respective dates of issuance, each class of Offered Certificates will be rated not lower than investment grade by one or more nationally recognized statistical rating agencies (each, a "Rating Agency"). See "Rating" herein and in the related Prospectus Supplement.

                                 RISK FACTORS

   In considering an investment in the Offered Certificates of any series, investors should consider, among other things, the following risk factors and any other factors set forth under the heading "Risk Factors" in the related Prospectus Supplement. In general, to the extent that the factors discussed below pertain to or are influenced by the characteristics or behavior of Mortgage Loans included in a particular Trust Fund, they would similarly pertain to and be influenced by the characteristics or behavior of the mortgage loans underlying any MBS included in such Trust Fund.

SECONDARY MARKET

   There can be no assurance that a secondary market for the Offered Certificates of any series will develop or, if it does develop, that it will provide holders with liquidity of investment or will continue for as long as such Certificates remain outstanding. The Prospectus Supplement for any series of Offered Certificates may indicate that an underwriter specified therein intends to make a secondary market in such Offered Certificates; however, no underwriter will be obligated to do so. Any such secondary market may provide less liquidity to investors than any comparable market for securities that evidence interests in single-family mortgage loans.

   The primary source of ongoing information regarding the Offered Certificates of any series, including information regarding the status of the related Mortgage Assets and any Credit Support for such Certificates, will be the periodic reports to Certificateholders to be delivered pursuant to the related Pooling Agreement as described herein under the heading "Description of the Certificates--Reports to Certificateholders". There can be no assurance that any additional ongoing information regarding the Offered Certificates of any series will be available through any other source. The limited nature of such information in respect of a series of Offered Certificates may adversely affect the liquidity thereof, even if a secondary market for such Certificates does develop.

   Insofar as a secondary market does develop with respect to any series of Offered Certificates or class thereof, the market value of such Certificates will be affected by several factors, including the perceived liquidity thereof, the anticipated cash flow thereon (which may vary widely depending upon the prepayment and default assumptions applied in respect of the underlying Mortgage Loans) and prevailing interest rates. The price payable at any given time in respect of certain classes of Offered Certificates (in particular, a class with a relatively long average life, a Companion Class or a class of Stripped Interest Certificates or Stripped Principal Certificates) may be extremely sensitive to small fluctuations in prevailing interest rates; and the relative change in price for an Offered Certificate in response to an upward or downward movement in prevailing interest rates may not necessarily equal the relative change in price for such Offered Certificate in response to an equal but opposite movement in such rates. Accordingly, the sale of Offered Certificates by a holder in any secondary market that may develop may be at a discount from the price paid by such holder. The Depositor is not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis.

   Except to the extent described herein and in the related Prospectus Supplement, Certificateholders will have no redemption rights, and the Offered Certificates of each series are subject to early retirement only under certain specified circumstances described herein and in the related Prospectus Supplement. See "Description of the Certificates--Termination".

LIMITED ASSETS

   Unless otherwise specified in the related Prospectus Supplement, neither the Offered Certificates of any series nor the Mortgage Assets in the related Trust Fund will be guaranteed or insured by the Depositor or any of its affiliates, by any governmental agency or instrumentality or by any other person or entity; and no Offered Certificate of any series will represent a claim against or security interest in the Trust Funds for any other series. Accordingly, if the related Trust Fund has insufficient assets to make payments on a series of Offered Certificates, no other assets will be available for payment of the deficiency. Additionally, certain amounts on deposit from time to time in certain funds or accounts constituting part of a Trust Fund, including the Certificate Account and any accounts maintained as Credit

Support, may be withdrawn under certain conditions, as described in the related Prospectus Supplement, for purposes other than the payment of principal of or interest on the related series of Certificates. If and to the extent so provided in the Prospectus Supplement for a series of Certificates consisting of one or more classes of Subordinate Certificates, on any Distribution Date in respect of which losses or shortfalls in collections on the Mortgage Assets have been incurred, all or a portion of the amount of such losses or shortfalls will be borne first by one or more classes of the Subordinate Certificates, and, thereafter, by the remaining classes of Certificates in the priority and manner and subject to the limitations specified in such Prospectus Supplement.

PREPAYMENTS; AVERAGE LIFE OF CERTIFICATES; YIELDS

   As a result of, among other things, prepayments on the Mortgage Loans in any Trust Fund, the amount and timing of distributions of principal and/or interest on the Offered Certificates of the related series may be highly unpredictable. Prepayments on the Mortgage Loans in any Trust Fund will result in a faster rate of principal payments on one or more classes of the related series of Certificates than if payments on such Mortgage Loans were made as scheduled. Thus, the prepayment experience on the Mortgage Loans in a Trust Fund may affect the average life of one or more classes of Certificates of the related series, including a class of Offered Certificates. The rate of principal payments on pools of mortgage loans varies among pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors. For example, if prevailing interest rates fall significantly below the Mortgage Rates borne by the Mortgage Loans included in a Trust Fund, then, subject to, among other things, the particular terms of the Mortgage Loans (e.g., provisions that prohibit voluntary prepayments during specified periods or impose penalties in connection therewith) and the ability of borrowers to get new financing, principal prepayments on such Mortgage Loans are likely to be higher than if prevailing interest rates remain at or above the rates borne by those Mortgage Loans. Conversely, if prevailing interest rates rise significantly above the Mortgage Rates borne by the Mortgage Loans included in a Trust Fund, then principal prepayments on such Mortgage Loans are likely to be lower than if prevailing interest rates remain at or below the rates borne by those Mortgage Loans. There can be no assurance as to the actual rate of prepayment on the Mortgage Loans in any Trust Fund or that such rate of prepayment will conform to any model described herein or in any Prospectus Supplement. As a result, depending on the anticipated rate of prepayment for the Mortgage Loans in any Trust Fund, the retirement of any class of Certificates of the related series could occur significantly earlier or later than expected.

   The extent to which prepayments on the Mortgage Loans in any Trust Fund ultimately affect the average life of any class of Certificates of the related series will depend on the terms of such Certificates. A class of Certificates, including a class of Offered Certificates, may provide that on any Distribution Date the holders of such Certificates are entitled to a pro rata share of the prepayments on the Mortgage Loans in the related Trust Fund that are distributable on such date, to a disproportionately large share (which, in some cases, may be all) of such prepayments, or to a disproportionately small share (which, in some cases, may be none) of such prepayments. A class of Certificates that entitles the holders thereof to a disproportionately large share of the prepayments on the Mortgage Loans in the related Trust Fund increases the likelihood of early retirement of such class ("call risk") if the rate of prepayment is relatively fast; while a class of Certificates that entitles the holders thereof to a disproportionately small share of the prepayments on the Mortgage Loans in the related Trust Fund increases the likelihood of an extended average life of such class ("extension risk") if the rate of prepayment is relatively slow. As and to the extent described in the related Prospectus Supplement, the respective entitlements of the various classes of Certificateholders of any series to receive payments (and, in particular, prepayments) of principal of the Mortgage Loans in the related Trust Fund may vary based on the occurrence of certain events (e.g., the retirement of one or more classes of Certificates of such series) or subject to certain contingencies (e.g., prepayment and default rates with respect to such Mortgage Loans).

   A series of Certificates may include one or more Controlled Amortization Classes, which will entitle the holders thereof to receive principal distributions according to a specified principal payment schedule. Although prepayment risk cannot be eliminated entirely for any class of Certificates, a Controlled Amortization Class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the Mortgage Loans in the related Trust Fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for such Certificates. Prepayment risk with respect to a given Mortgage Asset Pool does not disappear, however, and the stability afforded to a Controlled Amortization Class comes at the expense of one or more Companion Classes of the same series, any of which Companion Classes may also be a class of Offered Certificates. In general, and as more specifically described in the related Prospectus Supplement, a Companion Class may entitle the holders thereof to a disproportionately large share of prepayments on the Mortgage Loans in the related Trust Fund when the rate of prepayment is relatively fast, and/or may entitle the holders thereof to a disproportionately small share of prepayments on the Mortgage Loans in the related Trust Fund when the rate of prepayment is relatively slow. As and to the extent described in the related Prospectus Supplement, a Companion Class absorbs some (but not all) of the "call risk" and/or "extension risk" that would otherwise belong to the related Controlled Amortization Class if all payments of principal of the Mortgage Loans in the related Trust Fund were allocated on a pro rata basis.

   A series of Certificates may include one or more classes of Offered Certificates offered at a premium or discount. Yields on such classes of Certificates will be sensitive, and in some cases extremely sensitive, to prepayments on the Mortgage Loans in the related Trust Fund and, where the amount of interest payable with respect to a class is disproportionately large, as compared to the amount of principal, as with certain classes of Stripped Interest Certificates, a holder might fail to recover its original investment under some prepayment scenarios. The extent to which the yield to maturity of any class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and the amount and timing of distributions thereon. An investor should consider, in the case of any Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. See "Yield and Maturity Considerations" herein.

LIMITED NATURE OF RATINGS

   Any rating assigned by a Rating Agency to a class of Offered Certificates will reflect only its assessment of the likelihood that holders of such Offered Certificates will receive payments to which such Certificateholders are entitled under the related Pooling Agreement. Such rating will not constitute an assessment of the likelihood that principal prepayments on the related Mortgage Loans will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination of the related Trust Fund. Furthermore, such rating will not address the possibility that prepayment of the related Mortgage Loans at a higher or lower rate than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor that purchases an Offered Certificate at a significant premium might fail to recover its initial investment under certain prepayment scenarios.

   The amount, type and nature of Credit Support, if any, provided with respect to a series of Certificates will be determined on the basis of criteria established by each Rating Agency rating classes of the Certificates of such series. Those criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. However, there can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of Mortgage Loans. In other cases, such criteria may be based upon determinations of the values of the Mortgaged Properties that provide security for the Mortgage Loans. However, no assurance can be given that those values will not decline in the future. See "Description of Credit Support" and "Rating".

RISKS ASSOCIATED WITH CERTAIN MORTGAGE LOANS AND MORTGAGED PROPERTIES

   A description of risks associated with investments in mortgage loans is included herein under "Certain Legal Aspects of Mortgage Loans". Mortgage loans made on the security of multifamily or commercial property may entail risks of delinquency and foreclosure, and risks of loss in the event thereof, that are greater than similar risks associated with loans made on the security of an owner-occupied single-family property. See "Description of the Trust Funds--Mortgage Loans". The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower; thus, the value of an income-producing property is directly related to the net operating income derived from such property. If the net operating income of the property is reduced (for example, if rental or occupancy rates decline or real estate tax rates or other operating expenses increase), the borrower's ability to repay the loan may be impaired. A number of the Mortgage Loans may be secured by liens on owner-occupied Mortgaged Properties or on Mortgaged Properties leased to a single tenant or a small number of significant tenants. Accordingly, a decline in the financial condition of the borrower or a significant tenant, as applicable, may have a disproportionately greater effect on the net operating income from such Mortgaged Properties than would be the case with respect to Mortgaged Properties with multiple tenants. Furthermore, the value of any Mortgaged Property may be adversely affected by risks generally incident to interests in real property, including changes in general or local economic conditions and/or specific industry segments; declines in real estate values; declines in rental or occupancy rates; increases in interest rates, real estate tax rates and other operating expenses; changes in governmental rules, regulations and fiscal policies, including environmental legislation; acts of God; and other factors beyond the control of a Master Servicer.

   In addition, additional risk may be presented by the type and use of a particular Mortgaged Property. For instance, Mortgaged Properties that operate as hospitals and nursing homes may present special risks to lenders due to the significant governmental regulation of the ownership, operation, maintenance and financing of health care institutions. Hotel and motel properties are often operated pursuant to franchise, management or operating agreements that may be terminable by the franchisor or operator. Moreover, the transferability of a hotel's operating, liquor and other licenses upon a transfer of the hotel, whether through purchase or foreclosure, is subject to local law requirements. The ability of a borrower to repay a Mortgage Loan secured by shares allocable to one or more cooperative dwelling units may be dependent upon the ability of the dwelling units to generate sufficient rental income, which may be subject to rent control or stabilization laws, to cover both debt service on the loan as well as maintenance charges to the cooperative. Further, a Mortgage Loan secured by cooperative shares is subordinate to the mortgage, if any, on the cooperative apartment building.

   Other multifamily properties, hotels, retail properties, office buildings, mobile home parks, nursing homes and self-storage facilities located in the areas of the Mortgaged Properties compete with the Mortgaged Properties to attract residents and customers. The leasing of real estate is highly competitive. The principal means of competition are price, location and the nature and condition of the facility to be leased. A borrower under a Mortgage Loan competes with all lessors and developers of comparable types of real estate in the area in which the Mortgaged Property is located. Such lessors or developers could have lower rentals, lower operating costs, more favorable locations or better facilities. While a borrower under a Mortgage Loan may renovate, refurbish or expand the Mortgaged Property to maintain it and remain competitive, such renovation, refurbishment or expansion may itself entail significant risk. Increased competition could adversely affect income from and market value of the Mortgaged Properties. In addition, the business conducted at each Mortgaged Property may face competition from other industries and industry segments.

   It is anticipated that some or all of the Mortgage Loans included in any Trust Fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to any such Mortgage Loan, recourse in the event of borrower default will be limited to the specific real property and other assets, if any, that were pledged to secure the Mortgage Loan. However, even with respect to those Mortgage Loans that provide for recourse against the borrower and its assets generally, there can be no assurance that enforcement of such recourse provisions will be practicable, or that the assets of the borrower will be sufficient to permit a recovery in respect of a defaulted Mortgage Loan in excess of the liquidation value of the related Mortgaged Property. See "Certain Legal Aspects of Mortgage Loans--Foreclosure".

   Further, the concentration of default, foreclosure and loss risks in individual Mortgage Loans in a particular Trust Fund will generally be greater than for pools of single-family loans because Mortgage Loans in a Trust Fund will generally consist of a smaller number of higher balance loans than would a pool of single-family loans of comparable aggregate unpaid principal balance.

BALLOON PAYMENTS; BORROWER DEFAULT

   Certain of the Mortgage Loans included in a Trust Fund may be non-amortizing or only partially amortizing over their terms to maturity and, thus, will require substantial principal payments (that is, balloon payments) at their stated maturity. Mortgage Loans of this type involve a greater degree of risk than self-amortizing loans because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property. The ability of a borrower to accomplish either of these goals will be affected by a number of factors, including the value of the related Mortgaged Property, the level of available mortgage rates at the time of sale or refinancing, the borrower's equity in the related Mortgaged Property, the financial condition and operating history of the borrower and the related Mortgaged Property, tax laws, rent control laws (with respect to certain residential properties), Medicaid and Medicare reimbursement rates (with respect to hospitals and nursing homes), prevailing general economic conditions and the availability of credit for loans secured by multifamily or commercial, as the case may be, real properties generally. Neither the Depositor nor any of its affiliates will be required to refinance any Mortgage Loan.

   If and to the extent described herein and in the related Prospectus Supplement, in order to maximize recoveries on defaulted Mortgage Loans, the Master Servicer or a Special Servicer will be permitted (within prescribed limits) to extend and modify Mortgage Loans that are in default or as to which a payment default is imminent. While a Master Servicer or a Special Servicer generally will be required to determine that any such extension or modification is reasonably likely to produce a greater recovery, taking into account the time value of money, than liquidation, there can be no assurance that any such extension or modification will in fact increase the present value of receipts from or proceeds of the affected Mortgage Loans.

CREDIT SUPPORT LIMITATIONS

   The Prospectus Supplement for a series of Certificates will describe any Credit Support provided with respect thereto. Use of Credit Support will be subject to the conditions and limitations described herein and in the related Prospectus Supplement. Moreover, such Credit Support may not cover all potential losses or risks; for example, Credit Support may or may not cover fraud or negligence by a mortgage loan originator or other parties.

   A series of Certificates may include one or more classes of Subordinate Certificates (which may include Offered Certificates), if so provided in the related Prospectus Supplement. Although subordination is intended to reduce the risk to holders of Senior Certificates of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances. In addition, if principal payments on one or more classes of Certificates of a series are made in a specified order of priority, any limits with respect to the aggregate amount of claims under any related Credit Support may be exhausted before the principal of the later paid classes of Certificates of such series has been repaid in full. As a result, the impact of losses and shortfalls experienced with respect to the Mortgage Assets may fall primarily upon those classes of Certificates having a later right of payment. Moreover, if a form of Credit Support covers more than one series of Certificates, holders of Certificates of one series will be subject to the risk that such Credit Support will be exhausted by the claims of the holders of Certificates of one or more other series.

   The amount of any applicable Credit Support supporting one or more classes of Offered Certificates, including the subordination of one or more classes of Certificates, will be determined on the basis of criteria established by each Rating Agency rating such classes of Certificates based on an assumed level of defaults, delinquencies and losses on the underlying Mortgage Assets and certain other factors. There can, however, be no assurance that the loss experience on the related Mortgage Assets will not exceed such assumed levels. See "--Limited Nature of Ratings", "Description of the Certificates" and "Description of Credit Support".

LEASES AND RENTS

   Each Mortgage Loan included in any Trust Fund secured by Mortgaged Property that is subject to leases typically will be secured by an assignment of leases and rents pursuant to which the borrower assigns to the lender its right, title and interest as landlord under the leases of the related Mortgaged Property, and the income derived therefrom, as further security for the related Mortgage Loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the Mortgaged Property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be adversely affected. See "Certain Legal Aspects of Mortgage Loans--Leases and Rents".

ENVIRONMENTAL RISKS

   Under the laws of certain states, contamination of real property may give rise to a lien on the property to assure the costs of cleanup. In several states, such a lien has priority over an existing mortgage lien on such property. In addition, under various federal, state and local laws, ordinances and regulations, an owner or operator of real estate may be liable for the costs of removal or remediation of hazardous substances or toxic substances on, in or beneath such property. Such liability may be imposed without regard to whether the owner knew of, or was responsible for, the presence of such hazardous or toxic substances. The cost of any required remediation and the owner or operator's liability therefor as to any property is generally not limited under such laws, ordinances and regulations and could exceed the value of the mortgaged property and the aggregate assets of the owner or operator. In addition, as to the owners or operators of mortgaged properties that generate hazardous substances that are disposed of at "off-site" locations, such owners or operators may be held strictly, jointly and severally liable if there are releases or threatened releases of hazardous substances at the off-site locations where such person's hazardous substances were disposed.

   Although the federal Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended ("CERCLA"), provides an exemption from the definition of "owner" for lenders whose primary indicia of ownership in a particular property is the holding of a security interest, lenders may forfeit, as a result of their actions with respect to particular borrowers, their secured creditor exemption and be deemed an owner or operator of property such that they are liable for remediation costs. See "Certain Legal Aspects of Mortgage Loans--Environmental Risks" herein. A lender also risks such liability on foreclosure of the mortgage. Unless otherwise specified in the related Prospectus Supplement, if a Trust Fund includes Mortgage Loans, then the related Pooling Agreement will contain provisions generally to the effect that the Master Servicer, acting on behalf of the Trust Fund, may not acquire title to a Mortgaged Property or assume control of its operation unless the Master Servicer, based upon a report prepared by a person who regularly conducts environmental audits, has made the determination that it is appropriate to do so, as described under "Description of the Pooling Agreements--Realization Upon Defaulted Mortgage Loans". See "Certain Legal Aspects of Mortgage Loans--Environmental Risks". There can be no assurance that any such requirements of a Pooling Agreement will effectively insulate the related Trust Fund from potential liability for a materially adverse environmental condition at a Mortgaged Property.

SPECIAL HAZARD LOSSES

   Unless otherwise specified in a Prospectus Supplement, the Master Servicer for the related Trust Fund will be required to cause the borrower on each Mortgage Loan in such Trust Fund to maintain such insurance coverage in respect of the related Mortgaged Property as is required under the related

Mortgage, including hazard insurance; provided that, as and to the extent described herein and in the related Prospectus Supplement, the Master Servicer may satisfy its obligation to cause hazard insurance to be maintained with respect to any Mortgaged Property through acquisition of a blanket policy. In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies covering the Mortgaged Properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of risks. Unless the related Mortgage specifically requires the mortgagor to insure against physical damage arising from such causes, then, to the extent any consequent losses are not covered by Credit Support, such losses may be borne, at least in part, by the holders of one or more classes of Offered Certificates of the related series. See "Description of the Pooling Agreements--Hazard Insurance Policies".

ERISA CONSIDERATIONS

   Generally, ERISA applies to investments made by employee benefit plans and transactions involving the assets of such plans. Due to the complexity of regulations that govern such plans, prospective investors that are subject to ERISA are urged to consult their own counsel regarding consequences under ERISA of acquisition, ownership and disposition of the Offered Certificates of any series. See "ERISA Considerations".

CERTAIN FEDERAL TAX CONSIDERATIONS REGARDING RESIDUAL CERTIFICATES

   Holders of Residual Certificates will be required to report on their federal income tax returns as ordinary income their pro rata share of the taxable income of the REMIC, regardless of the amount or timing of their receipt of cash payments, as described in "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates". Accordingly, under certain circumstances, holders of Offered Certificates that constitute Residual Certificates may have taxable income and tax liabilities arising from such investment during a taxable year in excess of the cash received during such period. The requirement that holders of Residual Certificates report their pro rata share of the taxable income and net loss of the REMIC will continue until the Certificate Balances of all classes of Certificates of the related series have been reduced to zero, even though holders of Residual Certificates have received full payment of their stated interest and principal. A portion (or, in certain circumstances, all) of such Certificateholder's share of the REMIC taxable income may be treated as "excess inclusion" income to such holder which (i) generally, will not be subject to offset by losses from other activities, (ii) for a tax-exempt holder, will be treated as unrelated business taxable income and (iii) for a foreign holder, will not qualify for exemption from withholding tax. Individual holders of Residual Certificates may be limited in their ability to deduct servicing fees and other expenses of the REMIC. In addition, Residual Certificates are subject to certain restrictions on transfer. Because of the special tax treatment of Residual Certificates, the taxable income arising in a given year on a Residual Certificate will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield. Therefore, the after-tax yield on the Residual Certificate may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics.

CERTAIN FEDERAL TAX CONSIDERATIONS REGARDING ORIGINAL ISSUE DISCOUNT

   Accrual Certificates will be, and certain of the other Classes of Certificates of a series may be, issued with "original issue discount" for federal income tax purposes, which generally will result in recognition of some taxable income in advance of the receipt of cash attributable to such income. See "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates".

BOOK-ENTRY REGISTRATION

   If so provided in the related Prospectus Supplement, one or more classes of the Offered Certificates of any series will be issued as Book-Entry Certificates. Each class of Book-Entry Certificates will be initially represented by one or more Certificates registered in the name of a nominee for DTC. As a result, unless and until corresponding Definitive Certificates are issued, the Certificate Owners with respect to any class of Book-Entry Certificates will be able to exercise the rights of Certificateholders only indirectly through DTC and its participating organizations ("Participants"). In addition, the access of Certificate Owners to information regarding the Book-Entry Certificates in which they hold interests may be limited. Conveyance of notices and other communications by DTC to its Participants, and directly and indirectly through such Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Furthermore, as described herein, Certificate Owners may suffer delays in the receipt of payments on the Book-Entry Certificates, and the ability of any Certificate Owner to pledge or otherwise take actions with respect to its interest in the Book-Entry Certificates may be limited due to the lack of a physical certificate evidencing such interest. See "Description of the Certificates--Book-Entry Registration and Definitive Certificates".

DELINQUENT AND NON-PERFORMING MORTGAGE LOANS

   If so provided in the related Prospectus Supplement, the Trust Fund for a particular series of Certificates may include Mortgage Loans that are past due or are non-performing. If so specified in the related Prospectus Supplement, the servicing of such Mortgage Loans may be performed by a Special Servicer. Credit Support provided with respect to a particular series of Certificates may not cover all losses related to such delinquent or non-performing Mortgage Loans, and investors should consider the risk that the inclusion of such Mortgage Loans in the Trust Fund may adversely affect the rate of defaults and prepayments on the Mortgage Assets in such Trust Fund and the yield on the Offered Certificates of such series. See "Description of the Trust Funds--Mortgage Loans--General".

                        DESCRIPTION OF THE TRUST FUNDS

GENERAL

   The primary assets of each Trust Fund will consist of (i) various types of multifamily or commercial mortgage loans (the "Mortgage Loans"), (ii) mortgage participations, pass-through certificates or other mortgage-backed securities ("MBS") that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans or (iii) a combination of Mortgage Loans and MBS (collectively, "Mortgage Assets"). Each Trust Fund will be established by Chase Commercial Mortgage Securities Corp. (the "Depositor"). Each Mortgage Asset will be selected by the Depositor for inclusion in a Trust Fund from among those purchased, either directly or indirectly, from a prior holder thereof (a "Mortgage Asset Seller"), which prior holder may or may not be the originator of such Mortgage Loan or the issuer of such MBS and may be an affiliate of the Depositor. The Mortgage Assets will not be guaranteed or insured by the Depositor or any of its affiliates or, unless otherwise provided in the related Prospectus Supplement, by any governmental agency or instrumentality or by any other person. The discussion below under the heading "--Mortgage Loans", unless otherwise noted, applies equally to mortgage loans underlying any MBS included in a particular Trust Fund.

MORTGAGE LOANS

   General. The Mortgage Loans will be evidenced by promissory notes (the "Mortgage Notes") secured by mortgages, deeds of trust or similar security instruments (the "Mortgages") that create liens on fee or leasehold estates in properties (the "Mortgaged Properties") consisting of (i) residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures ("Multifamily Properties") or (ii) office buildings, retail stores and establishments, hotels or motels, nursing homes, assisted living facilities, continuum care facilities, day care centers, schools, hospitals or other healthcare related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, distribution centers, transportation centers, industrial plants, parking facilities, entertainment and/or recreation facilities, mixed use properties and/or unimproved land ("Commercial Properties"). The Multifamily Properties may include mixed commercial and residential structures, apartment buildings owned by private cooperative housing corporations ("Cooperatives"), and shares of the Cooperative allocable to one or more dwelling units occupied by non-owner tenants or to vacant units. Each Mortgage will create a first priority or junior priority mortgage lien on a borrower's fee estate in a Mortgaged Property. If a Mortgage creates a lien on a borrower's leasehold estate in a property, then, unless otherwise specified in the related Prospectus Supplement, the term of any such leasehold will exceed the term of the Mortgage Note by at least two years. Unless otherwise specified in the related Prospectus Supplement, each Mortgage Loan will have been originated by a person (the "Originator") other than the Depositor; however, the Originator may be or may have been an affiliate of the Depositor.

   If so specified in the related Prospectus Supplement, Mortgage Assets for a series of Certificates may include Mortgage Loans made on the security of real estate projects under construction. In that case, the related Prospectus Supplement will describe the procedures and timing for making disbursements from construction reserve funds as portions of the related real estate project are completed. In addition, the Mortgage Assets for a particular series of Certificates may include Mortgage Loans that are delinquent or non-performing as of the date such Certificates are issued. In that case, the related Prospectus Supplement will set forth, as to each such Mortgage Loan, available information as to the period of such delinquency or non-performance, any forbearance arrangement then in effect, the condition of the related Mortgaged Property and the ability of the Mortgaged Property to generate income to service the mortgage debt.

   Default and Loss Considerations with Respect to the Mortgage
Loans. Mortgage loans secured by liens on income-producing properties are substantially different from loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon the successful operation of such property (that is, its ability to generate income). Moreover, some or all of the Mortgage Loans included in a particular Trust Fund may be non-recourse loans, which means that, absent special facts, recourse in the case of default will be limited to the Mortgaged Property and such other assets, if any, that were pledged to secure repayment of the Mortgage Loan.

   Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important factor in evaluating the risk of default on such a loan. Unless otherwise defined in the related Prospectus Supplement, the "Debt Service Coverage Ratio" of a Mortgage Loan at any given time is the ratio of (i) the Net Operating Income derived from the related Mortgaged Property for a twelve-month period to (ii) the annualized scheduled payments on the Mortgage Loan and any other loans senior thereto that are secured by the related Mortgaged Property. Unless otherwise defined in the related Prospectus Supplement, "Net Operating Income" means, for any given period, the total operating revenues derived from a Mortgaged Property during such period, minus the total operating expenses incurred in respect of such Mortgaged Property during such period other than (i) non-cash items such as depreciation and amortization, (ii) capital expenditures and
(iii) debt service on the related Mortgage Loan or on any other loans that are secured by such Mortgaged Property. The Net Operating Income of a Mortgaged Property will fluctuate over time and may or may not be sufficient to cover debt service on the related Mortgage Loan at any given time. As the primary source of the operating revenues of a non-owner occupied, income-producing property, rental income (and, with respect to a Mortgage Loan secured by a Cooperative apartment building, maintenance payments from tenant-stockholders of a Cooperative) may be affected by the condition of the applicable real estate market and/or area economy. In addition, properties typically leased, occupied or used on a short-term basis, such as certain healthcare-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as warehouses, retail stores, office buildings and industrial plants. Commercial Properties may be owner-occupied or leased to a small number of tenants. Thus, the Net Operating

Income of such a Mortgaged Property may depend substantially on the financial condition of the borrower or a tenant, and Mortgage Loans secured by liens on such properties may pose greater risks than loans secured by liens on Multifamily Properties or on multi-tenant Commercial Properties.

   Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or to changes in governmental rules, regulations and fiscal policies, may also affect the risk of default on a Mortgage Loan. As may be further described in the related Prospectus Supplement, in some cases leases of Mortgaged Properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses ("Net Leases"). However, the existence of such "net of expense" provisions will result in stable Net Operating Income to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments.

   Lenders also look to the Loan-to-Value Ratio of a mortgage loan as a factor in evaluating risk of loss if a property must be liquidated following a default. Unless otherwise defined in the related Prospectus Supplement, the "Loan-to-Value Ratio" of a Mortgage Loan at any given time is the ratio (expressed as a percentage) of (i) the then outstanding principal balance of the Mortgage Loan and any other loans senior thereto that are secured by the related Mortgaged Property to (ii) the Value of the related Mortgaged Property. The "Value" of a Mortgaged Property is generally its fair market value determined in an appraisal obtained by the Originator at the origination of such loan. The lower the Loan-to-Value Ratio, the greater the percentage of the borrower's equity in a Mortgaged Property, and thus (a) the greater the incentive of the borrower to perform under the terms of the related Mortgage Loan (in order to protect such equity) and (b) the greater the cushion provided to the lender against loss on liquidation following a default.

   Loan-to-Value Ratios will not necessarily constitute an accurate measure of the risk of liquidation loss in a pool of Mortgage Loans. For example, the value of a Mortgaged Property as of the date of initial issuance of the related series of Certificates may be less than the Value determined at loan origination, and will likely continue to fluctuate from time to time based upon changes in economic conditions, the real estate market and other factors described herein. Moreover, even when current, an appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on the market comparison method (recent resale value of comparable properties at the date of the appraisal), the cost replacement method (the cost of replacing the property at such date), the income capitalization method (a projection of value based upon the property's projected net cash flow), or upon a selection from or interpolation of the values derived from such methods. Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of default and loss risks, is even more difficult.

   While the Depositor believes that the foregoing considerations are important factors that generally distinguish loans secured by liens on income-producing real estate from single-family mortgage loans, there can be no assurance that all of such factors will in fact have been prudently considered by the Originators of the Mortgage Loans, or that, for a particular Mortgage Loan, they are complete or relevant. See "Risk Factors--Risks Associated with Certain Mortgage Loans and Mortgaged Properties" and "--Balloon Payments; Borrower Default".

   Payment Provisions of the Mortgage Loans. Unless otherwise specified in the related Prospectus Supplement, all of the Mortgage Loans will (i) have had individual principal balances at origination of not less than $25,000,
(ii) have had original terms to maturity of not more than 40 years and (iii) provide for scheduled payments of principal, interest or both, to be made on specified dates ("Due Dates") that occur monthly, quarterly, semi-annually or annually. A Mortgage Loan (i) may provide for no accrual of interest or for accrual of interest thereon at an interest rate (a "Mortgage Rate") that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower's election from an adjustable to a fixed Mortgage Rate, or from a fixed to an adjustable Mortgage Rate, (ii) may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the Mortgage Rate or to reflect the occurrence of certain events, and may permit negative amortization, (iii) may be fully amortizing or partially amortizing or non-amortizing, with a balloon payment due on its stated maturity date, and (iv) may prohibit over its term or for a certain period prepayments (the period of such prohibition, a "Lock-out Period" and its date of expiration, a "Lock-out Date") and/or require payment of a premium or a yield maintenance penalty (a "Prepayment Premium") in connection with certain prepayments, in each case as described in the related Prospectus Supplement. A Mortgage Loan may also contain a provision that entitles the lender to a share of appreciation of the related Mortgaged Property, or profits realized from the operation or disposition of such Mortgaged Property or the benefit, if any, resulting from the refinancing of the Mortgage Loan (any such provision, an "Equity Participation"), as described in the related Prospectus Supplement. If holders of any class or classes of Offered Certificates of a series will be entitled to all or a portion of an Equity Participation in addition to payments of interest on and/or principal of such Offered Certificates, the related Prospectus Supplement will describe the Equity Participation and the method or methods by which distributions in respect thereof will be made to such holders.

   Mortgage Loan Information in Prospectus Supplements. Each Prospectus Supplement will contain certain information pertaining to the Mortgage Loans in the related Trust Fund, which will generally be current as of a date specified in the related Prospectus Supplement and which, to the extent then applicable and specifically known to the Depositor, will include the following: (i) the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the Mortgage Loans,
(ii) the type or types of property that provide security for repayment of the Mortgage Loans, (iii) the earliest and latest origination date and maturity date of the Mortgage Loans, (iv) the original and remaining terms to maturity of the Mortgage Loans, or the respective ranges thereof, and the weighted average original and remaining terms to maturity of the Mortgage Loans, (v) the original Loan-to-Value Ratios of the Mortgage Loans, or the range thereof, and the weighted average original Loan-to-Value Ratio of the Mortgage Loans, (vi) the Mortgage Rates borne by the Mortgage Loans, or range thereof, and the weighted average Mortgage Rate borne by the Mortgage Loans,
(vii) with respect to Mortgage Loans with adjustable Mortgage Rates ("ARM Loans"), the index or indices upon which such adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on Mortgage Rate adjustments at the time of any adjustment and over the life of the ARM Loan, (viii) information regarding the payment characteristics of the Mortgage Loans, including, without limitation, balloon payment and other amortization provisions, Lock-out Periods and Prepayment Premiums, (ix) the Debt Service Coverage Ratios of the Mortgage Loans (either at origination or as of a more recent date), or the range thereof, and the weighted average of such Debt Service Coverage Ratios, and (x) the geographic distribution of the Mortgaged Properties on a state-by-state basis. In appropriate cases, the related Prospectus Supplement will also contain certain information available to the Depositor that pertains to the provisions of leases and the nature of tenants of the Mortgaged Properties. If the Depositor is unable to tabulate the specific information described above at the time Offered Certificates of a series are initially offered, more general information of the nature described above will be provided in the related Prospectus Supplement, and specific information will be set forth in a report which will be available to purchasers of those Certificates at or before the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the Commission within fifteen days following such issuance.

MBS

   MBS may include (i) private (that is, not guaranteed or insured by the United States or any agency or instrumentality thereof) mortgage participations, mortgage pass-through certificates or other mortgage-backed securities or (ii) certificates insured or guaranteed by FHLMC, FNMA, GNMA or FAMC provided that, unless otherwise specified in the related Prospectus Supplement, each MBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the Mortgage Loans contained herein.

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   Any MBS will have been issued pursuant to a participation and servicing agreement, a pooling and servicing agreement, an indenture or similar agreement (an "MBS Agreement"). The issuer of the MBS (the "MBS Issuer") and/or the servicer of the underlying mortgage loans (the "MBS Servicer") will have entered into the MBS Agreement, generally with a trustee (the "MBS Trustee") or, in the alternative, with the original purchaser or purchasers of the MBS.

   The MBS may have been issued in one or more classes with characteristics similar to the classes of Certificates described herein. Distributions in respect of the MBS will be made by the MBS Issuer, the MBS Servicer or the MBS Trustee on the dates specified in the related Prospectus Supplement. The MBS Issuer or the MBS Servicer or another person specified in the related Prospectus Supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related Prospectus Supplement.

   Reserve funds, subordination or other credit support similar to that described for the Certificates under "Description of Credit Support" may have been provided with respect to the MBS. The type, characteristics and amount of such credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and generally will have been established on the basis of the requirements of any Rating Agency that may have assigned a rating to the MBS, or by the initial purchasers of the MBS.

   The Prospectus Supplement for a series of Certificates that evidence interests in MBS will specify, to the extent available, (i) the aggregate approximate initial and outstanding principal amount and type of the MBS to be included in the Trust Fund, (ii) the original and remaining term to stated maturity of the MBS, if applicable, (iii) the pass-through or bond rate of the MBS or the formula for determining such rates, (iv) the payment characteristics of the MBS, (v) the MBS Issuer, MBS Servicer and MBS Trustee, as applicable, (vi) a description of the credit support, if any, (vii) the circumstances under which the related underlying mortgage loans, or the MBS themselves, may be purchased prior to their maturity, (viii) the terms on which mortgage loans may be substituted for those originally underlying the MBS, (ix) the type of mortgage loans underlying the MBS and, to the extent available to the Depositor and appropriate under the circumstances, such other information in respect of the underlying mortgage loans described under "--Mortgage Loans--Mortgage Loan Information in Prospectus Supplements", and
(x) the characteristics of any cash flow agreements that relate to the MBS.

CERTIFICATE ACCOUNTS

   Each Trust Fund will include one or more accounts (collectively, the "Certificate Account") established and maintained on behalf of the Certificateholders into which the person or persons designated in the related Prospectus Supplement will, to the extent described herein and in such Prospectus Supplement, deposit all payments and collections received or advanced with respect to the Mortgage Assets and other assets in the Trust Fund. A Certificate Account may be maintained as an interest bearing or a non-interest bearing account, and funds held therein may be held as cash or invested in certain obligations acceptable to each Rating Agency rating one or more classes of the related series of Offered Certificates.

CREDIT SUPPORT

   If so provided in the Prospectus Supplement for a series of Certificates, partial or full protection against certain defaults and losses on the Mortgage Assets in the related Trust Fund may be provided to one or more classes of Certificates of such series in the form of subordination of one or more other classes of Certificates of such series or by one or more other types of credit support, such as letters of credit, overcollateralization, insurance policies, guarantees, surety bonds or reserve funds, or a combination thereof (any such coverage with respect to the Certificates of any series, "Credit Support"). The amount and types of Credit Support, the identification of the entity providing it (if applicable) and related information with respect to each type of Credit Support, if any, will be set forth in the Prospectus Supplement for a series of Certificates. See "Risk Factors--Credit Support Limitations" and "Description of Credit Support".

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
CASH FLOW AGREEMENTS

   If so provided in the Prospectus Supplement for a series of Certificates, the related Trust Fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for such series will be invested at a specified rate. The Trust Fund may also include interest rate exchange agreements, interest rate cap or floor agreements, or currency exchange agreements, which agreements are designed to reduce the effects of interest rate or currency exchange rate fluctuations on the Mortgage Assets on one or more classes of Certificates. The principal terms of any such guaranteed investment contract or other agreement (any such agreement, a "Cash Flow Agreement"), and the identity of the Cash Flow Agreement obligor, will be described in the Prospectus Supplement for a series of Certificates.

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
                      YIELD AND MATURITY CONSIDERATIONS

GENERAL

   The yield on any Offered Certificate will depend on the price paid by the Certificateholder, the Pass-Through Rate of the Certificate and the amount and timing of distributions on the Certificate. See "Risk Factors--Prepayments; Average Life of Certificates; Yields". The following discussion contemplates a Trust Fund that consists solely of Mortgage Loans. While the characteristics and behavior of mortgage loans underlying an MBS can generally be expected to have the same effect on the yield to maturity and/or weighted average life of a class of Certificates as will the characteristics and behavior of comparable Mortgage Loans, the effect may differ due to the payment characteristics of the MBS. If a Trust Fund includes MBS, the related Prospectus Supplement will discuss the effect that the MBS payment characteristics may have on the yield to maturity and weighted average lives of the Offered Certificates of the related series.

PASS-THROUGH RATE

   The Certificates of any class within a series may have a fixed, variable or adjustable Pass-Through Rate, which may or may not be based upon the interest rates borne by the Mortgage Loans in the related Trust Fund. The Prospectus Supplement with respect to any series of Certificates will specify the Pass-Through Rate for each class of Offered Certificates of such series or, in the case of a class of Offered Certificates with a variable or adjustable Pass-Through Rate, the method of determining the Pass-Through Rate; the effect, if any, of the prepayment of any Mortgage Loan on the Pass-Through Rate of one or more classes of Offered Certificates; and whether the distributions of interest on the Offered Certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.

PAYMENT DELAYS

   With respect to any series of Certificates, a period of time will elapse between the date upon which payments on the Mortgage Loans in the related Trust Fund are due and the Distribution Date on which such payments are passed through to Certificateholders. That delay will effectively reduce the yield that would otherwise be produced if payments on such Mortgage Loans were distributed to Certificateholders on or near the date they were due.

CERTAIN SHORTFALLS IN COLLECTIONS OF INTEREST

   When a principal prepayment in full or in part is made on a Mortgage Loan, the borrower is generally charged interest on the amount of such prepayment only through the date of such prepayment, instead of through the Due Date for the next succeeding scheduled payment. However, interest accrued on any series of Certificates and distributable thereon on any Distribution Date will generally correspond to interest accrued on the Mortgage Loans to their respective Due Dates during the related Due Period. Unless otherwise specified in the Prospectus Supplement for a series of Certificates, a "Due Period" is a specified time period generally corresponding in length to the time period between Distribution Dates, and all scheduled payments on the Mortgage Loans in the related Trust Fund that are due during a given Due Period will, to the extent received by a specified date (the "Determination Date") or otherwise advanced by the related Master Servicer or other specified person, be distributed to the holders of the Certificates of such series on the next succeeding Distribution Date. Consequently, if a prepayment on any Mortgage Loan is distributable to Certificateholders on a particular Distribution Date, but such prepayment is not accompanied by interest thereon to the Due Date for such Mortgage Loan in the related Due Period, then the interest charged to the borrower (net of servicing and administrative fees) may be less (such shortfall, a "Prepayment Interest Shortfall") than the corresponding amount of interest accrued and otherwise payable on the Certificates of the related series. If and to the extent that any such shortfall is allocated to a class of Offered Certificates, the yield thereon will be adversely affected. The Prospectus Supplement for each series of Certificates will describe the manner in which any such shortfalls will be allocated among the classes of such Certificates. If so specified in the Prospectus Supplement for

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
a series of Certificates, the Master Servicer for such series will be required to apply some or all of its servicing compensation for the corresponding period to offset the amount of any such shortfalls. The related Prospectus Supplement will also describe any other amounts available to offset such shortfalls. See "Description of the Pooling Agreements--Servicing Compensation and Payment of Expenses".

YIELD AND PREPAYMENT CONSIDERATIONS

   A Certificate's yield to maturity will be affected by the rate of principal payments on the Mortgage Loans in the related Trust Fund and the allocation thereof to reduce the principal balance (or notional amount, if applicable) of such Certificate. The rate of principal payments on the Mortgage Loans in any Trust Fund will in turn be affected by the amortization schedules thereof (which, in the case of ARM Loans, may change periodically to accommodate adjustments to the Mortgage Rates thereon), the dates on which any balloon payments are due, and the rate of principal prepayments thereon (including for this purpose, prepayments resulting from liquidations of Mortgage Loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of Mortgage Loans out of the related Trust
Fund). Because the rate of principal prepayments on the Mortgage Loans in any Trust Fund will depend on future events and a variety of factors (as described more fully below), no assurance can be given as to such rate.

   The extent to which the yield to maturity of a class of Offered Certificates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans in the related Trust Fund are in turn distributed on such Certificates (or, in the case of a class of Stripped Interest Certificates, result in the reduction of the Notional Amount thereof). An investor should consider, in the case of any Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans in the related Trust Fund could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on such Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield. In addition, if an investor purchases an Offered Certificate at a discount (or premium), and principal payments are made in reduction of the principal balance or notional amount of such investor's Offered Certificates at a rate slower (or faster) than the rate anticipated by the investor during any particular period, the consequent adverse effects on such investor's yield would not be fully offset by a subsequent like increase (or decrease) in the rate of principal payments.

   A class of Certificates, including a class of Offered Certificates, may provide that on any Distribution Date the holders of such Certificates are entitled to a pro rata share of the prepayments on the Mortgage Loans in the related Trust Fund that are distributable on such date, to a disproportionately large share (which, in some cases, may be all) of such prepayments, or to a disproportionately small share (which, in some cases, may be none) of such prepayments. As and to the extent described in the related Prospectus Supplement, the respective entitlements of the various classes of Certificates of any series to receive distributions in respect of payments (and, in particular, prepayments) of principal of the Mortgage Loans in the related Trust Fund may vary based on the occurrence of certain events (e.g., the retirement of one or more classes of Certificates of such series) or subject to certain contingencies (e.g., prepayment and default rates with respect to such Mortgage Loans).

   In general, the Notional Amount of a class of Stripped Interest Certificates will either (i) be based on the principal balances of some or all of the Mortgage Assets in the related Trust Fund or (ii) equal the Certificate Balances of one or more of the other classes of Certificates of the same series. Accordingly, the yield on such Stripped Interest Certificates will be inversely related to the rate at which payments and other collections of principal are received on such Mortgage Assets or distributions are made in reduction of the Certificate Balances of such classes of Certificates, as the case may be.

   Consistent with the foregoing, if a class of Certificates of any series consists of Stripped Interest Certificates or Stripped Principal Certificates, a lower than anticipated rate of principal prepayments on the Mortgage Loans in the related Trust Fund will negatively affect the yield to investors in Stripped Principal Certificates, and a higher than anticipated rate of principal prepayments on such Mortgage

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Loans will negatively affect the yield to investors in Stripped Interest
Certificates. If the Offered Certificates of a series include any such Certificates, the related Prospectus Supplement will include a table showing the effect of various assumed levels of prepayment on yields on such Certificates. Such tables will be intended to illustrate the sensitivity of yields to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, yields or prepayment rates.

   The Depositor is not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a group of multifamily or commercial mortgage loans. However, the extent of prepayments of principal of the Mortgage Loans in any Trust Fund may be affected by a number of factors, including, without limitation, the availability of mortgage credit, the relative economic vitality of the area in which the Mortgaged Properties are located, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. In addition, the rate of principal payments on the Mortgage Loans in any Trust Fund may be affected by the existence of Lock-out Periods and requirements that principal prepayments be accompanied by Prepayment Premiums, and by the extent to which such provisions may be practicably enforced.

   The rate of prepayment on a pool of mortgage loans is also affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of ARM Loans, as prevailing market interest rates decline, and without regard to whether the Mortgage Rates on such ARM Loans decline in a manner consistent therewith, the related borrowers may have an increased incentive to refinance for purposes of either (i) converting to a fixed rate loan and thereby "locking in" such rate or (ii) taking advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

   Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits. The Depositor will make no representation as to the particular factors that will affect the prepayment of the Mortgage Loans in any Trust Fund, as to the relative importance of such factors, as to the percentage of the principal balance of such Mortgage Loans that will be paid as of any date or as to the overall rate of prepayment on such Mortgage Loans.

WEIGHTED AVERAGE LIFE AND MATURITY

   The rate at which principal payments are received on the Mortgage Loans in any Trust Fund will affect the ultimate maturity and the weighted average life of one or more classes of the Certificates of such series. Weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of such instrument is repaid to the investor.

   The weighted average life and maturity of a class of Certificates of any series will be influenced by the rate at which principal on the related Mortgage Loans, whether in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes voluntary prepayments, liquidations due to default and purchases of Mortgage Loans out of the related Trust Fund), is paid to such class. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate ("CPR") prepayment model or the Standard Prepayment Assumption ("SPA") prepayment model. CPR represents an assumed constant rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans for the life of such loans. SPA represents an assumed variable rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of such loans in the first month of the life of the loans and an additional 0.2% per annum

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in each month thereafter until the thirtieth month. Beginning in the thirtieth month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

   Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family loans. Thus, it is unlikely that the prepayment experience of the Mortgage Loans included in any Trust Fund will conform to any particular level of CPR or SPA.

   The Prospectus Supplement with respect to each series of Certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of Offered Certificates of such series and the percentage of the initial Certificate Balance of each such class that would be outstanding on specified Distribution Dates based on the assumptions stated in such Prospectus Supplement, including assumptions that prepayments on the related Mortgage Loans are made at rates corresponding to various percentages of CPR or SPA, or at such other rates specified in such Prospectus Supplement. Such tables and assumptions will illustrate the sensitivity of the weighted average lives of the Certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the Certificates.

CONTROLLED AMORTIZATION CLASSES AND COMPANION CLASSES

   A series of Certificates may include one or more Controlled Amortization Classes, which will entitle the holders thereof to receive principal distributions according to a specified principal payment schedule, which schedule is supported by creating priorities, as and to the extent described in the related Prospectus Supplement, to receive principal payments from the Mortgage Loans in the related Trust Fund. Unless otherwise specified in the related Prospectus Supplement, each Controlled Amortization Class will either be a Planned Amortization Class (a "PAC") or a Targeted Amortization Class (a "TAC"). In general, a PAC has a "prepayment collar" (that is, a range of prepayment rates that can be sustained without disruption) that determines the principal cash flow of such Certificates. Such a prepayment collar is not static, and may expand or contract after the issuance of the PAC depending on the actual prepayment experience for the underlying Mortgage Loans. Distributions of principal on a PAC would be made in accordance with the specified schedule so long as prepayments on the underlying Mortgage Loans remain at a relatively constant rate within the prepayment collar and, as described below, Companion Classes exist to absorb "excesses" or "shortfalls" in principal payments on the underlying Mortgage Loans. If the rate of prepayment on the underlying Mortgage Loans from time to time falls outside the prepayment collar, or fluctuates significantly within the prepayment collar, especially for any extended period of time, such an event may have material consequences in respect of the anticipated weighted average life and maturity for a PAC. A TAC is structured so that principal distributions generally will be payable thereon in accordance with its specified principal payments schedule so long as the rate of prepayments on the related Mortgage Assets remains relatively constant at the particular rate used in establishing such schedule. A TAC will generally afford the holders thereof some protection against early retirement or some protection against an extended average life, but not both.

   Although prepayment risk cannot be eliminated entirely for any class of Certificates, a Controlled Amortization Class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the Mortgage Loans in the related Trust Fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for such Certificates. Prepayment risk with respect to a given Mortgage Asset Pool does not disappear, however, and the stability afforded to a Controlled Amortization Class comes at the expense of one or more Companion Classes of the same series, any of which Companion Classes may also be a class of Offered Certificates. In general, and as more particularly described in the related Prospectus Supplement, a Companion Class will entitle the holders thereof to a disproportionately large share of prepayments on the Mortgage Loans in the related Trust Fund when the rate of prepayment is relatively fast, and will entitle the holders thereof to a disproportionately small share of prepayments on the Mortgage Loans in the related Trust Fund when the rate of prepayment is relatively slow. A class of Certificates that entitles

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the holders thereof to a disproportionately large share of the prepayments on the Mortgage Loans in the related Trust Fund enhances the risk of early retirement of such class ("call risk") if the rate of prepayment is relatively fast; while a class of Certificates that entitles the holders thereof to a disproportionately small share of the prepayments on the Mortgage Loans in the related Trust Fund enhances the risk of an extended average life of such class ("extension risk") if the rate of prepayment is relatively slow. Thus, as and to the extent described in the related Prospectus Supplement, a Companion Class absorbs some (but not all) of the "call risk" and/or "extension risk" that would otherwise belong to the related Controlled Amortization Class if all payments of principal of the Mortgage Loans in the related Trust Fund were allocated on a pro rata basis.

OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

   Balloon Payments; Extensions of Maturity. Some or all of the Mortgage Loans included in a particular Trust Fund may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property, there is a risk that Mortgage Loans that require balloon payments may default at maturity, or that the maturity of such a Mortgage Loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted Mortgage Loans, the Master Servicer or a Special Servicer, to the extent and under the circumstances set forth herein and in the related Prospectus Supplement, may be authorized to modify Mortgage Loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a Mortgage Loan may delay distributions of principal on a class of Offered Certificates and thereby extend the weighted average life of such Certificates and, if such Certificates were purchased at a discount, reduce the yield thereon.

   Negative Amortization. The weighted average life of a class of Certificates can be affected by Mortgage Loans that permit negative amortization to occur. A Mortgage Loan that provides for the payment of interest calculated at a rate lower than the rate at which interest accrues thereon would be expected during a period of increasing interest rates to amortize at a slower rate (and perhaps not at all) than if interest rates were declining or were remaining constant. Such slower rate of Mortgage Loan amortization would correspondingly be reflected in a slower rate of amortization for one or more classes of Certificates of the related series. In addition, negative amortization on one or more Mortgage Loans in any Trust Fund may result in negative amortization on the Certificates of the related series. The related Prospectus Supplement will describe, if applicable, the manner in which negative amortization in respect of the Mortgage Loans in any Trust Fund is allocated among the respective classes of Certificates of the related series. The portion of any Mortgage Loan negative amortization allocated to a class of Certificates may result in a deferral of some or all of the interest payable thereon, which deferred interest may be added to the Certificate Balance thereof. Accordingly, the weighted average lives of Mortgage Loans that permit negative amortization (and that of the classes of Certificates to which any such negative amortization would be allocated or that would bear the effects of a slower rate of amortization on such Mortgage Loans) may increase as a result of such feature.

   Negative amortization also may occur in respect of an ARM Loan that limits the amount by which its scheduled payment may adjust in response to a change in its Mortgage Rate, provides that its scheduled payment will adjust less frequently than its Mortgage Rate or provides for constant scheduled payments notwithstanding adjustments to its Mortgage Rate. Accordingly, during a period of declining interest rates, the scheduled payment on such a Mortgage Loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable Mortgage Rate, thereby resulting in the accelerated amortization of such Mortgage Loan. Any such acceleration in amortization of its principal balance will shorten the weighted average life of such Mortgage Loan and, correspondingly, the weighted average lives of those classes of Certificates entitled to a portion of the principal payments on such Mortgage Loan.

   The extent to which the yield on any Offered Certificate will be affected by the inclusion in the related Trust Fund of Mortgage Loans that permit negative amortization, will depend upon (i) whether

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such Offered Certificate was purchased at a premium or a discount and (ii)
the extent to which the payment characteristics of such Mortgage Loans delay or accelerate the distributions of principal on such Certificate (or, in the case of a Stripped Interest Certificate, delay or accelerate the amortization of the notional amount thereof). See "--Yield and Prepayment Considerations" above.

   Foreclosures and Payment Plans. The number of foreclosures and the principal amount of the Mortgage Loans that are foreclosed in relation to the number and principal amount of Mortgage Loans that are repaid in accordance with their terms will affect the weighted average lives of those Mortgage Loans and, accordingly, the weighted average lives of and yields on the Certificates of the related series. Servicing decisions made with respect to the Mortgage Loans, including the use of payment plans prior to a demand for acceleration and the restructuring of Mortgage Loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular Mortgage Loans and thus the weighted average lives of and yields on the Certificates of the related series.

   Losses and Shortfalls on the Mortgage Assets. The yield to holders of the Offered Certificates of any series will directly depend on the extent to which such holders are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the Mortgage Loans in the related Trust Fund and the timing of such losses and shortfalls. In general, the earlier that any such loss or shortfall occurs, the greater will be the negative effect on yield for any class of Certificates that is required to bear the effects thereof.

   The amount of any losses or shortfalls in collections on the Mortgage Assets in any Trust Fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of Credit Support) will be allocated among the respective classes of Certificates of the related series in the priority and manner, and subject to the limitations, specified in the related Prospectus Supplement. As described in the related Prospectus Supplement, such allocations may be effected by a reduction in the entitlements to interest and/or Certificate Balances of one or more such classes of Certificates, or by establishing a priority of payments among such classes of Certificates.

   The yield to maturity on a class of Subordinate Certificates may be extremely sensitive to losses and shortfalls in collections on the Mortgage Loans in the related Trust Fund.

   Additional Certificate Amortization. In addition to entitling the holders thereof to a specified portion (which may during specified periods range from none to all) of the principal payments received on the Mortgage Assets in the related Trust Fund, one or more classes of Certificates of any series, including one or more classes of Offered Certificates of such series, may provide for distributions of principal thereof from (i) amounts attributable to interest accrued but not currently distributable on one or more classes of Accrual Certificates, (ii) Excess Funds or (iii) any other amounts described in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, "Excess Funds" will, in general, represent that portion of the amounts distributable in respect of the Certificates of any series on any Distribution Date that represent (i) interest received or advanced on the Mortgage Assets in the related Trust Fund that is in excess of the interest currently accrued on the Certificates of such series, or (ii) Prepayment Premiums, payments from Equity Participations or any other amounts received on the Mortgage Assets in the related Trust Fund that do not constitute interest thereon or principal thereof.

   The amortization of any class of Certificates out of the sources described in the preceding paragraph would shorten the weighted average life of such Certificates and, if such Certificates were purchased at a premium, reduce the yield thereon. The related Prospectus Supplement will discuss the relevant factors to be considered in determining whether distributions of principal of any class of Certificates out of such sources would have any material effect on the rate at which such Certificates are amortized.

   Optional Early Termination. If so specified in the related Prospectus Supplement, a series of Certificates may be subject to optional early termination through the repurchase of the Mortgage Assets in the related Trust Fund by the party or parties specified therein, under the circumstances and in the manner set forth therein. If so provided in the related Prospectus Supplement, upon the reduction of the Certificate Balance of a specified class or classes of Certificates by a specified percentage or amount, a

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party specified therein may be authorized or required to solicit bids for the purchase of all of the Mortgage Assets of the related Trust Fund, or of a sufficient portion of such Mortgage Assets to retire such class or classes, under the circumstances and in the manner set forth therein. In the absence of other factors, any such early retirement of a class of Offered
Certificates would shorten the weighted average life thereof and, if such Certificates were purchased at premium, reduce the yield thereon.

                                THE DEPOSITOR

   Chase Commercial Mortgage Securities Corp., the Depositor, is a New York corporation organized on August 2, 1993 as a wholly-owned subsidiary of Chemical Bank (now known as The Chase Manhattan Bank). On July 14, 1996, The Chase Manhattan Bank (National Association) merged with and into Chemical Bank, a New York bank, and Chemical Bank then changed its name to The Chase Manhattan Bank. The Depositor maintains its principal office at 380 Madison Avenue, New York, New York 10017-2951. Its telephone number is (212) 622-3510. The Depositor does not have, nor is it expected in the future to have, any significant assets.

                               USE OF PROCEEDS

   The net proceeds to be received from the sale of the Certificates of any series will be applied by the Depositor to the purchase of Trust Assets or will be used by the Depositor for general corporate purposes. The Depositor expects to sell the Certificates from time to time, but the timing and amount of offerings of Certificates will depend on a number of factors, including the volume of Mortgage Assets acquired by the Depositor, prevailing interest rates, availability of funds and general market conditions.

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                       DESCRIPTION OF THE CERTIFICATES

GENERAL

   Each series of Certificates will represent the entire beneficial ownership interest in the Trust Fund created pursuant to the related Pooling Agreement. As described in the related Prospectus Supplement, the Certificates of each series, including the Offered Certificates of such series, may consist of one or more classes of Certificates that, among other things: (i) provide for the accrual of interest thereon at a fixed, variable or adjustable rate; (ii) are senior (collectively, "Senior Certificates") or subordinate (collectively, "Subordinate Certificates") to one or more other classes of Certificates in entitlement to certain distributions on the Certificates; (iii) are entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest (collectively, "Stripped Principal Certificates");
(iv) are entitled to distributions of interest, with disproportionately small, nominal or no distributions of principal (collectively, "Stripped Interest Certificates"); (v) provide for distributions of interest thereon or principal thereof that commence only after the occurrence of certain events, such as the retirement of one or more other classes of Certificates of such series; (vi) provide for distributions of principal thereof to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund;
(vii) provide for distributions of principal thereof to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or (viii) provide for distributions based on collections on the Mortgage Assets in the related Trust Fund attributable to Prepayment Premiums and Equity Participations.

   Each class of Offered Certificates of a series will be issued in minimum denominations corresponding to the principal balances or, in case of certain classes of Stripped Interest Certificates or Residual Certificates, notional amounts or percentage interests, specified in the related Prospectus Supplement. As provided in the related Prospectus Supplement, one or more classes of Offered Certificates of any series may be issued in fully registered, definitive form (such Certificates, "Definitive Certificates") or may be offered in book-entry format (such Certificates, "Book-Entry Certificates") through the facilities of The Depository Trust Company ("DTC"). The Offered Certificates of each series (if issued as Definitive Certificates) may be transferred or exchanged, subject to any restrictions on transfer described in the related Prospectus Supplement, at the location specified in the related Prospectus Supplement, without the payment of any service charges, other than any tax or other governmental charge payable in connection therewith. Interests in a class of Book-Entry Certificates will be transferred on the book-entry records of DTC and its participating organizations. See "Risk Factors--Limited Liquidity" and "--Book-Entry Registration".

DISTRIBUTIONS

   Distributions on the Certificates of each series will be made by or on behalf of the related Trustee or Master Servicer on each Distribution Date as specified in the related Prospectus Supplement from the Available Distribution Amount for such series and such Distribution Date. Unless otherwise provided in the related Prospectus Supplement, the "Available Distribution Amount" for any series of Certificates and any Distribution Date will refer to the total of all payments or other collections (or advances in lieu thereof) on, under or in respect of the Mortgage Assets and any other assets included in the related Trust Fund that are available for distribution to the holders of Certificates of such series on such date. The particular components of the Available Distribution Amount for any series on each Distribution Date will be more specifically described in the related Prospectus Supplement.

   Except as otherwise specified in the related Prospectus Supplement, distributions on the Certificates of each series (other than the final distribution in retirement of any such Certificate) will be made to the persons in whose names such Certificates are registered at the close of business on the last business day of the month preceding the month in which the applicable Distribution Date occurs (the "Record Date"), and the amount of each distribution will be determined as of the close of business on the date (the "Determination Date") specified in the related Prospectus Supplement. All distributions with respect to each class of Certificates on each Distribution Date will be allocated pro rata among the outstanding

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Certificates in such class. Payments will be made either by wire transfer in immediately available funds to the account of a Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder has provided the person required to make such payments with wiring instructions (which may be provided in the form of a standing order applicable to all subsequent distributions) no later than the date specified in the related Prospectus Supplement (and, if so provided in the related Prospectus Supplement, such Certificateholder holds Certificates in the requisite amount or denomination specified therein), or by check mailed to the address of such Certificateholder as it appears on the Certificate Register; provided, however, that the final distribution in retirement of any class of Certificates (whether Definitive Certificates or Book-Entry Certificates) will be made only upon presentation and surrender of such Certificates at the location specified in the notice to Certificateholders of such final distribution.

DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

   Each class of Certificates of each series (other than certain classes of Stripped Principal Certificates and certain classes of Residual Certificates that have no Pass-Through Rate) may have a different Pass-Through Rate, which in each case may be fixed, variable or adjustable. The related Prospectus Supplement will specify the Pass-Through Rate or, in the case of a variable or adjustable Pass-Through Rate, the method for determining the Pass-Through Rate, for each class. Unless otherwise specified in the related Prospectus Supplement, interest on the Certificates of each series will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

   Distributions of interest in respect of any class of Certificates (other than certain classes of Certificates that will be entitled to distributions of accrued interest commencing only on the Distribution Date, or under the circumstances, specified in the related Prospectus Supplement ("Accrual Certificates"), and other than any class of Stripped Principal Certificates or Residual Certificates that is not entitled to any distributions of interest) will be made on each Distribution Date based on the Accrued Certificate Interest for such class and such Distribution Date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to such class on such Distribution Date. Prior to the time interest is distributable on any class of Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on such class will be added to the Certificate Balance thereof on each Distribution Date. With respect to each class of Certificates (other than certain classes of Stripped Interest Certificates and certain classes of Residual Certificates), the "Accrued Certificate Interest" for each Distribution Date will be equal to interest at the applicable Pass-Through Rate accrued for a specified period (generally equal to the time period between Distribution Dates) on the outstanding Certificate Balance of such class of Certificates immediately prior to such Distribution Date. Unless otherwise provided in the related Prospectus Supplement, the Accrued Certificate Interest for each Distribution Date on a class of Stripped Interest Certificates will be similarly calculated except that it will accrue on a notional amount (a "Notional Amount") that is either
(i) based on the principal balances of some or all of the Mortgage Assets in the related Trust Fund or (ii) equal to the Certificate Balances of one or more other classes of Certificates of the same series. Reference to a Notional Amount with respect to a class of Stripped Interest Certificates is solely for convenience in making certain calculations and does not represent the right to receive any distributions of principal. If so specified in the related Prospectus Supplement, the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the Certificate Balance of) one or more classes of the Certificates of a series will be reduced to the extent that any Prepayment Interest Shortfalls, as described under "Yield and Maturity Considerations--Certain Shortfalls in Collections of Interest", exceed the amount of any sums (including, if and to the extent specified in the related Prospectus Supplement, all or a portion of the Master Servicer's servicing compensation) that are applied to offset the amount of such shortfalls. The particular manner in which such shortfalls will be allocated among some or all of the classes of Certificates of that series will be specified in the related Prospectus Supplement. The related Prospectus Supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the Certificate Balance of) a class of Offered Certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the Mortgage Assets in the related Trust Fund. Unless otherwise provided in the related Prospectus Supplement, any

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reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of Certificates by reason of the allocation to such class of a portion of any deferred interest on or in respect of the Mortgage Assets in the related Trust Fund will result in a corresponding increase in the Certificate Balance of such class. See "Risk Factors--Prepayments; Average Life of Certificates; Yields" and "Yield and Maturity Considerations".

DISTRIBUTIONS OF PRINCIPAL ON THE CERTIFICATES

   Each class of Certificates of each series (other than certain classes of Stripped Interest Certificates and certain classes of Residual Certificates) will have a "Certificate Balance" which, at any time, will equal the then maximum amount that the holders of Certificates of such class will be entitled to receive in respect of principal out of the future cash flow on the Mortgage Assets and other assets included in the related Trust Fund. The outstanding Certificate Balance of a class of Certificates will be reduced by distributions of principal made thereon from time to time and, if so provided in the related Prospectus Supplement, further by any losses incurred in respect of the related Mortgage Assets allocated thereto from time to time. In turn, the outstanding Certificate Balance of a class of Certificates may be increased as a result of any deferred interest on or in respect of the related Mortgage Assets being allocated thereto from time to time, and will be increased, in the case of a class of Accrual Certificates prior to the Distribution Date on which distributions of interest thereon are required to commence, by the amount of any Accrued Certificate Interest in respect thereof (reduced as described above). Unless otherwise provided in the related Prospectus Supplement, the initial aggregate Certificate Balance of all classes of a series of Certificates will not be greater than the aggregate outstanding principal balance of the related Mortgage Assets as of the applicable Cut-off Date, after application of scheduled payments due on or before such date, whether or not received. The initial Certificate Balance of each class of a series of Certificates will be specified in the related Prospectus Supplement. As and to the extent described in the related Prospectus Supplement, distributions of principal with respect to a series of Certificates will be made on each Distribution Date to the holders of the class or classes of Certificates of such series entitled thereto until the Certificate Balances of such Certificates have been reduced to zero. Distributions of principal with respect to one or more classes of Certificates may be made at a rate that is faster (and, in some cases, substantially faster) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund. Distributions of principal with respect to one or more classes of Certificates may not commence until the occurrence of certain events, such as the retirement of one or more other classes of Certificates of the same series, or may be made at a rate that is slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund. Distributions of principal with respect to one or more classes of Certificates (each such class, a "Controlled Amortization Class") may be made, subject to available funds, based on a specified principal payment schedule. Distributions of principal with respect to one or more classes of Certificates (each such class, a "Companion Class") may be contingent on the specified principal payment schedule for a Controlled Amortization Class of the same series and the rate at which payments and other collections of principal on the Mortgage Assets in the related Trust Fund are received. Unless otherwise specified in the related Prospectus Supplement, distributions of principal of any class of Offered Certificates will be made on a pro rata basis among all of the Certificates of such class.

DISTRIBUTIONS ON THE CERTIFICATES IN RESPECT OF PREPAYMENT PREMIUMS OR IN RESPECT OF EQUITY PARTICIPATIONS

   If so provided in the related Prospectus Supplement, Prepayment Premiums or payments in respect of Equity Participations received on or in connection with the Mortgage Assets in any Trust Fund will be distributed on each Distribution Date to the holders of the class of Certificates of the related series entitled thereto in accordance with the provisions described in such Prospectus Supplement.

ALLOCATION OF LOSSES AND SHORTFALLS

   The amount of any losses or shortfalls in collections on the Mortgage Assets in any Trust Fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of Credit Support)

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
will be allocated among the respective classes of Certificates of the related series in the priority and manner, and subject to the limitations, specified in the related Prospectus Supplement. As described in the related Prospectus Supplement, such allocations may be effected by a reduction in the entitlements to interest and/or Certificate Balances of one or more such classes of Certificates, or by establishing a priority of payments among such classes of Certificates.

ADVANCES IN RESPECT OF DELINQUENCIES

   If and to the extent provided in the related Prospectus Supplement, if a Trust Fund includes Mortgage Loans, the Master Servicer, a Special Servicer, the Trustee, any provider of Credit Support and/or any other specified person may be obligated to advance, or have the option of advancing, on or before each Distribution Date, from its or their own funds or from excess funds held in the related Certificate Account that are not part of the Available Distribution Amount for the related series of Certificates for such Distribution Date, an amount up to the aggregate of any payments of principal (other than any balloon payments) and interest that were due on or in respect of such Mortgage Loans during the related Due Period and were delinquent on the related Determination Date.

   Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of Certificates entitled thereto, rather than to guarantee or insure against losses. Accordingly, all advances made out of a specific entity's own funds will be reimbursable out of related recoveries on the Mortgage Loans (including amounts received under any instrument of Credit Support) respecting which such advances were made (as to any Mortgage Loan, "Related Proceeds") and such other specific sources as may be identified in the related Prospectus Supplement, including in the case of a series that includes one or more classes of Subordinate Certificates, collections on other Mortgage Loans in the related Trust Fund that would otherwise be distributable to the holders of one or more classes of such Subordinate Certificates. No advance will be required to be made by a Master Servicer, Special Servicer or Trustee if, in the good faith judgment of the Master Servicer, Special Servicer or Trustee, as the case may be, such advance would not be recoverable from Related Proceeds or another specifically identified source (any such advance, a "Nonrecoverable Advance"); and, if previously made by a Master Servicer, Special Servicer or Trustee, a Nonrecoverable Advance will be reimbursable thereto from any amounts in the related Certificate Account prior to any distributions being made to the related series of Certificateholders.

   If advances have been made by a Master Servicer, Special Servicer, Trustee or other entity from excess funds in a Certificate Account, such Master Servicer, Special Servicer, Trustee or other entity, as the case may be, will be required to replace such funds in such Certificate Account on any future Distribution Date to the extent that funds in such Certificate Account on such Distribution Date are less than payments required to be made to the related series of Certificateholders on such date. If so specified in the related Prospectus Supplement, the obligation of a Master Servicer, Special Servicer, Trustee or other entity to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, any such surety bond, will be set forth in the related Prospectus Supplement.

   If and to the extent so provided in the related Prospectus Supplement, any entity making advances will be entitled to receive interest thereon for the period that such advances are outstanding at the rate specified in such Prospectus Supplement, and such entity will be entitled to payment of such interest periodically from general collections on the Mortgage Loans in the related Trust Fund prior to any payment to the related series of Certificateholders or as otherwise provided in the related Pooling Agreement and described in such Prospectus Supplement.

   The Prospectus Supplement for any series of Certificates evidencing an interest in a Trust Fund that includes MBS will describe any comparable advancing obligation of a party to the related Pooling Agreement or of a party to the related MBS Agreement.

REPORTS TO CERTIFICATEHOLDERS

   On each Distribution Date, together with the distribution to the holders of each class of the Offered Certificates of a series, a Master Servicer or Trustee, as provided in the related Prospectus Supplement,

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
will forward to each such holder, a statement (a "Distribution Date Statement") that, unless otherwise provided in the related Prospectus Supplement, will set forth, among other things, in each case to the extent applicable:

     (i) the amount of such distribution to holders of such class of Offered Certificates that was applied to reduce the Certificate Balance thereof;

     (ii) the amount of such distribution to holders of such class of Offered Certificates that is allocable to Accrued Certificate Interest;

     (iii) the amount, if any, of such distribution to holders of such class of Offered Certificates that is allocable to (A) Prepayment Premiums and
    (B) payments on account of Equity Participations;

     (iv) the amount, if any, by which such distribution is less than the amounts to which holders of such class of Offered Certificates are entitled;

     (v) if the related Trust Fund includes Mortgage Loans, the aggregate amount of advances included in such distribution;

     (vi) if the related Trust Fund includes Mortgage Loans, the amount of servicing compensation received by the related Master Servicer (and, if payable directly out of the related Trust Fund, by any Special Servicer and any Sub-Servicer) and such other customary information as the reporting party deems necessary or desirable, or that a Certificateholder reasonably requests, to enable Certificateholders to prepare their tax returns;

     (vii) information regarding the aggregate principal balance of the related Mortgage Assets on or about such Distribution Date;

     (viii) if the related Trust Fund includes Mortgage Loans, information regarding the number and aggregate principal balance of such Mortgage Loans that are delinquent in varying degrees;

     (ix) if the related Trust Fund includes Mortgage Loans, information regarding the aggregate amount of losses incurred and principal prepayments made with respect to such Mortgage Loans during the related Prepayment Period (that is, the specified period, generally equal in length to the time period between Distribution Dates, during which prepayments and other unscheduled collections on the Mortgage Loans in the related Trust Fund must be received in order to be distributed on a particular Distribution Date);

     (x) the Certificate Balance or Notional Amount, as the case may be, of each class of Certificates (including any class of Certificates not offered hereby) at the close of business on such Distribution Date, separately identifying any reduction in such Certificate Balance or Notional Amount due to the allocation of any losses in respect of the related Mortgage Assets, any increase in such Certificate Balance or Notional Amount due to the allocation of any negative amortization in respect of the related Mortgage Assets and any increase in the Certificate Balance of a class of Accrual Certificates, if any, in the event that Accrued Certificate Interest has been added to such balance;

     (xi) if such class of Offered Certificates has a variable Pass-Through Rate or an adjustable Pass-Through Rate, the Pass-Through Rate applicable thereto for such Distribution Date and, if determinable, for the next succeeding Distribution Date;

     (xii) the amount deposited in or withdrawn from any reserve fund on such Distribution Date, and the amount remaining on deposit in such reserve fund as of the close of business on such Distribution Date;

     (xiii) if the related Trust Fund includes one or more instruments of Credit Support, such as a letter of credit, an insurance policy and/or a surety bond, the amount of coverage under each such instrument as of the close of business on such Distribution Date; and

     (xiv) to the extent not otherwise reflected through the information furnished pursuant to subclauses (viii) and (x) above, the amount of Credit Support being afforded by any classes of Subordinate Certificates.

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
   In the case of information furnished pursuant to subclauses (i)-(iii) above, the amounts will be expressed as a dollar amount per minimum denomination of the relevant class of Offered Certificates or per a specified portion of such minimum denomination. The Prospectus Supplement for each series of Certificates may describe additional information to be included in reports to the holders of the Offered Certificates of such series.

   Within a reasonable period of time after the end of each calendar year, the Master Servicer or Trustee for a series of Certificates, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an Offered Certificate of such series a statement containing the information set forth in subclauses (i)-(iii) above, aggregated for such calendar year or the applicable portion thereof during which such person was a Certificateholder. Such obligation will be deemed to have been satisfied to the extent that substantially comparable information is provided pursuant to any requirements of the Code as are from time to time in force. See, however, "Description of the Certificates--Book-Entry Registration and Definitive Certificates".

   If the Trust Fund for a series of Certificates includes MBS, the ability of the related Master Servicer or Trustee, as the case may be, to include in any Distribution Date Statement information regarding the mortgage loans underlying such MBS will depend on the reports received with respect to such MBS. In such cases, the related Prospectus Supplement will describe the loan-specific information to be included in the Distribution Date Statements that will be forwarded to the holders of the Offered Certificates of that series in connection with distributions made to them.

VOTING RIGHTS

   The voting rights evidenced by each series of Certificates (as to such series, the "Voting Rights") will be allocated among the respective classes of such series in the manner described in the related Prospectus Supplement.

   Certificateholders will generally not have a right to vote, except with respect to required consents to certain amendments to the related Pooling Agreement and as otherwise specified in the related Prospectus Supplement. See "Description of the Pooling Agreements--Amendment". The holders of specified amounts of Certificates of a particular series will have the right to act as a group to remove the related Trustee and also upon the occurrence of certain events which if continuing would constitute an Event of Default on the part of the related Master Servicer. See "Description of the Pooling Agreements--Events of Default", "--Rights Upon Event of Default" and "--Resignation and Removal of the Trustee".

TERMINATION

   The obligations created by the Pooling Agreement for each series of Certificates will terminate following (i) the final payment or other liquidation of the last Mortgage Asset subject thereto or the disposition of all property acquired upon foreclosure of any Mortgage Loan subject thereto and (ii) the payment to the Certificateholders of that series of all amounts required to be paid to them pursuant to such Pooling Agreement. Written notice of termination of a Pooling Agreement will be given to each Certificateholder of the related series, and the final distribution will be made only upon presentation and surrender of the Certificates of such series at the location to be specified in the notice of termination.

   If so specified in the related Prospectus Supplement, a series of Certificates may be subject to optional early termination through the repurchase of the Mortgage Assets in the related Trust Fund by the party or parties specified therein, under the circumstances and in the manner set forth therein. If so provided in the related Prospectus Supplement, upon the reduction of the Certificate Balance of a specified class or classes of Certificates by a specified percentage or amount, a party designated therein may be authorized or required to solicit bids for the purchase of all the Mortgage Assets of the related Trust Fund, or of a sufficient portion of such Mortgage Assets to retire such class or classes, under the circumstances and in the manner set forth therein.

                               42
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BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

   If so provided in the Prospectus Supplement for a series of Certificates, one or more classes of the Offered Certificates of such series will be offered in book-entry format through the facilities of The Depository Trust Company ("DTC"), and each such class will be represented by one or more global Certificates registered in the name of DTC or its nominee.

   DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking corporation" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations ("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. "Direct Participants", which maintain accounts with DTC, include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Commission.

   Purchases of Book-Entry Certificates under the DTC system must be made by or through Direct Participants, which will receive a credit for the Book-Entry Certificates on DTC's records. The ownership interest of each actual purchaser of a Book-Entry Certificate (a "Certificate Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Certificate Owners will not receive written confirmation from DTC of their purchases, but Certificate Owners are expected to receive written confirmations providing details of such transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which each Certificate Owner entered into the transaction. Transfers of ownership interest in the Book-Entry Certificates are to be accomplished by entries made on the books of Participants acting on behalf of Certificate Owners. Certificate Owners will not receive certificates representing their ownership interests in the Book-Entry Certificates, except in the event that use of the book-entry system for the Book-Entry Certificates of any series is discontinued as described below.

   DTC has no knowledge of the actual Certificate Owners of the Book-Entry Certificates; DTC's records reflect only the identity of the Direct Participants to whose accounts such Certificates are credited, which may or may not be the Certificate Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

   Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Certificate Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

   Distributions on the Book-Entry Certificates will be made to DTC. DTC's practice is to credit Direct Participants' accounts on the related Distribution Date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on such date. Disbursement of such distributions by Participants to Certificate Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of each such Participant (and not of DTC, the Depositor or any Trustee or Master Servicer), subject to any statutory or regulatory requirements as may be in effect from time to time. Under a book-entry system, Certificate Owners may receive payments after the related Distribution Date.

   Unless otherwise provided in the related Prospectus Supplement, the only "Certificateholder" (as such term is used in the related Pooling Agreement) will be the nominee of DTC, and the Certificate

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Owners will not be recognized as Certificateholders under the Pooling
Agreement. Certificate Owners will be permitted to exercise the rights of Certificateholders under the related Pooling Agreement only indirectly through the Participants who in turn will exercise their rights through DTC. The Depositor is informed that DTC will take action permitted to be taken by a Certificateholder under a Pooling Agreement only at the direction of one or more Participants to whose account with DTC interests in the Book-Entry Certificates are credited.

   Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain Certificate Owners, the ability of a Certificate Owner to pledge its interest in Book-Entry Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in Book-Entry Certificates, may be limited due to the lack of a physical certificate evidencing such interest.

   Unless otherwise specified in the related Prospectus Supplement, Certificates initially issued in book-entry form will be issued as Definitive Certificates to Certificate Owners or their nominees, rather than to DTC or its nominee, only if (i) the Depositor advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to such Certificates and the Depositor is unable to locate a qualified successor or (ii) the Depositor, at its option, elects to terminate the book-entry system through DTC with respect to such Certificates. Upon the occurrence of either of the events described in the preceding sentence, DTC will be required to notify all Participants of the availability through DTC of Definitive Certificates. Upon surrender by DTC of the certificate or certificates representing a class of Book-Entry Certificates, together with instructions for registration, the Trustee for the related series or other designated party will be required to issue to the Certificate Owners identified in such instructions the Definitive Certificates to which they are entitled, and thereafter the holders of such Definitive Certificates will be recognized as Certificateholders under the related Pooling Agreement.

                    DESCRIPTION OF THE POOLING AGREEMENTS

GENERAL

   The Certificates of each series will be issued pursuant to a pooling and servicing agreement or other agreement specified in the related Prospectus Supplement (in either case, a "Pooling Agreement"). In general, the parties to a Pooling Agreement will include the Depositor, the Trustee, the Master Servicer and, in some cases, a Special Servicer appointed as of the date of the Pooling Agreement. However, a Pooling Agreement may include a Mortgage Asset Seller as a party, and a Pooling Agreement that relates to a Trust Fund that consists solely of MBS may not include a Master Servicer or other servicer as a party. All parties to each Pooling Agreement under which Certificates of a series are issued will be identified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, an affiliate of the Depositor, or the Mortgage Asset Seller or an affiliate thereof, may perform the functions of Master Servicer or Special Servicer. Any party to a Pooling Agreement may own Certificates issued thereunder; however, except with respect to required consents to certain amendments to a Pooling Agreement, Certificates issued thereunder that are held by the Master Servicer or Special Servicer for the related series will not be allocated Voting Rights.

   A form of a pooling and servicing agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. However, the provisions of each Pooling Agreement will vary depending upon the nature of the Certificates to be issued thereunder and the nature of the related Trust Fund. The following summaries describe certain provisions that may appear in a Pooling Agreement under which Certificates that evidence interests in Mortgage Loans will be issued. The Prospectus Supplement for a series of Certificates will describe any provision of the related Pooling Agreement that materially differs from the description thereof contained in this Prospectus and, if the related Trust Fund includes MBS, will summarize all of the material provisions of the related Pooling Agreement. The summaries herein do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Pooling Agreement for each series of Certificates and the description of such provisions in the related Prospectus Supplement. As used herein with respect to any

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series, the term "Certificate" refers to all of the Certificates of that series, whether or not offered hereby and by the related Prospectus Supplement, unless the context otherwise requires. The Depositor will provide a copy of the Pooling Agreement (without exhibits) that relates to any series of Certificates without charge upon written request of a holder of a Certificate of such series addressed to Chase Commercial Mortgage Securities Corp., 380 Madison Avenue, New York, New York 10017-2951, Attention:
President.

ASSIGNMENT OF MORTGAGE LOANS; REPURCHASES

   At the time of issuance of any series of Certificates, the Depositor will assign (or cause to be assigned) to the designated Trustee the Mortgage Loans to be included in the related Trust Fund, together with, unless otherwise specified in the related Prospectus Supplement, all principal and interest to be received on or with respect to such Mortgage Loans after the Cut-off Date, other than principal and interest due on or before the Cut-off Date. The Trustee will, concurrently with such assignment, deliver the Certificates to or at the direction of the Depositor in exchange for the Mortgage Loans and the other assets to be included in the Trust Fund for such series. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the related Pooling Agreement. Such schedule generally will include detailed information that pertains to each Mortgage Loan included in the related Trust Fund, which information will typically include the address of the related Mortgaged Property and type of such property; the Mortgage Rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information; the original and remaining term to maturity; the original amortization term; and the original and outstanding principal balance.

   With respect to each Mortgage Loan to be included in a Trust Fund, the Depositor will deliver (or cause to be delivered) to the related Trustee (or to a custodian appointed by the Trustee) certain loan documents which, unless otherwise specified in the related Prospectus Supplement, will include the original Mortgage Note endorsed, without recourse, to the order of the Trustee, the original Mortgage (or a certified copy thereof) with evidence of recording indicated thereon and an assignment of the Mortgage to the Trustee in recordable form. Unless otherwise provided in the Prospectus Supplement for a series of Certificates, the related Pooling Agreement will require that the Depositor or another party thereto promptly cause each such assignment of Mortgage to be recorded in the appropriate public office for real property records.

   The Trustee (or a custodian appointed by the Trustee) for a series of Certificates will be required to review the Mortgage Loan documents delivered to it within a specified period of days after receipt thereof, and the Trustee (or such custodian) will hold such documents in trust for the benefit of the Certificateholders of such series. Unless otherwise specified in the related Prospectus Supplement, if any such document is found to be missing or defective, and such omission or defect, as the case may be, materially and adversely affects the interests of the Certificateholders of the related series, the Trustee (or such custodian) will be required to notify the Master Servicer and the Depositor, and one of such persons will be required to notify the relevant Mortgage Asset Seller. In that case, and if the Mortgage Asset Seller cannot deliver the document or cure the defect within a specified number of days after receipt of such notice, then, except as otherwise specified below or in the related Prospectus Supplement, the Mortgage Asset Seller will be obligated to repurchase the related Mortgage Loan from the Trustee at a price that will be specified in the related Prospectus Supplement. If so provided in the Prospectus Supplement for a series of Certificates, a Mortgage Asset Seller, in lieu of repurchasing a Mortgage Loan as to which there is missing or defective loan documentation, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of such series of Certificates, to replace such Mortgage Loan with one or more other mortgage loans, in accordance with standards that will be described in the Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, this repurchase or substitution obligation will constitute the sole remedy to holders of the Certificates of any series or to the related Trustee on their behalf for missing or defective loan documentation and neither the Depositor nor, unless it is the Mortgage Asset Seller, the Master Servicer will be obligated to purchase or replace a Mortgage Loan if a Mortgage Asset Seller defaults on its obligation to do so. Notwithstanding the foregoing, if a document has not been delivered to the related Trustee (or to a custodian appointed by the Trustee) because such document has been submitted for

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recording, and neither such document nor a certified copy thereof, in either case with evidence of recording thereon, can be obtained because of delays on the part of the applicable recording office, then, unless otherwise specified in the related Prospectus Supplement, the Mortgage Asset Seller will not be required to repurchase or replace the affected Mortgage Loan on the basis of such missing document so long as it continues in good faith to attempt to obtain such document or such certified copy.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

   Unless otherwise provided in the Prospectus Supplement for a series of Certificates, the Depositor will, with respect to each Mortgage Loan in the related Trust Fund, make or assign, or cause to be made or assigned, certain representations and warranties (the person making such representations and warranties, the "Warranting Party") covering, by way of example: (i) the accuracy of the information set forth for such Mortgage Loan on the schedule of Mortgage Loans appearing as an exhibit to the related Pooling Agreement;
(ii) the enforceability of the related Mortgage Note and Mortgage and the existence of title insurance insuring the lien priority of the related Mortgage; (iii) the Warranting Party's title to the Mortgage Loan and the authority of the Warranting Party to sell the Mortgage Loan; and (iv) the payment status of the Mortgage Loan. It is expected that in most cases the Warranting Party will be the Mortgage Asset Seller; however, the Warranting Party may also be an affiliate of the Mortgage Asset Seller, the Depositor or an affiliate of the Depositor, the Master Servicer, a Special Servicer or another person acceptable to the Depositor. The Warranting Party, if other than the Mortgage Asset Seller, will be identified in the related Prospectus Supplement.

   Unless otherwise provided in the related Prospectus Supplement, each Pooling Agreement will provide that the Master Servicer and/or Trustee will be required to notify promptly any Warranting Party of any breach of any representation or warranty made by it in respect of a Mortgage Loan that materially and adversely affects the interests of the Certificateholders of the related series. If such Warranting Party cannot cure such breach within a specified period following the date on which it was notified of such breach, then, unless otherwise provided in the related Prospectus Supplement, it will be obligated to repurchase such Mortgage Loan from the Trustee at a price that will be specified in the related Prospectus Supplement. If so provided in the Prospectus Supplement for a series of Certificates, a Warranting Party, in lieu of repurchasing a Mortgage Loan as to which a breach has occurred, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of such series of Certificates, to replace such Mortgage Loan with one or more other mortgage loans, in accordance with standards that will be described in the Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, this repurchase or substitution obligation will constitute the sole remedy available to holders of the Certificates of any series or to the related Trustee on their behalf for a breach of representation and warranty by a Warranting Party and neither the Depositor nor the Master Servicer, in either case unless it is the Warranting Party, will be obligated to purchase or replace a Mortgage Loan if a Warranting Party defaults on its obligation to do so.

   In some cases, representations and warranties will have been made in respect of a Mortgage Loan as of a date prior to the date upon which the related series of Certificates is issued, and thus may not address events that may occur following the date as of which they were made. However, the Depositor will not include any Mortgage Loan in the Trust Fund for any series of Certificates if anything has come to the Depositor's attention that would cause it to believe that the representations and warranties made in respect of such Mortgage Loan will not be accurate in all material respects as of the date of issuance. The date as of which the representations and warranties regarding the Mortgage Loans in any Trust Fund were made will be specified in the related Prospectus Supplement.

COLLECTION AND OTHER SERVICING PROCEDURES

   The Master Servicer for any Trust Fund, directly or through Sub-Servicers, will be required to make reasonable efforts to collect all scheduled payments under the Mortgage Loans in such Trust Fund, and will be required to follow such collection procedures as it would follow with respect to mortgage loans that are comparable to the Mortgage Loans in such Trust Fund and held for its own account, provided such procedures are consistent with (i) the terms of the related Pooling Agreement and any related instrument

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
of Credit Support included in such Trust Fund, (ii) applicable law and (iii) the servicing standard specified in the related Pooling Agreement and Prospectus Supplement (the "Servicing Standard").

   The Master Servicer for any Trust Fund, directly or through Sub-Servicers, will also be required to perform as to the Mortgage Loans in such Trust Fund various other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts, if required under the related Pooling Agreement, for payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items; attempting to collect delinquent payments; supervising foreclosures; negotiating modifications; conducting property inspections on a periodic or other basis; managing (or overseeing the management of) Mortgaged Properties acquired on behalf of such Trust Fund through foreclosure, deed-in-lieu of foreclosure or otherwise (each, an "REO Property"); and maintaining servicing records relating to such Mortgage Loans. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will be responsible for filing and settling claims in respect of particular Mortgage Loans under any applicable instrument of Credit Support. See "Description of Credit Support".

SUB-SERVICERS

   A Master Servicer may delegate its servicing obligations in respect of the Mortgage Loans serviced thereby to one or more third-party servicers (each, a "Sub-Servicer"); provided that, unless otherwise specified in the related Prospectus Supplement, such Master Servicer will remain obligated under the related Pooling Agreement. A Sub-Servicer for any series of Certificates may be an affiliate of the Depositor or Master Servicer. Unless otherwise provided in the related Prospectus Supplement, each sub-servicing agreement between a Master Servicer and a Sub-Servicer (a "Sub-Servicing Agreement") will provide that, if for any reason the Master Servicer is no longer acting in such capacity, the Trustee or any successor Master Servicer may assume the Master Servicer's rights and obligations under such Sub-Servicing Agreement. A Master Servicer will be required to monitor the performance of Sub-Servicers retained by it and will have the right to remove a Sub-Servicer retained by it at any time it considers such removal to be in the best interests of Certificateholders.

   Unless otherwise provided in the related Prospectus Supplement, a Master Servicer will be solely liable for all fees owed by it to any Sub-Servicer, irrespective of whether the Master Servicer's compensation pursuant to the related Pooling Agreement is sufficient to pay such fees. Each Sub-Servicer will be reimbursed by the Master Servicer that retained it for certain expenditures which it makes, generally to the same extent the Master Servicer would be reimbursed under a Pooling Agreement. See "--Certificate Account" and "--Servicing Compensation and Payment of Expenses".

SPECIAL SERVICERS

   To the extent so specified in the related Prospectus Supplement, one or more special servicers (each, a "Special Servicer") may be a party to the related Pooling Agreement or may be appointed by the Master Servicer or another specified party. A Special Servicer for any series of Certificates may be an affiliate of the Depositor or the Master Servicer. A Special Servicer may be entitled to any of the rights, and subject to any of the obligations, described herein in respect of a Master Servicer. The related Prospectus Supplement will describe the rights, obligations and compensation of any Special Servicer for a particular series of Certificates. The Master Servicer will be liable for the performance of a Special Servicer only if, and to the extent, set forth in the related Prospectus Supplement.

CERTIFICATE ACCOUNT

   General. The Master Servicer, the Trustee and/or a Special Servicer will, as to each Trust Fund that includes Mortgage Loans, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on or in respect of such Mortgage Loans (collectively, the "Certificate Account"), which will be established so as to comply with the standards of each Rating Agency that has rated any one or more classes of Certificates of the related series. A Certificate Account may be maintained as an interest-bearing or a non-interest-bearing account and the funds held therein

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
may be invested pending each succeeding Distribution Date in United States government securities and other obligations that are acceptable to each Rating Agency that has rated any one or more classes of Certificates of the related series ("Permitted Investments"). Unless otherwise provided in the related Prospectus Supplement, any interest or other income earned on funds in a Certificate Account will be paid to the related Master Servicer, Trustee or Special Servicer (if any) as additional compensation. A Certificate Account may be maintained with the related Master Servicer, Special Servicer or Mortgage Asset Seller or with a depository institution that is an affiliate of any of the foregoing or of the Depositor, provided that it complies with applicable Rating Agency standards. If permitted by the applicable Rating Agency or Agencies and so specified in the related Prospectus Supplement, a Certificate Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related Master Servicer or Special Servicer (if any) or serviced by either on behalf of others.

   Deposits. Unless otherwise provided in the related Pooling Agreement and described in the related Prospectus Supplement, a Master Servicer, Trustee or Special Servicer will be required to deposit or cause to be deposited in the Certificate Account for each Trust Fund that includes Mortgage Loans, within a certain period following receipt (in the case of collections on or in respect of the Mortgage Loans) or otherwise as provided in the related Pooling Agreement, the following payments and collections received or made by the Master Servicer, the Trustee or any Special Servicer subsequent to the Cut-off Date (other than payments due on or before the Cut-off Date):

     (i) all payments on account of principal, including principal prepayments, on the Mortgage Loans;

     (ii) all payments on account of interest on the Mortgage Loans, including any default interest collected, in each case net of any portion thereof retained by the Master Servicer or any Special Servicer as its servicing compensation or as compensation to the Trustee;

     (iii) all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related Mortgage Loan or in connection with the full or partial condemnation of a Mortgaged Property (other than proceeds applied to the restoration of the property or released to the related borrower in accordance with the customary servicing practices of the Master Servicer (or, if applicable, a Special Servicer) and/or the terms and conditions of the related Mortgage) (collectively, "Insurance and Condemnation Proceeds") and all other amounts received and retained in connection with the liquidation of defaulted Mortgage Loans or property acquired in respect thereof, by foreclosure or otherwise ("Liquidation Proceeds"), together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any Mortgaged Properties acquired by the Trust Fund through foreclosure or otherwise;

     (iv) any amounts paid under any instrument or drawn from any fund that constitutes Credit Support for the related series of Certificates as described under "Description of Credit Support";

     (v) any advances made as described under "Description of the Certificates--Advances in Respect of Delinquencies";

     (vi) any amounts paid under any Cash Flow Agreement, as described under "Description of the Trust Funds--Cash Flow Agreements";

     (vii) all proceeds of the purchase of any Mortgage Loan, or property acquired in respect thereof, by the Depositor, any Mortgage Asset Seller or any other specified person as described under "--Assignment of Mortgage Loans; Repurchases" and "--Representations and Warranties; Repurchases", all proceeds of the purchase of any defaulted Mortgage Loan as described under "--Realization Upon Defaulted Mortgage Loans", and all proceeds of any Mortgage Asset purchased as described under "Description of the Certificates--Termination" (all of the foregoing, also "Liquidation Proceeds");

     (viii) any amounts paid by the Master Servicer to cover Prepayment Interest Shortfalls arising out of the prepayment of Mortgage Loans as described under "--Servicing Compensation and Payment of Expenses";

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     (ix) to the extent that any such item does not constitute additional servicing compensation to the Master Servicer or a Special Servicer, any payments on account of modification or assumption fees, late payment charges, Prepayment Premiums or Equity Participations with respect to the Mortgage Loans;

     (x) all payments required to be deposited in the Certificate Account with respect to any deductible clause in any blanket insurance policy described under "--Hazard Insurance Policies";

     (xi) any amount required to be deposited by the Master Servicer or the Trustee in connection with losses realized on investments for the benefit of the Master Servicer or the Trustee, as the case may be, of funds held in the Certificate Account; and

     (xii) any other amounts required to be deposited in the Certificate Account as provided in the related Pooling Agreement and described in the related Prospectus Supplement.

   Withdrawals. Unless otherwise provided in the related Pooling Agreement and described in the related Prospectus Supplement, a Master Servicer, Trustee or Special Servicer may make withdrawals from the Certificate Account for each Trust Fund that includes Mortgage Loans for any of the following purposes:

     (i) to make distributions to the Certificateholders on each Distribution Date;

     (ii) to pay the Master Servicer, the Trustee or a Special Servicer any servicing fees not previously retained thereby, such payment to be made out of payments on the particular Mortgage Loans as to which such fees were earned;

     (iii) to reimburse the Master Servicer, a Special Servicer, the Trustee or any other specified person for any unreimbursed amounts advanced by it as described under "Description of the Certificates--Advances in Respect of Delinquencies", such reimbursement to be made out of amounts received that were identified and applied by the Master Servicer or a Special Servicer, as applicable, as late collections of interest on and principal of the particular Mortgage Loans with respect to which the advances were made or out of amounts drawn under any form of Credit Support with respect to such Mortgage Loans;

     (iv) to reimburse the Master Servicer, the Trustee or a Special Servicer for unpaid servicing fees earned by it and certain unreimbursed servicing expenses incurred by it with respect to Mortgage Loans in the Trust Fund and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent Liquidation Proceeds and Insurance and Condemnation Proceeds collected on the particular Mortgage Loans and properties, and net income collected on the particular properties, with respect to which such fees were earned or such expenses were incurred or out of amounts drawn under any form of Credit Support with respect to such Mortgage Loans and properties;

     (v) to reimburse the Master Servicer, a Special Servicer, the Trustee or other specified person for any advances described in clause (iii) above made by it and/or any servicing expenses referred to in clause (iv) above incurred by it that, in the good faith judgment of the Master Servicer, Special Servicer, Trustee or other specified person, as applicable, will not be recoverable from the amounts described in clauses (iii) and (iv), respectively, such reimbursement to be made from amounts collected on other Mortgage Loans in the same Trust Fund or, if and to the extent so provided by the related Pooling Agreement and described in the related Prospectus Supplement, only from that portion of amounts collected on such other Mortgage Loans that is otherwise distributable on one or more classes of Subordinate Certificates of the related series;

     (vi) if and to the extent described in the related Prospectus Supplement, to pay the Master Servicer, a Special Servicer, the Trustee or any other specified person interest accrued on the advances described in clause
    (iii) above made by it and the servicing expenses described in clause (iv) above incurred by it while such remain outstanding and unreimbursed;

                               49
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     (vii) to pay for costs and expenses incurred by the Trust Fund for environmental site assessments performed with respect to Mortgaged Properties that constitute security for defaulted Mortgage Loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on such Mortgaged Properties, as described under "--Realization Upon Defaulted Mortgage Loans";

     (viii) to reimburse the Master Servicer, the Special Servicer, the Depositor, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "--Certain Matters Regarding the Master Servicer and the Depositor";

     (ix) if and to the extent described in the related Prospectus Supplement, to pay the fees of Trustee;

     (x) to reimburse the Trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "--Certain Matters Regarding the Trustee";

     (xi) if and to the extent described in the related Prospectus Supplement, to pay the fees of any provider of Credit Support;

     (xii) if and to the extent described in the related Prospectus Supplement, to reimburse prior draws on any form of Credit Support;

     (xiii) to pay the Master Servicer, a Special Servicer or the Trustee, as appropriate, interest and investment income earned in respect of amounts held in the Certificate Account as additional compensation;

     (xiv) to pay (generally from related income) for costs incurred in connection with the operation, management and maintenance of any Mortgaged Property acquired by the Trust Fund by foreclosure or otherwise;

     (xv) if one or more elections have been made to treat the Trust Fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the Trust Fund or its assets or transactions, as and to the extent described under "Certain Federal Income Tax
    Consequences--Federal Income Tax Consequences for REMIC
    Certificates--Taxes That May Be Imposed on the REMIC Pool";

     (xvi) to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted Mortgage Loan or a property acquired in respect thereof in connection with the liquidation of such Mortgage Loan or property;

     (xvii) to pay for the cost of various opinions of counsel obtained pursuant to the related Pooling Agreement for the benefit of Certificateholders;

     (xviii) to make any other withdrawals permitted by the related Pooling Agreement and described in the related Prospectus Supplement; and

     (xix) to clear and terminate the Certificate Account upon the termination of the Trust Fund.

MODIFICATIONS, WAIVERS AND AMENDMENTS OF MORTGAGE LOANS

   A Master Servicer may agree to modify, waive or amend any term of any Mortgage Loan serviced by it in a manner consistent with the applicable Servicing Standard; provided that, unless otherwise set forth in the related Prospectus Supplement, the modification, waiver or amendment (i) will not affect the amount or timing of any scheduled payments of principal or interest on the Mortgage Loan, (ii) will not, in the judgment of the Master Servicer, materially impair the security for the Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon and (iii) will not adversely affect the coverage under any applicable instrument of Credit Support. Unless otherwise provided in the related Prospectus Supplement, a Master Servicer also may agree to any other modification, waiver or amendment if, in its judgment, (i) a material default on the Mortgage Loan has occurred or a payment default is imminent, (ii)

                               50
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such modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the Mortgage Loan, taking into account the time value of money, than would liquidation and (iii) such modification, waiver or amendment will not adversely affect the coverage under any applicable instrument of Credit Support.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

   A borrower's failure to make required Mortgage Loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make Mortgage Loan payments may also be unable to make timely payment of taxes and insurance premiums and to otherwise maintain the related Mortgaged Property. In general, the Master Servicer for a series of Certificates will be required to monitor any Mortgage Loan in the related Trust Fund that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related Mortgaged Property, initiate corrective action in cooperation with the borrower if cure is likely, inspect the related Mortgaged Property and take such other actions as are consistent with the Servicing Standard. A significant period of time may elapse before the Master Servicer is able to assess the success of any such corrective action or the need for additional initiatives.

   The time within which the Master Servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a Mortgaged Property in lieu of foreclosure) on behalf of the Certificateholders may vary considerably depending on the particular Mortgage Loan, the Mortgaged Property, the borrower, the presence of an acceptable party to assume the Mortgage Loan and the laws of the jurisdiction in which the Mortgaged Property is located. If a borrower files a bankruptcy petition, the Master Servicer may not be permitted to accelerate the maturity of the related Mortgage Loan or to foreclose on the related Mortgaged Property for a considerable period of time, and such Mortgage Loan may be restructured in the resulting bankruptcy proceedings. See "Certain Legal Aspects of Mortgage Loans".

   A Pooling Agreement may grant to the Master Servicer, a Special Servicer, a provider of Credit Support and/or the holder or holders of certain classes of the related series of Certificates a right of first refusal to purchase from the Trust Fund, at a predetermined purchase price (which, if insufficient to fully fund the entitlements of Certificateholders to principal and interest thereon, will be specified in the related Prospectus Supplement), any Mortgage Loan as to which a specified number of scheduled payments are delinquent. In addition, unless otherwise specified in the related Prospectus Supplement, the Master Servicer may offer to sell any defaulted Mortgage Loan if and when the Master Servicer determines, consistent with the applicable Servicing Standard, that such a sale would produce a greater recovery, taking into account the time value of money, than would liquidation of the related Mortgaged Property. Unless otherwise provided in the related Prospectus Supplement, the related Pooling Agreement will require that the Master Servicer accept the highest cash bid received from any person (including itself, the Depositor or any affiliate of either of them or any Certificateholder) that constitutes a fair price for such defaulted Mortgage Loan. In the absence of any bid determined in accordance with the related Pooling Agreement to be fair, the Master Servicer will generally be required to proceed against the related Mortgaged Property, subject to the discussion below.

   If a default on a Mortgage Loan has occurred or, in the Master Servicer's judgment, a payment default is imminent, the Master Servicer, on behalf of the Trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise, if such action is consistent with the Servicing Standard. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer may not, however, acquire title to any Mortgaged Property, have a receiver of rents appointed with respect to any Mortgaged Property or take any other action with respect to any Mortgaged Property that would cause the Trustee, for the benefit of the related series of Certificateholders, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of such Mortgaged Property within

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the meaning of certain federal environmental laws, unless the Master Servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the Trust Fund), that either:

     (i) the Mortgaged Property is in compliance with applicable environmental laws and regulations or, if not, that taking such actions as are necessary to bring the Mortgaged Property into compliance therewith is reasonably likely to produce a greater recovery, taking into account the time value of money, than not taking such actions; and

     (ii) there are no circumstances or conditions present at the Mortgaged Property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations or, if such circumstances or conditions are present for which any such action could be required, taking such actions with respect to the Mortgaged Property is reasonably likely to produce a greater recovery, taking into account the time value of money, than not taking such actions. See "Certain Legal Aspects of Mortgage Loans--Environmental Risks".

   Unless otherwise provided in the related Prospectus Supplement, if title to any Mortgaged Property is acquired by a Trust Fund as to which one or more REMIC elections have been made, the Master Servicer, on behalf of the Trust Fund, will be required to sell the Mortgaged Property within two years of acquisition, unless (i) the Internal Revenue Service grants an extension of time to sell such property or (ii) the Trustee receives an opinion of independent counsel to the effect that the holding of the property by the Trust Fund for more than two years after its acquisition will not result in the imposition of a tax on the Trust Fund or cause the Trust Fund (or any designated portion thereof) to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding. Subject to the foregoing, the Master Servicer will generally be required to solicit bids for any Mortgaged Property so acquired in such a manner as will be reasonably likely to realize a fair price for such property. If the Trust Fund acquires title to any Mortgaged Property, the Master Servicer, on behalf of the Trust Fund, may retain an independent contractor to manage and operate such property. The retention of an independent contractor, however, will not relieve the Master Servicer of its obligation to manage such Mortgaged Property in a manner consistent with the Servicing Standard.

   If Liquidation Proceeds collected with respect to a defaulted Mortgage Loan are less than the outstanding principal balance of the defaulted Mortgage Loan plus interest accrued thereon plus the aggregate amount of reimbursable expenses incurred by the Master Servicer in connection with such Mortgage Loan, the Trust Fund will realize a loss in the amount of such shortfall. The Master Servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any defaulted Mortgage Loan, prior to the distribution of such Liquidation Proceeds to Certificateholders, amounts that represent unpaid servicing compensation in respect of the Mortgage Loan, unreimbursed servicing expenses incurred with respect to the Mortgage Loan and any unreimbursed advances of delinquent payments made with respect to the Mortgage Loan.

   If any Mortgaged Property suffers damage such that the proceeds, if any, of the related hazard insurance policy are insufficient to restore fully the damaged property, the Master Servicer will not be required to expend its own funds to effect such restoration unless (and to the extent not otherwise provided in the related Prospectus Supplement) it determines (i) that such restoration will increase the proceeds to Certificateholders on liquidation of the Mortgage Loan after reimbursement of the Master Servicer for its expenses and (ii) that such expenses will be recoverable by it from related Insurance and Condemnation Proceeds or Liquidation Proceeds.

HAZARD INSURANCE POLICIES

   Unless otherwise specified in the related Prospectus Supplement, each Pooling Agreement will require the Master Servicer to cause each Mortgage Loan borrower to maintain a hazard insurance policy that provides for such coverage as is required under the related Mortgage or, if the Mortgage permits the holder thereof to dictate to the borrower the insurance coverage to be maintained on the related Mortgaged Property, such coverage as is consistent with the requirements of the Servicing Standard.

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Unless otherwise specified in the related Prospectus Supplement, such coverage generally will be in an amount equal to the lesser of the principal balance owing on such Mortgage Loan and the replacement cost of the related Mortgaged Property. The ability of a Master Servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information concerning covered losses is furnished by borrowers. All amounts collected by a Master Servicer under any such policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the borrower in accordance with the Master Servicer's normal servicing procedures and/or to the terms and conditions of the related Mortgage and Mortgage Note) will be deposited in the related Certificate Account. The Pooling Agreement may provide that the Master Servicer may satisfy its obligation to cause each borrower to maintain such a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on all of the Mortgage Loans in a Trust Fund. If such blanket policy contains a deductible clause, the Master Servicer will be required, in the event of a casualty covered by such blanket policy, to deposit in the related Certificate Account all sums that would have been deposited therein but for such deductible clause.

   In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies covering the Mortgaged Properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of risks. Accordingly, a Mortgaged Property may not be insured for losses arising from any such cause unless the related Mortgage specifically requires, or permits the holder thereof to require, such coverage.

   The hazard insurance policies covering the Mortgaged Properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clauses generally provide that the insurer's liability in the event of partial loss does not exceed the lesser of (i) the replacement cost of the improvements less physical depreciation and (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

   Certain of the Mortgage Loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the Mortgage Loan upon any sale or other transfer of the related Mortgaged Property made without the lender's consent. Certain of the Mortgage Loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the Mortgage Loan upon the creation of any other lien or encumbrance upon the Mortgaged Property. Unless otherwise provided in the related Prospectus Supplement, the Master Servicer will determine whether to exercise any right the Trustee may have under any such provision in a manner consistent with the Servicing Standard. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a Mortgaged Property. See "Certain Legal Aspects of Mortgage Loans--Due-on-Sale and Due-on-Encumbrance".

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

   Unless otherwise specified in the related Prospectus Supplement, a Master Servicer's primary servicing compensation with respect to a series of Certificates will come from the periodic payment to it of a specified portion of the interest payments on each Mortgage Loan in the related Trust Fund. Because that compensation is generally based on a percentage of the principal balance of each such Mortgage

Loan outstanding from time to time, it will decrease in accordance with the amortization of the Mortgage Loans. The Prospectus Supplement with respect to a series of Certificates may provide that, as additional compensation, the Master Servicer may retain all or a portion of late payment charges, Prepayment Premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the Certificate Account. Any Sub-Servicer will receive a portion of the Master Servicer's compensation as its sub-servicing compensation.

   In addition to amounts payable to any Sub-Servicer, a Master Servicer may be required, to the extent provided in the related Prospectus Supplement, to pay from amounts that represent its servicing compensation certain expenses incurred in connection with the administration of the related Trust Fund, including, without limitation, payment of the fees and disbursements of independent accountants and payment of expenses incurred in connection with distributions and reports to Certificateholders. Certain other expenses, including certain expenses related to Mortgage Loan defaults and liquidations and, to the extent so provided in the related Prospectus Supplement, interest on such expenses at the rate specified therein, and the fees of any Special Servicer, may be required to be borne by the Trust Fund.

   If and to the extent provided in the related Prospectus Supplement, a Master Servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any period to Prepayment Interest Shortfalls. See "Yield and Maturity Considerations--Certain Shortfalls in Collections of Interest".

EVIDENCE AS TO COMPLIANCE

   Unless otherwise provided in the related Prospectus Supplement, each Pooling Agreement will require, on or before a specified date in each year, the Master Servicer to cause a firm of independent public accountants to furnish to the Trustee a statement to the effect that, on the basis of the examination by such firm conducted substantially in compliance with either the Uniform Single Audit Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC, the servicing by or on behalf of the Master Servicer of mortgage loans under pooling and servicing agreements substantially similar to each other (which may include such Pooling Agreement) was conducted through the preceding calendar year or other specified twelve month period in compliance with the terms of such agreements except for any significant exceptions or errors in records that, in the opinion of the firm, either the Audit Program for Mortgages serviced for FHLMC, or paragraph 4 of the Uniform Single Audit Program for Mortgage Bankers, requires it to report.

   Each Pooling Agreement will also require, on or before a specified date in each year, the Master Servicer to furnish to the Trustee a statement signed by one or more officers of the Master Servicer to the effect that the Master Servicer has fulfilled its material obligations under such Pooling Agreement throughout the preceding calendar year or other specified twelve month period.

CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE DEPOSITOR

   The entity serving as Master Servicer under a Pooling Agreement may be an affiliate of the Depositor and may have other normal business relationships with the Depositor or the Depositor's affiliates. Unless otherwise specified in the Prospectus Supplement for a series of Certificates, the related Pooling Agreement will permit the Master Servicer to resign from its obligations thereunder only upon (a) the appointment of, and the acceptance of such appointment by, a successor thereto and receipt by the Trustee of written confirmation from each applicable Rating Agency that such resignation and appointment will not have an adverse effect on the rating assigned by such Rating Agency to any class of Certificates of such series or (b) a determination that such obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. No such resignation will become effective until the Trustee or a successor servicer has assumed the Master Servicer's obligations and duties under the Pooling Agreement. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer for each Trust Fund will be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds or errors and

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omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the related Pooling Agreement.

   Unless otherwise specified in the related Prospectus Supplement, each Pooling Agreement will further provide that none of the Master Servicer, the Depositor or any director, officer, employee or agent of either of them will be under any liability to the related Trust Fund or Certificateholders for any action taken, or not taken, in good faith pursuant to the Pooling Agreement or for errors in judgment; provided, however, that none of the Master Servicer, the Depositor or any such person will be protected against any breach of a representation, warranty or covenant made in such Pooling Agreement, or against any expense or liability that such person is specifically required to bear pursuant to the terms of such Pooling Agreement, or against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder or by reason of reckless disregard of such obligations and duties. Unless otherwise specified in the related Prospectus Supplement, each Pooling Agreement will further provide that the Master Servicer, the Depositor and any director, officer, employee or agent of either of them will be entitled to indemnification by the related Trust Fund against any loss, liability or expense incurred in connection with any legal action that relates to such Pooling Agreement or the related series of Certificates; provided, however, that such indemnification will not extend to any loss, liability or expense (i) that such person is specifically required to bear pursuant to the terms of such agreement, or is incidental to the performance of obligations and duties thereunder and is not otherwise reimbursable pursuant to such Pooling Agreement; (ii) incurred in connection with any breach of a representation, warranty or covenant made in such Pooling Agreement; (iii) incurred by reason of misfeasance, bad faith or gross negligence in the performance of obligations or duties under such Pooling Agreement, or by reason of reckless disregard of such obligations or duties; or (iv) incurred in connection with any violation of any state or federal securities law. In addition, each Pooling Agreement will provide that neither the Master Servicer nor the Depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the Pooling Agreement and that in its opinion may involve it in any expense or liability. However, each of the Master Servicer and the Depositor will be permitted, in the exercise of its discretion, to undertake any such action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the Pooling Agreement and the interests of the related series of Certificateholders thereunder. In such event, the legal expenses and costs of such action, and any liability resulting therefrom, will be expenses, costs and liabilities of the related series of Certificateholders, and the Master Servicer or the Depositor, as the case may be, will be entitled to charge the related Certificate Account therefor.

   Any person into which the Master Servicer or the Depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer or the Depositor is a party, or any person succeeding to the business of the Master Servicer or the Depositor, will be the successor of the Master Servicer or the Depositor, as the case may be, under the related Pooling Agreement.

EVENTS OF DEFAULT

   Unless otherwise provided in the Prospectus Supplement for a series of Certificates, "Events of Default" under the related Pooling Agreement will include (i) any failure by the Master Servicer to distribute or cause to be distributed to the Certificateholders of such series, or to remit to the Trustee for distribution to such Certificateholders, any amount required to be so distributed or remitted, which failure continues unremedied for five days after written notice thereof has been given to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by Certificateholders entitled to not less than 25% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series; (ii) any failure by the Master Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the related Pooling Agreement, which failure continues unremedied for sixty days after written notice thereof has been given to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by Certificateholders entitled to not less than 25% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series; and (iii) certain events of insolvency,

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readjustment of debt, marshalling of assets and liabilities, or similar proceedings in respect of or relating to the Master Servicer and certain actions by or on behalf of the Master Servicer indicating its insolvency or inability to pay its obligations. Material variations to the foregoing Events of Default (other than to add thereto or shorten cure periods or eliminate notice requirements) will be specified in the related Prospectus Supplement.

RIGHTS UPON EVENT OF DEFAULT

   If an Event of Default occurs with respect to the Master Servicer under a Pooling Agreement, then, in each and every such case, so long as the Event of Default remains unremedied, the Depositor or the Trustee will be authorized, and at the direction of Certificateholders of the related series entitled to not less than 51% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series, the Trustee will be required, to terminate all of the rights and obligations of the Master Servicer as master servicer under the Pooling Agreement, whereupon the Trustee will succeed to all of the responsibilities, duties and liabilities of the Master Servicer under the Pooling Agreement (except that if the Master Servicer is required to make advances thereunder regarding delinquent Mortgage Loans, but the Trustee is prohibited by law from obligating itself to do so, or if the related Prospectus Supplement so specifies, the Trustee will not be obligated to make such advances) and will be entitled to similar compensation arrangements. Unless otherwise specified in the related Prospectus Supplement, if the Trustee is unwilling or unable so to act, it may (or, at the written request of Certificateholders of the related series entitled to not less than 51% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution that (unless otherwise provided in the related Prospectus Supplement) is acceptable to each applicable Rating Agency to act as successor to the Master Servicer under the Pooling Agreement. Pending such appointment, the Trustee will be obligated to act in such capacity.

   No Certificateholder will have the right under any Pooling Agreement to institute any proceeding with respect thereto unless such holder previously has given to the Trustee written notice of default and unless Certificateholders of the same series entitled to not less than 25% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series shall have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and shall have offered to the Trustee reasonable indemnity, and the Trustee for sixty days (or such other period specified in the related Prospectus Supplement) shall have neglected or refused to institute any such proceeding. The Trustee, however, will be under no obligation to exercise any of the trusts or powers vested in it by any Pooling Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Certificates of the related series, unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

AMENDMENT

   Each Pooling Agreement may be amended by the respective parties thereto, without the consent of any of the holders of the related series of Certificates, (i) to cure any ambiguity, (ii) to correct a defective provision therein or to correct, modify or supplement any provision therein that may be inconsistent with any other provision therein, (iii) to add any other provisions with respect to matters or questions arising under the Pooling Agreement that are not inconsistent with the provisions thereof, (iv) to comply with any requirements imposed by the Code, or (v) for any other purpose; provided that such amendment (other than an amendment for the specific purpose referred to in clause (iv) above) may not (as evidenced by an opinion of counsel to such effect satisfactory to the Trustee) adversely affect in any material respect the interests of any such holder; and provided further that such amendment (other than an amendment for one of the specific purposes referred to in clauses (i) through (iv) above) must be acceptable to each applicable Rating Agency. Unless otherwise specified in the related Prospectus Supplement, each Pooling Agreement may also be amended by the respective parties thereto, with the consent of the holders of the

                               56
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related series of Certificates entitled to not less than 51% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series allocated to the affected classes, for any purpose; provided that, unless otherwise specified in the related Prospectus Supplement, no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received or advanced on Mortgage Loans that are required to be distributed in respect of any Certificate without the consent of the holder of such Certificate, (ii) adversely affect in any material respect the interests of the holders of any class of Certificates, in a manner other than as described in clause (i), without the consent of the holders of all Certificates of such class or (iii) modify the provisions of the Pooling Agreement described in this paragraph without the consent of the holders of all Certificates of the related series. However, unless otherwise specified in the related Prospectus Supplement, the Trustee will be prohibited from consenting to any amendment of a Pooling Agreement pursuant to which one or more REMIC elections are to be or have been made unless the Trustee shall first have received an opinion of counsel to the effect that such amendment will not result in the imposition of a tax on the related Trust Fund or cause the related Trust Fund (or designated portion thereof) to fail to qualify as a REMIC at any time that the related Certificates are outstanding.

LIST OF CERTIFICATEHOLDERS

   Unless otherwise specified in the related Prospectus Supplement, upon written request of three or more Certificateholders of record made for purposes of communicating with other holders of Certificates of the same series with respect to their rights under the related Pooling Agreement, the Trustee or other specified person will afford such Certificateholders access during normal business hours to the most recent list of Certificateholders of that series held by such person. If such list is of a date more than 90 days prior to the date of receipt of such Certificateholders' request, then such person, if not the registrar for such series of Certificates, will be required to request from such registrar a current list and to afford such requesting Certificateholders access thereto promptly upon receipt.

THE TRUSTEE

   The Trustee under each Pooling Agreement will be named in the related Prospectus Supplement. The commercial bank, national banking association, banking corporation or trust company that serves as Trustee may have typical banking relationships with the Depositor and its affiliates and with any Master Servicer or Special Servicer and its affiliates.

DUTIES OF THE TRUSTEE

   The Trustee for each series of Certificates will make no representation as to the validity or sufficiency of the related Pooling Agreement, the Certificates or any underlying Mortgage Loan or related document and will not be accountable for the use or application by or on behalf of the Master Servicer for such series of any funds paid to the Master Servicer or any Special Servicer in respect of the Certificates or the underlying Mortgage Loans, or any funds deposited into or withdrawn from the Certificate Account or any other account for such series by or on behalf of the Master Servicer or any Special Servicer. If no Event of Default has occurred and is continuing, the Trustee for each series of Certificates will be required to perform only those duties specifically required under the related Pooling Agreement. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the related Pooling Agreement, a Trustee will be required to examine such documents and to determine whether they conform to the requirements of such agreement.

CERTAIN MATTERS REGARDING THE TRUSTEE

   As and to the extent described in the related Prospectus Supplement, the fees and normal disbursements of any Trustee may be the expense of the related Master Servicer or other specified person or may be required to be borne by the related Trust Fund.

   Unless otherwise specified in the related Prospectus Supplement, the Trustee for each series of Certificates will be entitled to indemnification, from amounts held in the Certificate Account for such

                               57
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series, for any loss, liability or expense incurred by the Trustee in connection with the Trustee's acceptance or administration of its trusts under the related Pooling Agreement; provided, however, that such indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the Trustee pursuant to the related Pooling Agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the Trustee in the performance of its obligations and duties thereunder, or by reason of its reckless disregard of such obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the Trustee made therein.

   Unless otherwise specified in the related Prospectus Supplement, the Trustee for each series of Certificates will be entitled to execute any of its trusts or powers under the related Pooling Agreement or perform any of its duties thereunder either directly or by or through agents or attorneys, and the Trustee will not be responsible for any willful misconduct or gross negligence on the part of any such agent or attorney appointed by it with due care.

RESIGNATION AND REMOVAL OF THE TRUSTEE

   A Trustee will be permitted at any time to resign from its obligations and duties under the related Pooling Agreement by giving written notice thereof to the Depositor. Upon receiving such notice of resignation, the Depositor (or such other person as may be specified in the related Prospectus Supplement) will be required to use its best efforts to promptly appoint a successor trustee. If no successor trustee shall have accepted an appointment within a specified period after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction to appoint a successor trustee.

   If at any time a Trustee ceases to be eligible to continue as such under the related Pooling Agreement, or if at any time the Trustee becomes incapable of acting, or if certain events of (or proceedings in respect of) bankruptcy or insolvency occur with respect to the Trustee, the Depositor will be authorized to remove the Trustee and appoint a successor trustee. In addition, holders of the Certificates of any series entitled to at least 51% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series may at any time (with or without cause) remove the Trustee under the related Pooling Agreement and appoint a successor trustee.

   Any resignation or removal of a Trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee.

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                        DESCRIPTION OF CREDIT SUPPORT

GENERAL

   Credit Support may be provided with respect to one or more classes of the Certificates of any series, or with respect to the related Mortgage Assets. Credit Support may be in the form of letters of credit, overcollateralization, the subordination of one or more classes of Certificates, insurance policies, surety bonds, guarantees or reserve funds, or any combination of the foregoing. If so provided in the related Prospectus Supplement, any form of Credit Support may provide credit enhancement for more than one series of Certificates to the extent described therein.

   Unless otherwise provided in the related Prospectus Supplement for a series of Certificates, the Credit Support will not provide protection against all risks of loss and will not guarantee payment to Certificateholders of all amounts to which they are entitled under the related Pooling Agreement. If losses or shortfalls occur that exceed the amount covered by the related Credit Support or that are not covered by such Credit Support, Certificateholders will bear their allocable share of deficiencies. Moreover, if a form of Credit Support covers more than one series of Certificates, holders of Certificates of one series will be subject to the risk that such Credit Support will be exhausted by the claims of the holders of Certificates of one or more other series before the former receive their intended share of such coverage.

   If Credit Support is provided with respect to one or more classes of Certificates of a series, or with respect to the related Mortgage Assets, the related Prospectus Supplement will include a description of (i) the nature and amount of coverage under such Credit Support, (ii) any conditions to payment thereunder not otherwise described herein, (iii) the conditions (if any) under which the amount of coverage under such Credit Support may be reduced and under which such Credit Support may be terminated or replaced and
(iv) the material provisions relating to such Credit Support. Additionally, the related Prospectus Supplement will set forth certain information with respect to the obligor under any instrument of Credit Support, including (i) a brief description of its principal business activities, (ii) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business, (iii) if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business and (iv) its total assets, and its stockholders' equity or policyholders' surplus, if applicable, as of a date that will be specified in the Prospectus Supplement. See "Risk Factors--Credit Support Limitations".

SUBORDINATE CERTIFICATES

   If so specified in the related Prospectus Supplement, one or more classes of Certificates of a series may be Subordinate Certificates. To the extent specified in the related Prospectus Supplement, the rights of the holders of Subordinate Certificates to receive distributions from the Certificate Account on any Distribution Date will be subordinated to the corresponding rights of the holders of Senior Certificates. If so provided in the related Prospectus Supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses or shortfalls. The related Prospectus Supplement will set forth information concerning the method and amount of subordination provided by a class or classes of Subordinate Certificates in a series and the circumstances under which such subordination will be available.

CROSS-SUPPORT PROVISIONS

   If the Mortgage Assets in any Trust Fund are divided into separate groups, each supporting a separate class or classes of Certificates of the related series, Credit Support may be provided by cross-support provisions requiring that distributions be made on Senior Certificates evidencing interests in one group of Mortgage Assets prior to distributions on Subordinate Certificates evidencing interests in a different group of Mortgage Assets within the Trust Fund. The Prospectus Supplement for a series that includes a cross-support provision will describe the manner and conditions for applying such provisions.

INSURANCE OR GUARANTEES WITH RESPECT TO MORTGAGE LOANS

   If so provided in the Prospectus Supplement for a series of Certificates, Mortgage Loans included in the related Trust Fund will be covered for certain default risks by insurance policies or guarantees. To the

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extent deemed by the Depositor to be material, a copy of each such instrument will accompany the Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the Certificates of the related series.

LETTER OF CREDIT

   If so provided in the Prospectus Supplement for a series of Certificates, deficiencies in amounts otherwise payable on such Certificates or certain classes thereof will be covered by one or more letters of credit, issued by a bank or financial institution specified in such Prospectus Supplement (the "L/C Bank"). Under a letter of credit, the L/C Bank will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the related Prospectus Supplement of the aggregate principal balance of the Mortgage Assets on the related Cut-off Date or of the initial aggregate Certificate Balance of one or more classes of Certificates. If so specified in the related Prospectus Supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related Prospectus Supplement. The obligations of the L/C Bank under the letter of credit for each series of Certificates will expire at the earlier of the date specified in the related Prospectus Supplement or the termination of the Trust Fund. A copy of any such letter of credit will accompany the Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the Certificates of the related series.

CERTIFICATE INSURANCE AND SURETY BONDS

   If so provided in the Prospectus Supplement for a series of Certificates, deficiencies in amounts otherwise payable on such Certificates or certain classes thereof will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more classes of Certificates of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related Prospectus Supplement. The related Prospectus Supplement will describe any limitations on the draws that may be made under any such instrument. A copy of any such instrument will accompany the Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the Certificates of the related series.

RESERVE FUNDS

   If so provided in the Prospectus Supplement for a series of Certificates, deficiencies in amounts otherwise payable on such Certificates or certain classes thereof will be covered (to the extent of available funds) by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination thereof will be deposited, in the amounts specified in such Prospectus Supplement. If so specified in the related Prospectus Supplement, the reserve fund for a series may also be funded over time by a specified amount of the collections received on the related Mortgage Assets.

   Amounts on deposit in any reserve fund for a series, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, reserve funds may be established to provide protection only against certain types of losses and shortfalls. Following each Distribution Date, amounts in a reserve fund in excess of any amount required to be maintained therein may be released from the reserve fund under the conditions and to the extent specified in the related Prospectus Supplement.

   If so specified in the related Prospectus Supplement, amounts deposited in any reserve fund will be invested in Permitted Investments. Unless otherwise specified in the related Prospectus Supplement, any reinvestment income or other gain from such investments will be credited to the related reserve fund for such series, and any loss resulting from such investments will be charged to such reserve fund. However, such income may be payable to any related Master Servicer or another service provider as additional compensation for its services. The reserve fund, if any, for a series will not be a part of the Trust Fund unless otherwise specified in the related Prospectus Supplement.

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CREDIT SUPPORT WITH RESPECT TO MBS

   If so provided in the Prospectus Supplement for a series of Certificates, any MBS included in the related Trust Fund and/or the related underlying mortgage loans may be covered by one or more of the types of Credit Support described herein. The related Prospectus Supplement will specify, as to each such form of Credit Support, the information indicated above with respect thereto, to the extent such information is material and available.

                   CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

   The following discussion contains general summaries of certain legal aspects of loans secured by commercial and multifamily residential properties. Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the Mortgage Loans (or mortgage loans underlying any MBS) is situated. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those states. See "Description of the Trust Funds--Mortgage Loans". For purposes of the following discussion, "Mortgage Loan" includes a mortgage loan underlying an MBS.

GENERAL

   Each Mortgage Loan will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related Mortgaged Property is located. Mortgages, deeds of trust and deeds to secure debt are herein collectively referred to as "mortgages". A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

   There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties. The grantor (the borrower) conveys title to the real property to the grantee (the lender) generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower executes a separate undertaking to make payments on the mortgage note. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws (including, without limitation, the Soldiers' and Sailors' Civil Relief Act of 1940) and, in some deed of trust transactions, the directions of the beneficiary.

LEASES AND RENTS

   Mortgages that encumber income-producing property often contain an assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower's right, title and interest as

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landlord under each lease and the income derived therefrom, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

   In most states, hotel and motel room rates are considered accounts receivable under the Uniform Commercial Code ("UCC"); in cases where hotels or motels constitute loan security, the rates are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the rates and must file continuation statements, generally every five years, to maintain perfection of such security interest. Even if the lender's security interest in room rates is perfected under the UCC, it may be required to commence a foreclosure action or otherwise take possession of the property in order to collect the room rates following a default. See "--Bankruptcy Laws".

PERSONALTY

   In the case of certain types of mortgaged properties, such as hotels, motels and nursing homes, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest therein, and must file continuation statements, generally every five years, to maintain that perfection.

FORECLOSURE

   General. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

   Foreclosure procedures vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

   A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete. Moreover, as discussed below, even a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and such sale occurred while the borrower was insolvent and within a specified period prior to the borrower's filing for bankruptcy protection.

   Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

   Equitable Limitations on Enforceability of Certain Provisions. United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions.

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These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lenders and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a non-monetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

   Non-Judicial Foreclosure/Power of Sale. Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

   Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of such property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. Potential buyers may be reluctant to purchase property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Company and other decisions that have followed its reasoning. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the federal Bankruptcy Code, as amended from time to time (11 U.S.C.) and, therefore, could be rescinded in favor of the bankrupt's estate, if (i) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and (ii) the price paid for the foreclosed property did not represent "fair consideration" ("reasonably equivalent value" under the Bankruptcy Code). Although the reasoning and result of Durrett in respect of the Bankruptcy Code was rejected by the United States Supreme Court in May 1994, the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to the lesser of fair market value and the underlying debt and accrued and unpaid interest plus the expenses of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender. Thereafter, subject to the mortgagor's right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged

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property. For example, the lender will have the obligation to pay debt service on any senior mortgages, to pay taxes, obtain casualty insurance and to make such repairs at its own expense as are necessary to render the property suitable for sale. Frequently, the lender employs a third party management company to manage and operate the property. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels or restaurants or nursing or convalescent homes or hospitals may be particularly significant because of the expertise, knowledge and, with respect to nursing or convalescent homes or hospitals, regulatory compliance, required to run such operations and the effect which foreclosure and a change in ownership may have on the public's and the industry's (including franchisors') perception of the quality of such operations. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the amount of the mortgage against the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Furthermore, a few states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See "--Environmental Risks". Generally state law controls the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender.

   The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

   Rights of Redemption. The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their "equity of redemption". The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

   The equity of redemption is a common-law (non-statutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

   Anti-Deficiency Legislation. Some or all of the Mortgage Loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the Mortgaged Property and such other assets, if any, that were pledged to secure the Mortgage Loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender

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to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of those states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

   Leasehold Risks. Mortgage Loans may be secured by a mortgage on the borrower's leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a "mortgageable" ground lease.

   Cooperative Shares. Mortgage Loans may be secured by a security interest on the borrower's ownership interest in shares, and the proprietary leases appurtenant thereto, allocable to cooperative dwelling units that may be vacant or occupied by non-owner tenants. Such loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Such a loan typically is subordinate to the mortgage, if any, on the Cooperative's building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the Cooperative. Further, transfer of shares in a Cooperative are subject to various regulations as well as to restrictions under the governing documents of the Cooperative, and the shares may be cancelled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the Cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

   Under the laws applicable in many states, "foreclosure" on Cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. A recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperative to receive sums due under the proprietary leases.

BANKRUPTCY LAWS

   Operation of the Bankruptcy Code and related state laws may interfere with or affect the ability of a secured lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) to collect a debt are automatically stayed upon the filing of the bankruptcy petition and, often, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by such automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out such junior lien.

   Under the Bankruptcy Code, provided certain substantive and procedural safeguards protective of the lender are met, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified. For example, the lender's lien may be transferred to other collateral and/or the outstanding amount of the secured loan may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender's security interest) pursuant to a confirmed plan

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or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, by means of a reduction in the rate of interest and/or an alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or by an extension (or shortening) of the term to maturity. The priority of a mortgage loan may also be subordinated to bankruptcy court-approved financing. Some bankruptcy courts have approved plans, based on the particular facts of the reorganization case, that effected the cure of a mortgage loan default by paying arrearages over a number of years. Also, a bankruptcy court may permit a debtor, through its rehabilitative plan, to reinstate a loan mortgage payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor's petition.

   The bankruptcy court can also reinstate accelerated indebtedness and also, in effect, invalidate due-on-sale clauses through confirmed Chapter 11 plans of reorganization. Under Section 363(b) and (f) of the Bankruptcy Code, a trustee for a lessor, or a lessor as debtor-in-possession, may, despite the provisions of the related Mortgage Loan to the contrary, sell the Mortgaged Property free and clear of all liens, which liens would then attach to the proceeds of such sale.

   The Bankruptcy Code provides that a lender's perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary "based on the equities of the case." Thus, unless a court orders otherwise, revenues from a Mortgaged Property generated after the date the bankruptcy petition is filed will constitute "cash collateral" under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender's consent or a prior court order finding that the lender's interest in the Mortgaged Properties and the cash collateral is "adequately protected" and such term is defined and interpreted under the Bankruptcy Code. It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personalty necessary for a security interest to attach to hotel revenues.

   Lessee bankruptcies at the Mortgaged Properties could have an adverse impact on the Mortgagors' ability to meet their obligations. For example,
Section 365(e) of the Bankruptcy Code provides generally that rights and obligations under an unexpired lease may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the lease conditioned upon the commencement of a case under the Bankruptcy Code or certain other similar events. In addition,
Section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property of or from a debtor's estate, which may delay the Trustee's exercise of such remedies in the event that a lessee becomes the subject of a proceeding under the Bankruptcy Code.

   Section 365(a) of the Bankruptcy Code generally provides that a trustee or a debtor-in-possession in a case under the Bankruptcy Code has the power to assume or to reject an executory contract or an unexpired lease of the debtor, in each case subject to the approval of the bankruptcy court administering such case. If the trustee or debtor-in-possession rejects an executory contract or an unexpired lease, such rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of the filing of the petition. As a consequence, the other party or parties to such executory contract or unexpired lease, such as the lessor or Mortgagor, as lessor under a lease, would have only an unsecured claim against the debtor for damages resulting from such breach, which could adversely affect the security for the related Mortgage Loan. Moreover, under
Section 502(b)(6) of the Bankruptcy Code, the claim of a lessor for such damages from the termination of a lease of real property will be limited to the sum of (i) the rent reserved by such lease, without acceleration, for the greater of one year or 15 percent, not to exceed three years, of the remaining term of such lease, following the earlier of the date of the filing of the petition and the date on which such lender repossessed, or the lessee surrendered, the leased property, and (ii) any unpaid rent due under such lease, without acceleration, on the earlier of such dates.

   Under Section 365(f) of the Bankruptcy Code, if a trustee or debtor-in-possession assumes an executory contract or an unexpired lease of the debtor, the trustee or debtor-in-possession generally may

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assign such executory contract or unexpired lease, notwithstanding any provision therein or in applicable law that prohibits, restricts or conditions such assignment, provided that the trustee or debtor-in-possession provides "adequate assurance of future performance" by the assignee. The Bankruptcy Code specifically provides, however, that adequate assurance of future performance for purposes of a lease of real property in a shopping center includes adequate assurance of the source of rent and other consideration due under such lease, and in the case of an assignment, that the financial condition and operating performance of the proposed assignee and its guarantors, if any, shall be similar to the financial condition and operating performance of the debtor and its guarantors, if any, as of the time the debtor became the lessee under the lease, that any percentage rent due under such lease will not decline substantially, that the assumption and assignment of the lease is subject to all the provisions thereof, including (but not limited to) provisions such as a radius location, use or exclusivity provision, and will not breach any such provision contained in any other lease, financing agreement, or master agreement relating to such shopping center, and that the assumption or assignment of such lease will not disrupt the tenant mix or balance in such shopping center. Thus, an undetermined third party may assume the obligations of the lessee under a lease in the event of commencement of a proceeding under the Bankruptcy Code with respect to the lessee.

   Under Section 365(h) of the Bankruptcy Code, if a trustee for a lessor as a debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat such lease as terminated by such rejection or, in the alternative, may remain in possession of the leasehold for the balance of such term and for any renewal or extension of such term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after such a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and any such renewal or extension thereof, any damages occurring after such date caused by the nonperformance of any obligation of the lessor under the lease after such date.

   In a bankruptcy or similar proceeding, action may be taken seeking the recovery as a preferential transfer of any payments made by the mortgagor under the related Mortgage Loan to the Trust Fund. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

   A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a mortgagor with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

   Pursuant to the federal doctrine of "substantive consolidation" or to the (predominantly state law) doctrine of "piercing the corporate veil", a bankruptcy court, in the exercise of its equitable powers, also has the authority to order that the assets and liabilities of a related entity be consolidated with those of an entity before it. Thus, property ostensibly the property of one entity may be determined to be the property of a different entity in bankruptcy, the automatic stay applicable to the second entity extended to the first and the rights of creditors of the first entity impaired in the fashion set forth above in the discussion of ordinary bankruptcy principles. Depending on facts and circumstances not wholly in existence at the time a loan is originated or transferred to the Trust Fund, the application of any of these doctrines to one or more of the mortgagors in the context of the bankruptcy of one or more of their affiliates could result in material impairment of the rights of the Certificateholders.

   For each mortgagor that is described as a "special purpose entity", "single purpose entity" or "bankruptcy-remote entity" in the Prospectus Supplement, the activities that may be conducted by such mortgagor and its ability to incur debt are restricted by the applicable Mortgage or the organizational

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documents of such mortgagor in such manner as is intended to make the likelihood of a bankruptcy proceeding being commenced by or against such mortgagor remote, and such mortgagor has been organized and is designed to operate in a manner such that its separate existence should be respected notwithstanding a bankruptcy proceeding in respect of one or more affiliated entities of such mortgagor. However, the Depositor makes no representation as to the likelihood of the institution of a bankruptcy proceeding by or in respect of any mortgagor or the likelihood that the separate existence of any mortgagor would be respected if there were to be a bankruptcy proceeding in respect of any affiliated entity of a mortgagor.

ENVIRONMENTAL RISKS

   A lender may be subject to unforeseen environmental risks with respect to loans secured by real or personal property, such as the Mortgage Loans. Under the laws of many states, contamination on a property may give rise to a lien on the property for cleanup costs. In several states, such a lien has priority over all existing liens (a "superlien"), including those of existing mortgages; in these states, the lien of the mortgage for any Mortgage Loan may lose its priority to such a superlien.

   Under the federal Comprehensive Response Compensation and Liability Act ("CERCLA"), a lender may be liable either to the government or to private parties for cleanup costs on a property securing a loan, even if the lender does not cause or contribute to the contamination. CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties ("PRPs"), including current owners and operators of the property who did not cause or contribute to the contamination. Many states have laws similar to CERCLA.

   Lenders may be held liable under CERCLA as owners or operators unless they qualify for the secured creditor exemption to CERCLA. On April 29, 1992, the United States Environmental Protection Agency ("EPA") issued a final rule intended to protect lenders from liability under CERCLA. This rule was in response to a 1990 decision of the United States Court of Appeals for the Eleventh Circuit, United States v. Fleet Factors Corp., which narrowly construed the security interest exemption under CERCLA to hold lenders liable if they had the capacity to influence their borrower's management of hazardous waste. On February 4, 1994, the United States Court of Appeals for the District of Columbia Circuit in Kelley v. Environmental Protection Agency invalidated this EPA rule. As a result of the Kelley case, the state of the law with respect to the secured creditor exemption and the scope of permissible activities in which a lender may engage to protect its security interest remain uncertain. EPA and the Department of Justice ("DOJ"), however, issued a joint policy memorandum in which these agencies announced that they would continue to follow the "Lender Liability Rule" vacated by the Kelley case. These agencies indicated that prior to its invalidation, several courts adhered to the terms of the "Lender Liability Rule" or interpreted CERCLA in a manner consistent with the "Lender Liability Rule." EPA and DOJ indicated in the September 22, 1995 memorandum that they intend to follow this line of cases. This EPA/DOJ policy, however, would not necessarily affect the potential for lender liability in actions by parties other than EPA or under laws or legal theories other than CERCLA. If a lender is or becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard, but that person or entity may be bankrupt or otherwise judgment proof.

   Environment clean-up costs may be substantial. It is possible that such costs could become a liability of the Trust and occasion a loss to Certificateholders if such remedial costs were incurred.

   In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. It is possible that a property securing a Mortgage Loan could be subject to such transfer restrictions. In such a case, if the lender becomes the owner upon foreclosure, it may be required to clean up the contamination before selling the property.

   The cost of remediating hazardous substance contamination at a property can be substantial. If a lender is or becomes liable, it can bring an action for contribution against the owner or operator that created the environmental hazard, but that person or entity may be without substantial assets. Accordingly, it is possible that such costs could become a liability of a Trust Fund and occasion a loss to Certificateholders of the related series.

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   To reduce the likelihood of such a loss, and unless otherwise provided in the related Prospectus Supplement, the related Pooling Agreement will provide that the Master Servicer may, on behalf of the Trust Fund, acquire title to a Mortgaged Property or take over its operation unless the Master Servicer, based on a report prepared by a person who regularly conducts environmental site assessments, has made the determination that it is appropriate to do so, as described under "Description of the Pooling Agreements--Realization Upon Defaulted Mortgage Loans".

   Even when a lender is not directly liable for cleanup costs on property securing loans, if a property securing a loan is contaminated, the value of the security is likely to be affected. In addition, a lender bears the risk that unanticipated cleanup costs may jeopardize the borrower's repayment. Neither of these two issues is likely to pose risks exceeding the amount of unpaid principal and interest of a particular loan secured by a contaminated property, particularly if the lender declines to foreclose on a mortgage secured by the property.

   If a lender forecloses on a mortgage secured by a property the operations of which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Compliance may entail some expense.

   In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may decrease the amount that prospective buyers are willing to pay for the affected property and thereby lessen the ability of the lender to recover its investment in a loan upon foreclosure.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE

   Certain of the Mortgage Loans may contain "due-on-sale" and "due-on-encumbrance" clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related Mortgaged Property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce such clauses in many states. By virtue, however, of the Garn-St Germain Depository Institutions Act of 1982 (the "Garn Act"), effective October 15, 1982 (which purports to preempt state laws that prohibit the enforcement of due-on-sale clauses by providing among other matters, that "due-on-sale" clauses in certain loans made after the effective date of the Garn Act are enforceable, within certain limitations as set forth in the Garn Act and the regulations promulgated thereunder), a Master Servicer may nevertheless have the right to accelerate the maturity of a Mortgage Loan that contains a "due-on-sale" provision upon transfer of an interest in the property, regardless of the Master Servicer's ability to demonstrate that a sale threatens its legitimate security interest.

SUBORDINATE FINANCING

   Certain of the Mortgage Loans may not restrict the ability of the borrower to use the Mortgaged Property as security for one or more additional loans. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower (as is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

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DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

   Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

APPLICABILITY OF USURY LAWS

   Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 ("Title V") provides that state usury limitations shall not apply to certain types of residential (including multifamily) first mortgage loans originated by certain lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

   No Mortgage Loan originated in any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges has been adopted, will (if originated after that rejection or adoption) be eligible for inclusion in a Trust Fund unless (i) such Mortgage Loan provides for such interest rate, discount points and charges as are permitted in such state or (ii) such Mortgage Loan provides that the terms thereof are to be construed in accordance with the laws of another state under which such interest rate, discount points and charges would not be usurious and the borrower's counsel has rendered an opinion that such choice of law provision would be given effect.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

   Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a borrower who enters military service after the origination of such borrower's mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the Mortgage
Loan), may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to individuals who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the Mortgage Loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of Certificates, and would not be covered by advances or, unless otherwise specified in the related Prospectus Supplement, any form of Credit Support provided in connection with such Certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected Mortgage Loan during the borrower's period of active duty status, and, under certain circumstances, during an additional three-month period thereafter.

TYPE OF MORTGAGED PROPERTY

   The lender may be subject to additional risk depending upon the type and use of the Mortgaged Property in question. For instance, Mortgaged Properties which are hospitals, nursing homes or convalescent homes may present special risks to lenders in large part due to significant governmental

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regulation of the operation, maintenance, control and financing of health care institutions. Mortgages on Mortgaged Properties which are owned by the borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged Properties which are hotels or motels may present additional risk to the lender in that: (i) hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the operator; and (ii) the transferability of the hotel's operating, liquor and other licenses to the entity acquiring the hotel either through purchase or foreclosure is subject to the vagaries of local law requirements. In addition, Mortgaged Properties which are multifamily properties or cooperatively owned multifamily properties may be subject to rent control laws, which could impact the future cash flows of such properties.

AMERICANS WITH DISABILITIES ACT

   Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder (collectively, the "ADA"), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

FORFEITURES IN DRUG AND RICO PROCEEDINGS

   Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations ("RICO") statute can be seized by the government if the property was used in, or purchased with the proceeds of, such crimes. Under procedures contained in the Comprehensive Crime Control Act of 1984 (the "Crime Control Act"), the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property", including the holders of mortgage loans.

   A lender may avoid forfeiture of its interest in the property if it established that: (i) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or (ii) the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

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                   CERTAIN FEDERAL INCOME TAX CONSEQUENCES

   The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of Certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors, some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"), as well as regulations (the "REMIC Regulations") promulgated by the U.S. Department of Treasury (the "Treasury"). Investors should consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of Certificates.

   For purposes of this discussion, (i) references to the Mortgage Loans include references to the mortgage loans underlying MBS included in the Mortgage Assets and (ii) where the applicable Prospectus Supplement provides for a fixed retained yield with respect to the Mortgage Loans underlying a series of Certificates, references to the Mortgage Loans will be deemed to refer to that portion of the Mortgage Loans held by the Trust Fund which does not include the Retained Interest. References to a "holder" or "Certificateholder" in this discussion generally mean the beneficial owner of a Certificate.

            FEDERAL INCOME TAX CONSEQUENCES FOR REMIC CERTIFICATES

 General

   With respect to a particular series of Certificates, an election may be made to treat the Trust Fund or one or more segregated pools of assets therein as one or more REMICs within the meaning of Code Section 860D. A Trust Fund or a portion thereof as to which a REMIC election will be made will be referred to as a "REMIC Pool". For purposes of this discussion, Certificates of a series as to which one or more REMIC elections are made are referred to as "REMIC Certificates" and will consist of one or more Classes of "Regular Certificates" and one Class of "Residual Certificates" in the case of each REMIC Pool. Qualification as a REMIC requires ongoing compliance with certain conditions. With respect to each series of REMIC Certificates, Cadwalader, Wickersham & Taft, counsel to the Depositor, has advised the Depositor that in the firm's opinion, assuming (i) the making of such an election, (ii) compliance with the Pooling Agreement and (iii) compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations thereunder, each REMIC Pool will qualify as a REMIC. In such case, the Regular Certificates will be considered to be "regular interests" in the REMIC Pool and generally will be treated for federal income tax purposes as if they were newly originated debt instruments, and the Residual Certificates will be considered to be "residual interests" in the REMIC Pool. The Prospectus Supplement for each series of Certificates will indicate whether one or more REMIC elections with respect to the related Trust Fund will be made, in which event references to "REMIC" or "REMIC Pool" herein shall be deemed to refer to each such REMIC Pool. If so specified in the applicable Prospectus Supplement, the portion of a Trust Fund as to which a REMIC election is not made may be treated as a grantor trust for federal income tax purposes. See "--Federal Income Tax Consequences for Certificates as to Which No REMIC Election Is Made".

 Status of REMIC Certificates

   REMIC Certificates held by a domestic building and loan association will constitute "a regular or residual interest in a REMIC" within the meaning of Code Section 7701(a)(19)(C)(xi), but only in the same proportion that the assets of the REMIC Pool would be treated as "loans . . . secured by an interest in real property which is . . . residential real property" (such as single family or multifamily properties, but not commercial properties) within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C), and otherwise will not qualify for such treatment. REMIC Certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(5)(A), and interest on the Regular Certificates and income with respect to Residual Certificates will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B) in the same proportion

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that, for both purposes, the assets of the REMIC Pool would be so treated. If at all times 95% or more of the assets of the REMIC Pool qualify for each of the foregoing respective treatments, the REMIC Certificates will qualify for the corresponding status in their entirety. For purposes of Code Section 856(c)(5)(A), payments of principal and interest on the Mortgage Loans that are reinvested pending distribution to holders of REMIC Certificates qualify for such treatment. Where two REMIC Pools are a part of a tiered structure they will be treated as one REMIC for purposes of the tests described above respecting asset ownership of more or less than 95%. In addition, if the assets of the REMIC include Buy-Down Mortgage Loans, it is possible that the percentage of such assets constituting "loans . . . secured by an interest in real property which is . . . residential real property" for purposes of Code
Section 7701(a)(19)(C)(v) may be required to be reduced by the amount of the related Buy-Down Funds. REMIC Certificates held by a regulated investment company will not constitute "Government Securities" within the meaning of Code Section 851(b)(4)(A)(i). REMIC Certificates held by certain financial institutions will constitute an "evidence of indebtedness" within the meaning of Code Section 582(c)(1). The Small Business Job Protection Act of 1996 (the "SBJPA of 1996") repealed the reserve method for bad debts of domestic building and loan associations and mutual savings banks, and thus has eliminated the asset category of "qualifying real property loans" in former Code Section 593(d) for taxable years beginning after December 31, 1995. The requirement in the SBJPA of 1996 that such institutions must "recapture" a portion of their existing bad debt reserves is suspended if a certain portion of their assets are maintained in "residential loans" under Code Section 7701(a)(19)(C)(v), but only if such loans were made to acquire, construct or improve the related real property and not for the purpose of refinancing. However, no effort will be made to identify the portion of the Mortgage Loans of any Series meeting this requirement, and no representation is made in this regard.

 Qualification as a REMIC

   In order for the REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the Code. The REMIC Pool must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the "Startup Day" (which for purposes of this discussion is the date of issuance of the REMIC Certificates) and at all times thereafter, may consist of assets other than "qualified mortgages" and "permitted investments". The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirement is met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC Pool's assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC also must provide "reasonable arrangements" to prevent its residual interest from being held by "disqualified organizations" and must furnish applicable tax information to transferors or agents that violate this requirement. The Pooling Agreement for each Series will contain a provision designed to meet this requirement. See "Taxation of Residual Certificates--Tax-Related Restrictions on Transfer of Residual Certificates--Disqualified Organizations".

   A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC Pool on the Startup Day or is purchased by the REMIC Pool within a three-month period thereafter pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include whole mortgage loans, such as the Mortgage Loans, certificates of beneficial interest in a grantor trust that holds mortgage loans, including certain of the MBS, regular interests in another REMIC, such as MBS in a trust as to which a REMIC election has been made, loans secured by timeshare interests and loans secured by shares held by a tenant stockholder in a cooperative housing corporation, provided, in general, (i) the fair market value of the real property security (including buildings and structural components thereof) is at least 80% of the principal balance of the related Mortgage Loan or mortgage loan underlying the Mortgage Certificate either at origination or as of the Startup Day (an original loan-to-value ratio of not more than 125% with respect to the real property security) or (ii) substantially all the proceeds of the Mortgage Loan or the underlying mortgage loan were used to acquire, improve or protect an interest in real property that, at the origination date, was the only security for the Mortgage Loan or underlying mortgage loan. If the Mortgage Loan has been substantially modified other than in connection with a default or reasonably foreseeable default, it must meet the

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loan-to-value test in (i) of the preceding sentence as of the date of the last such modification or at closing. A qualified mortgage includes a qualified replacement mortgage, which is any property that would have been treated as a qualified mortgage if it were transferred to the REMIC Pool on the Startup Day and that is received either (i) in exchange for any qualified mortgage within a three-month period thereafter or (ii) in exchange for a "defective obligation" within a two-year period thereafter. A "defective obligation" includes (i) a mortgage in default or as to which default is reasonably foreseeable, (ii) a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC Pool has been breached, (iii) a mortgage that was fraudulently procured by the mortgagor, and (iv) a mortgage that was not in fact principally secured by real property (but only if such mortgage is disposed of within 90 days of discovery). A Mortgage Loan that is "defective" as described in clause (iv) that is not sold or, if within two years of the Startup Day, exchanged, within 90 days of discovery, ceases to be a qualified mortgage after such 90-day period.

   Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC Pool. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC Pool to provide for payments of expenses of the REMIC Pool or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. The reserve fund will be disqualified if more than 30% of the gross income from the assets in such fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced "promptly and appropriately" as payments on the Mortgage Loans are received. Foreclosure property is real property acquired by the REMIC Pool in connection with the default or imminent default of a qualified mortgage and generally held for not more than two years, with extensions granted by the Internal Revenue Service (the "Service").

   In addition to the foregoing requirements, the various interests in a REMIC Pool also must meet certain requirements. All of the interests in a REMIC Pool must be either of the following: (i) one or more classes of regular interests or (ii) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC Pool that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. Such a specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a fixed or qualified variable or inverse variable rate on some or all of the qualified mortgages minus a different fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A residual interest is an interest in a REMIC Pool other than a regular interest that is issued on the Startup Day and that is designated as a residual interest. An interest in a REMIC Pool may be treated as a regular interest even if payments of principal with respect to such interest are subordinated to payments on other regular interests or the residual interest in the REMIC Pool, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC Pool or prepayment interest shortfalls. Accordingly, the Regular Certificates of a series will constitute one or more classes of regular interests, and the Residual Certificates with respect to that series will constitute a single class of residual interests on which distributions are made pro rata.

   If an entity, such as the REMIC Pool, fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the Code provides that the entity will not be treated as a REMIC for such year and thereafter. In this event, an entity with multiple classes of ownership interests may be treated as a separate association taxable as a corporation under Treasury

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regulations, and the Regular Certificates may be treated as equity interests therein. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith, and disqualification of the REMIC Pool would occur absent regulatory relief. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the "1986 Act") indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC Pool's income for the period of time in which the requirements for REMIC status are not satisfied.

TAXATION OF REGULAR CERTIFICATES

 General

   In general, interest, original issue discount and market discount on a Regular Certificate will be treated as ordinary income to a holder of the Regular Certificate (the "Regular Certificateholder") as they accrue, and principal payments on a Regular Certificate will be treated as a return of capital to the extent of the Regular Certificateholder's basis in the Regular Certificate allocable thereto. Regular Certificateholders must use the accrual method of accounting with regard to Regular Certificates, regardless of the method of accounting otherwise used by such Regular Certificateholders.

 Original Issue Discount

   Accrual Certificates and principal-only Certificates will be, and other Classes of Regular Certificates may be, issued with "original issue discount" within the meaning of Code Section 1273(a). Holders of any Class of Regular Certificates having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with the constant yield method that takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The following discussion is based in part on temporary and final Treasury regulations issued on February 2, 1994, as amended on June 14, 1996 (the "OID Regulations") under Code Sections 1271 through 1273 and 1275 and in part on the provisions of the 1986 Act. Regular Certificateholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Certificates. To the extent such issues are not addressed in such regulations, the Depositor intends to apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the Service will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the Service to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer's tax liability. Investors are advised to consult their own tax advisors as to the discussion herein and the appropriate method for reporting interest and original issue discount with respect to the Regular Certificates.

   Each Regular Certificate (except to the extent described below with respect to a Regular Certificate on which principal is distributed by random lot ("Random Lot Certificates")) will be treated as a single installment obligation for purposes of determining the original issue discount includible in a Regular Certificateholder's income. The total amount of original issue discount on a Regular Certificate is the excess of the "stated redemption price at maturity" of the Regular Certificate over its "issue price". The issue price of a Class of Regular Certificates offered pursuant to this Prospectus generally is the first price at which a substantial amount of Regular Certificates of that Class is sold to the public (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the Depositor intends to treat the issue price of a Class as to which there is no substantial sale as of the issue date or that is retained by the Depositor as the fair market value of that Class as of the issue date. The issue price of a Regular Certificate also includes the amount paid by an initial Regular Certificateholder for accrued interest that relates to a period prior to the issue date of the Regular Certificate, unless the Regular Certificateholder elects on its federal income tax return to exclude such amount from the issue price and

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to recover it on the first Distribution Date. The stated redemption price at maturity of a Regular Certificate always includes the original principal amount of the Regular Certificate, but generally will not include distributions of stated interest if such interest distributions constitute "qualified stated interest". Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate (as described below) provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the Regular Certificate. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Certificate, it is possible that no interest on any Class of Regular Certificates will be treated as qualified stated interest. However, except as provided in the following three sentences or in the applicable Prospectus Supplement, because the underlying Mortgage Loans provide for remedies in the event of default, the Depositor intends to treat interest with respect to the Regular Certificates as qualified stated interest. Distributions of interest on an Accrual Certificate, or on other Regular Certificates with respect to which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated redemption price at maturity of such Regular Certificates includes all distributions of interest as well as principal thereon. Likewise, the Depositor intends to treat an "interest only" class, or a class on which interest is substantially disproportionate to its principal amount (a so-called "super-premium" class) as having no qualified stated interest. Where the interval between the issue date and the first Distribution Date on a Regular Certificate is shorter than the interval between subsequent Distribution Dates, the interest attributable to the additional days will be included in the stated redemption price at maturity.

   Under a de minimis rule, original issue discount on a Regular Certificate will be considered to be zero if such original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate. For this purpose, the weighted average maturity of the Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Certificate and the denominator of which is the stated redemption price at maturity of the Regular Certificate. The Conference Committee Report to the 1986 Act provides that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment of the Mortgage Loans (the "Prepayment Assumption") and the anticipated reinvestment rate, if any, relating to the Regular Certificates. The Prepayment Assumption with respect to a Series of Regular Certificates will be set forth in the related Prospectus Supplement. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and such income will be capital gain if the Regular Certificate is held as a capital asset. However, under the OID Regulations, Regular Certificateholders may elect to accrue all de minimis original issue discount as well as market discount and market premium under the constant yield method. See "Election to Treat All Interest Under the Constant Yield Method".

   A Regular Certificateholder generally must include in gross income for any taxable year the sum of the "daily portions," as defined below, of the original issue discount on the Regular Certificate accrued during an accrual period for each day on which it holds the Regular Certificate, including the date of purchase but excluding the date of disposition. The Depositor will treat the monthly period ending on the day before each Distribution Date as the accrual period. With respect to each Regular Certificate, a calculation will be made of the original issue discount that accrues during each successive full accrual period (or shorter period from the date of original issue) that ends on the day before the related Distribution Date on the Regular Certificate. The Conference Committee Report to the 1986 Act states that the rate of accrual of original issue discount is intended to be based on the Prepayment Assumption. Other than as discussed below with respect to a Random Lot Certificate, the original issue discount accruing in a full accrual period would be the excess, if any, of (i) the sum of (a) the present value of all of the remaining distributions to be made on the Regular Certificate as of the end of that accrual period that are included in the Regular Certificate's stated redemption price at maturity and (b) the distributions made on the Regular Certificate during the accrual period that are included in the Regular Certificate's stated redemption price at maturity, over (ii) the adjusted issue price of the Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence is calculated based on
(i) the yield to maturity of the Regular Certificate at the issue

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date, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period and (iii) the Prepayment Assumption. For these purposes, the adjusted issue price of a Regular Certificate at the beginning of any accrual period equals the issue price of the Regular Certificate, increased by the aggregate amount of original issue discount with respect to the Regular Certificate that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Certificate's stated redemption price at maturity that were made on the Regular Certificate in such prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

   Under the method described above, the daily portions of original issue discount required to be included in income by a Regular Certificateholder generally will increase to take into account prepayments on the Regular Certificates as a result of prepayments on the Mortgage Loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. An increase in prepayments on the Mortgage Loans with respect to a Series of Regular Certificates can result in both a change in the priority of principal payments with respect to certain Classes of Regular Certificates and either an increase or decrease in the daily portions of original issue discount with respect to such Regular Certificates.

   In the case of a Random Lot Certificate, the Depositor intends to determine the yield to maturity of such Certificate based upon the anticipated payment characteristics of the Class as a whole under the Prepayment Assumption. In general, the original issue discount accruing on each Random Lot Certificate in a full accrual period would be its allocable share of the original issue discount with respect to the entire Class, as determined in accordance with the preceding paragraph. However, in the case of a distribution in retirement of the entire unpaid principal balance of any Random Lot Certificate (or portion of such unpaid principal balance), (a) the remaining unaccrued original issue discount allocable to such Certificate (or to such portion) will accrue at the time of such distribution, and (b) the accrual of original issue discount allocable to each remaining Certificate of such Class (or the remaining unpaid principal balance of a partially redeemed Random Lot Certificate after a distribution of principal has been received) will be adjusted by reducing the present value of the remaining payments on such Class and the adjusted issue price of such Class to the extent attributable to the portion of the unpaid principal balance thereof that was distributed. The Depositor believes that the foregoing treatment is consistent with the "pro rata prepayment" rules of the OID Regulations, but with the rate of accrual of original issue discount determined based on the Prepayment Assumption for the Class as a whole. Investors are advised to consult their tax advisors as to this treatment.

 Acquisition Premium

   A purchaser of a Regular Certificate at a price greater than its adjusted issue price but less than its stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Certificate reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over such adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, such a subsequent purchaser may elect to treat all such acquisition premium under the constant yield method, as described below under the heading "Election to Treat All Interest Under the Constant Yield Method".

 Variable Rate Regular Certificates

   Regular Certificates may provide for interest based on a variable rate. Under the OID Regulations, interest is treated as payable at a variable rate if, generally, (i) the issue price does not exceed the original principal balance by more than a specified amount and (ii) the interest compounds or is payable at least annually at current values of (a) one or more "qualified floating rates", (b) a single fixed rate and one or more qualified floating rates, (c) a single "objective rate", or (d) a single fixed rate and a single objective rate that is a "qualified inverse floating rate". A floating rate is a qualified floating rate if variations in the

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rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds, where such rate is subject to a fixed multiple that is greater than 0.65, but not more than 1.35. Such rate may also be increased or decreased by a fixed spread or subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly. An objective rate (other than a qualified floating rate) is a rate that is determined using a single fixed formula and that is based on objective financial or economic information, provided that such information is not (i) within the control of the issuer or a related party or (ii) unique to the circumstances of the issuer or a related party. A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds; an inverse floating rate that is not a qualified floating rate may nevertheless be an objective rate. A Class of Regular Certificates may be issued under this Prospectus that does not have a variable rate under the OID Regulations, for example, a Class that bears different rates at different times during the period it is outstanding such that it is considered significantly "front-loaded" or "back-loaded" within the meaning of the OID Regulations. It is possible that such a Class may be considered to bear "contingent interest" within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to Regular Certificates. However, if final regulations dealing with contingent interest with respect to Regular Certificates apply the same principles as the OID Regulations, such regulations may lead to different timing of income inclusion than would be the case under the OID Regulations. Furthermore, application of such principles could lead to the characterization of gain on the sale of contingent interest Regular Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate treatment of any Regular Certificate that does not pay interest at a fixed rate or variable rate as described in this paragraph.

   Under the REMIC Regulations, a Regular Certificate (i) bearing a rate that qualifies as a variable rate under the OID Regulations that is tied to current values of a variable rate (or the highest, lowest or average of two or more variable rates), including a rate based on the average cost of funds of one or more financial institutions, or a positive or negative multiple of such a rate (plus or minus a specified number of basis points), or that represents a weighted average of rates on some or all of the Mortgage Loans, including such a rate that is subject to one or more caps or floors, or (ii) bearing one or more such variable rates for one or more periods or one or more fixed rates for one or more periods, and a different variable rate or fixed rate for other periods qualifies as a regular interest in a REMIC. Accordingly, unless otherwise indicated in the applicable Prospectus Supplement, the Depositor intends to treat Regular Certificates that qualify as regular interests under this rule in the same manner as obligations bearing a variable rate for original issue discount reporting purposes.

   The amount of original issue discount with respect to a Regular Certificate bearing a variable rate of interest will accrue in the manner described above under "Original Issue Discount" with the yield to maturity and future payments on such Regular Certificate generally to be determined by assuming that interest will be payable for the life of the Regular Certificate based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for the relevant Class. Unless otherwise specified in the applicable Prospectus Supplement, the Depositor intends to treat such variable interest as qualified stated interest, other than variable interest on an interest-only or super-premium Class, which will be treated as non-qualified stated interest includible in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

   Although unclear under the OID Regulations, unless required otherwise by applicable final regulations, the Depositor intends to treat Regular Certificates bearing an interest rate that is a weighted average of the net interest rates on Mortgage Loans or Mortgage Certificates having fixed or adjustable rates, as having qualified stated interest, except to the extent that initial "teaser" rates cause sufficiently "back-loaded" interest to create more than de minimis original issue discount. The yield on such Regular Certificates for purposes of accruing original issue discount will be a hypothetical fixed rate based on the fixed rates, in the case of fixed rate Mortgage Loans, and initial "teaser rates" followed by fully indexed rates, in the case of adjustable rate Mortgage Loans. In the case of adjustable rate Mortgage Loans, the applicable index used to compute interest on the Mortgage Loans in effect on the pricing date (or possibly

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the issue date) will be deemed to be in effect beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. Adjustments will be made in each accrual period either increasing or decreasing the amount of ordinary income reportable to reflect the actual Pass-Through Rate on the Regular Certificates.

 Deferred Interest

   Under the OID Regulations, all interest on a Regular Certificate as to which there may be Deferred Interest is includible in the stated redemption price at maturity thereof. Accordingly, any Deferred Interest that accrues with respect to a Class of Regular Certificates may constitute income to the holders of such Regular Certificates prior to the time distributions of cash with respect to such Deferred Interest are made.

 Market Discount

   A purchaser of a Regular Certificate also may be subject to the market discount rules of Code Section 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of original issue discount, "market discount" is the amount by which the purchaser's original basis in the Regular Certificate (i) is exceeded by the then-current principal amount of the Regular Certificate or (ii) in the case of a Regular Certificate having original issue discount, is exceeded by the adjusted issue price of such Regular Certificate at the time of purchase. Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on such Regular Certificate as distributions includible in the stated redemption price at maturity thereof are received, in an amount not exceeding any such distribution. Such market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until such regulations are issued, such market discount would accrue either (i) on the basis of a constant interest rate or
(ii) in the ratio of stated interest allocable to the relevant period to the sum of the interest for such period plus the remaining interest as of the end of such period, or in the case of a Regular Certificate issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for such period plus the remaining original issue discount as of the end of such period. Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a Regular Certificate over the interest distributable thereon. The deferred portion of such interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Certificate for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Certificate is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Certificateholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by such Regular Certificateholder in that taxable year or thereafter, in which case the interest deferral rule will not apply. See "Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which such election may be deemed to be made.

   Market discount with respect to a Regular Certificate will be considered to be zero if such market discount is less than 0.25% of the remaining stated redemption price at maturity of such Regular Certificate multiplied by the weighted average maturity of the Regular Certificate (determined as described above in the third paragraph under "Original Issue Discount") remaining after the date of purchase. It appears that de minimis market discount would be reported in a manner similar to de minimis original issue discount. See "Original Issue Discount" above. Treasury regulations implementing the

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market discount rules have not yet been issued, and therefore investors should consult their own tax advisors regarding the application of these rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

 Premium

   A Regular Certificate purchased at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Certificateholder holds such Regular Certificate as a "capital asset" within the meaning of Code Section 1221, the Regular Certificateholder may elect under Code Section 171 to amortize such premium under the constant yield method. The Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Certificates, although it is unclear whether the alternatives to the constant yield method described above under "Market Discount" are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Certificate rather than as a separate deduction item. See "Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which the Code Section 171 election may be deemed to be made.

 Election to Treat All Interest Under the Constant Yield Method

   A holder of a debt instrument such as a Regular Certificate may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election, (i) "interest" includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (ii) the debt instrument is treated as if the instrument were issued on the holder's acquisition date in the amount of the holder's adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder's acquisition would apply. A holder generally may make such an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all debt instruments acquired by the holder in the same taxable year or thereafter. The election is made on the holder's federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the Service. Investors should consult their own tax advisors regarding the advisability of making such an election.

 Sale or Exchange of Regular Certificates

   If a Regular Certificateholder sells or exchanges a Regular Certificate, the Regular Certificateholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Certificate. The adjusted basis of a Regular Certificate generally will equal the cost of the Regular Certificate to the seller, increased by any original issue discount or market discount previously included in the seller's gross income with respect to the Regular Certificate and reduced by amounts included in the stated redemption price at maturity of the Regular Certificate that were previously received by the seller, by any amortized premium and by previously recognized losses.

   Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Certificate realized by an investor who holds the Regular Certificate as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the Regular Certificate has been held for the long-term capital gain holding period (currently more than one year). Such gain will be treated as ordinary income (i) if a Regular Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of

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interest that would have accrued on the Regular Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior distribution of property that was held as a part of such transaction, (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary rates, or (iii) to the extent that such gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the holder if its yield on such Regular Certificate were 110% of the applicable Federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of such holder with respect to the Regular Certificate. In addition, gain or loss recognized from the sale of a Regular Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Capital gains of certain non-corporate taxpayers are subject to a lower maximum tax rate than ordinary income of such taxpayers. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

 Treatment of Losses

   Holders of Regular Certificates will be required to report income with respect to Regular Certificates on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans allocable to a particular class of Regular Certificates, except to the extent it can be established that such losses are uncollectible. Accordingly, the holder of a Regular Certificate may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the Internal Revenue Service may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code
Section 166. To the extent the rules of Code Section 166 regarding bad debts are applicable, it appears that holders of Regular Certificates that are corporations or that otherwise hold the Regular Certificates in connection with a trade or business should in general be allowed to deduct as an ordinary loss any such loss sustained during the taxable year on account of any such Regular Certificates becoming wholly or partially worthless, and that, in general, holders of Regular Certificates that are not corporations and do not hold the Regular Certificates in connection with a trade or business will be allowed to deduct as a short-term capital loss any loss with respect to principal sustained during the taxable year on account of a portion of any class or subclass of such Regular Certificates becoming wholly worthless. Although the matter is not free from doubt, non-corporate holders of Regular Certificates should be allowed a bad debt deduction at such time as the principal balance of any class or subclass of such Regular Certificates is reduced to reflect losses resulting from any liquidated Mortgage Loans. The Service, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect such losses only after all Mortgage Loans remaining in the Trust Fund have been liquidated or such class of Regular Certificates has been otherwise retired. The Service could also assert that losses on the Regular Certificates are deductible based on some other method that may defer such deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating "negative" original issue discount which would be deductible only against future positive original issue discount or otherwise upon termination of the Class. Holders of Regular Certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Regular Certificates. While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders, the Internal Revenue Service may take the position that losses attributable to accrued original issue discount may only be deducted as short-term capital losses by non-corporate holders not engaged in a trade or business. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on Regular Certificates.

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TAXATION OF RESIDUAL CERTIFICATES

 Taxation of REMIC Income

   Generally, the "daily portions" of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of Residual Certificates ("Residual Certificateholders"), and will not be taxed separately to the REMIC Pool. The daily portions of REMIC taxable income or net loss of a Residual Certificateholder are determined by allocating the REMIC Pool's taxable income or net loss for each calendar quarter ratably to each day in such quarter and by allocating such daily portion among the Residual Certificateholders in proportion to their respective holdings of Residual Certificates in the REMIC Pool on such day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that (i) the limitations on deductibility of investment interest expense and expenses for the production of income do not apply, (ii) all bad loans will be deductible as business bad debts and (iii) the limitation on the deductibility of interest and expenses related to tax-exempt income will apply. The REMIC Pool's gross income includes interest, original issue discount income and market discount income, if any, on the Mortgage Loans, reduced by amortization of any premium on the Mortgage Loans, plus income from amortization of issue premium, if any, on the Regular Certificates, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the Regular Certificates. The REMIC Pool's deductions include interest and original issue discount expense on the Regular Certificates, servicing fees on the Mortgage Loans, other administrative expenses of the REMIC Pool and realized losses on the Mortgage Loans. The requirement that Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no Certificates of any class of the related series outstanding.

   The taxable income recognized by a Residual Certificateholder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest and original issue discount or market discount income or amortization of premium with respect to the Mortgage Loans, on the one hand, and the timing of deductions for interest (including original issue discount) on the Regular Certificates or income from amortization of issue premium on the Regular Certificates, on the other hand. In the event that an interest in the Mortgage Loans is acquired by the REMIC Pool at a discount, and one or more of such Mortgage Loans is prepaid, the Residual Certificateholder may recognize taxable income without being entitled to receive a corresponding amount of cash because (i) the prepayment may be used in whole or in part to make distributions in reduction of principal on the Regular Certificates and (ii) the discount on the Mortgage Loans which is includible in income may exceed the deduction allowed upon such distributions on those Regular Certificates on account of any unaccrued original issue discount relating to those Regular Certificates. When there is more than one class of Regular Certificates that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the Regular Certificates when distributions in reduction of principal are being made in respect of earlier classes of Regular Certificates to the extent that such classes are not issued with substantial discount. If taxable income attributable to such a mismatching is realized, in general, losses would be allowed in later years as distributions on the later classes of Regular Certificates are made. Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of such a series of Regular Certificates, may increase over time as distributions in reduction of principal are made on the lower yielding classes of Regular Certificates, whereas to the extent that the REMIC Pool includes fixed rate Mortgage Loans, interest income with respect to any given Mortgage Loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual Certificateholders must have sufficient other sources of cash to pay any federal, state or local income taxes due as a result of such mismatching or unrelated deductions against which to offset such income, subject to the discussion of "excess inclusions" below under "Limitations on Offset or Exemption of REMIC Income". The timing of such mismatching of income and deductions described in this paragraph, if present with respect to a series of Certificates, may have a significant adverse effect upon the Residual Certificateholder's after-tax rate of return. In addition, a Residual Certificateholder's taxable

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income during certain periods may exceed the income reflected by such
Residual Certificateholder for such periods in accordance with generally accepted accounting principles. Investors should consult their own accountants concerning the accounting treatment of their investment in Residual Certificates.

 Basis and Losses

   The amount of any net loss of the REMIC Pool that may be taken into account by the Residual Certificateholder is limited to the adjusted basis of the Residual Certificate as of the close of the quarter (or time of disposition of the Residual Certificate if earlier), determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a Residual Certificate is the amount paid for such Residual Certificate. Such adjusted basis will be increased by the amount of taxable income of the REMIC Pool reportable by the Residual Certificateholder and will be decreased (but not below zero), first, by a cash distribution from the REMIC Pool and, second, by the amount of loss of the REMIC Pool reportable by the Residual Certificateholder. Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the Residual Certificateholder as to whom such loss was disallowed and may be used by such Residual Certificateholder only to offset any income generated by the same REMIC Pool.

   A Residual Certificateholder will not be permitted to amortize directly the cost of its Residual Certificate as an offset to its share of the taxable income of the related REMIC Pool. However, that taxable income will not include cash received by the REMIC Pool that represents a recovery of the REMIC Pool's basis in its assets. Such recovery of basis by the REMIC Pool will have the effect of amortization of the issue price of the Residual Certificates over their life. However, in view of the possible acceleration of the income of Residual Certificateholders described above under "Taxation of REMIC Income", the period of time over which such issue price is effectively amortized may be longer than the economic life of the Residual Certificates.

   A Residual Certificate may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. The REMIC Regulations appear to treat the issue price of such a residual interest as zero rather than such negative amount for purposes of determining the REMIC Pool's basis in its assets. The preamble to the REMIC Regulations states that the Service may provide future guidance on the proper tax treatment of payments made by a transferor of such a residual interest to induce the transferee to acquire the interest, and Residual Certificateholders should consult their own tax advisors in this regard.

   Further, to the extent that the initial adjusted basis of a Residual Certificateholder (other than an original holder) in the Residual Certificate is greater that the corresponding portion of the REMIC Pool's basis in the Mortgage Loans, the Residual Certificateholder will not recover a portion of such basis until termination of the REMIC Pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by such holder. The REMIC Regulations currently in effect do not so provide. See "Treatment of Certain Items of REMIC Income and Expense--Market Discount" below regarding the basis of Mortgage Loans to the REMIC Pool and "Sale or Exchange of a Residual Certificate" below regarding possible treatment of a loss upon termination of the REMIC Pool as a capital loss.

 Treatment of Certain Items of REMIC Income and Expense

   Although the Depositor intends to compute REMIC income and expense in accordance with the Code and applicable regulations, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations. The Depositor makes no representation as to the specific method that it will use for reporting income with respect to the Mortgage Loans and expenses with respect to the Regular Certificates, and different methods could result in different timing of reporting of taxable income or net loss to Residual Certificateholders or differences in capital gain versus ordinary income.

   Original Issue Discount and Premium. Generally, the REMIC Pool's deductions for original issue discount and income from amortization of issue premium will be determined in the same manner as

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original issue discount income on Regular Certificates as described above under "Taxation of Regular Certificates--Original Issue Discount" and "--Variable Rate Regular Certificates", without regard to the de minimis rule described therein, and "--Premium".

   Deferred Interest. Any Deferred Interest that accrues with respect to any adjustable rate Mortgage Loans held by the REMIC Pool will constitute income to the REMIC Pool and will be treated in a manner similar to the Deferred Interest that accrues with respect to Regular Certificates as described above under "Taxation of Regular Certificates--Deferred Interest".

   Market Discount. The REMIC Pool will have market discount income in respect of Mortgage Loans if, in general, the basis of the REMIC Pool allocable to such Mortgage Loans is exceeded by their unpaid principal balances. The REMIC Pool's basis in such Mortgage Loans is generally the fair market value of the Mortgage Loans immediately after the transfer thereof to the REMIC Pool. The REMIC Regulations provide that such basis is equal in the aggregate to the issue prices of all regular and residual interests in the REMIC Pool (or the fair market value thereof at the Closing Date, in the case of a retained Class). In respect of Mortgage Loans that have market discount to which Code Section 1276 applies, the accrued portion of such market discount would be recognized currently as an item of ordinary income in a manner similar to original issue discount. Market discount income generally should accrue in the manner described above under "Taxation of Regular Certificates--Market Discount".

   Premium. Generally, if the basis of the REMIC Pool in the Mortgage Loans exceeds the unpaid principal balances thereof, the REMIC Pool will be considered to have acquired such Mortgage Loans at a premium equal to the amount of such excess. As stated above, the REMIC Pool's basis in Mortgage Loans is the fair market value of the Mortgage Loans, based on the aggregate of the issue prices (or the fair market value of retained Classes) of the regular and residual interests in the REMIC Pool immediately after the transfer thereof to the REMIC Pool. In a manner analogous to the discussion above under "Taxation of Regular Certificates--Premium", a REMIC Pool that holds a Mortgage Loan as a capital asset under Code Section 1221 may elect under Code Section 171 to amortize premium on whole mortgage loans or mortgage loans underlying MBS that were originated after September 27, 1985 or MBS that are REMIC regular interests under the constant yield method. Amortizable bond premium will be treated as an offset to interest income on the Mortgage Loans, rather than as a separate deduction item. To the extent that the mortgagors with respect to the Mortgage Loans are individuals, Code
Section 171 will not be available for premium on Mortgage Loans (including underlying mortgage loans) originated on or prior to September 27, 1985. Premium with respect to such Mortgage Loans may be deductible in accordance with a reasonable method regularly employed by the holder thereof. The allocation of such premium pro rata among principal payments should be considered a reasonable method; however, the Service may argue that such premium should be allocated in a different manner, such as allocating such premium entirely to the final payment of principal.

 Limitations on Offset or Exemption of REMIC Income

   A portion or all of the REMIC taxable income includible in determining the federal income tax liability of a Residual Certificateholder will be subject to special treatment. That portion, referred to as the "excess inclusion", is equal to the excess of REMIC taxable income for the calendar quarter allocable to a Residual Certificate over the daily accruals for such quarterly period of (i) 120% of the long-term applicable Federal rate that would have applied to the Residual Certificate (if it were a debt instrument) on the Startup Day under Code Section 1274(d), multiplied by (ii) the adjusted issue price of such Residual Certificate at the beginning of such quarterly period. For this purpose, the adjusted issue price of a Residual Certificate at the beginning of a quarter is the issue price of the Residual Certificate, plus the amount of such daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to such Residual Certificate prior to the beginning of such quarterly period. Accordingly, the portion of the REMIC Pool's taxable income that will be treated as excess inclusions will be a larger portion of such income as the adjusted issue price of the Residual Certificates diminishes.

   The portion of a Residual Certificateholder's REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on

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such Residual Certificateholder's return. However, net operating loss carryovers are determined without regard to excess inclusion income. Further, if the Residual Certificateholder is an organization subject to the tax on unrelated business income imposed by Code Section 511, the Residual Certificateholder's excess inclusions will be treated as unrelated business taxable income of such Residual Certificateholder for purposes of Code
Section 511. In addition, REMIC taxable income is subject to 30% withholding tax with respect to certain persons who are not U.S. Persons (as defined below under "Tax-Related Restrictions on Transfer of Residual Certificates--Foreign Investors"), and the portion thereof attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax (by treaty or otherwise). See "Taxation of Certain Foreign Investors--Residual Certificates" below. Finally, if a real estate investment trust or a regulated investment company owns a Residual Certificate, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the real estate investment trust or a regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S. Persons. The SBJPA of 1996 has eliminated the special rule permitting Section 593 institutions ("thrift institutions") to use net operating losses and other allowable deductions to offset their excess inclusion income from Residual Certificates that have "significant value" within the meaning of the REMIC Regulations, effective for taxable years beginning after December 31, 1995, except with respect to Residual Certificates continuously held by thrift institutions since November 1, 1995.

   In addition, the SBJPA of 1996 provides three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a Residual Certificateholder. First, alternative minimum taxable income for a Residual Certificateholder is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. Second, a Residual Certificateholder's alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions. These rules are effective for taxable years beginning after December 31, 1996, unless a Residual Certificateholder elects to have such rules apply only to taxable years beginning after August 20, 1996.

 Tax-Related Restrictions on Transfer of Residual Certificates

   Disqualified Organizations. If any legal or beneficial interest in a Residual Certificate is transferred to a Disqualified Organization (as defined below), a tax would be imposed in an amount equal to the product of
(i) the present value of the total anticipated excess inclusions with respect to such Residual Certificate for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. The REMIC Regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption. The present value rate equals the applicable Federal rate under Code Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue. Such a tax generally would be imposed on the transferor of the Residual Certificate, except that where such transfer is through an agent (including a broker, nominee or other middleman) for a Disqualified Organization, the tax would instead be imposed on such agent. However, a transferor of a Residual Certificate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. The tax also may be waived by the Treasury Department if the Disqualified Organization promptly disposes of the residual interest and the transferor pays income tax at the highest corporate rate on the excess inclusions for the period the Residual Certificate is actually held by the Disqualified Organization.

   In addition, if a "Pass-Through Entity" (as defined below) has excess inclusion income with respect to a Residual Certificate during a taxable year and a Disqualified Organization is the record holder of an equity interest in such entity, then a tax is imposed on such entity equal to the product of (i) the amount of excess inclusions on the Residual Certificate that are allocable to the interest in the Pass-Through Entity during the period such interest is held by such Disqualified Organization, and (ii) the highest

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marginal federal corporate income tax rate. Such tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year.
The Pass-Through Entity would not be liable for such tax if it has received an affidavit from such record holder that it is not a Disqualified Organization or stating such holder's taxpayer identification number and, during the period such person is the record holder of the Residual Certificate, the Pass-Through Entity does not have actual knowledge that such affidavit is false.

   For these purposes, (i) "Disqualified Organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (provided, that such term does not include an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by any such governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), and any organization (other than a farmers' cooperative described in Code Section
521) that is exempt from taxation under the Code unless such organization is subject to the tax on unrelated business income imposed by Code Section 511, and (ii) "Pass-Through Entity" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis. Except as may be provided in Treasury regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to such interest, be treated as a Pass-Through Entity.

   The Pooling Agreement with respect to a series of Certificates will provide that no legal or beneficial interest in a Residual Certificate may be transferred unless (i) the proposed transferee provides to the transferor and the Trustee an affidavit providing its taxpayer identification number and stating that such transferee is the beneficial owner of the Residual Certificate, is not a Disqualified Organization and is not purchasing such Residual Certificates on behalf of a Disqualified Organization (i.e., as a broker, nominee or middleman thereof), and (ii) the transferor provides a statement in writing to the Depositor and the Trustee that it has no actual knowledge that such affidavit is false. Moreover, the Pooling Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each Residual Certificate with respect to a series will bear a legend referring to such restrictions on transfer, and each Residual Certificateholder will be deemed to have agreed, as a condition of ownership thereof, to any amendments to the related Pooling Agreement required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions. Information necessary to compute an applicable excise tax must be furnished to the Service and to the requesting party within 60 days of the request, and the Depositor or the Trustee may charge a fee for computing and providing such information.

   Noneconomic Residual Interests. The REMIC Regulations would disregard certain transfers of Residual Certificates, in which case the transferor would continue to be treated as the owner of the Residual Certificates and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC Pool. Under the REMIC Regulations, a transfer of a "noneconomic residual interest" (as defined below) to a Residual Certificateholder (other than a Residual Certificateholder who is not a U.S. Person, as defined below under "Foreign Investors") is disregarded for all federal income tax purposes if a significant purpose of the transferor is to impede the assessment or collection of tax. A residual interest in a REMIC (including a residual interest with a positive value at issuance) is a "noneconomic residual interest" unless, at the time of the transfer, (i) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. The anticipated excess inclusions and the present value rate are determined in the same manner as set forth above under "Disqualified Organizations". The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A safe harbor is provided if (i) the transferor conducted, at the time of the transfer, a reasonable investigation of the

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financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, and (ii) the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due. The Pooling Agreement with respect to each series of Certificates will require the transferee of a Residual Certificate to certify to the matters in the preceding sentence as part of the affidavit described above under the heading "Disqualified Organizations". The transferor must have no actual knowledge or reason to know that such statements are false.

   Foreign Investors. The REMIC Regulations provide that the transfer of a Residual Certificate that has "tax avoidance potential" to a "foreign person" will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a "U.S. Person" (as defined below), unless such transferee's income is effectively connected with the conduct of a trade or business within the United States. A Residual Certificate is deemed to have tax avoidance potential unless, at the time of the transfer,
(i) the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and (ii) the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC Pool at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid. If the non-U.S. Person transfers the Residual Certificate back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

   The Prospectus Supplement relating to a series of Certificates may provide that a Residual Certificate may not be purchased by or transferred to any person that is not a U.S. Person or may describe the circumstances and restrictions pursuant to which such a transfer may be made. The term "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, an estate that is subject to United States federal income tax regardless of the source of its income or a trust if (A) for taxable years beginning after December 31, 1996 (or for taxable years ending after August 20, 1996, if the trustee has made an applicable election), a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more United States fiduciaries have the authority to control all substantial decisions of such trust, or (B) for all other taxable years, such trust is subject to United States federal income tax regardless of the source of its income.

 Sale or Exchange of a Residual Certificate

   Upon the sale or exchange of a Residual Certificate, the Residual Certificateholder will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis (as described above under "Taxation of Residual Certificates--Basis and Losses") of such Residual Certificateholder in such Residual Certificate at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC Pool, a Residual Certificateholder will have taxable income to the extent that any cash distribution to it from the REMIC Pool exceeds such adjusted basis on that Distribution Date. Such income will be treated as gain from the sale or exchange of the Residual Certificate. It is possible that the termination of the REMIC Pool may be treated as a sale or exchange of a Residual Certificateholder's Residual Certificate, in which case, if the Residual Certificateholder has an adjusted basis in such Residual Certificateholder's Residual Certificate remaining when its interest in the REMIC Pool terminates, and if such Residual Certificateholder holds such Residual Certificate as a capital asset under Code Section 1221, then such Residual Certificateholder will recognize a capital loss at that time in the amount of such remaining adjusted basis.

   Any gain on the sale of a Residual Certificate will be treated as ordinary income (i) if a Residual Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Residual Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the

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taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of such transaction or (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. In addition, gain or loss recognized from the sale of a Residual Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c).

   The Conference Committee Report to the 1986 Act provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of Code Section 1091 will apply to dispositions of Residual Certificates where the seller of the Residual Certificate, during the period beginning six months before the sale or disposition of the Residual Certificate and ending six months after such sale or disposition, acquires (or enters into any other transaction that results in the application of Section 1091) any residual interest in any REMIC or any interest in a "taxable mortgage pool" (such as a non-REMIC owner trust) that is economically comparable to a Residual Certificate.

 Mark to Market Regulations

   The Service has issued regulations (the "Mark to Market Regulations") under Code Section 475 relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities of a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Mark to Market Regulations provide that, for purposes of this mark-to-market requirement, a Residual Certificate is not treated as a security and thus may not be marked to market. The Mark to Market Regulations apply to all Residual Certificates acquired on or after January 4, 1995.

TAXES THAT MAY BE IMPOSED ON THE REMIC POOL

 Prohibited Transactions

   Income from certain transactions by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of Residual Certificateholders, but rather will be taxed directly to the REMIC Pool at a 100% rate. Prohibited transactions generally include (i) the disposition of a qualified mortgage other than for (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the Startup Day, (b) foreclosure, default or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC Pool or (d) a qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC Pool is permitted to hold, (iii) the receipt of compensation for services or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding (i) and (iv), it is not a prohibited transaction to sell REMIC Pool property to prevent a default on Regular Certificates as a result of a default on qualified mortgages or to facilitate a clean-up call (generally, an optional termination to save administrative costs when no more than a small percentage of the Certificates is outstanding). The REMIC Regulations indicate that the modification of a Mortgage Loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the Mortgage Loan, the waiver of a due-on-sale or due-on-encumbrance clause or the conversion of an interest rate by a mortgagor pursuant to the terms of a convertible adjustable rate Mortgage Loan.

 Contributions to the REMIC Pool After the Startup Day

   In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day. Exceptions are provided for cash contributions to the REMIC Pool (i) during the three months following the Startup Day, (ii) made to a qualified reserve fund by a Residual Certificateholder, (iii) in the nature of a guarantee,
(iv) made to facilitate a qualified liquidation or clean-up call and (v) as otherwise permitted in Treasury regulations yet to be issued.

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 Net Income from Foreclosure Property

   The REMIC Pool will be subject to federal income tax at the highest corporate rate on "net income from foreclosure property", determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by deed in lieu of foreclosure would be treated as "foreclosure property" for a period of two years, with possible extensions. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

   It is not anticipated that the REMIC Pool will receive income or contributions subject to tax under the preceding three paragraphs, except as described in the applicable Prospectus Supplement with respect to net income from foreclosure property on a commercial or multifamily residential property that secured a Mortgage Loan. In addition, unless otherwise disclosed in the applicable Prospectus Supplement, it is not anticipated that any material state income or franchise tax will be imposed on a REMIC Pool.

LIQUIDATION OF THE REMIC POOL

   If a REMIC Pool adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC Pool's final tax return a date on which such adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on the date of the adoption of the plan of liquidation, the REMIC Pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC Pool credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims) to holders of Regular Certificates and Residual Certificateholders within the 90-day period.

ADMINISTRATIVE MATTERS

   The REMIC Pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for such income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return. The Trustee will be required to sign the REMIC Pool's returns. Treasury regulations provide that, except where there is a single Residual Certificateholder for an entire taxable year, the REMIC Pool will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the Service of any adjustments to, among other things, items of REMIC income, gain, loss, deduction or credit in a unified administrative proceeding. The Residual Certificateholder owning the largest percentage interest in the Residual Certificates will be obligated to act as "tax matters person", as defined in applicable Treasury regulations, with respect to the REMIC Pool. Each Residual Certificateholder will be deemed, by acceptance of such Residual Certificates, to have agreed
(i) to the appointment of the tax matters person as provided in the preceding sentence and (ii) to the irrevocable designation of the Master Servicer as agent for performing the functions of the tax matters person.

LIMITATIONS ON DEDUCTION OF CERTAIN EXPENSES

   An investor who is an individual, estate or trust will be subject to limitation with respect to certain itemized deductions described in Code
Section 67, to the extent that such itemized deductions, in the aggregate, do not exceed 2% of the investor's adjusted gross income. In addition, Code
Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over $100,000 ($50,000 in the case of a married individual filing a separate return) (subject to adjustments for inflation) or (ii) 80% of the amount of itemized deductions otherwise allowable for such year. In the case of a REMIC Pool, such deductions may include deductions under Code Section 212 for the servicing fee and all administrative and other expenses relating to the REMIC Pool, or any similar expenses allocated to the REMIC Pool with respect to a regular interest it holds in another REMIC. Such investors who hold REMIC Certificates either directly or indirectly through certain pass-through entities may have their pro rata share of such expenses allocated to them as additional gross income, but may be subject to such

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limitation on deductions. In addition, such expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause such investors to be subject to significant additional tax liability. Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of Residual Certificates in the case of a REMIC Pool that would not qualify as a fixed investment trust in the absence of a REMIC election. However, such additional gross income and limitation on deductions will apply to the allocable portion of such expenses to holders of Regular Certificates, as well as holders of Residual Certificates, where such Regular Certificates are issued in a manner that is similar to pass-through certificates in a fixed investment trust. In general, such allocable portion will be determined based on the ratio that a REMIC Certificateholder's income, determined on a daily basis, bears to the income of all holders of Regular Certificates and Residual Certificates with respect to a REMIC Pool. As a result, individuals, estates or trusts holding REMIC Certificates (either directly or indirectly through a grantor trust, partnership, S corporation, REMIC, or certain other pass-through entities described in the foregoing temporary Treasury regulations) may have taxable income in excess of the interest income at the pass-through rate on Regular Certificates that are issued in a single Class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on Residual Certificates. Unless otherwise indicated in the applicable Prospectus Supplement, all such expenses will be allocable to the Residual Certificates.

TAXATION OF CERTAIN FOREIGN INVESTORS

 Regular Certificates

   Interest, including original issue discount, distributable to Regular Certificateholders who are non-resident aliens, foreign corporations, or other Non-U.S. Persons (as defined below), will be considered "portfolio interest" and, therefore, generally will not be subject to 30% United States withholding tax, provided that such Non-U.S. Person (i) is not a "10-percent shareholder" within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) and (ii) provides the Trustee, or the person who would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Certificate is a Non-U.S. Person. If such statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Certificate is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Person. In the latter case, such Non-U.S. Person will be subject to United States federal income tax at regular rates. Prepayment Premiums distributable to Regular Certificateholders who are Non-U.S. Persons may be subject to 30% United States withholding tax. Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Certificate. The term "Non-U.S. Person" means any person who is not a U.S. Person.

 Residual Certificates

   The Conference Committee Report to the 1986 Act indicates that amounts paid to Residual Certificateholders who are Non-U.S. Persons are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Treasury regulations provide that amounts distributed to Residual Certificateholders may qualify as "portfolio interest", subject to the conditions described in "Regular Certificates" above, but only to the extent that (i) the Mortgage Loans (including mortgage loans underlying MBS) were issued after July 18, 1984 and (ii) the Trust Fund or segregated pool of assets therein (as to which a separate REMIC election will be made), to which the Residual Certificate relates, consists of obligations issued in "registered form" within the meaning of Code Section 163(f)(1). Generally, whole mortgage loans will not be, but MBS and regular interests in another REMIC Pool will be, considered obligations issued in registered form. Furthermore, a Residual Certificateholder will not be entitled to any exemption from the 30% withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an "excess inclusion". See "Taxation of Residual Certificates--

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Limitations on Offset or Exemption of REMIC Income". If the amounts paid to
Residual Certificateholders who are Non-U.S. Persons are effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Persons, 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to such Non-U.S. Persons will be subject to United States federal income tax at regular rates. If 30% (or lower treaty rate) withholding is applicable, such amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the Residual Certificate is disposed of) under rules similar to withholding upon disposition of debt instruments that have original issue discount. See "Tax-Related Restrictions on Transfer of Residual Certificates--Foreign Investors" above concerning the disregard of certain transfers having "tax avoidance potential". Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning Residual Certificates.

BACKUP WITHHOLDING

   Distributions made on the Regular Certificates, and proceeds from the sale of the Regular Certificates to or through certain brokers, may be subject to a "backup" withholding tax under Code Section 3406 of 31% on "reportable payments" (including interest distributions, original issue discount, and, under certain circumstances, principal distributions) unless the Regular Certificateholder complies with certain reporting and/or certification procedures, including the provision of its taxpayer identification number to the Trustee, its agent or the broker who effected the sale of the Regular Certificate, or such Certificateholder is otherwise an exempt recipient under applicable provisions of the Code. Any amounts to be withheld from distribution on the Regular Certificates would be refunded by the Service or allowed as a credit against the Regular Certificateholder's federal income tax liability.

REPORTING REQUIREMENTS

   Reports of accrued interest, original issue discount and information necessary to compute the accrual of any market discount on the Regular Certificates will be made annually to the Service and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of Regular Certificates or beneficial owners who own Regular Certificates through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of Regular Certificates (including corporations, non-calendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in Service Publication 938 with respect to a particular series of Regular Certificates. Holders through nominees must request such information from the nominee.

   The Service's Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation. Treasury regulations require that Schedule Q be furnished by the REMIC Pool to each Residual Certificateholder by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed Treasury regulations) in which the REMIC Pool is in existence.

   Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Certificateholders, furnished annually, if applicable, to holders of Regular Certificates, and filed annually with the Service concerning Code Section 67 expenses (see "Limitations on Deduction of Certain Expenses" above) allocable to such holders. Furthermore, under such regulations, information must be furnished quarterly to Residual Certificateholders, furnished annually to holders of Regular Certificates, and filed annually with the Service concerning the percentage of the REMIC Pool's assets meeting the qualified asset tests described above under "Status of REMIC Certificates".

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             FEDERAL INCOME TAX CONSEQUENCES FOR CERTIFICATES AS
                      TO WHICH NO REMIC ELECTION IS MADE

STANDARD CERTIFICATES

 General

   In the event that no election is made to treat a Trust Fund (or a segregated pool of assets therein) with respect to a series of Certificates that are not designated as "Stripped Certificates", as described below, as a REMIC (Certificates of such a series hereinafter referred to as "Standard Certificates"), the Trust Fund will be classified as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a "taxable mortgage pool" within the meaning of Code Section 7701(i). Where there is no fixed retained yield with respect to the Mortgage Loans underlying the Standard Certificates, the holder of each such Standard Certificate (a "Standard Certificateholder") in such series will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the Trust Fund represented by its Standard Certificate and will be considered the beneficial owner of a pro rata undivided interest in each of the Mortgage Loans, subject to the discussion below under "Recharacterization of Servicing Fees". Accordingly, the holder of a Standard Certificate of a particular series will be required to report on its federal income tax return its pro rata share of the entire income from the Mortgage Loans represented by its Standard Certificate, including interest at the coupon rate on such Mortgage Loans, original issue discount (if any), prepayment fees, assumption fees, and late payment charges received by the Master Servicer, in accordance with such Standard Certificateholder's method of accounting. A Standard Certificateholder generally will be able to deduct its share of the servicing fee and all administrative and other expenses of the Trust Fund in accordance with its method of accounting, provided that such amounts are reasonable compensation for services rendered to that Trust Fund. However, investors who are individuals, estates or trusts who own Standard Certificates, either directly or indirectly through certain pass-through entities, will be subject to limitation with respect to certain itemized deductions described in Code Section 67, including deductions under Code Section 212 for the servicing fee and all such administrative and other expenses of the Trust Fund, to the extent that such deductions, in the aggregate, do not exceed two percent of an investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over $100,000 ($50,000 in the case of a married individual filing a separate return) (subject to adjustments for inflation), or (ii) 80% of the amount of itemized deductions otherwise allowable for such year. As a result, such investors holding Standard Certificates, directly or indirectly through a pass-through entity, may have aggregate taxable income in excess of the aggregate amount of cash received on such Standard Certificates with respect to interest at the pass-through rate on such Standard Certificates. In addition, such expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause such investors to be subject to significant additional tax liability. Moreover, where there is fixed retained yield with respect to the Mortgage Loans underlying a series of Standard Certificates or where the servicing fee is in excess of reasonable servicing compensation, the transaction will be subject to the application of the "stripped bond" and "stripped coupon" rules of the Code, as described below under "Stripped Certificates" and "Recharacterization of Servicing Fees", respectively.

 Tax Status

   Standard Certificates will have the following status for federal income tax purposes:

   1. A Standard Certificate owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19) will be considered to represent "loans . . . secured by an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), provided that the real property securing the Mortgage Loans represented by that Standard Certificate is of the type described in such section of the Code.

   2. A Standard Certificate owned by a real estate investment trust will be considered to represent "real estate assets" within the meaning of Code
Section 856(c)(5)(A) to the extent that the assets of the related Trust Fund consist of qualified assets, and interest income on such assets will be considered "interest on obligations secured by mortgages on real property" to such extent within the meaning of Code Section 856(c)(3)(B).

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   3. A Standard Certificate owned by a REMIC will be considered to represent an "obligation . . . which is principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A) to the extent that the assets of the related Trust Fund consist of "qualified mortgages" within the meaning of Code Section 860G(a)(3).

 Premium and Discount

   Standard Certificateholders are advised to consult with their tax advisors as to the federal income tax treatment of premium and discount arising either upon initial acquisition of Standard Certificates or thereafter.

   Premium. The treatment of premium incurred upon the purchase of a Standard Certificate will be determined generally as described above under "Certain Federal Income Tax Consequences for REMIC Certificates--Taxation of Residual Certificates--Treatment of Certain Items of REMIC Income and
Expense--Premium".

   Original Issue Discount. The original issue discount rules will be applicable to a Standard Certificateholder's interest in those Mortgage Loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, such original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than a statutory de minimis exception, including a payment of points currently deductible by the borrower under applicable Code provisions or, under certain circumstances, by the presence of "teaser rates" on the Mortgage Loans.

   Original issue discount must generally be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest, in advance of the cash attributable to such income. Unless indicated otherwise in the applicable Prospectus Supplement, no prepayment assumption will be assumed for purposes of such accrual. However, Code Section 1272 provides for a reduction in the amount of original issue discount includible in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if such Mortgage Loans acquired by a Standard Certificateholder are purchased at a price equal to the then unpaid principal amount of such Mortgage Loans, no original issue discount attributable to the difference between the issue price and the original principal amount of such Mortgage Loans (i.e., points) will be includible by such holder.

   Market Discount. Standard Certificateholders also will be subject to the market discount rules to the extent that the conditions for application of those sections are met. Market discount on the Mortgage Loans will be determined and will be reported as ordinary income generally in the manner described above under "Certain Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Market Discount", except that the ratable accrual methods described therein will not apply and it is unclear whether a Prepayment Assumption would apply. Rather, the holder will accrue market discount pro rata over the life of the Mortgage Loans, unless the constant yield method is elected. Unless indicated otherwise in the applicable Prospectus Supplement, no prepayment assumption will be assumed for purposes of such accrual.

 Recharacterization of Servicing Fees

   If the servicing fee paid to the Master Servicer were deemed to exceed reasonable servicing compensation, the amount of such excess would represent neither income nor a deduction to Certificateholders. In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of the Standard Certificate, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis. If a loan-by-loan basis is appropriate, the likelihood that such amount would exceed reasonable servicing compensation as to

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some of the Mortgage Loans would be increased. Service guidance indicates that a servicing fee in excess of reasonable compensation ("excess servicing") will cause the Mortgage Loans to be treated under the "stripped bond" rules. Such guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of such amounts is not greater than the value of the services provided.

   Accordingly, if the Service's approach is upheld, a servicer who receives a servicing fee in excess of such amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the Mortgage Loans. Under the rules of Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of such Mortgage Loans as "stripped coupons" and "stripped bonds". Subject to the de minimis rule discussed below under "--Stripped Certificates", each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the Standard Certificates, and the original issue discount rules of the Code would apply to the holder thereof. While Standard Certificateholders would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of such trust could be viewed as excluding the portion of the Mortgage Loans the ownership of which is attributed to the Master Servicer, or as including such portion as a second class of equitable interest. Applicable Treasury regulations treat such an arrangement as a fixed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose. In general, such a recharacterization should not have any significant effect upon the timing or amount of income reported by a Standard Certificateholder, except that the income reported by a cash method holder may be slightly accelerated. See "Stripped Certificates" below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

 Sale or Exchange of Standard Certificates

   Upon sale or exchange of a Standard Certificate, a Standard Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its aggregate adjusted basis in the Mortgage Loans and the other assets represented by the Standard Certificate. In general, the aggregate adjusted basis will equal the Standard Certificateholder's cost for the Standard Certificate, increased by the amount of any income previously reported with respect to the Standard Certificate and decreased by the amount of any losses previously reported with respect to the Standard Certificate and the amount of any distributions received thereon. Except as provided above with respect to market discount on any Mortgage Loans, and except for certain financial institutions subject to the provisions of Code Section 582(c), any such gain or loss would be capital gain or loss if the Standard Certificate was held as a capital asset. However, gain on the sale of a Standard Certificate will be treated as ordinary income (i) if a Standard Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Standard Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of such transaction or (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. Capital gains of certain non-corporate taxpayers are subject to a lower maximum tax rate than ordinary income of such taxpayers. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

STRIPPED CERTIFICATES

 General

   Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of "stripped bonds" with respect to principal payments and "stripped

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coupons" with respect to interest payments. For purposes of this discussion,
Certificates that are subject to those rules will be referred to as "Stripped Certificates". Stripped Certificates include "Stripped Interest Certificates" and "Stripped Principal Certificates" (as defined in this Prospectus) as to which no REMIC election is made.

   The Certificates will be subject to those rules if (i) the Depositor or any of its affiliates retains (for its own account or for purposes of resale), in the form of fixed retained yield or otherwise, an ownership interest in a portion of the payments on the Mortgage Loans, (ii) the Master Servicer is treated as having an ownership interest in the Mortgage Loans to the extent it is paid (or retains) servicing compensation in an amount greater than reasonable consideration for servicing the Mortgage Loans (see "Standard Certificates--Recharacterization of Servicing Fees" above) and
(iii) Certificates are issued in two or more classes or subclasses representing the right to non-pro-rata percentages of the interest and principal payments on the Mortgage Loans.

   In general, a holder of a Stripped Certificate will be considered to own "stripped bonds" with respect to its pro rata share of all or a portion of the principal payments on each Mortgage Loan and/or "stripped coupons" with respect to its pro rata share of all or a portion of the interest payments on each Mortgage Loan, including the Stripped Certificate's allocable share of the servicing fees paid to the Master Servicer, to the extent that such fees represent reasonable compensation for services rendered. See discussion above under "Standard Certificates--Recharacterization of Servicing Fees". Although not free from doubt, for purposes of reporting to Stripped Certificateholders, the servicing fees will be allocated to the Stripped Certificates in proportion to the respective entitlements to distributions of each class (or subclass) of Stripped Certificates for the related period or periods. The holder of a Stripped Certificate generally will be entitled to a deduction each year in respect of the servicing fees, as described above under "Standard Certificates--General", subject to the limitation described therein.

   Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued at an original issue discount on the date that such stripped interest is purchased. Although the treatment of Stripped Certificates for federal income tax purposes is not clear in certain respects at this time, particularly where such Stripped Certificates are issued with respect to a Mortgage Pool containing variable-rate Mortgage Loans, the Depositor has been advised by counsel that (i) the Trust Fund will be treated as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a "taxable mortgage pool" within the meaning of Code Section 7701(i), and (ii) each Stripped Certificate should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition. This treatment is based on the interrelationship of Code Section 1286, Code Sections 1272 through 1275, and the OID Regulations. While under Code Section 1286 computations with respect to Stripped Certificates arguably should be made in one of the ways described below under "Taxation of Stripped Certificates--Possible Alternative Characterizations," the OID Regulations state, in general, that two or more debt instruments issued by a single issuer to a single investor in a single transaction should be treated as a single debt instrument for original issue discount purposes. The Pooling Agreement requires that the Trustee make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

   Furthermore, Treasury regulations issued December 28, 1992 provide for the treatment of a Stripped Certificate as a single debt instrument issued on the date it is purchased for purposes of calculating any original issue discount. In addition, under these regulations, a Stripped Certificate that represents a right to payments of both interest and principal may be viewed either as issued with original issue discount or market discount (as described below), at a de minimis original issue discount, or, presumably, at a premium. This treatment suggests that the interest component of such a Stripped Certificate would be treated as qualified stated interest under the OID Regulations. Further, these final regulations provide that the purchaser of such a Stripped Certificate will be required to account for any discount as market discount rather than original issue discount if either (i) the initial discount with respect to the Stripped Certificate was treated as zero under the de minimis rule, or (ii) no more than 100 basis points in excess of reasonable servicing is stripped off the related Mortgage Loans. Any such market discount would be reportable as described under "Certain Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Market Discount," without regard to the de minimis rule therein, assuming that a prepayment assumption is employed in such computation.

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 Status of Stripped Certificates

   No specific legal authority exists as to whether the character of the Stripped Certificates, for federal income tax purposes, will be the same as that of the Mortgage Loans. Although the issue is not free from doubt, counsel has advised the Depositor that Stripped Certificates owned by applicable holders should be considered to represent "real estate assets" within the meaning of Code Section 856(c)(5)(A), "obligation[s] principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A), and "loans . . . secured by an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), and interest (including original issue discount) income attributable to Stripped Certificates should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), provided that in each case the Mortgage Loans and interest on such Mortgage Loans qualify for such treatment.

 Taxation of Stripped Certificates

   Original Issue Discount. Except as described above under "General", each Stripped Certificate will be considered to have been issued at an original issue discount for federal income tax purposes. Original issue discount with respect to a Stripped Certificate must be included in ordinary income as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to such income. Based in part on the OID Regulations and the amendments to the original issue discount sections of the Code made by the 1986 Act, the amount of original issue discount required to be included in the income of a holder of a Stripped Certificate (referred to in this discussion as a "Stripped Certificateholder") in any taxable year likely will be computed generally as described above under "Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Original Issue Discount" and "--Variable Rate Regular Certificates". However, with the apparent exception of a Stripped Certificate qualifying as a market discount obligation, as described above under "General", the issue price of a Stripped Certificate will be the purchase price paid by each holder thereof, and the stated redemption price at maturity will include the aggregate amount of the payments, other than qualified stated interest to be made on the Stripped Certificate to such Stripped Certificateholder, presumably under the Prepayment Assumption.

   If the Mortgage Loans prepay at a rate either faster or slower than that under the Prepayment Assumption, a Stripped Certificateholder's recognition of original issue discount will be either accelerated or decelerated and the amount of such original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each Mortgage Loan represented by such Stripped Certificateholder's Stripped Certificate. While the matter is not free from doubt, the holder of a Stripped Certificate should be entitled in the year that it becomes certain (assuming no further prepayments) that the holder will not recover a portion of its adjusted basis in such Stripped Certificate to recognize an ordinary loss equal to such portion of unrecoverable basis.

   As an alternative to the method described above, the fact that some or all of the interest payments with respect to the Stripped Certificates will not be made if the Mortgage Loans are prepaid could lead to the interpretation that such interest payments are "contingent" within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to prepayable securities such as the Stripped Certificates. However, if final regulations dealing with contingent interest with respect to the Stripped Certificates apply the same principles as the OID Regulations, such regulations may lead to different timing of income inclusion that would be the case under the OID Regulations. Furthermore, application of such principles could lead to the characterization of gain on the sale of contingent interest Stripped Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate tax treatment of Stripped Certificates.

   Sale or Exchange of Stripped Certificates. Sale or exchange of a Stripped Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the Stripped
Certificateholder's adjusted basis in such Stripped Certificate, as described above under "Certain Federal Income Tax Consequences for REMIC
Certificates--Taxation of Regular Certificates--Sale or

Exchange of Regular Certificates". To the extent that a subsequent purchaser's purchase price is exceeded by the remaining payments on the Stripped Certificates, such subsequent purchaser will be required for federal income tax purposes to accrue and report such excess as if it were original issue discount in the manner described above. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a Stripped Certificateholder other than an original Stripped Certificateholder should be the Prepayment Assumption or a new rate based on the circumstances at the date of subsequent purchase.

   Purchase of More Than One Class of Stripped Certificates. Where an investor purchases more than one class of Stripped Certificates, it is currently unclear whether for federal income tax purposes such classes of Stripped Certificates should be treated separately or aggregated for purposes of the rules described above.

   Possible Alternative Characterizations. The characterizations of the Stripped Certificates discussed above are not the only possible interpretations of the applicable Code provisions. For example, the Stripped Certificateholder may be treated as the owner of (i) one installment obligation consisting of such Stripped Certificate's pro rata share of the payments attributable to principal on each Mortgage Loan and a second installment obligation consisting of such Stripped Certificate's pro rata share of the payments attributable to interest on each Mortgage Loan, (ii) as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each Mortgage Loan or (iii) a separate installment obligation for each Mortgage Loan, representing the Stripped Certificate's pro rata share of payments of principal and/or interest to be made with respect thereto. Alternatively, the holder of one or more classes of Stripped Certificates may be treated as the owner of a pro rata fractional undivided interest in each Mortgage Loan to the extent that such Stripped Certificate, or classes of Stripped Certificates in the aggregate, represent the same pro rata portion of principal and interest on each such Mortgage Loan, and a stripped bond or stripped coupon (as the case may be), treated as an installment obligation or contingent payment obligation, as to the remainder. Final regulations issued on December 28, 1992 regarding original issue discount on stripped obligations make the foregoing interpretations less likely to be applicable. The preamble to those regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether original issue discount on a stripped bond or stripped coupon is de minimis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Code Section 1286.

   Because of these possible varying characterizations of Stripped Certificates and the resultant differing treatment of income recognition, Stripped Certificateholders are urged to consult their own tax advisors regarding the proper treatment of Stripped Certificates for federal income tax purposes.

REPORTING REQUIREMENTS AND BACKUP WITHHOLDING

   The Trustee will furnish, within a reasonable time after the end of each calendar year, to each Standard Certificateholder or Stripped Certificateholder at any time during such year, such information (prepared on the basis described above) as the Trustee deems to be necessary or desirable to enable such Certificateholders to prepare their federal income tax returns. Such information will include the amount of original issue discount accrued on Certificates held by persons other than Certificateholders exempted from the reporting requirements. The amounts required to be reported by the Trustee may not be equal to the proper amount of original issue discount required to be reported as taxable income by a Certificateholder, other than an original Certificateholder that purchased at the issue price. In particular, in the case of Stripped Certificates, unless provided otherwise in the applicable Prospectus Supplement, such reporting will be based upon a representative initial offering price of each class of Stripped Certificates. The Trustee will also file such original issue discount information with the Service. If a Certificateholder fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a Certificateholder has not reported all interest and dividend income required to be shown on his federal income tax return, 31% backup withholding may be required in respect of any reportable payments, as described above under "Certain Federal Income Tax Consequences for REMIC Certificates--Backup Withholding".

TAXATION OF CERTAIN FOREIGN INVESTORS

   To the extent that a Certificate evidences ownership in Mortgage Loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other Non-U.S. Persons generally will be subject to 30% United States withholding tax, or such lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the Standard Certificateholder or Stripped Certificateholder on original issue discount recognized by the Standard Certificateholder or Stripped Certificateholders on the sale or exchange of such a Certificate also will be subject to federal income tax at the same rate.

   Treasury regulations provide that interest or original issue discount paid by the Trustee or other withholding agent to a Non-U.S. Person evidencing ownership interest in Mortgage Loans issued after July 18, 1984 will be "portfolio interest" and will be treated in the manner, and such persons will be subject to the same certification requirements, described above under "Certain Federal Income Tax Consequences for REMIC Certificates--Taxation of Certain Foreign Investors--Regular Certificates".

                      STATE AND OTHER TAX CONSIDERATIONS

   In addition to the federal income tax consequences described in "Certain Federal Income Tax Consequences", potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the Offered Certificates. State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their own tax advisors with respect to the various tax consequences of investments in the Offered Certificates.

                             ERISA CONSIDERATIONS

GENERAL

   The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code impose certain requirements on employee benefit plans, and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds, insurance company and separate accounts and some insurance company general accounts in which such plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA and Section 4975 of the Code (all of which are hereinafter referred to as "Plans"), and on persons who are fiduciaries with respect to Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in Offered Certificates without regard to the ERISA considerations described below, subject to the provisions of other applicable federal and state law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.

   ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons ("Parties in Interest") who have certain specified relationships to the Plan, unless a statutory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Section 4975 of the Code. Special caution should be exercised before the assets of a Plan are used to purchase a Certificate if, with respect to such assets, the Depositor, the Master Servicer or the Trustee or an affiliate thereof, either: (a) has investment discretion with respect to the investment of such assets of such Plan; or (b) has authority or responsibility to give, or regularly gives investment advice with respect to such assets for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such assets and that such advice will be based on the particular investment needs of the Plan.

   Before purchasing any Offered Certificates, a Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to such purchase under the requirements of ERISA, whether any prohibited transaction class-exemption or any individual administrative prohibited transaction exemption (as described below) applies, including whether the appropriate conditions set forth therein would be met, or whether any statutory prohibited transaction exemption is applicable, and further should consult the applicable Prospectus Supplement relating to such Series of Certificates.

PLAN ASSET REGULATIONS

   A Plan's investment in Certificates may cause the Trust Assets to be deemed Plan assets. Section 2510.3-101 of the regulations of the United States Department of Labor ("DOL") provides that when a Plan acquires an equity interest in an entity, the Plan's assets include both such equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable to this discussion apply, or unless the equity participation in the entity by "benefit plan investors" (that is, Plans and certain employee benefit plans not subject to ERISA) is not "significant". For this purpose, in general, equity participation in a Trust Fund will be "significant" on any date if, immediately after the most recent acquisition of any Certificate, 25% or more of any class of Certificates is held by benefit plan investors.

   Any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to such assets for a fee, is a fiduciary of the investing Plan. If the Trust Assets constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as a Master Servicer, a Special Servicer or any Sub-Servicer, may be deemed to be a Plan "fiduciary" with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code. In addition, if the Trust Assets constitute Plan assets, the purchase of Certificates by a Plan, as well as the operation of the Trust Fund, may constitute or involve a prohibited transaction under ERISA and the Code.

ADMINISTRATIVE EXEMPTIONS

   Several underwriters of mortgage-backed securities have applied for and obtained individual administrative ERISA prohibited transaction exemptions which can only apply to the purchase and holding of mortgage-backed securities which, among other conditions, are sold in an offering with respect to which such underwriter serves as the sole or a managing underwriter, or as a selling or placement agent. If such an exemption might be applicable to a Series of Certificates, the related Prospectus Supplement will refer to such possibility, as well as provide a summary of the conditions to the applicability.

UNRELATED BUSINESS TAXABLE INCOME; RESIDUAL CERTIFICATES

   The purchase of a Residual Certificate by any employee benefit plan qualified under Code Section 401(a) and exempt from taxation under Code
Section 501(a), including most varieties of ERISA Plans, may give rise to "unrelated business taxable income" as described in Code Sections 511-515 and 860E. Further, prior to the purchase of Residual Certificates, a prospective transferee may be required to provide an affidavit to a transferor that it is not, nor is it purchasing a Residual Certificate on behalf of, a "Disqualified Organization," which term as defined above includes certain tax-exempt entities not subject to Code Section 511 including certain governmental plans, as discussed above under the caption "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Residual Certificates--Tax-Related Restrictions on Transfer of Residual Certificates--Disqualified Organizations."

   Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is particularly important that potential investors who are Plan fiduciaries consult with their counsel regarding the consequences under ERISA of their acquisition and ownership of Certificates.

   The sale of Certificates to an employee benefit plan is in no respect a representation by the Depositor or the Underwriter that this investment meets all relevant legal requirements with respect to investments by plans generally or by any particular plan, or that this investment is appropriate for plans generally or for any particular plan.

                               LEGAL INVESTMENT

   The Offered Certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"), only if so specified in the related Prospectus Supplement. The appropriate characterization of those Certificates not qualifying as "mortgage related securities" ("Non-SMMEA Certificates") under various legal investment restriction, and thus the ability of investors subject to these restrictions to purchase such Certificates, may be subject to significant interpretive uncertainties. Accordingly, investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the Non-SMMEA Certificates constitute legal investments for them.

   Generally, only classes of Offered Certificates that (i) are rated in one of the two highest rating categories by one or more Rating Agencies and (ii) are part of a series evidencing interests in a Trust Fund consisting of loans originated by certain types of Originators as specified in SMMEA, will be "mortgage related securities" for purposes of SMMEA. As "mortgage related securities," such classes will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, insurance companies, trustees and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. Under SMMEA, a number of states enacted legislation on or prior to the October 3, 1991 cut-off for such enactments limiting to various extents the ability of certain entities (in particular, insurance companies) to invest in "mortgage related securities," secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, which amended the definition of "mortgage related security" (effective December 31, 1996) to include, in relevant part, Certificates satisfying the rating and qualified Originator requirements for "mortgage related securities," but evidencing interests in a Trust Fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to
Section 347 and prohibiting or restricting the purchase, holding or investment by state regulated entities in such types of Certificates. Accordingly, the investors affected by such legislation will be authorized to invest in Offered Certificates qualifying as "mortgage related securities" only to the extent provided in such legislation.

   SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. Section 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe. In this connection, effective December 31, 1996, the Office of the Comptroller of the Currency (the "OCC") has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. Section 1.5 concerning "safety and soundness" and retention of credit information), certain "Type IV securities," defined in 12 C.F.R. Section 1.2(1) to include certain "commercial mortgage-related securities" and "residential mortgage-related securities." As so defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, "mortgage related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," no representation is made as to whether any class of Certificates will qualify as "commercial mortgage-related securities," and thus as "Type IV securities," for investment by national banks. Federal credit unions should review NCUA Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities. The NCUA has adopted rules, codified as 12 C.F.R. Section Section 703.5(f)-(k), which prohibit federal credit unions from investing in certain mortgage related securities (including securities such as certain classes of the Offered Certificates), except under limited circumstances.

   All depository institutions considering an investment in the Offered Certificates should review the "Supervisory Policy Statement on Securities Activities" dated January 28, 1992, as revised April 15, 1994 (the "Policy Statement") of the Federal Financial Institutions Examination Council. The Policy Statement, which has been adopted by the Board of Governors of the Federal Reserve System, the OCC, the Federal Depository Insurance Company and the Office of Thrift Supervision, and by the NCUA (with certain modifications), prohibits depository institutions from investing in certain "high-risk mortgage securities" (including securities such as certain classes of the Offered Certificates), except under limited circumstances, and sets forth certain investment practices deemed to be unsuitable for regulated institutions.

   Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by such authorities before purchasing any class of the Offered Certificates, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under such rules, policies or guidelines (in certain instances irrespective of SMMEA).

   The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying," and, with regard to any class of the Offered Certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

   Except as to the status of certain classes of Offered Certificates as "mortgage related securities," no representations are made as to the proper characterization of any class of Offered Certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase any class of Offered Certificates under applicable legal investment restrictions. These uncertainties (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity of any class of Offered Certificates.

   Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates of any class constitute legal investments or are subject to investment, capital or other restrictions.

                            METHOD OF DISTRIBUTION

   The Offered Certificates offered hereby and by Prospectus Supplements hereto will be offered in series through one or more of the methods described below. The Prospectus Supplement prepared for each series will describe the method of offering being utilized for that series and will state the net proceeds to the Depositor from such sale.

   The Depositor intends that Offered Certificates will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of Certificates may be made through a combination of two or more of these methods. Such methods are as follows:

     1. by negotiated firm commitment underwriting and public offering by one or more underwriters specified in the related Prospectus Supplement;

     2. by placements through one or more placement agents specified in the related Prospectus Supplement primarily with institutional investors and dealers; and

     3. through direct offerings by the Depositor.

   If underwriters are used in a sale of any Offered Certificates (other than in connection with an underwriting on a best efforts basis), such Certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. Such underwriters may be broker-dealers affiliated with the Depositor whose identities and relationships to the Depositor will be as set forth in the related Prospectus Supplement. The managing underwriter or underwriters with respect to the offer and sale of a particular series of Certificates will be set forth in the cover of the Prospectus Supplement relating to such series and the members of the underwriting syndicate, if any, will be named in such Prospectus Supplement.

   In connection with the sale of the Offered Certificates, underwriters may receive compensation from the Depositor or from purchasers of the Offered Certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the Offered Certificates may be deemed to be underwriters in connection with such Offered Certificates, and any discounts or commissions received by them from the Depositor and any profit on the resale of Offered Certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the "Securities Act").

   It is anticipated that the underwriting agreement pertaining to the sale of any series of Certificates will provide that the obligations of the underwriters will be subject to certain conditions precedent, that the underwriters will be obligated to purchase all Offered Certificates if any are purchased (other than in connection with an underwriting on a best efforts basis) and that the Depositor will indemnify the several underwriters, and each person, if any, who controls any such underwriter within the meaning of Section 15 of the Securities Act, against certain civil liabilities, including liabilities under the Securities Act, or will contribute to payments required to be made in respect thereof.

   The Prospectus Supplement with respect to any series offered by placements through dealers will contain information regarding the nature of such offering and any agreements to be entered into between the Depositor and purchasers of Offered Certificates of such series.

   The Depositor anticipates that the Offered Certificates offered hereby will be sold primarily to institutional investors. Purchasers of Offered Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act in connection with reoffers and sales by them of Offered Certificates. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

   As to each series of Certificates, only those classes rated in an investment grade rating category by any Rating Agency will be offered hereby. Any unrated class may be initially retained by the Depositor, and may be sold by the Depositor at any time to one or more institutional investors.

   If and to the extent required by applicable law or regulation, this Prospectus will be used by Chase Securities Inc., an affiliate of the Depositor, in connection with offers and sales related to market-making transactions in the Offered Certificates previously offered hereunder in transactions in which Chase Securities Inc. acts as principal. Chase Securities Inc. may also act as agent in such transactions. Sales may be made at negotiated prices determined at the time of sale.

                                LEGAL MATTERS

   The validity of the Certificates of each series will be passed upon for the Depositor by Cadwalader, Wickersham & Taft, New York, New York.

                            FINANCIAL INFORMATION

   A new Trust Fund will be formed with respect to each series of Certificates, and no Trust Fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of Certificates. Accordingly, no financial statements with respect to any Trust Fund will be included in this Prospectus or in the related Prospectus Supplement.

                                    RATING

   It is a condition to the issuance of any class of Offered Certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one Rating Agency.

   Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders thereof of all collections on the underlying mortgage assets to which such holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

   A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                        INDEX OF PRINCIPAL DEFINITIONS

                                         PAGE
---------------------------------------------
1986 Act ................................. 75
Accrual Certificates ................. 13, 38
Accrued Certificate Interest ............. 38
ADA ...................................... 71
ARM Loans ................................ 27
Available Distribution Amount ............ 37
Book-Entry Certificates .............. 15, 37
call risk ........................ 18, 19, 34
Cash Flow Agreement .................. 11, 29
Cash Flow Agreements ...................... 1
CERCLA ............................... 22, 68
Certificate .............................. 45
Certificate Account .............. 11, 28, 47
Certificate Balance ............... 3, 12, 39
Certificate Owner .................... 15, 43
Certificateholders ........................ 2
Certificates ........................... 1, 9
Code ................................. 15, 72
Commercial Properties ................ 10, 25
Commission ................................ 3
Companion Class ...................... 14, 39
Controlled Amortization Class  ....... 14, 39
Cooperatives ............................. 25
CPR ...................................... 32
Credit Support .................... 1, 11, 28
Crime Control Act ........................ 71
Cut-off Date ............................. 13
Debt Service Coverage Ratio .............. 25
Definitive Certificates .............. 15, 37
Depositor ................................ 24
Determination Date ................... 30, 37
Direct Participants ...................... 43
Disqualified Organization ............ 86, 99
Disqualified Organizations ........... 86, 87
Distribution Date ........................ 13
Distribution Date Statement .............. 41
DOL ...................................... 99
DTC ........................... 3, 15, 37, 43
Due Dates ................................ 26
Due Period ............................... 30
EPA ...................................... 68
Equity Participation ..................... 27
ERISA ................................ 15, 98
Events of Default ........................ 55
Excess Funds ............................. 35
Exchange Act .............................. 4
extension risk ................... 18, 19, 34
FAMC ..................................... 10
FHLMC .................................... 10
FNMA ..................................... 10
Foreign Investors ........................ 86
Forfeitures In Drug And RICO Proceedings
 ......................................... 71
Garn Act ................................. 69
GNMA ..................................... 10
Indirect Participants .................... 43
Insurance and Condemnation Proceeds  ..... 48
L/C Bank ................................. 60
Liquidation Proceeds ..................... 48
Loan-to-Value Ratio ...................... 26
Lock-out Date ............................ 27
Lock-out Period .......................... 27
Market Discount ...................... 79, 80
Master Servicer ........................ 3, 9
MBS ............................... 1, 10, 24
MBS Agreement ............................ 28
MBS Issuer ............................... 28
MBS Servicer ............................. 28
MBS Trustee .............................. 28
Mortgage Asset Pool ....................... 1
Mortgage Asset Seller .................... 24
Mortgage Assets ....................... 1, 24
Mortgage Loans ..................... 1, 9, 24
Mortgage Notes ........................... 24
Mortgage Rate ........................ 10, 26
Mortgaged Properties ..................... 24
mortgages ................................ 61
Multifamily Properties ................ 9, 24
Net Leases ............................... 26
Net Operating Income ..................... 25
Nonrecoverable Advance ................... 40
Non-SMMEA Certificates .................. 100
Non-U.S. Person .......................... 90
Notional Amount ...................... 12, 38
OCC ..................................... 100
Offered Certificates ...................... 1
OID Regulations .......................... 75
Original Issue Discount .............. 78, 79
Originator ............................... 25
PAC ...................................... 33
Participants ......................... 24, 43
Parties in Interest ...................... 98
Pass-Through Entity .................. 85, 86
Pass-Through Rate ..................... 3, 12
Permitted Investments .................... 48
Plans .................................... 98
Policy Statement ........................ 101

                               104

                                         PAGE
---------------------------------------------
Pooling Agreement .................... 12, 44
Prepayment Assumption .................... 76
Prepayment Interest Shortfall ............ 30
Prepayment Period ........................ 41
Prepayment Premium ....................... 27
Prospectus Supplement ..................... 1
PRPs ..................................... 68
Random Lot Certificates .................. 75
Rating Agency ............................ 16
Record Date .............................. 37
Regular Certificateholder ................ 75
Regular Certificates ................. 72, 90
regular interests ......................... 3
Related Proceeds ......................... 40
Relief Act ............................... 70
REMIC ............................. 2, 15, 72
REMIC Certificates ....................... 72
REMIC Pool ............................... 72
REMIC Regulations ........................ 72
REO Property ............................. 47
Residual Certificateholders .............. 82
Residual Certificates .................... 72
residual interests ........................ 3
RICO ..................................... 71
Securities Act .......................... 102
Senior Certificates .................. 12, 37
Service .................................. 74
Servicing Standard ....................... 47
SMMEA ............................... 16, 100
SPA ...................................... 32
Special Servicer ................... 3, 9, 47
Standard Certificateholder ............... 92
Startup Day .............................. 73
stripped bond ............................ 94
stripped bonds ........................... 94
Stripped Certificateholder ............... 96
Stripped Certificates ............ 92, 94, 95
stripped coupons ......................... 94
Stripped Interest Certificates  .. 12, 37, 95
Stripped Principal Certificates  . 12, 37, 95
Subordinate Certificates ............. 12, 37
Sub-Servicer ............................. 47
Sub-Servicing Agreement .................. 47
TAC ...................................... 33
Title V .................................. 70
Treasury ................................. 72
Trust Assets .............................. 3
Trust Fund ................................ 1
Trustee ................................ 3, 9
UCC ...................................... 62
U.S. Person .............................. 87
Value .................................... 26
Voting Rights ............................ 42
Warranting Party ......................... 46

   NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE DEPOSITOR OR BY THE UNDERWRITERS. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE SECURITIES OFFERED HEREBY TO ANYONE IN ANY JURISDICTION IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE ANY SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT INFORMATION HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SINCE THE DATE OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS.

                                            PAGE
                                          ---------
                  TABLE OF CONTENTS
                 PROSPECTUS SUPPLEMENT
Summary of Prospectus Supplement............S-9
Risk Factors................................S-25
Description of the Mortgage Pool............S-33
Description of the Certificates.............S-59
Servicing of the Mortgage Loans.............S-76
Yield and Maturity Considerations...........S-88
Certain Federal Income Tax Consequences ....S-95
Method of Distribution......................S-97
Legal Matters...............................S-98
Rating......................................S-98
Legal Investment............................S-99
ERISA Considerations........................S-99
Index of Principal Definitions..............S-102

                      PROSPECTUS
Prospectus Supplement.......................       3
Available Information.......................       3
Incorporation of Certain Information by
 Reference..................................       4
Summary of Prospectus.......................       9
Risk Factors................................      17
Description of the Trust Funds..............      24
Yield and Maturity Considerations...........      30
The Depositor...............................      36
Use of Proceeds.............................      36
Description of the Certificates.............      37
Description of the Pooling Agreements ......      44
Description of Credit Support...............      59
Certain Legal Aspects of Mortgage Loans ....      61
Certain Federal Income Tax Consequences ....      72
State and Other Tax Considerations..........      98
ERISA Considerations........................      98
Legal Investment............................     100
Method of Distribution......................     102
Legal Matters...............................     103
Financial Information.......................     103
Rating......................................     103
Index of Principal Definitions..............     104

   UNTIL SEPTEMBER , 1997, ALL DEALERS EFFECTING TRANSACTIONS IN THE OFFERED CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND THE PROSPECTUS TO WHICH IT RELATES. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                 $477,728,613
                                (APPROXIMATE)

                               CHASE COMMERCIAL
                             MORTGAGE SECURITIES
                                    CORP.

                                  COMMERCIAL
                            MORTGAGE PASS-THROUGH
                                CERTIFICATES,
                                SERIES 1997-1


                                 CHASE [LOGO]

-----------------------------------------------------------------------------
CLASS A-1 CERTIFICATES                                            $100,600,000
CLASS A-2 CERTIFICATES                                            $283,717,991
CLASS X CERTIFICATES                                              $533,774,986
CLASS B CERTIFICATES                                              $ 26,688,749
CLASS C CERTIFICATES                                              $ 26,688,749
CLASS D CERTIFICATES                                              $ 29,357,624
CLASS E CERTIFICATES                                              $ 10,675,500
                            PROSPECTUS SUPPLEMENT
-----------------------------------------------------------------------------

                            CHASE SECURITIES INC.
                           BEAR, STEARNS & CO. INC.
                           PAINEWEBBER INCORPORATED

                                 June  , 1997